Exhibit 10.10

Execution version

Dated                   23 April                2003

THE BANKS AND FINANCIAL INSTITUTIONS NAMED HEREIN	(1)
as ECA Lenders
THE BANKS AND FINANCIAL INSTITUTIONS NAMED HEREIN	(2)
as Mismatch Lenders
CREDIT LYONNAIS	(3)
and
KREDITANSTALT FÜR WIEDERAUFBAU	(4)
as National Agents
KREDITANSTALT FÜR WIEDERAUFBAU	(5)
as German Parallel Lender
CREDIT LYONNAIS	(6)
as ECA Agent
CREDIT LYONNAIS	(7)
as Mismatch Agent
CREDIT LYONNAIS	(8)
as Security Trustee
SUNRISE LEASING LIMITED	(9)
as Principal Borrower
SUNDANCE LEASING LIMITED	(10)
as First Aircraft Borrower
SUNRAY LEASING LIMITED	(11)
as Second Aircraft Borrower
SUNSHINE LEASING LIMITED	(12)
as Third Aircraft Borrower
SUNGLOW LEASING LIMITED	(13)
as Fourth Aircraft Borrower
SUNFLOWER AIRCRAFT LEASING LIMITED	(14)
as Principal Irish Lessee
DEBIS AIRCRAFT LEASING XXX B.V.	(15)
as Principal Dutch Lessee
and
DEBIS AIRFINANCE B.V.	(16)

FACILITY AGREEMENT
in respect of up to twenty (20) Airbus Aircraft

Contents

Clause		Page

1	Definitions	2

2	Availability - ECA Facility	2

3	Availability - Mismatch Facility	4

4	Utilisation of the ECA Facility	8

5	Utilisation of the Mismatch Facility	10

6	Representations and warranties	11

7	Undertakings and covenants - general	14

8	Undertakings and covenants of Lessees - operational and sub-leasing	17

9	Change of ownership and/or leasing structure with respect to an Aircraft	25

10	Mitigation	31

11	Contest	32

12	Covenants - Finance Parties	33

13	Enforcement of Trust Documents	37

14	Proceeds Account	39

15	Application of sums received	40

16	Fees, Expenses and indemnities	53

17	National Agents	55

18	ECA Agent	57

19	Mismatch Agent	60

20	Appointment and powers of the Security Trustee	64

21	Declaration of trust; supplemental provisions	64

22	Restrictions and limitations on and exclusions of the duties and responsibilities of the Security Trustee	65

23	No restriction on or liability to account for other transactions	67

24	Common Agent and Security Trustee	67

25	Change of Security Trustee	67

26	Limited recourse obligations of Borrowers	69

27	Set-off	70

28	Notices	71

29	Confidentiality	72

30	Joint and several liability	73

31	Consents and related matters	73

32	Subordination	73

33	Miscellaneous	74

34	Transfers	77

35	Governing law and jurisdiction	78

36	Contracts (Rights of Third Parties) Act 1999	79

37	Export Credit Agencies	79

38	Parallel debt	80

Schedule 1 Definitions		81

Schedule 2 The Lenders		123
	Part I - The British Lenders	123
	Part II - The French Lenders	124
	Part III - The German Lenders	125
	Part IV - The Mismatch Lenders	126

Schedule 3 The Aircraft		127

Part 1		127
	Part 1	127
	Part 2	128

Schedule 4 ECA Utilisation Notice		129

Schedule 5 Mismatch Utilisation Notice		130

Schedule 6 ECA Loan Agreement		131

Schedule 7 Operational Undertakings		132

Schedule 8 Sub-Lease requirements		142

Schedule 9 Quiet Enjoyment Undertaking		146

Schedule 10		148

	Part I : Conditions precedent - initial	148
	Part II: Conditions precedent to each Loan	150

Schedule 11 Transfer Certificate		152

Schedule 12 English Law Mortgage Letter		156

THIS FACILITY AGREEMENT is made on 23 April 2003 as a deed

BETWEEN:

(1)                      THE BANKS AND FINANCIAL INSTITUTIONS listed in Part I of schedule 2 as British Lenders;

(2)                      THE BANKS AND FINANCIAL INSTITUTIONS listed in Part II of schedule 2 as French Lenders;

(3)                      THE BANKS AND FINANCIAL INSTITUTIONS listed in Part III of schedule 2 as the German banking syndicate;

(4)                      KREDITANSTALT FÜR WIEDERAUFBAU a public corporation established under the laws of Germany and having its principal place of business at Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Federal Republic of Germany as German Parallel Lender;

(5)                      THE BANKS AND FINANCIAL INSTITUTIONS listed in Part IV of schedule 2 as Mismatch Lenders;

(6)                      CRÉDIT LYONNAIS a banking institution established under the laws of France acting through its office in England at Broadwalk House, 5 Appold Street, London EC2A 2JP, England, in its capacity as national agent of the British Lenders;

(7)                      CRÉDIT LYONNAIS a banking institution established under the laws of France acting through its office at 1-3 rue des Italiens, 75009 Paris, France, in its capacity as national agent of the French Lenders;

(8)                      KREDITANSTALT FÜR WIEDERAUFBAU a public corporation established under the laws of Germany and having its principal place of business at Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Federal Republic of Germany, in its capacity as national agent of the German Lenders;

(9)                      CRÉDIT LYONNAIS a banking institution established under the laws of France acting through its office at 1-3 rue des Italiens, 75009 Paris, France, in its capacity as agent of the ECA Lenders;

(10)                CRÉDIT LYONNAIS a banking institution established under the laws of France acting through its office at 1-3 rue des Italiens, 75009 Paris, France, in its capacity as agent of the Mismatch Lenders;

(11)                CRÉDIT LYONNAIS, a banking institution established under the laws of France acting through its office at 1-3 rue des Italiens, 75009 Paris, France, in its capacity as security trustee for and on behalf of the Secured Parties;

(12)                SUNRISE LEASING LIMITED, a company incorporated under the laws of the Cayman Islands and having its registered office at Walkers SPV Limited, Walker House, Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands as Principal Borrower;

(13)                SUNDANCE LEASING LIMITED, a company incorporated under the laws of the Cayman Islands and having its registered office at Walkers SPV Limited, Walker House, Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands as First Aircraft Borrower;

(14)                SUNRAY LEASING LIMITED, a company incorporated under the laws of the Cayman Islands and having its registered office at Walkers SPV Limited, Walker House, Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands as Second Aircraft Borrower;

(15)                SUNSHINE LEASING LIMITED, a company incorporated under the laws of the Cayman Islands and having its registered office at Walkers SPV Limited, Walker House, Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands as Third Aircraft Borrower;

(16)                SUNGLOW LEASING LIMITED, a company incorporated under the laws of the Cayman Islands and having its registered office at Walkers SPV Limited, Walker House, Mary Street, P.O. Box 908GT, George Town, Grand Cayman, Cayman Islands as Fourth Aircraft Borrower;

(17)                SUNFLOWER AIRCRAFT LEASING LIMITED, a company incorporated under the laws of Ireland and having its registered office at debis AirFinance House, Shannon, Co. Clare, Ireland as Principal Irish Lessee;

(18)                DEBIS AIRCRAFT LEASING XXX B.V., a company incorporated under the laws of the Netherlands and having its registered office at Evert van Beekstraat 312, 1118 CX Schiphol Airport, Amsterdam, the Netherlands as Principal Dutch Lessee; and

(19)                DEBIS AIRFINANCE B.V., a company organised and existing under the laws of the Netherlands whose registered office is at Evert van de Beekstraat 312, 1118 CX Schiphol Airport, Amsterdam, The Netherlands.

IT IS AGREED as follows:

1                               Definitions

In this Agreement (including schedules), except where the context otherwise requires or there is express provision to the contrary, words and expressions set out in schedule 1 shall have the meanings ascribed thereto.  The rules of interpretation set out in schedule 1 are also applicable to this Agreement.

2                               Availability - ECA Facility

2.1                    ECA Facility

Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of the Principal Lessees and the Initial Borrowers set out in clause 6, the ECA Lenders hereby grant and undertake to make available to the Borrowers a loan facility in the principal amount of up to the ECA Facility Amount as ECA Loans.

2.2                     ECA Availability Period

2.2.1                                           The ECA Facility shall be available for drawdown at any time during the ECA Availability Period on the terms and subject to the conditions of this Agreement.

2.2.2                                           It is currently contemplated that each of the Aircraft will be delivered during the Scheduled Delivery Month for that Aircraft and accordingly debis shall, as soon as reasonably practicable following receipt of notice from or agreement with the Manufacturer of a change to the Scheduled Delivery Month for an Aircraft, notify the ECA Agent of that change.  Upon receipt by the ECA Agent of that notice and provided that the new scheduled delivery month falls (a) no later than six (6) months after the original Scheduled Delivery Month for the relevant Aircraft specified in Part 1 of schedule 3, and (b) within the ECA Availability Period, the Scheduled Delivery Month for that Aircraft shall be amended accordingly.  If either (a) or (b) does not apply, then, unless the ECA Agent and the Mismatch Agent otherwise agree, that Aircraft shall thereupon cease to be an Aircraft under and for the purposes of this Agreement and the ECA Commitments for that Aircraft and the Mismatch Commitments for that Aircraft shall each be reduced to zero.

2.3                     Number and composition of ECA Loans

2.3.1                              The ECA Facility shall be available as up to twenty (20) ECA Loans, constituting one ECA Loan for each Aircraft.

2.3.2                              The maximum amount of the ECA Loan for each Aircraft shall be the Maximum ECA Amount for that Aircraft or, if that ECA Loan is denominated in Euro, the Euro Equivalent thereof.

2.3.3                              Subject to the terms and conditions of this Agreement and the ECA Loan Agreement for that ECA Loan, the British Lenders, the French Lenders and the German Lenders shall participate in an ECA Loan for an Aircraft through their respective Lending Offices as follows:

(a)            the British Lenders - (i) the British ECA Portion for that Aircraft of the Maximum ECA Aircraft Amount for that Aircraft, plus (ii) the Qualifying ECA Premium referred to in paragraph (a) of the definition thereof for that ECA Loan;

(b)           the French Lenders - (i) the French ECA Portion for that Aircraft of the Maximum ECA Aircraft Amount for that Aircraft, plus (ii) the Qualifying ECA Premium referred to in paragraph (b) of the definition thereof for that ECA Loan; and

(c)            the German Lenders - (i) the German ECA Portion for that Aircraft of the Maximum ECA Aircraft Amount for that Aircraft, plus (ii) the Qualifying ECA Premium referred to in paragraph (c) of the definition thereof for that ECA Loan.

2.3.4                              Subject to the terms and conditions of this Agreement and the ECA Loan Agreement for that ECA Loan, each ECA Lender for an Aircraft shall participate in an ECA Loan for an Aircraft through its Lending Office in an amount equal to its ECA Commitment for that Aircraft.

2.3.5                              To the extent that, pursuant to the Transaction Documents, the ECA Commitments for an Aircraft, the Mismatch Commitments for an Aircraft, the Unutilised Mismatch Facility for an Aircraft and/or the Unutilised ECA Facility are from time to time reduced:

(a)                        The Maximum ECA Amount for an Aircraft shall from time to time be reduced by an amount equal to all reductions in the ECA Commitments for that Aircraft.

(b)                       The Maximum Mismatch Amount for an Aircraft and the Unutilised Mismatch Facility for an Aircraft shall from time to time be reduced by an amount equal to all reductions in the Mismatch Commitments and/or the Unutilised Mismatch Facility, in each case, for that Aircraft.

(c)                        The ECA Facility Amount shall from time to time be reduced by an amount equal to all reductions in the ECA Commitments for any Aircraft and/or the Unutilised ECA Facility (but without double counting).

(d)                       The Mismatch Facility Amount shall from time to time be reduced by an amount equal to all reductions in the Mismatch Commitments for any Aircraft and/or the Unutilised Mismatch Facility for any Aircraft (but without double counting).

(e)                        The Unutilised ECA Facility shall from time to time be reduced by an amount equal to all reductions in the ECA Commitments for any Aircraft.

2.3.6                              If the ECA Commitments for an Aircraft are at any time cancelled or otherwise reduced to zero pursuant to the Transaction Documents, the Mismatch Commitments for that Aircraft shall, simultaneously therewith, be cancelled and reduced to zero.

2.3.7                              Notwithstanding anything herein or in any other Transaction Document to the contrary, the maximum aggregate amounts to be advanced as ECA Loans by the British Lenders, the French Lenders and the German Lenders shall be as follows:

(a)              the British Lenders - two hundred million Dollars ($200,000,000);

(b)             the French Lenders - three hundred and eighty five million Dollars ($385,000,000);

(c)              the German Lenders - two hundred and seventy five million Dollars ($275,000,000),

and the foregoing provisions of this clause 2.3 shall be construed accordingly.

2.4                     Cancellation of the ECA Facility

Upon the expiry of the ECA Availability Period, the Unutilised ECA Facility (if any) then remaining shall be cancelled.

2.5                     Currency

Each ECA Loan may be drawn down either wholly in Dollars or wholly in Euro at the option of debis, as notified by debis to the ECA Agent in the relevant ECA Utilisation Notice.

2.6                     Terms and conditions

Each ECA Loan shall be documented by an ECA Loan Agreement.

2.7                     Several obligations

2.7.1                              The obligations of each ECA Lender to make its ECA Commitment or any part thereof available and to perform its obligations under this Agreement and the other Transaction Documents are several and not joint.  The failure of any ECA Lender to perform its obligations under this Agreement or any other Transaction Document shall not result in any of the other ECA Finance Parties assuming any additional obligation or liability whatsoever.

2.7.2                              Nothing contained in any Transaction Document shall constitute a partnership, association, joint venture or other entity between any two or more of the ECA Finance Parties.

2.8                     Repayment schedules

2.8.1                              Each ECA Loan shall be repaid on a quarterly instalment basis, one on each ECA Repayment Date for that ECA Loan, in the amounts specified in schedule 1 to the ECA Loan Agreement for that ECA Loan, with the final repayment being due on the Final ECA Repayment Date for that ECA Loan.

2.8.2                              The amounts of the repayment instalments shown in schedule 1 to the ECA Loan Agreement for an ECA Loan shall be calculated on a “mortgage style” basis applying the Relevant Rate plus the ECA Margin for that ECA Loan.

2.9                     ECA Premium

Each Obligor hereby expressly agrees and acknowledges that the ECA Premium for an ECA Loan is payable to the Export Credit Agencies respectively in full, as a condition to, and prior to, the issue by them of the Support Agreements for that ECA Loan and is not refundable in whole or in part in any circumstances or for any reason whatsoever except, in relation to a particular Export Credit Agency and the corresponding component of the ECA Premium, if that Export Credit Agency does not issue its Support Agreement for that ECA Loan. The Borrower in relation to an Aircraft agrees with the Lessee of that Aircraft that it will pay the ECA Premium for the ECA Loan for that Aircraft to the National Agents respectively as soon as reasonably practicable following the receipt by that Borrower of the full amount of the Initial Rent under (and as defined in) the Lease for that Aircraft.

3                               Availability - Mismatch Facility

3.1                     Mismatch Facility

Subject to the terms and conditions of this Agreement (including without limitation clause 3.10) and in reliance on the representations and warranties of the Principal Lessees and the Initial Borrowers set out in clause 6, the Mismatch Lenders hereby grant and undertake to make available to the Borrowers a mismatch loan facility in the principal amount of up to the Mismatch Facility Amount as Mismatch Loans.

3.2                     Mismatch Availability Period

The Mismatch Facility shall be available for an Aircraft during the Mismatch Commitment Period for that Aircraft, for drawdown at any time during the Mismatch Availability Period for that Aircraft, on the terms and subject to the conditions of this Agreement.

3.3                     Number and composition of Mismatch Advances

3.3.1                                 The Mismatch Facility shall be available in connection with each Aircraft, other than where the ECA Loan for that Aircraft is denominated in Euro, and the Mismatch Facility for an Aircraft shall be available by the advance of one (1) Mismatch Advance on or in respect of each ECA Repayment Date for the ECA Loan for that Aircraft or, in the case of the 2003 Aircraft, each ECA Repayment Date for the ECA Loan for that Aircraft which falls on or after the First Mismatch Advance Date for that Mismatch Loan.

3.3.2                                 The maximum amount of the Mismatch Loan for an Aircraft shall be the Maximum Mismatch Amount for that Aircraft.

3.3.3                                 Subject to the terms and conditions of this Agreement and the Mismatch Loan Agreement for that Mismatch Loan, each Mismatch Lender shall participate in a Mismatch Loan for an Aircraft through its Lending Office in its Mismatch Portion for that Aircraft.

3.4                     Cancellation of the Mismatch Facility

3.4.1                                 Upon the expiry of the Mismatch Availability Period in respect of an Aircraft, the Unutilised Mismatch Facility for that Aircraft and all of the Mismatch Commitments for that Aircraft then remaining (if any) shall be cancelled.

3.4.2                                 If, in respect of an Aircraft:

(a)            an ECA Loan has not been made prior to the expiry of the ECA Availability Period, with immediate effect from the expiry of the ECA Availability Period; or

(b)           the Mismatch Facility for that Aircraft is not utilised by the time at which the ECA Loan for that Aircraft is drawn down or, with respect to the 2003 Aircraft only, within twelve (12) months thereafter;

(c)            an ECA Loan is denominated in Euro, with effect from the drawdown of that ECA Loan,

the Unutilised Mismatch Facility for that Aircraft and all of the Mismatch Commitments for that Aircraft then remaining (if any) shall be cancelled.

3.4.3                                 The Borrowers may, by not less than ten (10) Banking Days notice from debis to the Mismatch Agent, elect to cancel the Unutilised Mismatch Facility for an Aircraft and the Mismatch Commitments for that Aircraft in whole or in part on any date (being the date specified in that notice).  In the event of a partial cancellation, the Mismatch Commitments for that Aircraft of each Mismatch Lender for that Aircraft shall be cancelled in accordance with the respective Mismatch Portions for that Aircraft of those Mismatch Lenders.

3.4.4                                 The relevant Borrower shall be entitled, under the terms of the Mismatch Loan Agreement for an Aircraft, to prepay in part as well as in full the Mismatch Loan for that Aircraft.

3.5                     Currency

The Mismatch Advances shall be made available wholly in Dollars.

3.6                     Terms and conditions

Each Mismatch Loan shall be documented in a Mismatch Loan Agreement.

3.7                     Several obligations

3.7.1                                 The obligations of each Mismatch Lender to make its Mismatch Commitment or any part thereof available and to perform its obligations under this Agreement and the other Transaction Documents are several and not joint.  The failure of any Mismatch Lender to perform its obligations under this Agreement or any other Transaction Documents shall not result in any of the other Mismatch Finance Parties assuming any additional obligation or liability whatsoever.

3.7.2                                 Nothing contained in any Transaction Document shall constitute a partnership, association, joint venture or other entity between any two or more of the Mismatch Finance Parties.

3.8                     Repayments

The Mismatch Loan for an Aircraft shall be repaid in one (1) instalment on the Final ECA Repayment Date in respect of the ECA Loan for that Aircraft (subject always to the relevant Borrower’s voluntary prepayment rights under the relevant Mismatch Loan Agreement).

3.9                     Commitment commission

In respect of each Aircraft, the Principal Borrower shall pay in arrears to the Mismatch Agent (for the account of each Mismatch Lender for that Aircraft according to its Mismatch Commitment for that Aircraft), on each Reference Date falling during the Mismatch Commitment Period for that Aircraft and prior to the ECA Drawdown Date for that Aircraft, on the ECA Drawdown Date for that Aircraft, on each ECA Repayment Date for that Aircraft falling prior to the last day of the Mismatch Commitment Period for that Aircraft and on the last day of that Mismatch Commitment Period, commitment commission computed from the first day of that Mismatch Commitment Period on the daily amount of the Unutilised Mismatch Facility for that Aircraft at the rate which is zero point two five per cent. (0.25%) per annum.  The commitment commission referred to in this clause 3.9 shall be payable by the Principal Borrower whether or not any Mismatch Advance for the relevant Aircraft is ever made.

3.10              Mismatch Commitment Period

3.10.1                           debis and each of the other Obligors hereby acknowledge and agree that, as at the Signing Date, no Mismatch Lender has committed to provide, nor has any Mismatch Lender obtained internal credit approvals in respect of, any Mismatch Loan and, accordingly, no Mismatch Lender has any obligations and/or liabilities in respect thereof or otherwise under this Agreement or any other Transaction Document, except as expressly provided for in this clause 3.10 and clauses 5.2.1 and 5.2.2.

3.10.2                           debis and each of the other Obligors further hereby acknowledge and agree that, as at the Signing Date, the only Mismatch Lenders are those referred to in paragraph (a) of the definition thereof, that the Mismatch Commitments (if any) of those Mismatch Lenders have not yet been determined and that the Mismatch Commitments (if any) of those Mismatch Lenders will in any event be insufficient to enable a Mismatch Loan to be made available in respect of any Aircraft.

3.10.3                           If debis wishes a Mismatch Loan to be made available for an Aircraft, debis shall:

(a)              identify one or more persons who are prepared to be or become Mismatch Lenders for that Aircraft so that the Mismatch Portions of all Mismatch Lenders for that Aircraft total one hundred per cent. (100%); and

(b)             if those persons are not already Lenders, procure that they accede to this Agreement pursuant to documentation acceptable to the Mismatch Agent and the ECA Agent (each acting reasonably) and, if they are already Lenders, procure that such documentation as the Mismatch Agent and the ECA Agent may require (each acting reasonably) is executed to effect their introduction as Mismatch Lenders; and

(c)              subject to the conclusion of the steps referred to in paragraphs (a) and (b) above, send a written notice (a “Request Notice”) to each Mismatch Lender no later than three (3)

months (or such other period as debis and the Mismatch Agent may agree) prior to the date on which debis is required to issue a Mismatch Utilisation Notice for that Mismatch Loan, as specified in clause 5.1.1.  Each Request Notice shall contain, to the extent that the same is then available, the same information as is required (pursuant to the terms of clause 5.1.1) to be included in a Mismatch Utilisation Notice.

3.10.4                           Following the issue by debis of a Request Notice for an Aircraft, if all of the Mismatch Lenders for that Aircraft notify debis in writing that they are committed to provide a Mismatch Loan for that Aircraft (a “Confirmation Notice”), then, upon the issue of the Confirmation Notice, those Mismatch Lenders shall (subject to the terms and conditions of this Agreement) be committed to provide a Mismatch Loan for that Aircraft, and (subject always to the following provisions of this clause 3.10.4) the Mismatch Commitment Period, and the rights, obligations, duties and liabilities of the relevant Mismatch Lenders under the Transaction Documents, for that Aircraft shall thereupon commence.  The Mismatch Lenders agree to respond to any Request Notice as soon as reasonably practicable and, in any event, not later than one (1) month after receipt thereof. If any of the Mismatch Lenders decides that it does not wish to be committed, that Mismatch Lender will notify debis of this decision as soon as reasonably practicable and will, if requested by debis, consult with debis in relation to that decision.  debis shall be entitled, by written notice to each Mismatch Lender, to withdraw a Request Notice at any time prior to the issue of a corresponding Confirmation Notice.

For the avoidance of doubt, each Mismatch Lender shall be entitled in its sole and absolute discretion to:

(a)                        commit or refuse to commit to provide any Mismatch Loan;

(b)                       if it does so commit, commit to provide any Mismatch Loan according to such Mismatch Portion and such Mismatch Commitments as it determines in its sole and absolute discretion;

(c)                        if it does so commit, commit to provide any Mismatch Loan according to such terms and conditions as it determines in its sole and absolute discretion (which may include without limitation terms and conditions which necessitate changes to the terms of this Agreement and the other Transaction Documents), provided that, in the case of each of paragraphs (b) and (c) above (i) the relevant Mismatch Lender shall, prior to the issue of the relevant Confirmation Notice, obtain debis’ prior agreement to the same (and debis shall be entitled to accept or reject the same in its sole and absolute discretion), and (ii) the relevant Mismatch Portion(s), Mismatch Commitment(s) and terms and conditions shall be specified in the relevant Confirmation Notice.

3.10.5                           For the avoidance of doubt, the Mismatch Commitment Period for an Aircraft shall not commence, and no Mismatch Lender shall be committed to provide a Mismatch Loan for an Aircraft, unless and until a Confirmation Notice in respect of that Aircraft shall have been issued by all of the Mismatch Lenders for that Aircraft and any applicable terms and conditions have been satisfied in full.

3.10.6                           The Mismatch Lenders agree for the benefit of debis and each of the other Obligors that neither debis nor any other Obligor shall have any duties, obligations or liabilities whatsoever to any Mismatch Lender or the Mismatch Agent under or in connection with this Agreement or any other Transaction Document prior to the issuance of a Confirmation Notice and, prior to such issuance, all references in this Agreement or in any other Transaction Document to all or any of the Mismatch Lenders or the Mismatch Agent shall be ignored in construing any provisions relating to the obligations, duties or liabilities of debis or any other Obligor.

4                               Utilisation of the ECA Facility

4.1                     ECA Utilisation Notices

4.1.1                                 In order to effect an ECA Loan other than the ECA Loans for the Initial Aircraft, debis must submit a notice to the ECA Agent substantially in the form set out in schedule 4 identifying:

(a)                        the proposed ECA Drawdown Date for that ECA Loan, which shall be a Banking Day within the ECA Availability Period not less than fifteen (15) Banking Days (or such shorter period as the ECA Agent, acting on the instructions of the National Agents, may agree) after the date of service of that notice;

(b)                       the proposed Final ECA Repayment Date for that ECA Loan;

(c)                        the amount (which shall not exceed the maximum amount calculated pursuant to clause 2.3.2) and currency (which shall be Dollars or Euros) of the proposed ECA Loan;

(d)                       the relevant Aircraft (including its manufacturer’s serial number, the proposed registration mark (if then known) and the manufacturer, type and serial numbers (if then known) of its Engines);

(e)                        if known, the identity of and the principal place of business of the proposed Sub-Lessee and any Sub-Sub-Lessee of that Aircraft;

(f)                          the jurisdiction in which that Aircraft shall be registered and whether, taking into account the requirements of paragraph 1(c) of schedule 7, it is proposed that there will be a Mortgage in respect of the Aircraft;

(g)                       the anticipated Aircraft Purchase Price for that Aircraft;

(h)                       the identity of each Borrower and Lessee to be party to the Transaction Documents for that Aircraft; and

(i)                           if that Aircraft is to be placed on lease to a Sub-Lessee pursuant to a Sub-Lease on that ECA Drawdown Date, the notice shall have attached thereto a Certified Copy of the latest draft (if any) or, if the same is then available, the executed version of the proposed Sub-Lease.

4.1.2                                 The ECA Agent shall:

(a)            send to each National Agent a copy of each ECA Utilisation Notice received from debis which complies with clause 4.1.1; and

(b)           assist in the preparation of the ECA Utilisation Documentation for the relevant ECA Loan, and as soon as reasonably practicable following receipt of the same shall procure that that ECA Utilisation Documentation is circulated to the National Agents and the relevant Borrower.

4.1.3                                 The ECA Agent, the relevant Borrower and each relevant Lessee shall, on or prior to the date falling three (3) Banking Days prior to the proposed ECA Drawdown Date, execute the ECA Utilisation Documentation for that ECA Loan and each ECA Finance Party (other than the ECA Agent and the Security Trustee) hereby authorises and instructs the ECA Agent to execute that ECA Utilisation Documentation on its behalf.

4.2                     Conditions precedent

4.2.1                                 The obligations of each of the ECA Finance Parties under this Agreement and the relevant ECA Loan Agreement in respect of the first ECA Loan shall be subject to the ECA Agent having received (or (acting on the instructions of the Majority Lenders) having waived receipt of) the documents and other evidence referred to in Part I of schedule 10, in each case, in form and substance satisfactory to the ECA Agent (acting reasonably).

4.2.2                                 The obligations of each of the ECA Finance Parties under this Agreement and the relevant ECA Loan Agreement in respect of each ECA Loan shall be subject to:

(a)            the ECA Agent having received (or (acting on the instructions of the Majority Lenders) having waived receipt of) the documents and other evidence referred to in Part II of schedule 10 in form and substance satisfactory to the ECA Agent and, if the relevant Aircraft is to be placed on lease to a Sub-Lessee pursuant to a Sub-Lease on the ECA Drawdown Date for that ECA Loan, the Sub-Lease Requirements shall have been complied with in full to the satisfaction of the ECA Agent (acting reasonably) in respect of that Sub-Lease, provided that the Sub-Lease Requirements (other than those set out in paragraph 4 of schedule 8) in relation to the Initial Sub-Leases shall not be required to be complied with pursuant to this clause 4.2.2(a) or any other provision of this Agreement;

(b)           no Relevant Event, Termination Event, ECA Utilisation Block Event or Mandatory Prepayment Event in respect of that Aircraft having occurred which is continuing;

(c)            any requisite approvals of the competent authorities of the French Republic, the Federal Republic of Germany and the United Kingdom shall have been obtained and COFACE, HERMES and ECGD shall have indicated that they are willing to give guarantees, insurances or other applicable support (subject to satisfaction of the relevant conditions precedent) in terms satisfactory to the British National Agent, the French National Agent and the German National Agent respectively on that ECA Drawdown Date; and

(d)           with respect to the ECA Loan for any Aircraft other than the Initial Aircraft:

(i)                           the appointment of the German National Agent for that Aircraft, as contemplated by paragraph (b) of the definition of German National Agent, pursuant to documentation acceptable to the ECA Agent and the German Parallel Lender (each acting reasonably); and

(ii)                        the agreement of one or more persons to become German Lenders for that Aircraft and fund the German ECA Portion for that Aircraft, as contemplated by paragraph (b) of the definition of German Lenders, and, if those persons are not already Lenders, the accession to this Agreement by those persons pursuant to documentation acceptable to the ECA Agent and the German Parallel Lender (each acting reasonably) and, if they are already Lenders, the execution of such documentation as the ECA Agent and the German Parallel Lender (each acting reasonably) may require to effect their introduction as German Lenders for that Aircraft.

4.2.3                                 Each National Agent hereby confirms and agrees that:

(a)              it has requested the approvals and indications referred to in clause 4.2.2(c) in respect of the ECA Loans for (i) in the case of the German National Agent, the Initial Aircraft, and (ii) in the case of the British National Agent and the French National Agent respectively, the 2003 Aircraft;

(b)             as soon as reasonably practicable following a written request from debis to do so, it will request the approvals and indications referred to in clause 4.2.2(c) in respect of the ECA Loans for the other Aircraft, consistent with its normal procedures for obtaining the same;

(c)              it will keep debis advised of progress in relation to such approvals and indications and notify debis as soon as reasonably practicable following receipt of such approvals and/or indications or of any rejection of any approval application or change of position in relation to any of the foregoing matters; and

(d)             it will, if appropriate, involve debis in discussions with the relevant Export Credit Agencies.

5                               Utilisation of the Mismatch Facility

5.1                     Mismatch Utilisation Notices

5.1.1                                 In order to effect a Mismatch Loan for an Aircraft, debis must (i) in the case of any Aircraft other than the 2003 Aircraft, at the same time as debis submits the ECA Utilisation Notice for that Aircraft to the ECA Agent pursuant to clause 4.1.1, or (ii) in the case of the 2003 Aircraft, not less than fifteen (15) Banking Days prior to the proposed First Mismatch Advance Date thereunder which must be no later than the date falling twelve (12) months after the ECA Drawdown Date for the ECA Loan for that Aircraft and within the Mismatch Commitment Period for that Aircraft, submit a notice to the Mismatch Agent substantially in the form set out in schedule 5 identifying:

(a)              (i) in the case of any Aircraft other than the 2003 Aircraft, the proposed ECA Drawdown Date for the ECA Loan for that Aircraft, or (ii) in the case of the 2003 Aircraft, the proposed First Mismatch Advance Date, and the amount (which must be in Dollars) of that ECA Loan;

(b)             (i) in the case of any Aircraft other than the 2003 Aircraft, the proposed Final ECA Repayment Date for that ECA Loan, or (ii) in the case of the 2003 Aircraft, the actual Final ECA Repayment Date for that ECA Loan;

(c)              the amount (which shall not exceed the maximum amount calculated pursuant to clause 3.3.2) of that Mismatch Loan;

(d)             that Aircraft (including its manufacturer’s serial number, the proposed registration mark (if then known) and the manufacturer, type and serial numbers (if then known) of its Engines);

(e)              if known, the identity of and the principal place of business of the proposed Sub-Lessee and any Sub-Sub-Lessee of that Aircraft;

(f)                the jurisdiction in which that Aircraft shall be registered and whether, taking into account the requirements of paragraph 1(c) of schedule 7, it is proposed that there will be a Mortgage in respect of the Aircraft;

(g)             the anticipated Aircraft Purchase Price for that Aircraft;

(h)             the identity of each Borrower and Lessee to be party to the Transaction Documents for that Aircraft; and

(i)                 if that Aircraft is to be placed on lease to a Sub-Lessee pursuant to a Sub-Lease on that ECA Drawdown Date, the notice shall have attached thereto a Certified Copy of the latest draft (if any) or, if the same is then available, the executed version of the proposed Sub-Lease.

5.1.2                                 The Mismatch Agent shall:

(a)              send to each Mismatch Lender a copy of each Mismatch Utilisation Notice received from debis which complies with clause 5.1.1; and

(b)             assist in the preparation of the Mismatch Utilisation Documentation for the relevant Mismatch Loan, and as soon as reasonably practicable following receipt of the same shall procure that that Mismatch Utilisation Documentation is circulated to the Mismatch Lenders and the relevant Borrower.

5.1.3                                 The Mismatch Agent, the relevant Borrower and each relevant Lessee shall, on or prior to the date falling three (3) Banking Days prior to (i) in the case of any Aircraft other than the 2003 Aircraft, the proposed ECA Drawdown Date, or (ii) in  the case of the 2003 Aircraft, the proposed First Mismatch Advance Date, execute the Mismatch Utilisation Documentation for that Mismatch Loan and each Mismatch Finance Party (other than the Mismatch Agent and the Security Trustee) hereby authorises and instructs the Mismatch Agent to execute that Mismatch Utilisation Documentation on its behalf.

5.2                     Conditions precedent

5.2.1                                 The obligations of each of the Mismatch Finance Parties under this Agreement and each relevant Mismatch Loan Agreement shall be subject to the Mismatch Agent having received (or (acting on the instructions of the Majority Mismatch Lenders) having waived receipt of) the documents and other evidence referred to in Part I of schedule 10, in each case, in form and substance satisfactory to the Mismatch Agent. Notwithstanding that no Mismatch Commitment Period will have commenced, the Mismatch Agent will on or prior to the first ECA Drawdown Date confirm in writing to debis whether the conditions referred to in this clause 5.2.1 have been fulfilled and if any such conditions have not then been fulfilled the Mismatch Agent will confirm to debis which conditions remain to be fulfilled.

5.2.2                                 The obligations of each of the Mismatch Finance Parties under this Agreement and the relevant Mismatch Loan Agreement in respect of each Mismatch Loan shall be subject to a Confirmation Notice (as defined in clause 3.10) having been issued in respect of that Mismatch Loan and the Mismatch Agent having received (or (acting on the instructions of the Majority Mismatch Lenders) having waived receipt of) the documents and other evidence referred to in Part II of schedule 10 in form and substance satisfactory to the Mismatch Agent (acting reasonably) and, if the relevant Aircraft is to be placed on lease to a Sub-Lessee pursuant to a Sub-Lease on the Mismatch Drawdown Date for that Mismatch Loan, the Sub-Lease Requirements shall have been complied with in full to the satisfaction of the Mismatch Agent (acting reasonably) in respect of that Sub-Lease, provided that the Sub-Lease Requirements (other than those set out in paragraph 4 of schedule 8) in relation to the Initial Sub-Leases shall not be required to be complied with pursuant to this clause 5.2.2 or any other provision of this Agreement.

5.2.3                                 The obligations of each of the Mismatch Finance Parties under this Agreement and the relevant Mismatch Loan Agreement in respect of each Mismatch Loan shall be subject to the Mismatch Commitment Period for that Aircraft being current at:

(a)              the times at which the Mismatch Loan Agreement for that Mismatch Loan is entered into by the parties thereto; and

(b)             the First Mismatch Advance Date thereunder.

5.2.4                                 The obligations of each of the Mismatch Finance Parties under this Agreement and the relevant Mismatch Loan Agreement in respect of each Mismatch Advance shall be subject to no Termination Event, Mismatch Utilisation Block Event or Mandatory Prepayment Event in respect of that Aircraft having occurred which is continuing.

6                               Representations and warranties

6.1                     Representations and warranties of each Borrower

To induce each of the Finance Parties, the Lessees and debis to enter into the Transaction Documents, each Borrower represents and warrants (as to itself only) to the Finance Parties, the Lessees and debis that:

6.1.1                                 it is duly organised or, as the case may be, incorporated and validly existing under the laws of its State of Incorporation, and has full power, authority and legal right to own its property and carry on its business as presently conducted;

6.1.2                                 it has the power and capacity to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is or will be a party and all necessary action has been or will prior to the entering into of the same be taken to authorise the execution, delivery and performance of the same;

6.1.3                                 all necessary legal action to authorise the person or persons who execute and deliver the Transaction Documents to which it is or will be a party to execute and deliver the same and thereby bind it to all the terms and conditions hereof and thereof and to act for and on behalf of it as contemplated hereby and thereby has been or will prior to the entering into of the same be taken;

6.1.4                                 the Transaction Documents to which it is or will be a party constitute or will when executed constitute its legal, valid and binding obligations enforceable in accordance with their terms subject to bankruptcy, insolvency and other laws affecting creditor’s rights generally, subject to general principles of equity and subject to the qualifications set out in the legal opinions to be provided to the Finance Parties in accordance with the provisions of this Agreement;

6.1.5                                 the execution and delivery by it of, the performance of its obligations under, and compliance with the provisions of, the Transaction Documents to which it is or will be a party will not (i) contravene any existing Applicable Law of its State of Incorporation to which it is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any document, instrument or agreement to which it is a party or is subject or by which it or any of its assets may be bound, (iii) contravene or conflict with any provision of its constitutional documents, or (iv) result in the creation or imposition of, or oblige it to create, any Lien on or over any of its assets other than any Lien created pursuant to or permitted by the Transaction Documents;

6.1.6                                 save in respect of applicable Cayman Islands stamp duty, every consent, authorisation, licence or approval of, or registration with or declaration to, any Government Entity of its State of Incorporation in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Transaction Documents to which it is or will be a party, or the performance by it of its obligations under the Transaction Documents to which it is or will be party has been or will prior to the relevant ECA Drawdown Date be obtained or made and is or will prior to the relevant ECA Drawdown Date be in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

6.1.7                                 no litigation, arbitration or administrative proceeding is taking place, pending or, to its knowledge or the knowledge of its officers, threatened against it or against any of its assets;

6.1.8                                 it has not taken any action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for any Insolvency Event in relation to it;

6.1.9                                 the claims of the Finance Parties against it under this Agreement and the other Transaction Documents to which it is a party will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application or otherwise mandatorily preferred by law;

6.1.10                           except as otherwise permitted hereunder, there have been no amendments or supplements to its constitutional documents from the form of those documents last supplied by it to the ECA Agent and the Mismatch Agent respectively and the constitutional documents in the form last supplied by it to the ECA Agent and the Mismatch Agent respectively remain in full force and effect;

6.1.11                           the board resolutions and, if applicable, power of attorney supplied by it to the ECA Agent and the Mismatch Agent respectively pursuant to the provisions of this Agreement remain in full force and effect and have not been amended, supplemented, varied or revoked, in whole or in part, since they were entered into and the authority therein given to the persons therein named to agree and execute on its behalf the Transaction Documents remains in full force and effect and has not been revoked, amended, supplemented or varied, in whole or in part;

6.1.12                           it has not, prior to entering into the Transaction Documents, engaged in any business or transaction or entered into any contract or agreement with any person or otherwise created or incurred any liability to, or acquired any asset from, any person, other than any such transactions, contracts, agreements or liabilities or acquisitions of assets as (i) have been necessary solely in order for it to establish itself as a company duly incorporated and validly existing under the laws of its State of Incorporation, or (ii) have occurred pursuant to or are contemplated by any of the Transaction Documents; and

6.1.13                           no Borrower Event has occurred and it continuing.

6.2                     Representations and warranties of each Lessee

To induce each of the Finance Parties and each of the Borrowers to enter into the Transaction Documents, each Lessee represents and warrants (as to itself only) to the Finance Parties and the Borrowers that:

6.2.1                                 it is duly incorporated and validly existing under the laws of its State of Incorporation as a limited liability company and has power to carry on its business as it is now being conducted and to own its property and other assets;

6.2.2                                 it has the power to execute and deliver and to perform its obligations under the Transaction Documents to which it is or will be a party and all necessary corporate, shareholder and other action has been or will prior to the entering into of the same be taken to authorise the execution, delivery and performance of the same;

6.2.3                                 the Transaction Documents to which it is or will be a party constitute or will, when executed, constitute valid and legally binding obligations of it enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency and other laws affecting creditor’s rights generally, subject to general principles of equity and subject to the qualifications set out in the legal opinions to be provided to the Finance Parties in accordance with the provisions of this Agreement;

6.2.4                                 the execution and delivery of, the performance of its obligations under, and compliance by it with the provisions of, the Transaction Documents to which it is or will be a party will not (i) contravene any existing Applicable Law of its State of Incorporation (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or is subject or by which it or any of its property is bound, or (iii) contravene or conflict with any provision of its constitutional documents;

6.2.5                                 its obligations under the Transaction Documents to which it is or will be a party will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of it with the exception of any such obligations which are mandatorily preferred by law and not by contract;

6.2.6                                 it is subject to civil and commercial law with respect to its obligations under the Transaction Documents to which it is or will be a party and the transactions contemplated thereby constitute private and commercial acts done for private and commercial purposes and neither it nor any of its assets is entitled to any immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

6.2.7                                 its only business is that of leasing the Aircraft and the entering into of the Transaction Documents to which it is or will be a party and any and all agreements related thereto;

6.2.8                                 every consent, authorisation, licence or approval of, or registration with or declaration to, any Government Entity of its State of Incorporation in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Transaction Documents to which it is or will be a party, or the performance by it of its obligations under the Transaction Documents to which it is or will be party has been or will prior to the relevant ECA Drawdown Date be obtained or made and is or will prior to the relevant ECA Drawdown Date be in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

6.2.9                                 no litigation, arbitration or administrative proceeding that could (by itself or together with any other such proceedings or claims) reasonably be expected to have a material adverse effect on its ability to observe or perform its obligations under the Transaction Documents to which it is or will be a party or a material adverse effect upon its financial condition, business, assets or operations is presently in progress or, to its knowledge or the knowledge of its officers, pending or threatened against it or any of its assets;

6.2.10                           it is not in breach of or in default under any agreement relating to Financial Indebtedness to which it is a party or by which it may be bound; and

6.2.11                           no Lease Event has occurred and is continuing.

6.3                     Repetition

The representations and warranties set out in clause 6.1 are made by the Initial Borrowers on the Signing Date and, in the case of any Borrower which enters into an Accession Deed after the date of this Agreement, will be deemed to be made by that Borrower on the date it executes that Accession Deed.

The representations and warranties set out in clause 6.2 are made by each Principal Lessee on the Signing Date and, in the case of any Lessee which enters into an Accession Deed after the date of this Agreement, will be deemed to be made by that Lessee on the date it executes that Accession Deed.

6.4                     English Law Mortgage

Notwithstanding any provision of any Transaction Document (including clause 6.1 or clause 6.2), where the State of Registration of an Aircraft is not the United Kingdom, no Lessee or Borrower shall be obliged to or be deemed to have represented that the English Law Mortgage for that Aircraft is valid and enforceable in the State of Registration or in any other jurisdiction if that English Law Mortgage is not recognised as valid and enforceable in such jurisdiction, and the representations and warranties of each Borrower and each Lessee under any Transaction Document as they relate to any English Law Mortgage shall be construed accordingly.

7                               Undertakings and covenants - general

7.1                     Undertakings and covenants of each Borrower

Until all of the Secured Obligations have been satisfied in full, each Borrower hereby undertakes and covenants with each Finance Party, each Lessee and debis (severally as to itself only) that from the date of this Agreement:

7.1.1                                 it shall remain duly incorporated and validly existing under the laws of its State of Incorporation;

7.1.2                                 it will limit its business exclusively to the purchase, financing, leasing and disposal of the Aircraft and the transactions contemplated by the Transaction Documents and matters reasonably incidental thereto;

7.1.3                                 it will not, without the prior written consent of the ECA Agent, the Mismatch Agent and debis, enter into any contract or agreement with any person, and will not, without the prior written approval of the ECA Agent, the Mismatch Agent and debis, otherwise create or incur any liability to any person, in each case, other than as provided for in, or permitted by, the Transaction Documents or other than such liabilities with respect to Taxes, ordinary costs and overhead expenses as have arisen or may arise in the ordinary course of its business as referred to in the immediately preceding paragraph;

7.1.4                                 to the extent possible pursuant to Applicable Law of its State of Incorporation, it will obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things, in each case, which may from time to time be necessary or advisable under Applicable Law of its State of Incorporation for the continued due performance of all its obligations under the Transaction Documents;

7.1.5                                 subject to indemnification in respect of such Taxes (other than those in respect of which it is personally liable) pursuant to the terms of this Agreement, it will as soon as reasonably practicable discharge or procure the discharge of all or any Taxes which are payable by it from time to time;

7.1.6                                 in the case of each Initial Borrower and each other Borrower incorporated in the Cayman Islands, it will not take any action, nor permit any action to be taken, which would result in it ceasing to be an exempted company incorporated with limited liability in the Cayman Islands;

7.1.7                                 to the extent possible pursuant to Applicable Law and subject to the provisions of clause 26, it will duly observe and perform all the covenants, obligations and conditions which are required to be observed and performed by it under the Transaction Documents;

7.1.8                                 it will not exercise any right, power or discretion vested in it pursuant to any Transaction Document otherwise than in a manner consistent with the provisions thereof;

7.1.9                                 it will not without the prior written consent of the ECA Agent, the Mismatch Agent and debis create or permit to subsist any Lien over all or any of its present and future revenues and assets other than Permitted Liens; and

7.1.10                           it will take such action as the Security Trustee and (subject to no Lease Termination Event having occurred and being continuing) debis shall reasonably require to maintain the rights granted to the Secured Parties and debis under the Transaction Documents and, after the occurrence of a Lease Termination Event which is continuing, to take such action as the Security Trustee may reasonably require in relation to the exercise of the rights of that Borrower under the Transaction Documents.

7.2                     Undertakings and covenants of each Lessee

Until all of the Secured Loan Obligations have been satisfied in full, each Lessee hereby undertakes and covenants with each Finance Party and each Borrower (severally as to itself only) that from the date of this Agreement:

7.2.1                                 to the extent possible pursuant to Applicable Law it shall obtain (within any applicable time limits) and maintain in full force and effect and comply with the terms of all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters for the time being required by all Applicable Laws of its State of Incorporation to enable it to perform its obligations under, or for the validity or enforceability of, the Transaction Documents to which it is or will be a party;

7.2.2                                 it shall as soon as reasonably practicable notify the Security Trustee if it becomes aware of the occurrence of a Lease Termination Event which is continuing or of any other event or circumstance which will adversely affect in any material respect its ability to perform its obligations under the Transaction Documents to which it is or will be a party and shall provide the Security Trustee with reasonable details of any steps which the Lessee is taking, or proposes to take, to remedy or mitigate the effect of any such Lease Termination Event or such other event or circumstance;

7.2.3                                 it shall deliver or cause to be delivered to the Security Trustee as soon as reasonably practicable after the same are available:

(a)              and in any event within one hundred and eighty (180) days after the end of debis’ financial year, a copy of debis’ audited consolidated financial accounts for the relevant financial year;

(b)             and in any event within the lesser of one hundred and eighty (180) days after the end of debis’ financial year and thirty (30) days after debis’ shareholders have approved the same, a CFO Certificate in relation thereto;

(c)              and in any event within ninety (90) days after the end of each semi-annual accounting period of debis, a copy of debis’ consolidated management accounts for the relevant semi-annual period, together with a CFO Certificate in relation thereto;

(d)             if so requested by the Security Trustee at any time because the Security Trustee and/or any other Finance Party has reasonable grounds to believe that a Trigger Event may have occurred and be continuing, a copy of debis’ most recent monthly management reports, together with a CFO Certificate in relation thereto, in each case, prepared in accordance with US or Dutch GAAP;

7.2.4                                 if so requested by the Security Trustee at any time, because the Security Trustee and/or any other Finance Party has reasonable grounds to believe that the contents of any CFO Certificate may not be true and correct, it shall procure that debis’ auditors confirm in writing to the Security Trustee that the contents of that CFO Certificate are true and correct;

7.2.5                                 it shall as soon as reasonably practicable provide the Security Trustee with such information as is available to it concerning its financial condition, business, assets and operations (subject to Applicable Laws and confidentiality restrictions), and/or concerning any of the Aircraft, including the maintenance, operation, usage and location thereof, as the Security Trustee may from time to time reasonably request in the context of the Transaction Documents and the transactions contemplated thereby;

7.2.6                                 it shall as soon as reasonably practicable provide the Security Trustee with such information as is available to it concerning a Sub-Lease or a Sub-Sub-Lease as the Security Trustee may from time to time reasonably request, subject always to any Applicable Laws and confidentiality restrictions to which it is subject in relation thereto;

7.2.7                                 it will duly and punctually perform its obligations under and comply with the terms of the Transaction Documents to which it is or will be a party;

7.2.8                                 it will ensure that its obligations under the Transaction Documents to which it is or will be a party are, or will upon execution thereof by it rank, at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of it save for obligations mandatorily preferred by law;

7.2.9                                 it shall preserve its corporate existence (but, for the avoidance of doubt, it shall not be prevented from concluding any solvent reconstruction, reorganisation, merger, amalgamation or securitisation); and

7.2.10                           its only business shall be that of leasing the Aircraft and entering into the Transaction Documents to which it is or will be a party and any and all agreements related thereto and it will not undertake any other business other than the purchase and sale of Aircraft as and when it becomes entitled to do so under the terms of the Transaction Documents.

7.3                     Change of control

7.3.1                                 If at any time any of the current shareholders of debis reduces its shareholding interest (in percentage terms) in debis, debis shall as soon as reasonably practicable give written notice (“Notice”) to the ECA Agent and the Mismatch Agent.

7.3.2                                 If the result of such reduction is that the current shareholders of debis as at the Signing Date cease, in the aggregate, to own at least sixty-six point six six per cent. (66.66%) of the issued shares and voting rights of debis, and the new shareholder(s) of debis are not, as at the time of their acquisition of the shares, either (i) rated BBB- or above by Standard & Poors Ratings Group and/or the equivalent thereof by Moody’s Investments Services Inc, or (ii) of at least equivalent credit worthiness as the transferring shareholders, as demonstrated by debis to the reasonable satisfaction of the ECA Agent (acting on the instructions of the National Agents) and, if there is a Mismatch Loan, the Mismatch Agent (acting on the instructions of the Majority Mismatch Lenders) then, as soon as reasonably practicable after receipt of the Notice, the ECA Agent (if so instructed by the National Agents) and, if there is a Mismatch Loan, the Mismatch Agent (if so instructed by the Majority Mismatch Lenders) shall enter into good faith discussions with debis with a view to agreeing alternative arrangements and conditions (including, without limitation, as to the provision of additional security) acceptable to the ECA Agent (acting on the instructions of the National Agents acting reasonably) and, if there is a Mismatch Loan, the Mismatch Agent (acting on the instructions of the Majority Mismatch Lenders acting reasonably) for the continuation of the transactions contemplated by the Transaction Documents.

7.3.3                                 If no such arrangements and conditions acceptable to the ECA Agent (acting on the instructions of the National Agents) and, if there is a Mismatch Loan,  the Mismatch Agent (acting on the instructions of the Majority Mismatch Lenders) have been agreed and implemented in full on or prior to the date (“Final Date”) falling sixty (60) days after the date of the commencement of the discussions referred to in clause 7.3.2, a Mandatory Prepayment Event shall be deemed to have occurred in respect of all of the Aircraft on the Final Date.

8                               Undertakings and covenants of Lessees - operational and sub-leasing

8.1                     General - operational

Until all of the Secured Loan Obligations have been paid in full, each Lessee hereby undertakes and covenants with each of the Finance Parties separately and severally from the date of this Agreement or, if it is not a party to this Agreement on the date of this Agreement, from the date upon which that Lessee accedes to this Agreement that, subject to clause 8.4 and save as may be agreed from time to time with the ECA Agent and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent, it shall at its own cost and expense, in respect of each Aircraft of which it is the Lessee, comply or procure compliance with the Operational Undertakings.

8.2                     Sub-leasing

Until all of the Secured Loan Obligations have been paid in full, each Lessee hereby undertakes and covenants with each of the Finance Parties separately and severally from the date of this Agreement or, if it is not a party to this Agreement on the date of this Agreement, from the date upon which that Lessee accedes to this Agreement that, save as may be agreed from time to time with the ECA Agent and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent, it shall not sub-lease, charter or otherwise part with possession or operational control of any Aircraft except:

8.2.1                                 for testing, service, overhaul work, maintenance or repair or alterations, modifications or additions in accordance with this Agreement or any other Transaction Document or which is permitted or not prohibited by the Operational Undertakings; or

8.2.2                                 to the Initial Sub-Lessee pursuant to the relevant Initial Sub-Lease, provided that the Lessee shall also comply with the Sub-Lease Requirements set out in paragraph 4 of schedule 8; or

8.2.3                                 pursuant to a Sub-Lease or a Sub-Sub-Lease which complies in all respects with the Sub-Lease Requirements (provided however that, if a Lessee enters into a Sub-Lease which does not comply with the Sub-Lease Requirements in breach of this clause 8.2, that breach shall not result in a Lease Termination Event but shall, unless the relevant deviation is approved by the Security Trustee pursuant to clause 8.7, result in a Mandatory Prepayment Event with respect to the relevant Aircraft if that breach is not remedied within thirty (30) days after notice thereof from the Security Trustee).

Notwithstanding any such parting with possession or operational control permitted by this clause 8.2, each Lessee shall, subject only to clause 8.4, remain primarily liable and responsible for performing, and procuring observance of and compliance with, all of its obligations under this Agreement and the other Transaction Documents, provided that performance by a Sub-Lessee or a Sub-Sub-Lessee of any obligation under a Sub-Lease or a Sub-Sub-Lease shall without further act to the same extent constitute performance by the relevant Lessee of any corresponding obligation hereunder or under any other Transaction Document.

In addition to the provisions of this clause 8 and the Sub-Lease Requirements, each of the ECA Agent and (if the relevant Aircraft is a Mismatch Aircraft) the Mismatch Agent may require that that Aircraft is owned by a new Alternative Borrower, if the State of Registration for that Aircraft, the Habitual Base for that Aircraft as at the time at which the leasing of that Aircraft under the relevant Sub-Lease commences and/or the State of Incorporation of any Sub-Lessee of that Aircraft is a jurisdiction which imposes strict liability on the relevant Borrower as the owner of the Aircraft. If such a requirement arises, and the same is demonstrated, by an appropriate legal opinion from reputable and experienced counsel in the relevant jurisdiction, the ECA Agent and (if the relevant Aircraft is a Mismatch Aircraft) the Mismatch Agent shall consult with debis in good faith in order to agree on the Alternative Borrower and the ownership and leasing structure for that Aircraft, and the provisions of clause 9 shall apply.

8.3                     Home Country restriction

8.3.1                                 If at any time a Lessee proposes to permit an Aircraft to be delivered under a Sub-Lease to a Sub-Lessee (if it is a technical operator of aircraft) or under a Sub-Sub-Lease to a Sub-Sub-Lessee (if the Sub-Lessee is not a technical operator of aircraft and the Sub-Sub-Lessee is a technical operator of aircraft) (“Operator Lessee”) directly under a Sub-Lease or indirectly under a Sub-Sub-Lease if that delivery is to an Operator Lessee which is either (i) the first Operator Lessee of that Aircraft, or (ii) the second or subsequent Operator Lessee of that Aircraft if the Sub-Lease or Sub-Sub-Lease to that Operator Lessee commences prior to the second anniversary of the Delivery Date for that Aircraft, and:

(a)              as a result of the delivery of that Aircraft to that Operator Lessee, more than twenty five per cent (25%) of the Aircraft financed under this Agreement and approved by the Export Credit Agencies for that financing (determined by number and not by value) would be Home Country Aircraft; or

(b)             that Operator Lessee has its State of Incorporation in the United States of America,

then, unless the delivery to the relevant Operator Lessee follows the bona fide repossession of that Aircraft by, or the delivery or redelivery of that Aircraft to, the relevant Lessee as a result of the termination of the leasing of that Aircraft under a previous Sub-Lease prior to its scheduled expiry date as a result of a default or other early termination of that Sub-Lease, debis shall as soon as reasonably practicable give notice thereof to the Security Trustee.

8.3.2                                 Following the giving of any such notice, or if any Finance Party otherwise becomes aware of the proposed delivery of an Aircraft of the nature referred to in clause 8.3.1:

(a)              if the delivery would result in the circumstances set out in clause 8.3.1(a), the ECA Agent may, unless the Export Credit Agencies shall have approved the delivery, at the direction of the National Agents and the German Parallel Lender, serve a notice on the relevant Lessee requiring the prepayment of Loans for Home Country Aircraft so that the circumstances set out in clause 8.3.1(a) no longer apply.  The ECA Agent shall consult with that Lessee as to the identity of the Loans which shall be prepaid; or

(b)             if the delivery would result in the circumstances set out in clause 8.3.1(b), the ECA Agent may, unless the Export Credit Agencies shall have approved the delivery, at the direction of the Export Credit Agencies serve a notice on the relevant Lessee requiring the prepayment of the Loans for the relevant Aircraft.

8.3.3                                 If any of the circumstances referred to in clause 8.3.1 arise, the ECA Agent will, if requested by debis, consult with debis and the Export Credit Agencies with a view to determining whether a waiver may be available in relation to the relevant circumstances.

8.4                     Effect of Sub-Leases and Sub-Sub-Leases

8.4.1                                 No Lessee shall be in breach of its Operational Undertakings, nor shall a Relevant Event or Termination Event occur or be considered to have occurred (nor, for the avoidance of doubt, shall a Lessee be or be deemed to be in breach of any obligation to procure any matter by any Sub-Lessee, Sub-Sub-Lessee or other person):

(a)              as a result of any act or omission of any Sub-Lessee or Sub-Sub-Lessee or the occurrence of an event of default (howsoever defined) under any Sub-Lease or Sub-Sub-Lease, if and for so long as the obligations of that Lessee under the following provisions of this clause 8.4 are being complied with, and subject always to clause 8.4.3; or

(b)             as a result of any confiscation, restraint, detention, forfeiture, compulsory acquisition, requisition for title or requisition for hire of an Aircraft by or under the order of any Government Entity.

8.4.2                                 The relevant Lessee shall as soon as reasonably practicable and diligently take all steps in accordance with the Standard to:

(a)              prevent the condition of the Aircraft from being materially adversely affected as a result of the relevant matter referred to in clause 8.4.1;

(b)             compel the Sub-Lessee to remedy the relevant matter referred to in clause 8.4.1 and/or to repossess the Aircraft.

8.4.3                                 Notwithstanding anything to the contrary in this clause 8.4 or in any other provision of the Transaction Documents:

(a)              clause 8.4.1 shall not apply and shall not be deemed to apply to any payment, reimbursement and/or indemnity obligation or liability of any Lessee under the Transaction Documents, to any Lease Termination Event (other than any referred to in paragraphs (c) and (d) of the definition thereof) or corresponding Lease Event, to any obligations of any Lessee of the nature or in respect of any of the matters referred to in paragraph 2.2 of schedule 8 or to the obligations of any Lessee under paragraph 10 of schedule 7; and

(b)             the provisions of clause 8.4.1 are without prejudice to:

(i)                           the provisions of the Transaction Documents in relation to Mandatory Prepayment Events and Total Loss respectively; and

(ii)                        the obligations of the Lessees pursuant to clause 8.2.3.

8.5                     Off-Lease Period

During any Off-Lease Period for an Aircraft:

8.5.1                                 unless the Security Trustee (acting on the instructions of all of the National Agents, (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent and the German Parallel Lender) otherwise agrees, that Aircraft shall be registered in the United States, Ireland, the Netherlands, the United Kingdom or such other jurisdiction as the Security Trustee (acting on the instructions of all of the National Agents, (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent and the German Parallel Lender) may consent to in writing (such consent not to be unreasonably withheld or delayed), to the extent possible under Applicable Law in the name of the relevant Borrower or the relevant Lessee (as the case may be) and a

Mortgage for that Aircraft shall, to the extent possible under Applicable Law, be registered in the aircraft mortgage register with the relevant Aviation Authority;

8.5.2                                 the relevant Lessee shall at all times carry out the Operational Undertakings in relation to that Aircraft but so that they shall be deemed to be modified to reflect the fact that that Aircraft is not being operated but is instead grounded and being stored, insured and maintained by that Lessee and, in particular:

(a)            the insurance requirements shall be modified so that that Lessee shall be required to obtain and maintain only insurance against ground risks (if and for so long as that Aircraft is not flown); and

(b)           that Lessee shall procure that the Aircraft is safely stored;

8.5.3                                 the relevant Borrower and each of the Finance Parties:

(a)              acknowledge and agree that, subject always to the compliance in full with all relevant requirements set out in clause 9, in the case of registration of the Aircraft with the FAA, an owner-trustee structure may be utilised; and

(b)             shall, at the request of the relevant Lessee and at the cost of  the Borrowers, take such action as that Lessee may reasonably request in connection with the foregoing matters; and

8.5.4                                 to the extent that that Aircraft will be registered in The Netherlands in accordance with clause 8.5.1:

(a)                        no lease interest will be registered in the Dutch register pursuant to the Geneva Convention (Register voor de teboekstelling van Inchtvaartuigen); and

(b)                       the Mortgage over that Aircraft will include (i) an irrevocable notarial power of attorney granted by the relevant Borrower to the Security Trustee to deregister that Mortgage, (ii) a right of pledge on  “Parts” as described in Article XVI of the Geneva Convention whether or not in advance, and (iii) a right of pledge in advance (bij voorbaat) on that Aircraft to the extent that it will be deregistered from the register pursuant to the Geneva Convention.

8.6                     Sub-Leases - management and notification requirements

Until all of the Secured Loan Obligations have been paid in full, each Lessee and debis hereby undertake and covenant with each of the Finance Parties and each of the Borrowers separately and severally from the date of this Agreement or, if it is not a party to this Agreement on the date of this Agreement, from the date upon which that Lessee accedes to this Agreement that, save as may be agreed from time to time with the ECA Agent and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent, it shall, in relation to each Aircraft:

8.6.1                                 manage that Aircraft and each Sub-Lease pursuant to which it is leased at any time and monitor each Sub-Lessee’s performance of its obligations under the relevant Sub-Lease in a manner consistent with the highest level of management provided by debis with respect to any leased and/or owned aircraft within its portfolio and will not adversely discriminate against that Aircraft in any material respect when compared to other aircraft within that portfolio, being any commercial passenger aircraft that are owned and/or leased by debis Group Companies;

8.6.2                                 notify the ECA Agent and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent in writing, as soon as reasonably practicable after it becomes aware of the same, of:

(a)            the occurrence of any Notifiable Sub-Lease Event of Default under any Sub-Lease for that Aircraft which is then continuing (which notice shall contain reasonably sufficient detail of the nature of that Notifiable Sub-Lease Event of Default, the circumstances giving rise to it (if known) and the steps which the relevant Lessee is taking in connection with it); and

(b)           of that Notifiable Sub-Lease Event of Default ceasing to occur,

and that Lessee shall, for so long as any such Notifiable Sub-Lease Event of Default is continuing, as soon as reasonably practicable provide to the ECA Agent and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent in writing any information in connection therewith, which is available to it and subject to any confidentiality restrictions, which the ECA Agent (acting upon the instructions of the National Agents) or (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent may from time to time reasonably request;

8.6.3                                 at any time when clause 8.6.8(b) applies and for so long as the relevant Trigger Event is continuing, notify the ECA Agent and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent in writing, as soon as reasonably practicable after it becomes aware thereof, of:

(a)              any sub-lessee furnished equipment installed on that Aircraft at the time at which it is delivered under a Sub-Lease; and

(b)             the installation on that Aircraft at any time of any other leased equipment to which the relevant Borrower shall not take title,

and which (in either such case) has a value greater than the Damage Notification Threshold;

8.6.4                                 procure that, as at the redelivery date under any Sub-Lease or Sub-Sub-Lease of that Aircraft, either:

(a)            any sub-lessee furnished equipment is removed from that Aircraft and that Aircraft is restored to the condition it was in immediately prior to the installation of that equipment; or

(b)           title to that sub-lessee furnished equipment is transferred to the relevant Borrower free of all Liens (other than Permitted Liens);

8.6.5                                 inform the ECA Agent and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent if it is repossessing that Aircraft from a Sub-Lessee or Sub-Sub-Lessee and, upon receipt of any request from the ECA Agent or (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent, respond as soon as reasonably practicable to such issues as the ECA Agent or (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent may reasonably request further information on in respect of that repossession;

8.6.6                                 inform the ECA Agent and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent as soon as reasonably practicable after it becomes aware of any:

(a)            Lien which has arisen over or in respect of that Aircraft or any part thereof other than any Permitted Lien; or

(b)           steps being taken by the holders of any Lien (including any Permitted Lien referred to in paragraph (b), (c), (d) or (e) of the definition thereof) to exercise or enforce that Lien or any rights in respect thereof;

8.6.7                                 at no time (other than as directed or consented to in writing by the Security Trustee) consent to any amendment, alteration, waiver, novation or substitution of any Sub-Lease, Sub-Sub-Lease, Assignment of Insurances, Deregistration Power of Attorney, Sub-Lease Credit Document or Subordination Acknowledgement, or give any approval or consent or permission or make any determination or election provided for in any Sub-Lease, Sub-Sub-Lease, Assignment of Insurances, Deregistration Power of Attorney, Sub-Lease Credit Document or Subordination Acknowledgement, in each case, to the extent that that waiver, consent, amendment, alteration, novation, substitution, approval or permission:

(a)              in the case of any Sub-Lease Credit Document, is not in accordance with the Standard:

(b)             in the case of any Sub-Lease or Sub-Sub-Lease, will result in the relevant Sub-Lease or Sub-Sub-Lease not complying with the Sub-Lease Requirements;

(c)              in the case of any Deregistration Power of Attorney or Subordination Acknowledgement, would or might reasonably be expected to result in the rights, title and interests of the Finance Parties and the Borrowers (or any of them) in and to the Aircraft and/or under any Transaction Document being materially adversely affected, based on advice received by the Security Trustee and shared with debis from reputable legal counsel in the relevant jurisdictions; and/or

(d)             is of or relates to an Assignment of Insurances and/or any provision of any Sub-Lease which relates to Insurances; and

8.6.8                                 if a Trigger Event occurs and is continuing then, in relation to each of the Aircraft:

(a)              if requested by the ECA Agent and/or (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent, debis will consult with the ECA Agent and (if applicable) the Mismatch Agent, each party acting in good faith, for a period of up to thirty (30) days (or such longer period as debis, the ECA Agent and (if applicable) the Mismatch Agent may agree), to determine whether any additional security is required in relation to the financing of that Aircraft; and

(b)             if, at the end of such consultation period (“Specified Date”), the ECA Agent and/or (if applicable) the Mismatch Agent has determined that additional security is required but debis, the ECA Agent and (if applicable) the Mismatch Agent have not reached agreement on the nature of and/or the timing for provision of that additional security, then the Lessee for that Aircraft shall as soon as reasonably practicable:

(i)                           open a Sub-Lease Account for that Aircraft and execute a Sub-Lease Account Charge over that Sub-Lease Account. The Sub-Lease Account Charge will provide for (without limitation) the provision to the Security Trustee by the Sub-Lease Account Bank of monthly statements of all deposits, transfers and withdrawals and such other information concerning the Sub-Lease Account as the Security Trustee may from time to time reasonably request. In addition, debis shall provide to the Security Trustee, at or about the same time as each such monthly statement, an explanation in reasonable detail of the nature of all deposits, transfers and withdrawals identified in that monthly statement and such other information concerning the Sub-Lease Account as the Security Trustee may from time to time reasonably request. The Security Trustee shall be entitled to rely on all such information provided to it by the Sub-Lease Account Bank and/or debis without further enquiry and shall have no liability to any party hereto if any such information proves not to have been correct;

(ii)                        deposit, and direct the Sub-Lessee of that Aircraft to deposit, in the relevant Sub-Lease Account, all cash deposits, Maintenance Reserves and any other Sub-Lessee Security in the form of cash which may (A) have been received by that Lessee from a Sub-Lessee of that Aircraft, and not been reimbursed to that Sub-Lessee, at any time on or prior to the Specified Date, and/or (B) at any time be received by or paid for the account of that Lessee by, from or on behalf of any Sub-Lessee of that Aircraft after the Specified Date and for so long as the Trigger Event is continuing.  Upon the cessation of the relevant Trigger Event, the provisions of this clause 8.6.8(b) shall no longer apply and the Security Trustee will as soon as reasonably practicable pay or direct the Sub-Lease Account Bank to pay to the Lessee, to such account as it may direct, the balance then standing to the credit of each Sub-Lease Account; and

(iii)                     if requested by the Security Trustee, deposit with the Security Trustee the originals of all letters of credit and other Sub-Lease Credit Documents which may at any time have been or be provided to or for the account of that Lessee (or any other person on its behalf) by a Sub-Lessee of that Aircraft and execute or procure the execution in favour of the Security Trustee of an irrevocable power of attorney with respect to such letters of credit and other Sub-Lease Credit Documents, together with such other documents as the Security Trustee (acting reasonably) may require in order to ensure that the Security Trustee is able to draw amounts under such letters of credit and other Sub-Lease Credit Documents.  Upon any cessation of the relevant Trigger Event, the foregoing documents shall be as soon as reasonably practicable returned by the Security Trustee to debis.

In the event that that Lessee is entitled to make a claim under any such letter of credit or other Sub-Lease Credit Document, it shall as soon as reasonably practicable notify the Security Trustee.  The Security Trustee shall as soon as reasonably practicable take such action, at the request of that Lessee and at the cost of the Borrowers, as shall be necessary to enable that Lessee to make the relevant claim, provided that that Lessee shall ensure that any amounts paid under any such letters of credit or other Sub-Lease Credit Documents shall be paid to the relevant Sub-Lease Account for application in accordance with this clause 8.6.8.

In the event that the Lessee of that Aircraft becomes obliged, pursuant to the terms of the relevant Sub-Lease of that Aircraft, to return any cash deposits, any other Sub-Lessee Security, any Maintenance Reserves or any Sub-Lease Credit Documents paid to the Sub-Lease Account or deposited with the Security Trustee pursuant to the foregoing provisions of this clause 8.6.8, or make any payment determined on the basis of the amount of such cash deposits, other Sub-Lessee Security, Maintenance Reserves or Sub-Lease Credit Documents, to a Sub-Lessee, or that Lessee itself incurs expenditure in respect of the Aircraft in circumstances where that Lessee would be entitled, in the absence of the provisions of this clause 8.6.8, to use such cash deposits, other Sub-Lessee Security, Maintenance Reserves or Sub-Lease Credit Documents in reimbursement of or application towards that expenditure, the Security Trustee shall, to such extent and as soon as reasonably practicable:

(A)                    return such cash deposits, other Sub-Lessee Security, Maintenance Reserves or Sub-Lease Credit Documents to that Sub-Lessee or direct the Sub-Lease Account Bank to do so; or

(B)                      (provided that no Cross Collateralisation Event has occurred and is continuing) reimburse the same to that Lessee or direct the Sub-Lease Account Bank to do so,

subject to that Lessee having certified in writing to the Security Trustee that that Lessee has become so obliged (in the case of (A)) or has incurred that expenditure (in the case of (B)).

In addition, if the relevant Sub-Lessee shall have defaulted in the payment of rent under the relevant Sub-Lease, the Security Trustee shall, at the written request from time to time of the relevant Lessee (which written request may be given at any time after such default), release and pay to that Lessee or direct the Sub-Lease Account Bank to do so, from any cash deposits and/or other Sub-Lessee Security paid to or deposited with the Security Trustee pursuant to the foregoing provisions of this clause 8.6.8, an amount equal to the lesser of (A) the total amount of all such defaulted rent payments attributable to any period prior to the ECA Repayment Date immediately preceding that written request (as certified by that Lessee in that written request), (B) such lesser amount as may be requested by that Lessee in that written request, and (C) the amount of rent paid by that Lessee to the relevant Borrower under the Lease for that Aircraft on the ECA Repayment Date immediately preceding that written request.  There shall be no limit to the number of requests which may be submitted by a Lessee under this paragraph and the maximum referred to in (C) of this paragraph shall not prevent the relevant Lessee from including in any subsequent written request under this paragraph any amount of unpaid rent under the relevant Sub-Lease attributable to any prior period in respect of which it has not already received payment from or at the direction of the Security Trustee.

For the avoidance of doubt, the Security Trustee shall in no circumstances be obliged at any time to pay or direct the Sub-Lease Account Bank to pay any amount to any person pursuant to the foregoing provisions of this clause 8.6.8 to the extent that such amount exceeds the amount of cash deposits, other Sub-Lessee Security and (if applicable) Maintenance Reserves in relation to the relevant Aircraft received by the Security Trustee and/or in the relevant Sub-Lease Account prior to that time under this clause 8.6.8 and not prior to that time paid or reimbursed by or at the direction of the Security Trustee to any person under this clause 8.6.8.

8.7                     Further provisions relating to Sub-Leases

8.7.1                                 The Finance Parties acknowledge that debis and/or any Lessee may, in relation to a particular Aircraft, from time to time, request the approval, consent, waiver or agreement of the ECA Agent and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent in respect of any of the matters referred to in this clause 8, including any request for a deviation from the requirements of the Sub-Lease Requirements.  Any such request shall be addressed to the Security Trustee and shall be dealt with by the Security Trustee (on behalf of and in conjunction with the relevant Agent).  debis, the Security Trustee and the relevant Finance Parties agree to consult each other and with the Export Credit Agencies in good faith, each acting reasonably, in relation to any such request.

8.7.2                                 If debis and/or any Lessee makes any request pursuant to clause 8.7.1 for a deviation from the Sub-Lease Requirements, the consultation period referred to in clause 8.7.1 shall be ten (10) Banking Days or such longer period as debis and/or the relevant Lessee may request (each acting reasonably).

8.7.3                                 For the avoidance of doubt, nothing in this clause 8 shall prevent any Lessee or debis from entering into any contract and/or documentation with a proposed Sub-Lessee in relation to a proposed Sub-Lease which does not comply with the Sub-Lease Requirements (but not, for the avoidance of doubt, actually leasing an Aircraft to a Sub-Lessee pursuant to that contract and/or documentation or otherwise) if the parties’ rights and obligations under that contract and/or documentation are expressed to be subject to the consent of the Security Trustee to the relevant deviation from the Sub-Lease Requirements.

8.8                     Matters relating to Notices and Acknowledgements

A Lessee shall be entitled to deviate from the terms of any notice or acknowledgement attached to any Security Document in order to accommodate the reasonable requests of any Sub-Lessee, Sub-Sub-Lessee or Insurer or any other person (other than an Obligor) to whom such notice is addressed or who is to execute such acknowledgement, provided always that no such deviation:

8.8.1                                 is inconsistent with the Standard; and

8.8.2                                 would or might reasonably be expected to result in the rights, title and interests of the Finance Parties and the Borrowers (or any of them) in and to the Aircraft and/or under any Transaction Document being materially adversely affected.

8.9                     Insurances

The Lessee of an Aircraft shall, prior to the delivery of that Aircraft under any Sub-Lease or Sub-Sub-Lease, provide the Security Trustee with (in each case, in English or accompanied by a certified translation into English) certificates of insurance and a broker’s or insurer’s letter of undertaking that evidence to the satisfaction of the Security Trustee that the insurances required by this Agreement will continue in full force after the delivery of that Aircraft to the Sub-Lessee or Sub-Sub-Lessee (as applicable).

9                               Change of ownership and/or leasing structure with respect to an Aircraft

9.1                     Acknowledgement of need for changes

The Finance Parties hereby acknowledge that it may be necessary, from time to time during the Security Period, to change the ownership and/or leasing structure with respect to any Aircraft.  Each Obligor which is a party hereto hereby acknowledges that, pursuant to clause 8.2, the ECA Agent and/or (if the relevant Aircraft is a Mismatch Aircraft) the Mismatch Agent may require a change in the Borrower for an Aircraft in the circumstances referred to in clause 8.2.  In any such case, the following provisions of this clause 9 shall apply.

9.2                     Consent

The Finance Parties hereby agree to consent to any change of ownership and/or leasing structure with respect to any Aircraft, including without limitation a transfer of the relevant Lease to another Lessee or the transfer of the shares of the relevant Lessee to another Lessee or to debis or another Lessee Parent, as the case may be (provided that, in the case of any change of Sub-Lessee, the provisions of clause 8.2 instead shall apply), and co-operate in a timely manner with the relevant Lessee to give effect to that change, provided that the following conditions are satisfied:

9.2.1                                 debis shall have given to the ECA Agent and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent thirty (30) Banking Days’ written notice prior to the proposed effective date of the proposed change (“Proposed Effective Date”) details of the following:

(a)              the affected Aircraft;

(b)             the proposed change in the ownership and/or leasing structure, each affected Borrower, each affected Lessee and each other person that will play a role in the proposed ownership and/or leasing structure with respect to that Aircraft (including, without limitation, each proposed new Borrower and/or new Lessee);

(c)              if the change involves a change of, or a new, Borrower and/or Lessee:

(i)                           the identity and ownership structure of the new Borrower and/or Lessee; and

(ii)                        its proposed State of Incorporation;

9.2.2                                 debis shall have agreed the following with the Security Trustee (acting on the instructions of the National Agents, the German Parallel Lender and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent) at least ten (10) Banking Days prior to the Proposed Effective Date:

(a)              if the change involves a change in ownership of the affected Aircraft, the documentation pursuant to which title to the affected Aircraft will be transferred from one Borrower to another Borrower;

(b)             all Borrower Novations and Lessee Novations (if any) required in connection with the change;

(c)              if the change involves a change of, or a new, Borrower and/or Lessee:

(i)                           such other documents as the Security Trustee (acting on the instructions of the National Agents, the German Parallel Lender and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent) shall reasonably require to ensure that the Finance Parties and, in the case of any change in, or new, Lessee, the relevant Borrower will be in no worse position than they would have been in the absence of that change; and

(ii)                        such legal opinion or opinions as the Security Trustee (acting on the instructions of the National Agents, the German Parallel Lender and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent) shall reasonably require to demonstrate that the Finance Parties and, in the case of any change in, or new, Lessee, the relevant Borrower will be in no worse position than they would have been in the absence of that change;

(d)             if the change involves the introduction of any Alternative Obligor into such ownership and/or leasing structure, the requirements set out in clause 9.3 shall have been satisfied;

9.2.3                                 the Borrower in respect of that Aircraft shall have paid:

(a)                        to the Security Trustee and the German Parallel Lender in full on or prior to the Proposed Effective Date such fees in connection with that proposed change as are agreed from time to time pursuant to the Fees Letters; and

(b)                       to the Export Credit Agencies in full on or prior to the Proposed Effective Date all reasonable fees charged by the relevant Export Credit Agency in connection with, and notified by them to debis in advance of, that proposed change;

9.2.4                                 if the change involves the introduction of a tax lease structure in respect of that Aircraft, the revised structure shall (subject always to clause 9.2.5) reflect any absence of cross-default or cross-collateralisation, as between that Aircraft and the other Aircraft; and

9.2.5                                 the Export Credit Agencies, the German Parallel Lender and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent shall have consented in writing to the change.

Any change in ownership and/or leasing structure satisfying the requirements of this clause 9.2 is referred to as a “Permitted Change”.

9.3                     Alternative Obligors

9.3.1                                 debis shall be entitled to request that an Alternative Obligor be incorporated into the ownership and/or leasing structure in respect of an Aircraft.

Any such request shall be made by debis by written notice to the Security Trustee (an “Alternative Obligor Request”).  The Alternative Obligor Request shall identify the following:

(a)              its proposed State of Incorporation;

(b)             in the case of an Alternative Borrower, the identity of the Alternative Borrower Manager and the Alternative Borrower Trustee; and

(c)              in the case of an Alternative Lessee, the role which that party is intended to take in the leasing structure with respect to that Aircraft.

The Security Trustee (acting on the instructions of the National Agents, the German Parallel Lender and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent) shall consider that request in good faith taking into account the matters referred to above.  Subject to the Security Trustee receiving instructions from the National Agents, the German Parallel Lender and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent, the Security Trustee shall inform debis within fifteen (15) Banking Days of receipt of an Alternative Obligor Request in respect of an Alternative Lessee and within thirty (30) Banking Days of receipt of an Alternative Obligor Request in respect of an Alternative Borrower as to whether the Alternative Obligor Request has been approved by the National Agents, the German Parallel Lender and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent.

9.3.2                                 Each Alternative Obligor shall be capable of providing representations, warranties, undertakings and covenants having substantially the same effect as those given by the relevant Obligors in clauses 6 and 7.  Each Alternative Lessee shall be a direct or indirect and wholly-owned Subsidiary of debis.

9.3.3                                 Each Alternative Borrower shall be a company whose shares are held by (a) the Trustee or another trustee approved by the Security Trustee (acting on the instructions of the National Agents, the German Parallel Lender and the Mismatch Agent) on trust for charitable purposes, or (b) the Principal Borrower.  Each Alternative Borrower shall be managed by the Initial Manager or another established and recognised management company acceptable to the Security Trustee (acting on the instructions of the National Agents, the German Parallel Lender and the Mismatch Agent) and on terms either pursuant to the Initial Administration Agreement (where the manager is the Initial Manager) or otherwise on terms substantially similar to the Initial Administration Agreement.

9.3.4                                 debis shall procure that the Security Trustee is provided with the following documents and evidence, in form and substance satisfactory to the Security Trustee (acting on the instructions of the National Agents, the German Parallel Lender and (if the relevant Aircraft is a Mismatch Aircraft) the Mismatch Agent) no later than fifteen (15) Banking Days prior to the Proposed Effective Date (or such later date as the Security Trustee (acting on the instructions of the National Agents, the German Parallel Lender and (if the relevant Aircraft is a Mismatch Aircraft) the Mismatch Agent) and debis may agree):

(a)            an Accession Deed duly executed by the parties thereto;

(b)           an Alternative Lessee Share Charge or, as applicable, an Alternative Borrower Share Charge duly executed by the parties thereto over the entire issued share capital of the Alternative Obligor together with certified copies of the minute books and the share register (if any) of the Alternative Obligor and the originals of the share certificates of the Alternative Obligor referred to therein and duly executed originals of the letters of resignation, irrevocable proxies and undated share transfer forms referred to therein;

(c)            in the case of an Alternative Borrower;

(i)                           an Alternative Borrower Floating Charge together with any documents deliverable therewith;

(ii)                        a Security Assignment duly executed by the parties thereto, together with duly executed notices and acknowledgements referred to therein, in each case, duly perfected and (if applicable) registered in all applicable jurisdictions;

(iii)                     an English Law Mortgage, an English Law Mortgage Letter and (subject to clause 16.6) a Mortgage, each duly executed by the parties thereto and, in the case of the Mortgage (if any), duly perfected and registered in the State of Registration; and

(iv)                    either an accession deed whereby the Alternative Borrower accedes to the Initial Administration Agreement (where the Alternative Borrower is managed by the Initial Manager) or an Alternative Borrower Administration Agreement duly executed by the Alternative Borrower Manager and the other parties thereto, on the terms required by clause 9.3.3 (in all other circumstances), (except where the shares in the Alternative Borrower are held by the Principal Borrower) an Alternative Declaration of Trust duly executed by the Alternative Borrower Trustee and an Alternative Borrower Comfort Letter duly executed by the Alternative Borrower Manager;

(d)           in the case of an Alternative Lessee, a Lessee Assignment duly executed by the parties thereto, together with duly executed notices and acknowledgements referred to therein, in each case, duly perfected and (if applicable) registered in all applicable jurisdictions;

(e)            if any Intermediate Lease will be entered into:

(i)                         an Intermediate Lessee Assignment duly executed by the parties thereto, together with duly executed notices and acknowledgements referred to therein, in each case, duly perfected and (if applicable) registered in all applicable jurisdictions;

(ii)                      a draft of that Intermediate Lease evidencing that (A) that Intermediate Lease is made between two Lessees, and (B) that Intermediate Lease is expressly subject and subordinate to the Lease for that Aircraft; and

(iii)                     a legal opinion from legal counsel reasonably acceptable for the Security Trustee in all relevant jurisdictions addressed to the Security Trustee (in form and substance reasonably satisfactory to the Security Trustee) confirming that that Intermediate Lease shall be recognised as being subject and subordinate to the Lease for that Aircraft pursuant to the Applicable Laws of that jurisdiction;

(f)              any such novations, assignments or other documents as may be required in order to make the Alternative Obligor a party to the Airframe Warranties Agreement and the Engine Warranties Agreement, in each case, for that Aircraft;

(g)           a certificate signed by a director of the Alternative Obligor and, in the case of an Alternative Borrower, the relevant Alternative Borrower Trustee, setting out, in each case, the specimen signature of those persons authorised to sign the Transaction Documents to which the Alternative Obligor is or is to be a party and attaching, in each case, Certified Copies of the following (or their equivalent):

(i)                           the certificate of incorporation of the Alternative Obligor together with its constitutional documents;

(ii)                        the resolutions of the board of directors and shareholders of the Alternative Obligor approving the execution and performance by it of each Transaction Document to which it is or is to be a party;

(iii)                     the resolutions of the owner of the entire issued share capital of the Alternative Obligor approving the execution and performance by that person of each Transaction Document to which it is or is to be a party; and

(iv)                    a power of attorney appointing those persons authorised to sign on behalf of the Alternative Obligor each Transaction Document to which it is, or is to be, a party;

(h)           if the Alternative Obligor is to be incorporated in the Cayman Islands, a certificate of exemption in respect of the Alternative Obligor from the appropriate Cayman Islands authorities;

(i)               a legal opinion from in-house counsel to debis as to the due execution by debis of the Accession Deed, in form and substance reasonably acceptable to the Security Trustee;

(j)               a legal and tax opinion from reputable counsel acceptable to the Security Trustee in the State of Incorporation of the Alternative Obligor, in form and substance reasonably acceptable to the Security Trustee; and

(k)            a legal opinion from Norton Rose, counsel to the Lenders, as to English law, in form and substance reasonably acceptable to the Security Trustee.

9.3.5                                 Each debis Obligor other than the Alternative Obligor hereby irrevocably authorises debis to execute any duly completed Accession Deed on its behalf.  Each Finance Party and each Borrower other than the Alternative Obligor hereby irrevocably authorises the Security Trustee to execute any duly completed Accession Deed on its behalf. Upon receipt by the Security Trustee of the Accession Deed signed by debis and the Alternative Obligor, the Security Trustee shall sign the same for itself and on behalf of the other Finance Parties and the Borrowers other than the Alternative Obligor and shall as as soon as reasonably practicable give notice of that execution to all of the parties to the Accession Deed.  Upon execution of any such Accession Deed, it shall take effect in accordance with, but subject to, the terms hereof and thereof.

9.3.6                                 It is agreed that where an Aircraft is to be registered with the FAA, title to the relevant Aircraft may be held by a professional US owner trustee pursuant to a US ownership trust arrangement under which the relevant Borrower shall be the owner participant (such owner trustee and ownership trust arrangement to be satisfactory to the Security Trustee, acting on the instructions of the National Agents, the German Parallel Lender and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent, each acting reasonably).  The provisions of clause 9.3.1 relating to the submission, consideration and approval of an Alternative Obligor Request shall apply in relation to any written request by debis to utilise such an arrangement and the provisions of the Transaction Documents relating to ownership and registration of that Aircraft and the taking of security over that Aircraft shall be construed accordingly. The parties hereto agree and acknowledge that the use of such an ownership trust arrangement may result in a need for security alternative and/or additional to that contemplated by the relevant foregoing provisions of this clause 9.

9.4                    Consummation of Permitted Change

Provided that all of the documents and opinions referred to in clauses 9.2.2 and, if relevant, 9.3 relating to a Permitted Change have been agreed with all relevant parties in accordance with such clauses and the fees payable pursuant to clause 9.2.3 have been paid, the affected Obligors may and, at the request of the relevant Lessee and at the cost of the Borrowers, the affected Obligors and the Finance Parties shall consummate that Permitted Change on the date specified by debis (which shall be a Banking Day occurring no earlier than the Proposed Effective Date and no later than the date falling forty five (45) days after the Proposed Effective Date) and, simultaneously therewith, debis will deliver to the Security Trustee originals or Certified Copies of all such documents and opinions.

9.5                    Co-operation

Each of the Finance Parties agrees, at the request of debis and at the cost of the Borrowers, to do such acts and things and execute such documents as may reasonably be required to complete any Permitted Change, subject to and in accordance with the provisions of this clause 9.

9.6                    Matters relating to the Borrower Trustee and the Manager

9.6.1                                 If:

(a)              any Borrower Trustee or Manager defaults in the performance of any of its material obligations under any Transaction Document to which it is a party and such default is not remedied within thirty (30) days of notice thereof from the Security Trustee (with a copy to debis); or

(b)             a Winding Up (as defined in clause 3.2 of the Initial Administration Agreement) occurs and is continuing with respect to any Borrower Trustee or Manager; or

(c)              the ultimate beneficial owner of any Borrower Trustee or Manager (being the person who issues the relevant Comfort Letter in respect of any Borrower Trustee or Manager) notifies any party hereto that it proposes to dispose of all or any of its shares in the relevant Borrower Trustee or Manager, each of the Finance Parties and debis agrees as follows:

(i)                           as soon as reasonably practicable upon becoming aware of such default, Insolvency Event or disposal, it will notify each other of the same and thereafter consult with each other in good faith for a period of up to sixty (60) days or, in the case of paragraph (c) above, six (6) weeks (or, in either such case, such longer period as debis and the Security Trustee may agree) as to the most appropriate course of action with regard to such default, Insolvency Event or disposal and will take such steps as are reasonable and open to them, at the cost of the Borrowers, to mitigate the effect of such default, Insolvency Event or disposal subject always to the proviso to clause 10.1.4 and the conditions set forth in clause 10.2.  Without limiting the foregoing (but subject always to the proviso to clause 10.1.4 and clause 10.2), debis and the Finance Parties will consider whether action should be taken to:

(A)                    terminate any applicable Administration Agreement or the appointment of the Manager thereunder or replace the defaulting Manager and defaulted Administration Agreement with an alternative manager and administration agreement acceptable to debis and the Security Trustee (both acting reasonably); and/or

(B)                      preserve or enforce the rights of the Security Trustee under any Borrower Share Charge, including action to have the shares in the relevant Borrower which are subject to such Borrower Share Charge transferred to another person acceptable to debis and the Security Trustee (both acting reasonably), to be held on trust on terms substantially the same as the Declaration of Trust for the relevant Borrower and subject to a further share charge on terms substantially the same as the related Borrower Share Charge; and

and if such action is considered appropriate by debis and agreed to by the Security Trustee, then debis and/or the Security Trustee shall take such steps as are open to them, at the cost of the relevant Borrower(s), to effect such termination, replacement, preservation, enforcement and/or transfer; and

(ii)                        if at the end of the consultation period referred to above the relevant default, Insolvency Event or disposal is still subsisting and the same has not been mitigated as contemplated by the foregoing provision, the Security Trustee shall, if the ECA Agent and (if the relevant Aircraft is a Mismatch Aircraft) the Mismatch Agent consider that the same would or might reasonably be expected to result in the rights, title and interests of the Finance Parties and the Borrowers (or any of them) in and to the Aircraft and/or under any Transaction Document being materially adversely affected, based on advice received by the Security Trustee and shared with debis from reputable legal counsel in the relevant jurisdictions, be entitled to declare a Mandatory Prepayment Event with respect to the relevant Aircraft.

9.6.2                                 Notwithstanding any provision of any Transaction Document to the contrary, the Finance Parties and debis agree that if debis considers it appropriate that action is taken to:

(a)                        terminate any Administration Agreement and replace that Administration Agreement with an alternative manager and/or administration agreement acceptable to Security Trustee (acting reasonably) or terminate the appointment of any Manager and replace that Manager with an alternative manager acceptable to Security Trustee (acting reasonably); and/or

(b)                       preserve or enforce the rights of the Security Trustee under any Borrower Share Charge, including action to have the shares in the relevant Borrower which are subject to that Borrower Share Charge transferred to another person acceptable to debis and the Security Trustee (both acting reasonably), to be held on trust on terms substantially the same as the Principal Declaration of Trust and subject to a further share charge on terms substantially the same as that Borrower Share Charge, in each case, at a time when no Lease Termination Event has occurred and is continuing and as a result of concerns that debis may have in relation to the continuation of the participation of a particular Manager or Borrower Trustee in the transactions contemplated by the Transaction Documents, debis shall be entitled to take, or direct the Security Trustee to take, such action, and the Security Trustee shall take such action as is available to it as soon as reasonably practicable after being required to do so by debis.  The relevant

Borrower(s) agrees to indemnify the Security Trustee in respect of all Losses and Expenses suffered or incurred as a result of the Security Trustee taking any such action.

9.6.3                                 Each of the parties hereto agrees, at the cost of the relevant Borrower(s), to enter into or approve the execution of such documentation (including amendments to any of the Transaction Documents) as may be required in order to implement the arrangements contemplated by clause 9.6.1 or 9.6.2.

9.6.4                                 At all times when no Lease Termination Event has occurred and is continuing, the consent of debis shall be required for the appointment of any new Manager or new Borrower Trustee.

10                       Mitigation

10.1             General

If:

10.1.1                        a Borrower Termination Event occurs in relation to an Aircraft; or

10.1.2                        as a result of a Change in Law, any of the Security Documents for an Aircraft, at any time and for any reason, ceases to be valid or enforceable in accordance with its terms; or

10.1.3                        any Obligor becomes obliged to make any payment or any increased payment under any of clauses 4.7, 9.1, 9.7 or 10.1 of a Loan Agreement for an Aircraft or any of clauses 8.8, 13.1 or 13.2 of the Lease for an Aircraft; or

10.1.4                        clause 10.2 or clause 10.3 of the Loan Agreement for an Aircraft applies,

(each a “Relevant Circumstance”) then, without in any way limiting, reducing or otherwise qualifying the rights and obligations of the Finance Parties under any provision of the Transaction Documents, any party hereto who is aware of the same will, upon becoming aware of the same, notify the other parties hereto thereof and, for a period of up to sixty (60) days, and subject as provided in clause 10.2, the Finance Parties agree that they will not take any action which will result in the acceleration of any Loan, and that the provisions of clauses 13.5 and 13.6 (except to the extent that such clauses relate to Notices of Reservation of Rights) shall not apply, by reason of the Relevant Circumstance and that they will take such steps as are reasonable and as may be open to them to mitigate the effects of that circumstance (including the restructuring of the transactions hereby contemplated in a manner which will avoid the circumstance in question (which may include a change in the identity of one or more of the Lenders) and on terms which the Finance Parties and debis consider reasonable), provided that (and the following proviso shall also apply to clause 9.6):

(a)              no party shall be under any obligation to take any such action if to do so would have a material adverse effect on its business, operations or financial condition or the financial basis under which the Transaction Documents have been entered into or would entail any cost, Loss, Expense or Tax to that party (unless, in the case of an adverse effect on that financial basis, or cost, Loss, Expense or Tax, the relevant party shall have been indemnified or otherwise secured to its satisfaction by the Borrowers, who shall have received a counter-indemnity from the Lessees which shall have been guaranteed by debis under the Guarantee); and

(b)             the parties shall not be under any obligation to achieve any particular result nor shall any of them incur any liability to any Obligor by virtue of the steps taken or such steps resulting in less than complete mitigation.

10.2             Conditions - general

The agreement of the parties set forth in clauses 9.6 and 10.1 is subject to the conditions that:

10.2.1                        at the relevant time, no Lease Termination Event, Mandatory Prepayment Event for that Aircraft (other than a Mandatory Prepayment Event of the nature referred to in paragraph (c) or (d) of the definition thereof) or Total Loss of that Aircraft shall have occurred and be continuing;

10.2.2                        no action to be taken under, or any delay in any action as a result of the operation of, clause 9.6 or 10.1 (as applicable) would or might reasonably be expected to result in the rights, title and interests of the Finance Parties and the Borrowers (or any of them) in and to the Aircraft and/or under any Transaction Document being materially adversely affected, based on advice received by the Security Trustee and shared with debis from reputable legal counsel in the relevant jurisdictions;

10.2.3                        all amounts due and payable, or expressed to be due and payable, to each party pursuant to the Transaction Documents at the relevant time shall have been paid to them; and

10.2.4                        no Applicable Law shall prevent any party from performing its obligations under clause 9.6 or 10.1 (as applicable).

11                       Contest

11.1                Each of the Finance Parties hereby agrees that, if any Obligor is required to indemnify such Finance Party for any Loss under clause 9.1 of any Loan Agreement and/or clause 13.2 of any Lease, so long as no Lease Termination Event has occurred and is continuing, any Lessee and any Sub-Lessee shall have the right to investigate and the right in its sole discretion and its own name to defend or compromise any such Loss and such Finance Party shall co-operate, at the Borrowers’ expense, with all reasonable requests of such Lessee in connection therewith.  Such co-operation will include, without limitation, the relevant Finance Party providing such details as are available to it (free from confidentiality restrictions) of the relevant events and circumstances, the relevant Finance Party notifying the relevant Lessee of its proposed course of action in relation to the claim which forms the basis of the Loss and the relevant Finance Party reviewing any representations from any Lessee or any Sub-Lessee (or their respective counsel) as to the legal basis of such claim and responding to all reasonable questions from any Lessee or any Sub-Lessee generally in relation to such claim.  Each of the Finance Parties agrees that, if it is not possible under Applicable law for a Lessee and/or Sub-Lessee to defend or compromise any Loss of the nature indemnified under clause 9.1 of any Loan Agreement and/or clause 13.2 of any Lease in its own name, the relevant Lessee will consult with, consider representations from and discuss with such Finance Party, in each case in good faith, with a view to determining whether and, if so, on what basis such Finance Party may be prepared to defend or compromise such Loss in it own name and if, following such good faith consultation, such Finance Party determines that it is not prepared to defend or compromise such Loss in its own name then such Finance Party shall be under no obligation to defend or compromise such Loss in its own name.

11.2                No Finance Party shall be obliged to provide any co-operation pursuant to clause 11.1 unless (i) the relevant Lessee shall indemnify such Finance Party to its reasonable satisfaction against all Losses which the Finance Party may incur in connection with, or as a result of, contesting such Loss or taking such action, including, without limitation, all legal and accountancy fees and disbursements, and the amount of any interest payments or penalties which may be payable or any other loss or damage whatsoever which may be incurred as a result of contesting such claim or taking such action and (ii) if such contest is to be initiated by the payment of, and the claiming of a refund for, such Losses, the relevant Lessee shall have advanced to such Finance Party sufficient funds (on an interest free basis and if such advance results in taxable income to such Finance Party on an after Tax basis) to make such payment.  Nothing herein shall require such Finance Party to take or refrain from taking any action or do anything pursuant to clause 11.1 (i) which would (or might), in the reasonable opinion of such Finance Party, entail any material risk of civil or criminal liability to any Obligor or any Finance Party or (ii) if, judged by reference to the generally accepted practice in the aviation finance market at such time, it would be materially prejudicial to such Finance Party’s interests.  If such Finance Party shall obtain a refund of all or any part of any such Losses which any Obligor shall have paid, such Finance Party shall as soon as reasonably practicable pay to the relevant Lessee an amount which such

Finance Party determines will leave such Finance Party in no better or worse position than it would have been had there been no claim against such Finance Party for such Losses.

11.3                Each Finance Party shall take such action as it may, in good faith, deem reasonable under the circumstances to mitigate any indemnification obligation of the Obligors under clause 9.1 of any Loan Agreement and/or clause 13.2 of any Lease, provided that the failure of such Finance Party to take any such mitigation action shall not reduce, diminish or otherwise affect the obligation of the relevant Obligors to indemnify such Finance Party pursuant to clause 9.1 of the relevant Loan Agreement and/or clause 13.2 of any Lease.

11.4                The provisions of clause 11 shall not apply to any Export Credit Agency which may become a party to this Agreement.

11.5                Each Borrower agrees to extend the same contest and mitigation rights, mutatis mutandis, to each Lessee and Sub-Lessee as those set out in clauses 11.1 and 11.3, as if all references therein to the “Finance Parties” were references to that Borrower.

12                       Covenants - Finance Parties

12.1             Quiet enjoyment - Lessee

So long as no Lease Termination Event has occurred and is continuing, each Finance Party agrees that neither it, nor any person lawfully claiming through that Finance Party, will interfere with the quiet use, possession and enjoyment of an Aircraft which is then subject to the security constituted by the Security Documents by any Lessee, any Sub-Lessee or any Sub-Sub-Lessee of that Aircraft.

12.2             Quiet enjoyment - Sub-Lessees

The Finance Parties and the Borrowers acknowledge that a Sub-Lessee of an Aircraft which is then the subject of an ECA Loan and/or a Mismatch Loan may request the Lessee of that Aircraft to procure the execution and delivery of a quiet enjoyment undertaking by the Finance Parties, or by the Security Trustee on their behalf, and by the relevant Borrower.  The Finance Parties and the Borrowers agree that they shall, as soon as reasonably practicable following a request by that Lessee, grant, or (in the case of the Finance Parties only) shall instruct the Security Trustee to grant, a quiet enjoyment undertaking to that Sub-Lessee, in the same terms mutatis mutandis as the Quiet Enjoyment Undertaking, provided that all provisions of the Sub-Lease Requirements in relation to the sub-leasing of that Aircraft to that Sub-Lessee are satisfied in full or waived in accordance with clause 8.7. The Finance Parties and the Borrowers agree that they shall perform their respective obligations under each Quiet Enjoyment Undertaking.

12.3             Non-receipt of Borrower amounts

If any Agent shall not receive on its due date any amount due or expressed to be due from a Borrower to that Agent (on its own behalf or on behalf of the relevant Lenders or any of them) under the Transaction Documents, that Agent shall as soon as reasonably practicable notify debis in writing of that non-receipt.

12.4             Finance Party Liens

Each Finance Party agrees for the benefit of debis and each Lessee as follows:

12.4.1

(a)              it shall not create or permit to arise or subsist any Finance Party Lien (other than any Permitted Finance Party Lien) over or with respect to any Aircraft which is then the subject of an ECA Loan and/or a Mismatch Loan and shall as soon as reasonably practicable, at its own expense, discharge or procure the discharge of any such Finance Party Lien if the same shall exist at any time; and

(b)             it will not do, and will use all reasonable endeavours to prevent, any act which could reasonably be expected to result in any Aircraft which is then the subject of an ECA Loan and/or a Mismatch Loan being arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory Finance Party Lien and, if any such arrest, confiscation, seizure, taking, impounding, forfeiture or detention occurs, it will give debis immediate written notice thereof, and will procure the prompt release of that Aircraft; and

12.4.2                           it will comply with the obligations expressed to be assumed by it under the Transaction Documents.

12.5             Direct payments

In circumstances where a payment obligation by a Lessee to a Borrower under the Lease for an Aircraft is matched by a corresponding payment obligation by that Borrower to the Finance Parties under the Loan Agreements for that Aircraft or any other Transaction Document for that Aircraft, payment of that amount by that Lessee direct to the relevant Agent shall (upon receipt thereof by the relevant Agent) be deemed to constitute payment of that amount by that Lessee to that Borrower under that Lease and payment of that amount by that Borrower to the relevant Finance Parties under those Loan Agreements or other Transaction Document (as applicable).

12.6             Release of security

12.6.1                           Provided that no Cross Collateralisation Event has occurred and is continuing, upon irrevocable receipt in full by the Security Trustee and/or the Agents of all amounts of principal and interest owing in respect of each Loan for an Aircraft, so that each such Loan shall have been repaid in full, together with all other amounts due but unpaid at that time in respect of each such Loan in accordance with the terms of the Loan Agreements for those Loans, then:

(a)              the rights of the Secured Parties (other than the related Lessee) in respect of the Mortgage (if any), the English Law Mortgage, the Security Assignment and the other Security Documents (in each case, to the extent solely relating to the relevant Aircraft) shall thereupon be deemed to be released, terminated and, as the case may be, reassigned; and

(b)             the Security Trustee shall confirm in writing to the Lessee for that Aircraft that all such amounts have been paid in full, at which time title to that Aircraft shall be transferred by the relevant Borrower in accordance with the Lease for that Aircraft.

Upon title so transferring, if so requested by that Lessee, the Security Trustee shall, at the cost of the Borrowers, as soon as reasonably practicable release, terminate and, as the case may be, reassign the English Law Mortgage, the Mortgage (if any), each Security Assignment and the other Security Documents (in each case, to the extent solely relating to the relevant Aircraft), and take such other action which that Lessee may reasonably request in order to effect those releases, terminations and reassignments.  If the Borrower is the beneficiary of any security constituted by the Security Documents, the Borrower will also thereupon take such other action which that Lessee may reasonably request in order to effect the release, termination and reassignment of the Borrower’s interests under the Security Documents, to the extent solely relating to that Aircraft.

12.6.2                           Upon an Aircraft ceasing to be leased by the Lessee for that Aircraft to a particular Sub-Lessee under a Sub-Lease and where that Sub-Lessee has returned that Aircraft to that Lessee in accordance with that Sub-Lease:

(a)              the Security Trustee and the relevant Borrower agree (at the cost and expense of the Borrowers), if so requested by that Lessee, as soon as reasonably practicable to release and reassign that Sub-Lease, the relevant Assignment of Insurances and the relevant Deregistration Power of Attorney from the security created pursuant to the Lessee Assignment(s) which relates to that Aircraft and the Security Assignment which relates to that Aircraft and to take such further action as that Lessee may reasonably request in order to effect such releases and reassignments; and

(b)             the Security Trustee agrees (at the cost and expense of the Borrowers), if so requested by that Lessee, as soon as reasonably practicable to release any Mortgage for that Aircraft granted to it in connection with the leasing of that Aircraft to that Sub-Lessee and as soon as reasonably practicable to take such further action as that Lessee may reasonably request in order to give effect to that release, provided that the Borrower has, if it is required to do so pursuant to paragraph 1 of schedule 7, granted a new Mortgage for that Aircraft in favour of the Security Trustee in accordance with the provisions of this Agreement and the other Transaction Documents.  The foregoing undertakings shall also apply, subject to the related proviso, in circumstances where there is a change of the State of Registration permitted under this Agreement.

12.6.3                           Upon title to an Engine or Part transferring to a Lessee pursuant to clause 11.5 of the relevant Lease, if so requested by that Lessee, the Security Trustee shall, at the cost of the Borrowers, as soon as reasonably practicable release, terminate and, as the case may be, reassign the English Law Mortgage and the Mortgage (if any) (in each case, to the extent solely relating to the relevant Engine or Part, and subject always to equivalent security having first been created and perfected over the relacement Engine or Part), and take such other action which that Lessee may reasonably request in order to effect those releases, terminations and reassignments.

12.7             Substitution of Aircraft

12.7.1                           Subject to no Cross Collateralisation Event having occurred and continuing, if a Total Loss of an Aircraft occurs or the relevant Lessee otherwise wishes to substitute an Aircraft for the purposes of the Transaction Documents (in each case, the “Existing Aircraft”), that Lessee may, by notice to the ECA Agent, (if the Existing Aircraft is or may become a Mismatch Aircraft) the Mismatch Agent and the German Parallel Lender, request permission to substitute for the Existing Aircraft another Airbus aircraft of the same type or in the same family of aircraft as the Existing Aircraft (the “Replacement Aircraft”).  The notice shall provide details of the age from delivery by the Manufacturer and number of block hours since the last Heavy Maintenance Check of the proposed Replacement Aircraft.  The National Agents, the German Parallel Lender and (if the Existing Aircraft is or may become a Mismatch Aircraft) the Mismatch Agent shall consider any such request in good faith, in accordance with the then current practice of the Export Credit Agencies in relation to the substitution of aircraft, and shall inform that Lessee within twenty one (21) Banking Days of the receipt of that notice as to whether the proposed substitution has been approved and, if approved, the terms upon which that Replacement Aircraft shall be substituted for the Existing Aircraft.  The parties to this Agreement acknowledge that the current practice of the Export Credit Agencies is that Export Credit Agency-supported Airbus aircraft may only be substituted in Export Credit Agency-supported facilities by new Airbus aircraft of the same type or in the same family of aircraft as the Existing Aircraft and that any such substitution is, in any event, subject to the approval of the Export Credit Agencies.

12.7.2                           Following a request by the relevant Lessee for the substitution of an Aircraft in accordance with clause 12.7.1 following a Total Loss of that Aircraft and if the Total Loss Proceeds for that Total Loss have been paid to the Security Trustee either:

(a)              prior to the ECA Agent and (if relevant) the Mismatch Agent respectively informing that Lessee of the National Agents’, the German Parallel Lender’s and (if relevant) the Mismatch Agent’s decision as to that substitution; or

(b)             if the National Agents, the German Parallel Lender and (if relevant) the Mismatch Agent have approved the substitution of the Existing Aircraft, prior to the actual substitution of the Existing Aircraft by a Replacement Aircraft,

an amount of the Total Loss Proceeds for that Total Loss equal to the Required Insurance Value (“Retained Proceeds”) shall remain in the relevant Proceeds Account pending completion of the substitution (and assuming, in the case of clause 12.7.2(a), that the substitution will be approved) for up to one hundred and eighty (180) days or such other period of time as shall then reflect the then current practice of the Export Credit Agencies as notified to the relevant National Agent and the German Parallel Lender by the relevant Export Credit Agencies.  If the Existing Aircraft is then substituted by the Replacement Aircraft in accordance with the approval and terms given or specified pursuant to clause 12.7.1, the Retained Proceeds (together with accrued interest thereon for the period whilst held in the relevant Proceeds Account at the rate agreed between the Security Trustee and that Lessee) shall, subject to the proviso to this clause 12.7.2, be returned to that Lessee.  Notwithstanding anything to the contrary herein or in any other Transaction Document, the Obligors agree and acknowledge that the relevant Lessee shall continue to be obliged to pay Rent under and in accordance with the relevant Lease and the relevant Borrower shall continue to be obliged to make all payments of principal and interest falling due under the relevant Loan Agreements, in each case, for the Existing Aircraft, unless and until either (i) the substitution has been completed, from which time the relevant Lessee shall be obliged to pay Rent under and in accordance with the relevant Lease and the relevant Borrower shall be obliged to make all payments of principal and interest falling due under the relevant Loan Agreements, in each case, for the Replacement Aircraft in place of the Existing Aircraft, or (ii) the Retained Proceeds have pursuant thereto been applied in accordance with clause 15.4.

Provided however that, if at any time prior to the actual substitution of the Existing Aircraft by a Replacement Aircraft, a Lease Termination Event shall occur and be continuing, the foregoing provisions of this clause 12.7 shall cease to be of any further application and the Retained Proceeds shall be applied in accordance with clause 15.7.

12.7.3                           If at any time the relevant Lessee withdraws its request for substitution following a Total Loss or such request is rejected or such substitution has not been completed within one hundred and eighty (180) days of the submission of the relevant request (or such other period as the parties may agree), then, as soon as reasonably practicable thereafter, the Retained Proceeds (together with accrued interest thereon for the period whilst held in the relevant Proceeds Account at the rate agreed between the Security Trustee and that Lessee) shall be applied in accordance with clause 15.4, and the other provisions of this Agreement and the Transaction Documents relating to a Total Loss shall be implemented, disregarding for this purpose any reference therein to any such substitution.

12.8             Borrower matters

Each Finance Party agrees with debis that, prior to the exercise of any rights, discretions or powers conferred on it under any of the Administration Agreements and/or pursuant to the Declarations of Trust, it shall, if no Lease Termination Event has then occurred which is continuing, consult in good faith with debis as to the manner and nature of such exercise, provided however that the relevant Finance Party shall nevertheless, subject to clause 10, be entitled to exercise such discretion without reference (or, as the case may be, without further reference) to debis if at any time it believes (acting reasonably) that failure to do so would or might reasonably be expected to result in the rights, title and interests of the Finance Parties and the Borrowers (or any of them) in and to any Aircraft and/or under any Transaction Document being materially adversely affected, based on advice received by the Security Trustee and shared with debis from reputable legal counsel in the relevant jurisdictions.  The foregoing provisions of this clause 12.8 are subject always to the requirements of clause 9.6.

12.9             Transaction Documents

Each of the parties hereto agrees for the benefit of each of the other parties hereto that it will not, other than in accordance with the express terms of the Transaction Documents, terminate, or acquiesce in the termination of, or alter or amend the provisions of, the Transaction Documents or any of them without the prior written consent of each of the other parties hereto.

13                       Enforcement of Trust Documents

13.1             No enforcement by Secured Parties

None of the Secured Parties shall have any independent power to enforce any of the Trust Documents, to exercise any rights and/or powers or to grant any consents or releases under or pursuant to any of the Trust Documents or otherwise have direct recourse to the security constituted by any of the Trust Documents.  Notwithstanding the foregoing or any other provision of this Agreement or any other Transaction Document, it is hereby acknowledged and agreed that the ECA Agent shall be entitled to send an ECA Acceleration Notice under any ECA Loan Agreement and the Mismatch Agent shall be entitled to send a Mismatch Acceleration Notice under any Mismatch Loan Agreement.

13.2             Acceleration of Loans

Save as expressly provided in this clause 13 and expressly without prejudice to any rights of the Mismatch Agent or the Mismatch Lenders to cancel the Unutilised Mismatch Facility for an Aircraft under the Mismatch Loan Agreement for that Aircraft in accordance with the terms thereof from time to time, none of the Finance Parties shall have any independent power to take any steps to accelerate or demand repayment of any Loan pursuant to any Loan Agreement, or to exercise, save to the extent provided above, any rights or powers or to grant any consents or releases relating to or in connection with the occurrence or existence of any Termination Event.

13.3             Action under Trust Documents

At all times before the Secured Loan Obligations have been fully repaid and discharged, subject to the Security Trustee being indemnified to its satisfaction in accordance with clause 16 and without prejudice to clause 13.5, the Security Trustee shall take such action (including, without limitation, the exercise of all rights and/or powers and the granting of consents or releases) or, as the case may be, refrain from taking such action under or pursuant to the Trust Documents as the Majority Lenders shall specifically direct the Security Trustee (that direction being given in writing through the relevant Agent). At all times after the Secured Loan Obligations have been fully repaid and discharged, subject to the Security Trustee being indemnified to its satisfaction, the Security Trustee shall take such action (including, without limitation, the exercise of all rights and/or powers and the granting of consents or releases) or, as the case may be, refrain from taking such action under or pursuant to the Trust Documents as the relevant Lessee may direct.  Unless and until the Security Trustee shall have received such directions or instructions, the Security Trustee shall not be required to take any action under any of the Trust Documents.

13.4             Instructions of Majority Lenders

The Security Trustee shall be entitled (and bound) to assume that any directions received by it from an Agent (or, once the Secured Loan Obligations have been fully repaid and discharged, the relevant Lessee) under or pursuant to this Agreement or any of the other Transaction Documents are the directions of the Majority Lenders (in the case of the directions of the relevant Agent) or, if applicable, the directions of the relevant Agent itself (or, once the Secured Loan Obligations have been fully repaid and discharged, of the relevant Lessee) acting pursuant to the provisions of the Transaction Documents. The Security Trustee shall not be liable to the Secured Parties or any of them for any action taken or omitted under or in connection with this Agreement or any of the other Transaction Documents in accordance with any such directions.

13.5             Action following Termination Event

Subject always to clause 10, if at any time before the Secured Loan Obligations have been fully repaid and discharged any party hereto becomes aware that a Termination Event has occurred and is continuing, that party shall as soon as practicable after becoming aware thereof give written notice to the relevant Borrower, the ECA Agent, the Mismatch Agent and the Security Trustee and the ECA Agent shall thereupon give notice (a “Notice of Applicable Event”) of the same to the National Agents and if:

13.5.1                           within a period of thirty (30) days following the giving of the Notice of Applicable Event by the ECA Agent or the expiry of any period specified in any Notice of Reservation of Rights issued by the Security Trustee pursuant to clause 13.6, the National Agents shall not have given either (i) notice (a “Notice for Inaction”) to the ECA Agent requiring that action not to be taken, or (ii) notice to the ECA Agent and the Security Trustee requiring the issue of a Notice of Reservation of Rights, or a further Notice of Reservation of Rights, pursuant to clause 13.6; or

13.5.2                           any National Agent gives notice (a “Notice for Action”) in writing to the ECA Agent requiring that action to be taken,

then, upon the expiry of the relevant period referred to in clause 13.5.1 or upon the giving of notice by any National Agent pursuant to clause 13.5.2 (or, if any Notice(s) of Reservation of Rights have been delivered by the Security Trustee pursuant to clause 13.6, upon the expiry of the period specified in the last Notice of Reservation of Rights so delivered by the Security Trustee), to the extent permitted by the Transaction Documents and Applicable Law (and provided that, at the relevant time, that Termination Event is continuing and subject always to clause 10):

(a)              an ECA Acceleration Notice shall be deemed to have been given pursuant to and for all purposes of each ECA Loan Agreement and a Mismatch Acceleration Notice shall be deemed to have been given pursuant to and for all purposes of each Mismatch Loan Agreement and the Loans shall become due and payable pursuant to and in accordance with the terms of the Loan Agreements; and/or

(b)             the Security Trustee shall ensure that such steps as may be available and as may be prudent are taken to enforce the security constituted, and/or the rights contained, in the relevant Trust Documents, provided that, for the avoidance of doubt, if any National Agent shall have given a Notice for Action pursuant to this clause 13.5 and any other National Agent shall have given or, as the case may be, shall give a Notice(s) for Inaction pursuant to this clause 13.5 or a Notice of Reservation of Rights pursuant to clause 13.6, the ECA Agent shall disregard the Notice(s) for Inaction and/or Notice of Reservation of Rights and shall act in accordance with the Notice for Action.

13.6             Reservation of rights

Subject to clause 10, if within thirty (30) days after the ECA Agent has given a Notice of Applicable Event, each of the National Agents (at the request of their respective Export Credit Agency) has given to the ECA Agent and the Security Trustee a notice in writing requiring it to do so (provided that the ECA Agent does not receive a Notice for Action pursuant to clause 13.5.2 within that period), the Security Trustee shall by notice in writing to the Lessees and debis (a “Notice of Reservation of Rights”) reserve all of its rights under the Transaction Documents arising as a consequence of the occurrence of the Termination Event in question and take any such other action as specified in that notice, which notice may (inter alia) require the relevant debis Obligor (in the case of a Lease Termination Event) or the relevant Borrower (in the case of a Borrower Termination Event) to remedy that Termination Event within a period of thirty (30) days after the date on which the Notice of Reservation of Rights is given or such other period as the National Agents may agree and specify in that notice.  Upon the expiry of the period specified in any Notice of Reservation of Rights, the Security Trustee shall, if it is instructed in writing to do so by all of the National Agents (at the request of their respective Export Credit Agencies) prior to the expiry of that period (provided the ECA Agent does not receive a Notice for Action pursuant to clause 13.5.2 within that period), give to the relevant Lessee and any other relevant person a further Notice of Reservation of Rights.

13.7             Demands under the Guarantee

13.7.1                           Notwithstanding anything in this Agreement or any of the other Transaction Documents to the contrary, each of the Finance Parties agrees and acknowledges in connection with the Guarantee that:

(a)              the ECA Agent shall be entitled to instruct the Security Trustee to send a Notice of Demand in respect of any amounts outstanding from a Lessee to a Borrower for the ultimate account of any ECA Finance Party or in respect of any obligations owed by a Lessee to a Borrower for the ultimate account of any ECA Finance Party, in each case in accordance with and subject to the provisions of the Guarantee; and

(b)             the Mismatch Agent shall be entitled to instruct the Security Trustee to send a Notice of Demand in respect of any amounts outstanding from a Lessee to a Borrower for the ultimate account of any Mismatch Finance Party or in respect of any obligations owed by a Lessee to a Borrower for the ultimate account of any Mismatch Finance Party, in each case in accordance with and subject to the provisions of the Guarantee.

13.7.2                           So long as no Lease Termination Event, no Cross Collateralisation Event, no ECA Utilisation Block Event and no Mismatch Utilisation Block Event has occurred and is continuing at that time:

(a)              any amounts received by the Security Trustee under the Guarantee as a result of any Notice of Demand sent in accordance with the instructions of the ECA Agent shall be applied in accordance with clause 15.8.1; and

(b)             any amounts received by the Security Trustee under the Guarantee as a result of any Notice of Demand sent in accordance with the instructions of the Mismatch Agent shall be applied in accordance with clause 15.8.2.

13.7.3                           If any amounts are received by the Security Trustee under the Guarantee:

(a)              and at that time a Lease Termination Event has occurred and is continuing, such amounts shall be applied in accordance with clause 15.7;

(b)             and at that time a Cross Collateralisation Event, ECA Utilisation Block Event or Mismatch Utilisation Block Event has occurred and is continuing, such amounts shall be held in the relevant Proceeds Account until such time as clause 13.7.2 or clause 13.7.3(a) shall become applicable, at which time such amounts shall be applied in accordance with clause 13.7.2 or clause 13.7.3(a) (as applicable).

14                       Proceeds Account

14.1             Proceeds Account

On or before the occurrence of any event which will result in the payment of any Proceeds in relation to an Aircraft or as soon as reasonably practicable thereafter, the Security Trustee shall open the Proceeds Account for that Aircraft and shall as soon as reasonably practicable notify all parties to this Agreement of such details of that account as they may require in order to comply with their obligations under clause 14.3.

14.2             Proceeds to be held on trust

Any sum received or recovered by any party hereto which is required by any provision hereof to be paid to the Security Trustee for credit to the applicable Proceeds Account shall be received by that party on trust for the Security Trustee and that party shall as soon as reasonably practicable pay that sum to the Security Trustee for credit to the applicable Proceeds Account.

14.3             Payments to Proceeds Account

Each party shall from time to time pay any Proceeds (other than any such amounts as may be received by way of distribution from any Proceeds Account) to the Security Trustee as soon as reasonably practicable upon receipt thereof for application in accordance with the terms of this Agreement.

14.4             Proceeds received

All Proceeds received or recovered by the Security Trustee (otherwise than by way of distribution from any Proceeds Account) shall as soon as reasonably practicable be credited to the applicable Proceeds Account.

14.5             Currency conversion

If any Proceeds in respect of an Aircraft are received or recovered by the Security Trustee (otherwise than by way of distribution from any Proceeds Account) in any currency other than the Applicable Currency for that Aircraft, such Proceeds shall be applied in the purchase of that Applicable Currency at the spot rate of exchange available to the Security Trustee (in the ordinary course of business) on the date of receipt or, if it is not practicable to effect that purchase on that date, the immediately following day on which banks are generally open for the transaction of that foreign exchange business in the jurisdiction through which the Security Trustee is acting for the purposes of this Agreement, and the net amount of that Applicable Currency so purchased (after the deduction by the Security Trustee of any reasonable costs incurred by it in connection with that purchase) shall be credited to the applicable Proceeds Account.

14.6             No set-off or counterclaim

Each party agrees that any sums which it pays in accordance with clause 14.3 shall be made without any set-off or counterclaim and free and clear of and without any withholding or deduction whatsoever (except as required by law and, in the case of each Obligor, subject to clause 4.7 of the relevant Loan Agreement or, as applicable, clause 13.1 of the relevant Lease) to the Security Trustee, in the currency of receipt, in accordance with the terms of this Agreement (but if any such deduction or withholding is required by law then the party affected by that requirement (the affected party) agrees that it shall consult in good faith with the parties to this Agreement who may be affected thereby with a view to mitigating the effect of any such deduction or withholding provided that the affected party shall not be obliged (subject, in the case of each Obligor to clause 4.7 of the relevant Loan Agreement or, as applicable, clause 13.1 of the relevant Lease) to incur any additional expense, nor to take any course of action other than it would do in relation to any counterparty to any of its similar contracts who would be affected by the same or any similar legal requirement).

14.7             Interest

Interest shall accrue from day to day on the amounts of all Proceeds received by the Security Trustee and from time to time standing to the credit of any Proceeds Account at the best rate available to the Security Trustee for such interest periods as the Security Trustee shall reasonably select from time to time.  Any such interest shall be credited to the relevant Proceeds Account at the end of each such interest period.

15                       Application of sums received

15.1             Application of principal and interest prior to the occurrence of a Lease Termination Event

15.1.1                           Upon receipt by the ECA Agent of any amount referred to in clause 4.10.1 of an ECA Loan Agreement prior to the occurrence of a Lease Termination Event which is continuing, the ECA Agent shall make the same available in accordance with the provisions of clause 4.10.2 of that ECA Loan Agreement to each of the National Agents for application by each National Agent in or towards the payment of amounts due to the relevant ECA Lenders, that application by each National Agent to be in accordance with the terms agreed between that National Agent, the relevant ECA Lenders and the relevant Export Credit Agency.

15.1.2                           Upon receipt by the Mismatch Agent of any amount referred to in clause 4.10.1 of a Mismatch Loan Agreement prior to the occurrence of a Lease Termination Event which is continuing, the Mismatch Agent shall apply the same in accordance with the provisions of clause 4.10.2 of that Mismatch Loan Agreement in or towards the payment of amounts due to the relevant Mismatch Lenders.

15.2             Application of amounts received in respect of indemnity obligations

15.2.1                           Notwithstanding any provision of the Transaction Documents to the contrary, any amounts payable to any ECA Finance Party in respect of any indemnity obligations owed by any Obligor pursuant to the Transaction Documents shall be paid by the relevant Obligor to the ECA Agent.

15.2.2                           Notwithstanding any provision of the Transaction Documents to the contrary, any amounts payable to any Mismatch Finance Party in respect of any indemnity obligations owed by any Obligor pursuant to the Transaction Documents shall be paid by the relevant Obligor to the Mismatch Agent.

15.2.3                           Any and all monies received by an Agent (whether as a result of the provisions of clause 15.2.1 or 15.2.2 or otherwise) or (as the case may be) the Security Trustee from any Obligor in respect of any indemnity obligations of that Obligor prior to the occurrence of a Lease Termination Event which is continuing shall be paid by that Agent or (as the case may be) the Security Trustee, as soon as reasonably practicable following receipt thereof, to the relevant Finance Party (through the relevant National Agent in the case of any ECA Lender) in respect of whom the indemnity claim was made up to the total amount owing to that Finance Party in respect of that indemnity claim.

15.3             Application of insurance proceeds (other than in respect of a Total Loss of an Aircraft)

15.3.1                           At any time when no Lease Termination Event has occurred and is continuing, any insurance proceeds in respect of any loss of or damage to an Aircraft not amounting to a Total Loss of that Aircraft or any of its Engines which are received by any party to this Agreement, other than any such proceeds which are received by a Lessee pursuant to and as permitted by paragraph 10(i) of schedule 7, together with such amount of interest as may have accrued thereon whilst held by that party, shall be paid to either:

(a)              the repairers against presentation of their invoices; or

(b)             the relevant Lessee against presentation of receipts or other evidence of the repairers evidencing the payment in full of the repairers’ invoices,

and, pending that payment, such insurance proceeds (together with accrued interest thereon) shall be held by that party (if not the Security Trustee) on trust for and to the order of the Security Trustee (as trustee for the Secured Parties pursuant to the terms hereof).

15.3.2                           At any time when no Lease Termination Event has occurred and is continuing, any insurance proceeds in respect of a Total Loss of an Engine not amounting to a Total Loss of an Aircraft (including where the Engine has been detached from the relevant Airframe and is installed on another airframe), other than any such proceeds which are received by a Lessee pursuant to and as permitted by paragraph 10(i) of schedule 7, which are received by any party to this Agreement, together with that amount of interest as may have accrued thereon whilst held by that party, shall be paid to either:

(a)              the vendor of a replacement Engine; or

(b)             the relevant Lessee against presentation of receipts or other evidence of the vendor evidencing the payment in full of the purchase price for the replacement Engine, provided that (and, in the case of (b) above, as a condition to payment to the relevant Lessee):

(i)                           title to that replacement Engine shall vest with the relevant Borrower free and clear of all Liens (other than Permitted Liens) pursuant to a full warranty bill of sale in form and substance reasonably satisfactory to the Security Trustee; and

(ii)                        all steps as the Security Trustee may reasonably require are taken to render that replacement Engine subject to this Agreement, the Loan Agreements, the Security Documents and the other applicable Transaction Documents so that the rights of the Finance Parties and the relevant Borrower in respect of the replacement Engine are the same as they were in respect of the Engine that suffered a Total Loss save that they are in respect of the replacement Engine.

Pending that payment, such insurance proceeds (together with accrued interest thereon) shall be held by that party (if not the Security Trustee) on trust for and to the order of the Security Trustee (as trustee for the Secured Parties pursuant to the terms hereof).

15.3.3                           Notwithstanding the provisions of clauses 15.3.1 or 15.3.2, if and to the extent that AVN67B (or any replacement or equivalent thereof) shall be in effect in relation to the Insurances, and if any provision of clause 15.3.1 or clause 15.3.2 shall conflict with AVN67B (or any replacement or equivalent thereof), the terms of AVN67B (or any replacement or equivalent thereof) shall apply.

15.3.4                           Notwithstanding any provision of this clause 15 to the contrary, any monies paid under liability insurances shall be paid to the person, firm or company by whom the liability (or alleged liability) covered by such insurances was incurred, or, if the liability (or alleged liability) has previously been discharged or indemnified, such monies shall be paid to the person who has discharged or indemnified that liability (or alleged liability) in reimbursement of the monies so expended by it in satisfaction of that liability (or alleged liability) or indemnity.

15.4             Application of Total Loss Proceeds

15.4.1                           Subject to clause 12.7, if any Total Loss Proceeds in respect of a Total Loss of an ECA Aircraft are received by the Security Trustee at a time when no Lease Termination Event has occurred and is continuing, an amount of those Total Loss Proceeds equal to the Required Insurance Value, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied as soon as reasonably practicable following that receipt in the following order:

(a)            first, in reimbursement of the ECA Finance Parties and/or the Export Credit Agencies of any and all Qualifying Expenses due and payable to any of the ECA Finance Parties and/or the Export Credit Agencies pursuant to any of the Transaction Documents;

(b)           secondly, in payment on a pro rata and pari passu basis of an amount of up to the total amount of interest then due in respect of the ECA Loan for that ECA Aircraft to be applied to each of the National Agents in the proportions specified in the ECA Loan Agreement for that ECA Aircraft for application by each National Agent in or towards payment of interest outstanding to the relevant ECA Lenders under that ECA Loan Agreement;

(c)              thirdly, in payment on a pro rata and pari passu basis of an amount of up to the total amount of principal then outstanding in respect of the ECA Loan for that ECA Aircraft to be applied to each of the National Agents in the proportions specified in the ECA Loan Agreement for that ECA Aircraft for application by each National Agent in or towards payment of principal outstanding to the relevant ECA Lenders under that ECA Loan Agreement;

(d)             fourthly, in payment to each ECA Finance Party and/or the Export Credit Agencies on a pro rata and pari passu basis of all other amounts owing to that ECA Finance Party and/or Export Credit Agency under this Agreement, the ECA Loan Agreement for that ECA Aircraft and any other Transaction Document which remain unpaid (which shall include, for the avoidance of doubt, any Expenses other than Qualifying Expenses which are owing at that time and any amounts due and payable under clause 9.2.1 or clause 9.2.2 of that ECA Loan Agreement), in each case, to the extent relating to the ECA Loan for that ECA Aircraft;

(e)              fifthly, in payment to the Borrower for that ECA Aircraft of all amounts owing by the relevant Lessee and/or debis to that Borrower under this Agreement or any other Transaction Document which remain unpaid, to the extent relating to that ECA Aircraft; and

(f)                finally, if no Cross Collateralisation Event has then occurred which is continuing, any balance shall be paid as directed by the relevant Lessee.

15.4.2                           Subject to clause 12.7, if any Total Loss Proceeds in respect of a Total Loss of a Mismatch Aircraft are received by the Security Trustee at a time when no Lease Termination Event has occurred and is continuing, an amount of those Total Loss Proceeds equal to the Required Insurance Value, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied as soon as reasonably practicable following that receipt in the following order:

(a)              first, in reimbursement of the Finance Parties and/or the Export Credit Agencies of any and all Qualifying Expenses due and payable to any of the Finance Parties and/or the Export Credit Agencies pursuant to any of the Transaction Documents;

(b)             secondly, in payment on a pro rata and pari passu basis of an amount of up to the total amount of interest then due in respect of each Loan for that Mismatch Aircraft to be applied as follows:

(i)                           to each of the National Agents in the proportions specified in the ECA Loan Agreement for that Mismatch Aircraft for application by each National Agent in or towards payment of interest outstanding to the relevant ECA Lenders under that ECA Loan Agreement; and

(ii)                        to the Mismatch Agent for application by the Mismatch Agent in or towards payment of interest outstanding to the relevant Mismatch Lenders under the Mismatch Loan Agreement for that Mismatch Aircraft;

(c)              thirdly, in payment on a pro rata and pari passu basis of an amount of up to the total amount of principal then outstanding in respect of each Loan for that Mismatch Aircraft to be applied as follows:

(i)                           to each of the National Agents in the proportions specified in the ECA Loan Agreement for that Mismatch Aircraft for application by each National Agent in or towards payment of principal outstanding to the relevant ECA Lenders under that ECA Loan Agreement; and

(ii)                        to the Mismatch Agent for application by the Mismatch Agent in or towards payment of principal outstanding to the relevant Mismatch Lenders under the Mismatch Loan Agreement for that Mismatch Aircraft;

(d)             fourthly, in payment to each Finance Party and/or the Export Credit Agencies on a pro rata and pari passu basis of all other amounts owing to that Finance Party and/or Export Credit Agency under this Agreement, the Loan Agreements for that Mismatch Aircraft and any other Transaction Document which remain unpaid (which shall include, for the avoidance of doubt, any Expenses other than Qualifying Expenses which are owing at that time and any amounts due and payable under clause 9.2.1 or clause 9.2.2 of any of the Loan Agreements for that Aircraft), in each case, to the extent relating to the Loans for that Aircraft;

(e)              fifthly, in payment to the Borrower for that Mismatch Aircraft of all amounts owing by the relevant Lessee and/or debis to that Borrower under this Agreement or any other Transaction Document which remain unpaid, to the extent relating to that Mismatch Aircraft; and

(f)                finally, if no Cross Collateralisation Event has then occurred which is continuing, any balance shall be paid as directed by the relevant Lessee.

15.4.3                           If any amounts under clause 15.4.1 or 15.4.2 can not be applied in full by the Security Trustee because a Cross Collateralisation Event has occurred and is continuing and, as a result thereof, paragraph (f) of clause 15.4.1 or clause 15.4.2 (as applicable) applies, such amounts shall be held in the relevant Proceeds Account until the earlier of the times at which:

(a)              no Cross Collateralisation Event has occurred and is continuing, in which case the amounts, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied in accordance with such paragraph (f); or

(b)             a Lease Termination Event has occurred and is continuing, in which case clause 15.4.5 shall apply.

15.4.4                           If the amount of Total Loss Proceeds to be applied in or towards payment of sums due pursuant to any of sub-clauses 15.4.1(a) to (d) or any of sub-clauses 15.4.2(a) to (d) is insufficient to pay in full all sums referred to in the relevant sub-clause, the amount so available shall be paid to each party entitled to receive such sums pursuant to that sub-clause on a pari passu and pro tanto basis to its respective interest in the total amount due and payable pursuant to that sub-clause.

15.4.5                           If any Total Loss Proceeds are received after the occurrence of a Lease Termination Event which is continuing, an amount of those Total Loss Proceeds equal to the Required Insurance Value, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied in accordance with clause 15.7.1 or 15.7.2 (as applicable).

15.4.6                           To the extent that the Total Loss Proceeds for an Aircraft which are received by the Security Trustee exceed the Required Insurance Value, the amount of the excess shall be paid as soon as reasonably practicable following receipt to the Lessee of that Aircraft or as it may direct, notwithstanding any provision hereof to the contrary.

15.5             Application of Requisition Proceeds

If any Requisition Proceeds (other than Total Loss Proceeds) or similar proceeds are received by the Security Trustee, such Requisition Proceeds, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall as soon as reasonably practicable be paid by the Security Trustee to the relevant Lessee (or as it may direct) unless a Lease Termination Event has occurred and is continuing in which case they shall be applied in accordance with clause 15.7 and subject always to the rights of any Sub-Lessee under any Assignment of Insurances and/or Sub-Lease.

15.6             Application of Proceeds received as a result of a prepayment made pursuant to clauses 4.3, 4.5 or 10.3 of any ECA Loan Agreement and/or clauses 4.3, 4.5, 4.6 or 10.3 of any Mismatch Loan Agreement

15.6.1                           If any Proceeds are received by the Security Trustee as a result of a prepayment made pursuant to clauses 4.3, 4.5 or 10.3 of any ECA Loan Agreement (in this clause 15.6, “ECA Prepayment Proceeds”) prior to the occurrence of a Lease Termination Event which is continuing, such ECA Prepayment Proceeds, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied as soon as reasonably practicable following that receipt in the following order:

(a)            first, in reimbursement of the ECA Finance Parties and/or the Export Credit Agencies of any and all Qualifying Expenses due and payable to any of the ECA Finance Parties and/or the Export Credit Agencies pursuant to any of the Transaction Documents for the Aircraft to which that ECA Loan relates;

(b)           secondly, in payment of an amount of up to the total amount of interest in respect of the ECA Loan which is being prepaid to each of the National Agents in the proportions specified in the ECA Loan Agreement for that ECA Loan for application by each National Agent in or towards payment of interest outstanding to the relevant ECA Lenders under that ECA Loan Agreement;

(c)            thirdly, in payment of an amount of up to the total amount of principal outstanding in respect of the ECA Loan which is being prepaid to each of the National Agents in the proportions specified in the ECA Loan Agreement for that ECA Loan for application by each National Agent in or towards payment of principal outstanding to the relevant ECA Lenders under that ECA Loan Agreement;

(d)           fourthly, in payment to the ECA Finance Parties and/or the Export Credit Agencies on a pro rata and pari passu basis of all amounts owing to the ECA Finance Parties and/or the Export Credit Agencies under this Agreement, that ECA Loan Agreement or any other Transaction Document which remain unpaid (which shall include, for the avoidance of doubt, any Expenses other than Qualifying Expenses which are owing at that time and any amounts due and payable under clause 9.2.1 or clause 9.2.2 of that ECA Loan Agreement), in each case, to the extent relating to that ECA Loan;

(e)            fifthly, in payment to the Borrower under that ECA Loan Agreement of all amounts owing by the relevant Lessee and/or debis to that Borrower under this Agreement or any other Transaction Document which remain unpaid, to the extent relating to that ECA Loan; and

(f)              finally, if no Cross Collateralisation Event has then occurred which is continuing, any balance shall be paid as directed by the relevant Lessee.

15.6.2                           If any Proceeds are received by the Security Trustee as a result of a prepayment made pursuant to clauses 4.3, 4.5, 4.6 or 10.3 of any Mismatch Loan Agreement (in this clause 15.6, “Mismatch Prepayment Proceeds”) prior to the occurrence of a Lease Termination Event which is continuing, such Mismatch Prepayment Proceeds, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied as soon as reasonably practicable following  that receipt in the following order:

(a)            first, in reimbursement of the Mismatch Finance Parties of any and all Qualifying Expenses due and payable to any of the Mismatch Finance Parties pursuant to any of the Transaction Documents relating to the Mismatch Loan which is being prepaid;

(b)           secondly, in payment of an amount of up to the total amount of interest in respect of the Mismatch Loan which is being prepaid to the Mismatch Agent for application by the Mismatch Agent in or towards payment of interest outstanding to the relevant Mismatch Lenders under the Mismatch Loan Agreement for that Mismatch Loan;

(c)            thirdly, in payment of an amount of up to the total amount of principal outstanding in respect of the Mismatch Loan which is being prepaid to the Mismatch Agent for application by the Mismatch Agent in or towards payment of principal outstanding to the relevant Mismatch Lenders under that Mismatch Loan Agreement;

(d)           fourthly, in payment to Mismatch Finance Parties on a pro rata and pari passu basis of all amounts owing to the Mismatch Finance Parties under this Agreement, that Mismatch Loan Agreement or any other Transaction Document which remain unpaid (which shall include, for the avoidance of doubt, any Expenses other than Qualifying Expenses which are owing at that time and any amounts due and payable under clause 9.2.1 or clause 9.2.2 of that Mismatch Loan Agreement), in each case, to the extent relating to that Mismatch Loan;

(e)            fifthly, in payment to the Borrower under that Mismatch Loan Agreement of all amounts owing by the relevant Lessee and/or debis to that Borrower under this Agreement or any other Transaction Document which remain unpaid, to the extent relating to that Mismatch Loan; and

(f)              finally, if no Cross Collateralisation Event has then occurred which is continuing, any balance shall be paid as directed by the relevant Lessee.

15.6.3                           If any amounts under clause 15.6.1 or 15.6.2 can not be applied in full by the Security Trustee because a Cross Collateralisation Event has occurred and is continuing and, as a result thereof, paragraph (f) of clause 15.6.1 or clause 15.6.2 (as applicable) applies, such amounts shall be held in the relevant Proceeds Account until the earlier of the times at which:

(a)              no Cross Collateralisation Event has occurred and is continuing, in which case the amounts, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied in accordance with such paragraph (f); or

(b)             a Lease Termination Event has occurred and is continuing, in which case clause 15.6.5 shall apply.

15.6.4                           If the amount of any ECA Prepayment Proceeds or any Mismatch Prepayment Proceeds to be applied in or towards payment of sums due pursuant to any of sub-clauses 15.6.1(a) to (d) or any of sub-clauses 15.6.2(a) to (d), as the case may be, is insufficient to pay in full all sums referred to in the relevant sub-clause, the amount so available shall be paid to each party entitled to receive such sums pursuant to that sub-clause on a pari passu and pro tanto basis to its respective interest in the total amount due and payable pursuant to that sub-clause.

15.6.5                           If any ECA Prepayment Proceeds or any Mismatch Prepayment Proceeds are received after the occurrence of a Lease Termination Event which is continuing, such ECA Prepayment Proceeds and/or such Mismatch Prepayment Proceeds, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied in accordance with clause 15.7.1 or 15.7.2 (as applicable).

15.7             Application of Proceeds following a Lease Termination Event

15.7.1                           Subject to clause 15.4.6, any Proceeds in respect of an ECA Aircraft or otherwise in relation to the ECA Loan for that ECA Aircraft which are held in a Proceeds Account or received by the Security Trustee at any time when a Lease Termination Event has occurred and is continuing (and any other amounts which are, pursuant to this clause 15, to be applied in accordance with this clause 15.7.1), together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied by the Security Trustee as soon as reasonably practicable following receipt by the Security Trustee as follows:

(a)              first, in or towards reimbursing each of the ECA Representatives and/or any Receiver for any and all Qualifying Expenses due and payable pursuant to any of the Transaction Documents and in or towards payment of any debts or claims which are by Applicable Law payable in preference to the amounts due to the ECA Representatives and/or the ECA Lenders (but only to the extent such debts or claims have such preference);

(b)             secondly, in payment on a pro rata and pari passu basis of an amount of up to the total interest outstanding in respect of the ECA Loan for that Aircraft to be applied to each of the National Agents in the proportions specified in that ECA Loan Agreement for that

ECA Loan for application by each National Agent in or towards the payment of interest outstanding to the relevant ECA Lenders under that ECA Loan Agreement;

(c)              thirdly, in payment on a pro rata and pari passu basis of an amount of up to the total principal outstanding in respect of the ECA Loan for that Aircraft to be applied to each of the National Agents in the proportions specified in the ECA Loan Agreement for that ECA Loan for application by each National Agent in or towards the payment of principal outstanding to the relevant ECA Lenders under that ECA Loan Agreement;

(d)             fourthly, to the persons, in the order and in respect of the matters referred to in paragraphs (a) to (c) inclusive above, in relation to each of the ECA Loans for the ECA Aircraft other than that ECA Aircraft;

(e)              fifthly, to the relevant ECA Finance Party and/or the Export Credit Agencies on a pro rata and pari passu basis in respect of all other amounts owing to that ECA Finance Party and/or the Export Credit Agencies under this Agreement or any other Transaction Document which remain unpaid (which shall include, for the avoidance of doubt, any Expenses other than Qualifying Expenses which are owing at that time and any amounts due and payable under clause 9.2.1 or clause 9.2.2 of any ECA Loan Agreement for an ECA Aircraft), in each case, to the extent relating to the ECA Aircraft;

(f)                sixthly, in payment to each Borrower which is the owner of an ECA Aircraft of all amounts owing by any Lessee and/or debis to that Borrower under this Agreement or any other Transaction Document which remain unpaid, to the extent relating to an ECA Aircraft;

(g)             seventhly, to the persons, in the order and in respect of the matters referred to in paragraphs (a) to (f) inclusive of clause 15.7.2, in relation to each of the Loans for the Mismatch Aircraft; and

(h)             finally, once all the amounts referred to in paragraphs (a) to (g) inclusive above have been satisfied and discharged in full and the Secured Loan Obligations have been satisfied and discharged in full, any balance shall be paid as directed by the relevant Lessee.

If the amount of any Proceeds to be applied in or towards payment of sums due pursuant to any of paragraphs (a) to (g) inclusive above is insufficient to pay in full all sums referred to in the relevant sub-clause, the amount so available shall be paid to each party entitled to receive such sums pursuant to that sub-clause on a pari passu and pro tanto basis to its respective interest in the total amount due and payable pursuant to that sub-clause.

15.7.2                           Subject to clause 15.4.6, any Proceeds in respect of a Mismatch Aircraft or otherwise in relation to the Loans  (or either of them) for that Mismatch Aircraft which are held in a Proceeds Account or received by the Security Trustee at any time when a Lease Termination Event has occurred and is continuing (and any other amounts which are, pursuant to this clause 15, to be applied in accordance with this clause 15.7.2), together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied by the Security Trustee as soon as reasonably practicable following receipt by the Security Trustee as follows:

(a)              first, in or towards reimbursing each of the Representatives and/or any Receiver for any and all Qualifying Expenses due and payable pursuant to any of the Transaction Documents and in or towards payment of any debts or claims which are by Applicable Law payable in preference to the amounts due to the Representatives and/or the Lenders (but only to the extent such debts or claims have such preference);

(b)             secondly, in payment on a pro rata and pari passu basis of an amount of up to the total interest outstanding in respect of the Loans for that Mismatch Aircraft to be applied as follows:

(i)                           to each of the National Agents in the proportions specified in the ECA Loan Agreement for the ECA Loan for that Mismatch Aircraft for application by each National Agent in or towards the payment of interest outstanding to the relevant ECA Lenders under that ECA Loan Agreement; and

(ii)                        to the Mismatch Agent for application by the Mismatch Agent in or towards payment of interest outstanding to the relevant Mismatch Lenders under the Mismatch Loan Agreement for the Mismatch Loan for that Mismatch Aircraft;

(c)              thirdly, in payment on a pro rata and pari passu basis of an amount of up to the total principal outstanding in respect of the Loans for that Mismatch Aircraft to be applied as follows:

(i)                           to each of the National Agents in the proportions specified in the ECA Loan Agreement for the ECA Loan for that Mismatch Aircraft for application by each National Agent in or towards the payment of principal outstanding to the relevant ECA Lenders under that ECA Loan Agreement; and

(ii)                        to the Mismatch Agent for application by the Mismatch Agent in or towards payment of principal outstanding to the relevant Mismatch Lenders under the Mismatch Loan Agreement for the Mismatch Loan for that Mismatch Aircraft;

(d)             fourthly, to the persons, in the order and in respect of the matters referred to in paragraphs (a) to (c) inclusive above, in relation to each of the Loans for the Mismatch Aircraft other than that Mismatch Aircraft;

(e)              fifthly, to the relevant Finance Party and/or the Export Credit Agencies on a pro rata and pari passu basis in respect of all other amounts owing to that Finance Party and/or the Export Credit Agencies under this Agreement or any other Transaction Document which remain unpaid (which shall include, for the avoidance of doubt, any Expenses other than Qualifying Expenses which are owing at that time and any amounts due and payable under clause 9.2.1 or clause 9.2.2 of any Loan Agreement for a Mismatch Aircraft), in each case, to the extent relating to a Mismatch Aircraft;

(f)                sixthly, in payment to each Borrower which is the owner of a Mismatch Aircraft of all amounts owing by any Lessee and/or debis to that Borrower under this Agreement or any other Transaction Document which remain unpaid, to the extent relating to a Mismatch Aircraft;

(g)             seventhly, to the persons, in the order and in respect of the matters referred to in paragraphs (a) to (f) inclusive of clause 15.7.1, in relation to each Loan for the ECA Aircraft; and

(h)             finally, once all the amounts referred to in paragraphs (a) to (g) inclusive above have been satisfied and discharged in full and the Secured Loan Obligations have been satisfied and discharged in full, any balance shall be paid as directed by the relevant Lessee.

If the amount of any Proceeds to be applied in or towards payment of sums due pursuant to any of paragraphs (a) to (g) inclusive above is insufficient to pay in full all sums referred to in the relevant sub-clause, the amount so available shall be paid to each party entitled to receive such sums pursuant to that sub-clause on a pari passu and pro tanto basis to its respective interest in the total amount due and payable pursuant to that sub-clause.

15.8             Application of Proceeds received pursuant to the Guarantee

15.8.1                           If any Proceeds are received by the Security Trustee pursuant to the Guarantee as a result of any demand or notice given by the Security Trustee under the Guarantee at the request of the ECA Agent in accordance with clause 13.7.1 (in this clause 15.8, “ECA Guarantee Proceeds”) and clause 13.7.2(a) applies, such ECA Guarantee Proceeds, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied as soon as reasonably practicable following  that receipt in the following order:

(a)            first, in reimbursement of the ECA Finance Parties and/or the Export Credit Agencies of any and all Qualifying Expenses due and payable to any of the ECA Finance Parties and/or the Export Credit Agencies pursuant to any of the Transaction Documents;

(b)           secondly, in payment of an amount of up to the total amount of interest outstanding in respect of the ECA Loans to each of the National Agents in the respective proportions specified in the ECA Loan Agreements for application by each National Agent in or towards payment of interest outstanding to the relevant ECA Lenders under the ECA Loan Agreements;

(c)            thirdly, in payment of an amount of up to the total amount of principal outstanding in respect of the ECA Loans to each of the National Agents in the respective proportions specified in the ECA Loan Agreements for application by each National Agent in or towards payment of principal outstanding to the relevant ECA Lenders under the ECA Loan Agreements;

(d)           fourthly, in payment to the ECA Finance Parties and/or the Export Credit Agencies on a pro rata and pari passu basis of all amounts owing to the ECA Finance Parties and/or the Export Credit Agencies under this Agreement, the ECA Loan Agreements or any other Transaction Document which remain unpaid (which shall include, for the avoidance of doubt, any Expenses other than Qualifying Expenses which are owing at that time and any amounts due and payable under clause 9.2.1 or clause 9.2.2 of that ECA Loan Agreement);

(e)            fifthly, in payment to each Borrower under the ECA Loan Agreements of all amounts owing by any Lessee and/or debis to that Borrower under this Agreement or any other Transaction Document which remain unpaid; and

(f)              finally, if no Cross Collateralisation Event has then occurred which is continuing, any balance shall be paid as directed by the relevant Lessee.

15.8.2                           If any Proceeds are received by the Security Trustee pursuant to the Guarantee as a result of any demand or notice given by the Security Trustee under the Guarantee at the request of the Mismatch Agent in accordance with clause 13.7.1 (in this clause 15.8, “Mismatch Guarantee Proceeds”) and clause 13.7.2(b) applies, such Mismatch Guarantee Proceeds, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied as soon as reasonably practicable following  that receipt in the following order:

(a)            first, in reimbursement of the Mismatch Finance Parties of any and all Qualifying Expenses due and payable to any of the Mismatch Finance Parties pursuant to any of the Transaction Documents;

(b)           secondly, in payment of an amount of up to the total amount of interest outstanding in respect of the Mismatch Loans to the Mismatch Agent for application by the Mismatch Agent in or towards payment of interest outstanding to the relevant Mismatch Lenders under the Mismatch Loan Agreements;

(c)            thirdly, in payment of an amount of up to the total amount of principal outstanding in respect of the Mismatch Loans to the Mismatch Agent for application by the Mismatch Agent in or towards payment of principal outstanding to the relevant Mismatch Lenders under the Mismatch Loan Agreements;

(d)           fourthly, in payment to Mismatch Finance Parties on a pro rata and pari passu basis of all amounts owing to the Mismatch Finance Parties under this Agreement, the Mismatch Loan Agreements or any other Transaction Document which remain unpaid (which shall include, for the avoidance of doubt, any Expenses other than Qualifying Expenses which are owing at that time and any amounts due and payable under clause 9.2.1 or clause 9.2.2 of that Mismatch Loan Agreement);

(e)            fifthly, in payment to each Borrower under the Mismatch Loan Agreements of all amounts owing by any Lessee and/or debis to that Borrower under this Agreement or any other Transaction Document which remain unpaid; and

(f)              finally, if no Cross Collateralisation Event has then occurred which is continuing, any balance shall be paid as directed by the relevant Lessee.

15.8.3                           If any amounts under clause 15.8.1 or 15.8.2 can not be applied in full by the Security Trustee because a Cross Collateralisation Event has occurred and is continuing and, as a result thereof, paragraph (f) of clause 15.8.1 or clause 15.8.2 (as applicable) applies, such amounts shall be held in the relevant Proceeds Account until the earlier of the times at which:

(a)              no Cross Collateralisation Event has occurred and is continuing, in which case the amounts, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied in accordance with such paragraph (f); or

(b)             a Lease Termination Event has occurred and is continuing, in which case the amounts, together with such amount of interest as may have accrued thereon whilst held in the relevant Proceeds Account, shall be applied in accordance with 15.7.1 or 15.7.2 (as applicable).

15.8.4                           If the amount of any ECA Guarantee Proceeds or any Mismatch Guarantee Proceeds to be applied in or towards payment of sums due pursuant to any of sub-clauses 15.8.1(a) to (e) or any of sub-clauses 15.8.2(a) to (e), as the case may be, is insufficient to pay in full all sums referred to in the relevant sub-clause, the amount so available shall be paid to each party entitled to receive such sums pursuant to that sub-clause on a pari passu and pro tanto basis to its respective interest in the total amount due and payable pursuant to that sub-clause.

15.9             Application by National Agents

15.9.1                           Any application by a National Agent of funds received from the Security Trustee by way of distribution from a Proceeds Account pursuant to any provision of this clause 15 shall be effected in accordance with the terms agreed between that National Agent, the relevant ECA Lenders and the relevant Export Credit Agency, and each National Agent shall inform each other party hereto, upon that party’s request, of the effect of that application on the remaining principal and interest due on the relevant national portion of the relevant ECA Loan.

15.9.2                           If any Proceeds in one currency (as applicable, the “Recovered Currency”) are required to be exchanged into another currency (as applicable, the “Required Currency”) in order that such Proceeds can be applied in accordance with the order of application of proceeds set out in this clause 15, then the Security Trustee shall sell the relevant amount in the Recovered Currency and purchase an equivalent amount in the Required Currency at the spot rate of exchange available to the Security Trustee (in the ordinary course of business) on the date of receipt or, if it is not practicable to effect that purchase on that date, the immediately following day on which banks are generally open for the transaction of that foreign exchange business in the jurisdiction through which the Security Trustee is acting for the purposes of this Agreement.  The new amount of the Required Currency so purchased (after the deduction by the Security Trustee of any reasonable costs of exchange incurred by it in connection with that purchase) shall be applied in accordance with this clause 15.

15.9.3                           Following the occurrence of a Lease Termination Event and for as long thereafter as the same is continuing, the Security Trustee shall be entitled, at the discretion of the National Agents (acting on the instructions of the Export Credit Agencies), to retain any Proceeds received or recovered in a Proceeds Account until the Export Credit Agencies shall direct all or part of such Proceeds to be applied in accordance with clause 15.7.

15.10      Identity of Finance Parties

In considering at any time (and from time to time) the persons entitled to the benefit of any or all of the Proceeds or the Trust Property, each Representative may:

15.10.1                     (without prejudice to clause 22.4) rely and act in reliance upon any Transfer Certificate or notice of assignment unless and until the same is superseded by a further Transfer Certificate or notice so that no Representative shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any Transfer Certificate or notice of assignment (including if any notice of assignment or Transfer Certificate was not, or proves not to have been, authentic or duly authorised); and

15.10.2                     (without prejudice to clause 22.4) to the extent that any such information is not inconsistent with information on which any Representative is entitled to rely under this clause 15, rely and act in reliance upon any information provided to any Representative by any party to the Transaction Documents so that no Representative shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in reliance upon any such information unless the relevant Representative has actual knowledge that that information is inaccurate or incorrect (for which purpose no Representative shall be treated as having actual knowledge of any matter of which the corporate finance, corporate lending, loan administration or any other department or division outside the Transportation Group/Middle Office of that Representative (or equivalent department of the person for the time being acting as that Representative) may become aware in the context of corporate finance, advisory, lending or loan administration activities from time to time undertaken by that Representative for any Obligor or any other person).

15.11      Information to Security Trustee

Each of the Finance Parties (whether directly or through its relevant Agent) shall provide the Security Trustee and each other Representative with such written information as the Security Trustee or such other Representative may reasonably require for the purpose of carrying out its duties and obligations under this Agreement and/or the Trust Documents and, in particular, with such directions in writing as may reasonably be required so as to enable the Security Trustee and each other Representative to apply the proceeds of realisation of the Trust Documents and the Trust Property, in each case, as contemplated by this clause 15.

15.12       Recoveries by Lenders

15.12.1                     General

If:

(a)            a Lender receives or recovers any amount in respect of sums due from a Borrower under any Loan Agreement (whether by set-off or otherwise) which is greater than the amount it should have received in accordance with the terms of that Loan Agreement on or before the date of that receipt or recovery; or

(b)           a Lender receives or recovers any amount in respect of sums due from a Borrower under any Loan Agreement (whether by set-off or otherwise) at any time after any National Agent has notified the ECA Agent that it has not received all amounts then due to have been paid to it for the account of the relevant ECA Lenders in its National Syndicate or the Mismatch Agent has not received all amounts then due to have been paid to it for the account of the relevant Mismatch Lenders, that Lender shall as soon as reasonably practicable notify its Agent (either directly or, in the case of an ECA Lender, via its National Agent) of that amount and the manner of its receipt or recovery.

15.12.2                     Redistribution of receipts

Following:

(a)            receipt of notice from a Lender under clause 15.12.1; or

(b)           the relevant Agent notifying the Lenders (directly or through the National Agents) that not all Lenders have received all sums then due to have been received by them pursuant to the Loan Agreements, the ECA Agent shall, as soon as practicable, having regard to the circumstances, consult with the Lenders to establish the aggregate amount of sums received or recovered by the Lenders participating in the relevant Loans and what payments are necessary amongst the Lenders for (in the first instance) that aggregate amount to be divided amongst the Lenders in proportion to their respective Contributions in order to, and in such manner as will, accord with the application provisions and order of priority of payment set out in the foregoing provisions of this clause 15.

15.12.3                     Payments by Lenders

The Lenders shall as soon as reasonably practicable make such payments to each other, through the ECA Agent, as the ECA Agent shall direct to effect the proportionate divisions referred to in clause 15.12.2.

15.12.4                     Deemed payments by relevant Obligor

If a Lender makes a payment or payments pursuant to clause 15.12.3, any payment previously received by that Lender as described in clause 15.12.1 shall, subject to clause 15.12.6, be deemed to have been made by the relevant Obligor on the understanding that it was received by that Lender as agent for the Lenders and that the payments described in clause 15.12.5 would be made and the liabilities of the relevant Obligor to each of the Lenders shall accordingly be determined on the basis that such payment or payments pursuant to clause 15.12.5 would be made.

15.12.5                     No discharge of indebtedness

If a Lender makes a payment or payments pursuant to clause 15.12.3, clause 15.12.4 shall not apply if the relevant indebtedness of the relevant Obligor to that Lender has been extinguished, discharged or satisfied by the amount received or recovered (for example, because of set-off).  In this event, for the purpose only of determining the liabilities of the relevant Obligor to the Lenders (other than the relevant Lender making the said payment or payments) and the liabilities of the Lenders to each other, the said payment or payments by the relevant Lender shall be deemed to have been made on behalf of the relevant Obligor in respect of its obligations under the relevant Loan Agreement.

15.12.6                     Adjustment upon rebate

The parties shall make such payments and take such steps as may be just and equitable to re-adjust the position of the parties if a Lender, having followed the procedures required above, is obliged to return any sum (referred to in clause 15.12.1) to the relevant Obligor or any person claiming by or through the relevant Obligor.

15.12.7                     Consents for payments

Each Finance Party agrees to take all steps required of it pursuant to clause 15.12.1 to use all reasonable endeavours to obtain any consents or authorisations which may at any relevant time be required for any payment by it pursuant to clause 15.12.3.

15.12.8                     No charge created

The provisions contained in this clause 15.12 shall not and shall not be construed so as to constitute a charge by any Lender over all or any part of a sum received or recovered by it in the circumstances mentioned in this clause 15.12.

15.13      Aircraft

The foregoing provisions of this clause 15 apply to Aircraft which, at the relevant time, are subject to the security constituted by the Security Documents.

16                       Fees, Expenses and indemnities

16.1             Indemnification from Trust Property - Security Trustee

Without prejudice to any right to indemnity arising under Applicable Law, clause 16.2 or any other provision of the Transaction Documents, the Security Trustee and every agent or other person appointed by it in connection with its appointment under this Agreement shall be entitled to be indemnified out of the proceeds of enforcement of the Trust Documents in respect of all Expenses, Losses and Taxes, in respect of which the Security Trustee is entitled to be indemnified by any Obligor pursuant to any other provision of this Agreement or any other Transaction Document but which is not received by the Security Trustee when due, provided always that the foregoing provisions of this clause 16.1 shall be in all respects subject to clause 15.

16.2             Indemnification of Expenses - Finance Parties and Export Credit Agencies

16.2.1                           Each Borrower shall pay to the relevant Agent for the account of the relevant Finance Party (which, in the case of the Security Trustee, shall for the purposes of this clause 16.2 include each agent or other person appointed by it in connection with its appointment under this Agreement) or Export Credit Agency (as applicable), within ten (10) days of demand (which demand shall be accompanied by reasonable evidence of the amount demanded), whether or not any ECA Utilisation Documentation and/or Mismatch Utilisation Documentation is entered into and/or any amount is disbursed under the Loan Agreements, all Expenses incurred by the Finance Parties and the Export Credit Agencies (or any of them).

16.2.2                           Each Lender (other than a Lender which is an Export Credit Agency) shall reimburse the Security Trustee, rateably in accordance with its Liability, for any amount which is due and payable to the Security Trustee (or, as the case may be, the relevant agent or other person appointed by it in connection with its appointment under this Agreement) pursuant to clause 16.2.1 but is not received by the Security Trustee.

16.2.3                           Each ECA Lender (other than an ECA Lender which is an Export Credit Agency) shall reimburse the ECA Agent, rateably in accordance with its Liability, for any amount which is due and payable to the ECA Agent pursuant to clause 16.2.1 but is not received by the ECA Agent.

16.2.4                           Each British Lender (other than a British Lender which is an Export Credit Agency) shall reimburse the British National Agent, rateably in accordance with its Liability, for any amount which is due and payable to the British National Agent pursuant to clause 16.2.1 but is not received by the British National Agent.

16.2.5                           Each French Lender (other than a French Lender which is an Export Credit Agency) shall reimburse the French National Agent, rateably in accordance with its Liability, for any amount which is due and payable to the French National Agent pursuant to clause 16.2.1 but is not received by the French National Agent.

16.2.6                           Each German Lender (other than a German Lender which is an Export Credit Agency) shall reimburse the German National Agent, rateably in accordance with its Liability, for any amount which is due and payable to the German National Agent pursuant to clause 16.2.1 but is not received by the German National Agent.

16.2.7                           Each Mismatch Lender shall reimburse the Mismatch Agent, rateably in accordance with its Liability, for any amount which is due and payable to the Mismatch Agent pursuant to clause 16.2.1 but is not received by the Mismatch Agent.

16.3             Borrower fees

Each Borrower shall:

16.3.1                           procure that all fees payable to the relevant Manager from time to time are paid as soon as reasonably practicable when due in accordance with the relevant Administration Agreement; and

16.3.2                           pay or procure that there are paid all other fees, costs and expenses in connection with the incorporation, administration and management of that Borrower and its related trust and/or other ownership arrangements including, without limitation, all fees, costs and expenses in connection with the preparation and approval of accounts for that Borrower by auditors approved by the Security Trustee and debis.

16.4             Stamp and other duties

Subject to clause 16.6 and to the proviso to this clause 16.4, each Borrower shall pay any stamp, documentary, transaction, registration or other like duties or Taxes (including any duties or Taxes payable by any Finance Party, but excluding Excluded Taxes) imposed on any Transaction Document for an Aircraft which is owned by that Borrower and shall indemnify the Finance Parties against any liability arising by reason of any delay or omission by that Borrower to pay such duties or Taxes (other than Excluded Taxes).  Provided however that no Borrower shall be liable to indemnify any Finance Party under this clause 16.4 in respect of any duties or Taxes which are imposed in a jurisdiction as a result of that Finance Party taking or sending the relevant Transaction Document into that jurisdiction unless that Finance Party was required to do so by Applicable Law or in order to take enforcement action in that jurisdiction following the occurrence of a Lease Termination Event which is then continuing.  The other parties hereto agree to co-operate in good faith with each other with a view to avoiding or minimising liability for stamp, documentary, transaction, registration or other like duties of Taxes which may be imposed in connection with any Transaction Document in any jurisdiction.

16.5             Recordation and registration expenses

Subject to clause 16.6, the Borrowers shall pay and indemnify the Finance Parties and the Lessees shall pay and indemnify the Borrowers against all fees, costs and expenses associated with:

16.5.1                           the filing or recording of this Agreement or any other Transaction Document for an Aircraft which is leased to that Lessee or the relevant Borrower’s ownership interest in the State of Registration for that Aircraft, any State of Incorporation for a person which is party to the ownership and/or leasing arrangements for that Aircraft or the Habitual Base for that Aircraft including (but not limited to) the provision of translations, registrations, notarisations or legalisations, if required by Applicable Law; and

16.5.2                           the registration of that Aircraft and integration of that Aircraft into that Lessee’s, any Sub-Lessee’s and/or any Sub-Sub-Lessee’s fleet.

16.6             Mortgage cost

No Borrower shall be liable to pay and/or indemnify any Finance Party and no Lessee shall be liable to pay and/or indemnify any Borrower against any of the Taxes, fees, costs and expenses referred to in clauses 16.4 and 16.5 to the extent that, in relation to any individual Mortgage for an Aircraft, such Taxes, fees, costs and expenses together exceed ten thousand Dollars ($10,000) and, pursuant to paragraph 1(c) of schedule 7, no Mortgage for that Aircraft is required.

17                       National Agents

17.1             Appointment of National Agents

Each of the British Lenders, the French Lenders and the German Lenders, in each case, for an Aircraft irrevocably appoints respectively the British National Agent, the French National Agent and the German National Agent, in each case, for that Aircraft as its agent for the purposes of this Agreement and the other Transaction Documents and authorises that National Agent (whether or not by or through employees or agents) to take such action on the relevant National Syndicate’s behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to that National Agent by this Agreement, together with such powers and discretions as are reasonably incidental thereto. The British National Agent, the French National Agent and the German National Agent shall not, however, have any duties, obligations or liabilities to their respective National Syndicates beyond those expressly stated in this Agreement and the other Transaction Documents.

17.2             Identity of ECA Lenders

The British National Agent, the French National Agent and the German National Agent may deem and treat (a) each relevant ECA Lender in its National Syndicate as the person entitled to the benefit of the Contribution of that ECA Lender in any ECA Loan for all purposes of the Transaction Documents unless and until a notice of assignment of that ECA Lender’s Contribution in any ECA Loan or any part thereof, or any Transfer Certificate in respect thereof, shall have been filed with the ECA Agent and the ECA Agent shall have notified the British National Agent, the French National Agent or the German National, as appropriate, thereof, and (b) the office set opposite the name of each ECA Lender in its National Syndicate in schedule 2 or, as the case may be, in any relevant Transfer Certificate as that ECA Lender’s facility office unless and until a written notice of change of facility office shall have been received by the relevant National Agent, and the relevant National Agent may act upon any such notice unless and until the same is superseded by a further such notice.

17.3             No responsibility for other parties

None of the British National Agent, the French National Agent or the German National Agent shall have any responsibility to any ECA Lender in its National Syndicate:

17.3.1                           on account of the failure of any Obligor, any other party to the Transaction Documents or any other person to perform their obligations under any of the Transaction Documents; or

17.3.2                           for the financial condition of any Obligor, any other party to the Transaction Documents or any other person; or

17.3.3                           for the completeness or accuracy of any statements, representations or warranties in any of the other Transaction Documents or any document delivered under this Agreement or any of the other Transaction Documents; or

17.3.4                           for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement or any of the other Transaction Documents, of any certificate, report or other document executed or delivered under this Agreement or any of the Transaction Documents and/or of all or any part of the ownership, leasing, security and/or financing structure contemplated by the Transaction Documents (or any of them); or

17.3.5                           otherwise in connection with any ECA Loan or the negotiation of this Agreement or any of the other Transaction Documents; or

17.3.6                           for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Lenders and/or in accordance with any provision of any Transaction Document.

17.4             No restriction on other business

Each National Agent may, without any liability to account to any ECA Lender, accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, any Obligor, any other party to the Transaction Documents, any debis Group Company or any of their respective Subsidiaries or Affiliates or any other ECA Finance Party as if it were not a National Agent.

17.5             Retirement of National Agents

17.5.1                           Each National Agent may retire from its appointment as agent for its National Syndicate having given to the ECA Agent, each Lessee, debis and each of the ECA Lenders in its National Syndicate not less than thirty (30) days’ notice of its intention to do so, provided that no such retirement by the British National Agent, the French National Agent or the German National Agent shall take effect unless there has been appointed by the ECA Lenders in its National Syndicate as a successor agent (which shall have accepted such appointment in writing) either:

(a)              an ECA Lender nominated by the ECA Lenders in the relevant National Syndicate and, for so long as no Lease Termination Event has occurred and is continuing, consented to in writing by debis (such consent not to be unreasonably withheld or delayed); or

(b)             failing such a nomination and for so long as no Lease Termination Event has occurred and is continuing, an ECA Lender nominated by debis and consented to in writing by the ECA Lenders in the relevant National Syndicate (such consent not to be unreasonably withheld or delayed); or

(c)              failing such a nomination, any reputable and experienced bank or financial institution (or other person approved by debis) nominated by the relevant National Agent after consultation with the Secured Parties.

17.6             Payments to National Agents

All moneys to be paid or distributed by the ECA Agent or the Security Trustee to the relevant ECA Lenders in respect of any ECA Loan under this Agreement or any other Transaction Document may be effected by payment to each National Agent for the account of the relevant ECA Lenders in its National Syndicate of its portion of the amount so to be paid or distributed.  Each payment so received by the National Agents shall (unless otherwise agreed by that National Agent and the relevant ECA Lenders in its National Syndicate to the contrary) be distributed between the relevant ECA Lenders in its National Syndicate in accordance with their respective Contributions.

17.7             Service of notice on National Agents

Any party to this Agreement may validly effect service of any notice required under this Agreement or otherwise in respect of any ECA Loan on any ECA Lender by delivering that notice to the relevant ECA Lender’s National Agent for onward transmission to the relevant ECA Lender.

17.8             Notice to ECA Lenders

Any notice required to be given by or to any ECA Lender to or by the ECA Agent or the Security Trustee shall be given through that ECA Lender’s National Agent and the ECA Agent and the Security Trustee shall each disregard any notice purported to be given by an ECA Lender in any other manner. In the event that any National Agent gives any notice or consent or, in the circumstances contemplated by clause 13.5, fails to give any notice or consent, the ECA Agent and the Security Trustee shall be entitled (and bound) to assume that that notice or consent has been given or, as the case may be, failed to have been given by all the ECA Lenders in the relevant National Agent’s National Syndicate.

17.9             Information relating to notices

Each National Agent shall as soon as reasonably practicable notify each ECA Lender in its National Syndicate of the contents of each notice, certificate, document or other communication received by it from any other party under or pursuant to any Transaction Document.

18                       ECA Agent

18.1             Appointment of ECA Agent

Each ECA Lender and each National Agent irrevocably appoints the ECA Agent as its agent for the purposes of each ECA Loan and the Transaction Documents on the following terms and further authorises the ECA Agent (whether or not by or through employees or agents) to take such action on its behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the ECA Agent by this Agreement and the other Transaction Documents, together with such powers and discretions as are reasonably incidental thereto. The ECA Agent shall not, however, have any duties, obligations or liabilities to the ECA Lenders or the National Agents beyond those expressly stated in this Agreement and the other Transaction Documents.

18.2             Amendments to Transaction Documents

18.2.1                           Subject to clauses 12.9, 13 and 18.2.2, the ECA Agent may, with the consent of the Majority Lenders (or to the extent expressly authorised by the other provisions of this Agreement or any other Transaction Document), amend, modify or otherwise vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of this Agreement or any other Transaction Document. Any such action so authorised and effected by the ECA Agent shall be as soon as reasonably practicable notified to the National Agents by the ECA Agent and shall be binding on each ECA Lender.

18.2.2                           Except with the prior written consent of the relevant ECA Lender and subject to clause 12.9 (and, in the case of sub-paragraphs (iv), (v) and (vii), of each of the ECA Lenders) (communicated in each case in writing by the National Agents), the ECA Agent shall not agree with the other parties thereto any amendment to any Transaction Document which would (i) extend the due date, availability period or reduce the amount of any payment under any Transaction Document to or of that ECA Lender, (ii) change the currency in which any amount is payable under any Transaction Document to that ECA Lender, (iii) increase that ECA Lender’s Contribution or ECA Commitment, (iv) change the definition of ECA Lender or Majority Lenders, (v) change clause 13 or clause 15 or this clause 18.2 or any other provision of this Agreement or the other Transaction Documents which provides for the consent of the National Agents, all of the ECA Lenders and/or the German Parallel Lender to be obtained, (vi) reduce any applicable margin or interest rate or other amount in each case owing to that ECA Lender pursuant to any Transaction Document, or (vii) amend, modify, vary, release or discharge any of the Security Documents or the Liens constituted thereby or consent to any of the same other than in accordance with the terms of this Agreement and the other Transaction Documents.

18.3             Rights of ECA Agent

With respect to its own Contribution (if any) in any ECA Loan, the ECA Agent shall have the same rights and powers under this Agreement and the other Transaction Documents as any other ECA Lender and may exercise the same as though it were not performing the duties and functions delegated to it (as agent) under this Agreement or, as the case may be, the Transaction Documents, and the term “ECA Lender” shall, unless the context otherwise indicates, include the ECA Agent.  Neither this Agreement nor any of the other Transaction Documents shall (nor shall the same be construed so as to) constitute a partnership between the parties or any of them or so as to establish a fiduciary relationship between the ECA Agent (in any capacity) and any other person.

18.4             No obligations to other parties

The ECA Agent shall not:

18.4.1                           be obliged to make any enquiry as to any default by any Borrower, any Lessee, debis or any other person in the performance or observance of any of the provisions of any of the Transaction Documents or as to the existence of a default, a Relevant Event or a Termination Event unless the ECA Agent has actual knowledge thereof, or has been notified in writing thereof by a National Agent or any ECA Lender, in which case the ECA Agent shall as soon as reasonably practicable notify the ECA Lenders (through the National Agents) of the relevant event or circumstances;

18.4.2                           be liable to any ECA Lender for any action taken or omitted under or in connection with this Agreement or any of the other Transaction Documents or any ECA Loan except in the case of the gross negligence or wilful misconduct of the ECA Agent.

For the purposes of this clause 18, the ECA Agent shall not be treated as having actual knowledge of any matter of which the corporate finance or leasing or any other division outside the Transportation Group/Middle Office of the ECA Agent (or equivalent department of the person for the time being acting as the ECA Agent) may become aware in the context of corporate finance or advisory activities from time to time undertaken by the ECA Agent for any Borrower, any Lessee or debis or any other person.

18.5             Communications

The ECA Agent shall as soon as reasonably practicable notify each National Agent of the contents of each notice, certificate, document or other communication received by it in its capacity as ECA Agent from any Obligor under or pursuant to any of the Transaction Documents.

18.6             Identity of ECA Lenders

The ECA Agent may deem and treat (a) each relevant ECA Lender as the person entitled to the benefit of the Contribution with respect to an ECA Loan of that ECA Lender for all purposes of the Transaction Documents unless and until a notice of assignment of that ECA Lender’s Contribution (with respect to that ECA Loan) or any part thereof, or a Transfer Certificate in respect thereof, shall have been filed with the ECA Agent, and (b) the office set opposite the name of each ECA Lender in schedule 2 or, as the case may be, in any relevant Transfer Certificate as that ECA Lender’s facility office unless and until a written notice of change of facility office shall have been received by the ECA Agent and the ECA Agent may act upon any such notice unless and until the same is superseded by a further such notice.

18.7             No reliance on ECA Agent

Each ECA Lender acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the ECA Agent to induce it to enter into any of the Transaction Documents and that it has made and will continue to make, without reliance on the ECA Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of each Obligor and each other party to the Transaction Documents and its own independent investigation of the financial condition and affairs of each Obligor and each other party to the Transaction Documents in connection with the making and continuation of any ECA Loan.  The ECA Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide the ECA Lenders with any credit or other information with respect to any Obligor or any other party to the Transaction Documents whether coming into its possession before the making of the relevant ECA Loan or at any time or times thereafter, other than as provided in clauses 18.4.1 and 18.5.  The ECA Agent shall not have any duty or responsibility for the completeness or accuracy of any information given by any Obligor or any other person in connection with or pursuant to any of the Transaction Documents, whether the same is given to the ECA Agent and passed on by it to the ECA Lenders or otherwise.

18.8             No responsibility for other parties

The ECA Agent shall not have any responsibility to any ECA Lender or any National Agent:

18.8.1                           on account of the failure of any Obligor, any other party to the Transaction Documents or any other person to perform their obligations under any of the Transaction Documents; or

18.8.2                           for the financial condition of any Obligor, any other party to the Transaction Documents, or any other person; or

18.8.3                           for the completeness or accuracy of any statements, representations or warranties in any of the Transaction Documents or any document delivered under this Agreement or any of the other Transaction Documents; or

18.8.4                           for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement or any of the other Transaction Documents, of any certificate, report or other document executed or delivered under this Agreement or any of the Transaction Documents and/or of all or any part of the ownership, leasing, security and/or financing structure contemplated by the Transaction Documents (or any of them); or

18.8.5                           otherwise in connection with any ECA Loan or the negotiation of this Agreement or any of the other Transaction Documents; or

18.8.6                           for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Lenders (or, where it is expressly required to do so, the National Agents and (if applicable) the German Parallel Lender) and/or in accordance with any provision of any Transaction Document.

The ECA Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it.

18.9             No restriction on other business

The ECA Agent may, without any liability to account to any ECA Lender, accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, any Obligor, any other party to the Transaction Documents, any debis Group Company or any of their respective Subsidiaries or Affiliates or any other ECA Finance Party as if it were not the ECA Agent.

18.10      Retirement of ECA Agent

18.10.1                     The ECA Agent may retire from its appointment as ECA Agent under this Agreement and the other Transaction Documents having given to each Lessee, each Borrower, debis and each ECA Lender not less than thirty (30) days’ notice of its intention to do so, provided that no such retirement shall take effect unless there has been appointed by the Majority Lenders as a successor:

(a)              an ECA Lender nominated by the Majority Lenders and, for so long as no Lease Termination Event has occurred and is continuing, consented to in writing by debis (such consent not to be unreasonably withheld or delayed); or

(b)             failing such a nomination and for so long as no Lease Termination Event has occurred and is continuing, an ECA Lender nominated by debis and consented to in writing by the Majority Lenders (such consent not to be unreasonably withheld or delayed); or

(c)              failing such a nomination, any reputable and experienced bank or financial institution (or other person approved by debis) nominated by the retiring ECA Agent after consultation with the Secured Parties, and that successor ECA Agent shall have accepted that appointment in writing.

18.10.2                     Upon any such successor as aforesaid being appointed, the retiring ECA Agent shall be discharged from any further obligation under this Agreement and the other Transaction Documents and its successor and each of the other parties to this Agreement and the other Transaction Documents shall have the same rights and obligations among themselves as they would have had if that successor had been a party to this Agreement in place of the retiring ECA Agent.

18.11      Removal of ECA Agent

The Majority Lenders may at any time require the ECA Agent to retire from its appointment as ECA Agent under this Agreement and the other Transaction Documents without giving any reason upon giving to the ECA Agent and each Borrower, each Lessee and debis not less than thirty (30) days’ prior written notice to that effect.  The ECA Agent agrees to co-operate in giving effect to that resignation in accordance with any such notice duly received by it and, in that connection, shall execute all such deeds and documents as the Majority Lenders may reasonably require in order to provide for:

(a)                        that resignation;

(b)                       the appointment of a successor ECA Agent in compliance with clause 18.10 but so that, for this purpose, the reference in clause 18.10.1(c) to the retiring ECA Agent shall be deemed to be a reference to the Majority Lenders; and

(c)                        the transfer of the rights and obligations of the ECA Agent under this Agreement and the other Transaction Documents to that successor,

in each case in a legal, valid and binding manner.  The retiring ECA Agent shall not be responsible for any costs occasioned by that retirement (including in relation to any such deeds or documents referred to in this clause 18.11).

19                       Mismatch Agent

19.1             Appointment of Mismatch Agent

Each Mismatch Lender irrevocably appoints the Mismatch Agent as its agent for the purposes of each relevant Mismatch Advance, each relevant Mismatch Loan and the Transaction Documents on the following terms and further authorises the Mismatch Agent (whether or not by or through employees or agents) to take such action on its behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Mismatch Agent by this Agreement and the other Transaction Documents, together with such powers and discretions as are reasonably incidental thereto. The Mismatch Agent shall not, however, have any duties, obligations or liabilities to the Mismatch Lenders beyond those expressly stated in this Agreement and the other Transaction Documents.

19.2             Amendments to Transaction Documents

19.2.1                           Subject to clauses 12.9, 13 and 19.2.2, the Mismatch Agent may, with the consent of the Majority Mismatch Lenders (or to the extent expressly authorised by the other provisions of this Agreement or any other Transaction Document), amend, modify or otherwise vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision of this Agreement or any other Transaction Document. Any such action so authorised and effected by the Mismatch Agent shall be as soon as reasonably practicable notified to the Mismatch Lenders by the Mismatch Agent and shall be binding on each Mismatch Lender.

19.2.2                           Except with the prior written consent of the relevant Mismatch Lender and subject to clause 12.9 (and, in the case of clauses 19.2.2(d), (e) and (g), of each of the Mismatch Lenders) (communicated in each case in writing by the Mismatch Lenders), the Mismatch Agent shall not agree with the other parties thereto any amendment to any Transaction Document which would:

(a)                       extend the due date, availability period or reduce the amount of any payment under any Transaction Document to or of that Mismatch Lender;

(b)                      change the currency in which any amount is payable under any Transaction Document to that Mismatch Lender;

(c)                       increase that Mismatch Lender’s Contribution or Mismatch Commitment;

(d)                      change the definition of Mismatch Lender, Majority Lenders or Majority Mismatch Lenders;

(e)                       change clause 13 or clause 15 or this clause 19.2 or any other provision of this Agreement or the other Transaction Documents which provides for the consent of the Majority Mismatch Lenders or all of the Mismatch Lenders to be obtained;

(f)                         reduce any applicable margin or interest rate or other amount in each case owing to that Mismatch Lender pursuant to any Transaction Document; or

(g)                      amend, modify, vary, release or discharge any of the Security Documents or the Liens constituted thereby or consent to any of the same other than in accordance with the terms of this Agreement and the other Transaction Documents.

19.3             Rights of Mismatch Agent

With respect to its own Contribution (if any) in any Mismatch Loan, the Mismatch Agent shall have the same rights and powers under this Agreement and the other Transaction Documents as any other Mismatch Lender and may exercise the same as though it were not performing the duties and functions delegated to it (as agent) under this Agreement or, as the case may be, the Transaction Documents, and the term “Mismatch Lender” shall, unless the context otherwise indicates, include the Mismatch Agent.  Neither this Agreement nor any of the other Transaction Documents shall (nor shall the same be construed so as to) constitute a partnership between the parties or any of them or so as to establish a fiduciary relationship between the Mismatch Agent (in any capacity) and any other person.

19.4             No obligations to other parties

The Mismatch Agent shall not:

19.4.1                           be obliged to make any enquiry as to any default by any Borrower, any Lessee, debis or any other person in the performance or observance of any of the provisions of any of the Transaction Documents or as to the existence of a default, a Relevant Event or a Termination Event unless the Mismatch Agent has actual knowledge thereof, or has been notified in writing thereof by any Mismatch Lender, in which case the Mismatch Agent shall as soon as reasonably practicable notify the Mismatch Lenders of the relevant event or circumstance;

19.4.2                           be liable to any Mismatch Lender for any action taken or omitted under or in connection with this Agreement or any of the other Transaction Documents or any Mismatch Loan except in the case of the gross negligence or wilful misconduct of the Mismatch Agent.

For the purposes of this clause 19.4, the Mismatch Agent shall not be treated as having actual knowledge of any matter of which the corporate finance or leasing or any other division outside the Transportation Group/Middle Office of the Mismatch Agent (or equivalent department of the person for the time being acting as the Mismatch Agent) may become aware in the context of corporate finance or advisory activities from time to time undertaken by the Mismatch Agent for any Borrower, any Lessee or debis or any other person.

19.5             Communications

The Mismatch Agent shall as soon as reasonably practicable notify each Mismatch Lender of the contents of each notice, certificate, document or other communication received by it in its capacity as Mismatch Agent from any Obligor under or pursuant to any of the Transaction Documents.

19.6             Identity of Mismatch Lenders

The Mismatch Agent may deem and treat (a) each Mismatch Lender as the person entitled to the benefit of the Contribution (with respect to the Mismatch Loans) of that Mismatch Lender and as the person obliged to advance that Mismatch Lender’s participation in any Mismatch Advance for all purposes of the Transaction Documents unless and until a notice of assignment of that Mismatch Lender’s Contribution (with respect to the Mismatch Loans) or that Mismatch Lender’s Mismatch Commitment or any part thereof, or a Transfer Certificate in respect thereof, shall have been filed with the Mismatch Agent, and (b) the office set opposite the name of each Mismatch Lender in Part IV of schedule 2 or, as the case may be, in any relevant Transfer Certificate as that Mismatch Lender’s facility office unless and until a written notice of change of facility office shall have been received by the Mismatch Agent, and the Mismatch Agent may act upon any such notice unless and until the same is superseded by a further such notice.

19.7             No reliance on Mismatch Agent

Each Mismatch Lender acknowledges that it has not relied on any statement, opinion, forecast or other representation made by the Mismatch Agent to induce it to enter into any of the Transaction Documents and that it has made and will continue to make, without reliance on the Mismatch Agent and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of each Obligor and each other party to the Transaction Documents and its own independent investigation of the financial condition and affairs of each Obligor and each other party to the Transaction Documents in connection with the making and continuation of any Mismatch Advance and any Mismatch Loan.  The Mismatch Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide the Mismatch Lenders with any credit or other information with respect to any Obligor or any other party to the Transaction Documents whether coming into its possession before the making of any relevant Mismatch Advance or at any time or times thereafter, other than as provided in clauses 19.4.1 and 19.5.  The Mismatch Agent shall not have any duty or responsibility for the completeness or accuracy of any information given by any Obligor or any other person in connection with or pursuant to any of the Transaction Documents, whether the same is given to the Mismatch Agent and passed on by it to the Mismatch Lenders or otherwise.

19.8             No responsibility for other parties

The Mismatch Agent shall not have any responsibility to any Mismatch Lender:

19.8.1                           on account of the failure of any Obligor, any other party to the Transaction Documents or any other person to perform their obligations under any of the Transaction Documents; or

19.8.2                           for the financial condition of any Obligor, any other party to the Transaction Documents or any other person; or

19.8.3                           for the completeness or accuracy of any statements, representations or warranties in any of the other Transaction Documents or any document delivered under this Agreement or any of the other Transaction Documents; or

19.8.4                           for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement or any of the other Transaction Documents, of any certificate, report or other document executed or delivered under this Agreement or any of the Transaction Documents and/or of all or any part of the ownership, leasing, security and/or financing structure contemplated by the Transaction Documents (or any of them); or

19.8.5                           otherwise in connection with any Mismatch Loan or any Mismatch Advance or the negotiation of this Agreement or any of the other Transaction Documents; or

19.8.6                           for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Mismatch Lenders and/or in accordance with any provision of any Transaction Document.

The Mismatch Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it.

19.9             No restriction on other business

The Mismatch Agent may, without any liability to account to any Mismatch Lender, accept deposits from, lend money to, and generally engage in any kind of banking or trust business with, any Obligor, any other party to the Transaction Documents, any debis Group Company or any of their respective Subsidiaries or Affiliates or any other Mismatch Finance Party as if it were not the Mismatch Agent.

19.10      Retirement of Mismatch Agent

19.10.1                  The Mismatch Agent may retire from its appointment as Mismatch Agent under this Agreement and the other Transaction Documents having given to each Lessee, each Borrower, debis and each Mismatch Lender not less than thirty (30) days’ notice of its intention to do so, provided that no such retirement shall take effect unless there has been appointed by the Majority Mismatch Lenders as a successor:

(a)              any reputable and experienced bank or financial institution (or other person approved by debis) nominated by the Majority Mismatch Lenders and, for so long as no Lease Termination Event has occurred and is continuing, consented to in writing by debis (such consent not to be unreasonably withheld or delayed); or

(b)             failing such a nomination and for so long as no Lease Termination Event has occurred and is continuing, any reputable and experienced bank or financial institution (or other person approved by debis) nominated by debis and consented to in writing by the Majority Mismatch Lenders (such consent not to be unreasonably withheld or delayed); or

(c)              failing such a nomination, any reputable and experienced bank or financial institution (or other person approved by debis) nominated by the retiring Mismatch Agent after consultation with the Secured Parties, and that successor Mismatch Agent shall have accepted that appointment in writing.

19.10.2                     Upon any such successor as aforesaid being appointed, the retiring Mismatch Agent shall be discharged from any further obligation under this Agreement and the other Transaction Documents and its successor and each of the other parties to this Agreement and the other Transaction Documents shall have the same rights and obligations among themselves as they would have had if that successor had been a party to this Agreement in place of the retiring Mismatch Agent.

19.11      Removal of Mismatch Agent

The Majority Mismatch Lenders may at any time require the Mismatch Agent to retire from its appointment as Mismatch Agent under this Agreement and the other Transaction Documents without giving any reason upon giving to the Mismatch Agent and each Borrower, each Lessee and debis not less than thirty (30) days’ prior written notice to that effect.  The Mismatch Agent agrees to co-operate in giving effect to that resignation in accordance with any such notice duly received by it and, in that connection, shall execute all such deeds and documents as the Majority Mismatch Lenders may reasonably require in order to provide for:

(a)                        that resignation;

(b)                       the appointment of a successor Mismatch Agent in compliance with clause 19.10 but so that, for this purpose, the reference in clause 19.10.1(c) to the retiring Mismatch Agent shall be deemed to be a reference to the Majority Mismatch Lenders; and

(c)                        the transfer of the rights and obligations of the Mismatch Agent under this Agreement and the other Transaction Documents to that successor,

in each case in a legal, valid and binding manner.  The retiring Mismatch Agent shall not be responsible for any costs occasioned by that retirement (including in relation to any such deeds or documents referred to in this clause 19.11).

20                       Appointment and powers of the Security Trustee

20.1             The trust

Each of the Secured Parties irrevocably appoints the Security Trustee as its security agent and trustee to hold the Trust Property for the purposes of this Agreement and the other Transaction Documents on the terms set out in this Agreement and in the other Trust Documents.

20.2             Delegation of powers

By virtue of the appointment set out in clause 20.1, each of the Secured Parties hereby authorises the Security Trustee (whether or not by or through its employees as agents) to take such action on its behalf and to exercise such rights, remedies and powers as are specifically delegated to the Security Trustee by this Agreement and/or any of the other Transaction Documents together with such powers and rights as are reasonably incidental thereto.

20.3             Obligations of Security Trustee

The Security Trustee shall have no duties, obligations or liabilities to any of the parties by whom it has been appointed beyond those expressly stated in this Agreement and/or the other Transaction Documents and specifically (but without prejudice to the generality of the foregoing) the Security Trustee shall not be obliged to take any action or exercise any rights, remedies or powers under or pursuant to this Agreement or any of the other Transaction Documents beyond those which it is specifically instructed in writing to take or exercise as provided in clause 13 and then only to the extent stated in such specific written instructions.

21                       Declaration of trust; supplemental provisions

21.1             Declaration of trust

The Security Trustee hereby accepts its appointment under clause 20.1 as trustee in relation to the Trust Property and the Transaction Documents with effect from the date of this Agreement and irrevocably acknowledges and declares that from that date it holds the same on trust for the Secured Parties and that it shall apply, and deal with, the Trust Property (including without limitation any moneys received by the Security Trustee under the Trust Documents) in accordance with the provisions of this Agreement.

21.2             Perpetuities

The trusts constituted or evidenced by this Agreement shall remain in full force and effect until whichever is the earlier of the expiration of a period of eighty (80) years from the date of this Agreement and receipt by the Security Trustee of written confirmation from the Agents and the Lessees that all the obligations and liabilities for which such Trust Documents are constituted as security have been discharged in full.  The parties to this Agreement declare that the perpetuity period applicable to this Agreement shall, for the purposes of the Perpetuities and Accumulations Act 1964 be a period of eighty (80) years from the date of this Agreement.

21.3             Implicit powers

In its capacity as trustee in relation to the Trust Documents, the Security Trustee shall, without prejudice to any of the powers and immunities conferred upon trustees by law (and to the extent not inconsistent with the provisions of this Agreement or any of the other Trust Documents) have all the same powers as a natural person acting as the beneficial owner of that property and/or as are conferred upon the Security Trustee by this Agreement and/or any of the other Trust Documents.

21.4      Determination of issues

The Finance Parties agree that, in its capacity as trustee in relation to the Trust Documents, the Security Trustee shall have full power to determine all questions and doubts arising in relation to the interpretation or application of any of the provisions of this Agreement or any of the other Trust Documents as it affects the Security Trustee and every such determination (whether made upon a question actually raised or implied in the acts or proceedings of the Security Trustee) shall be conclusive and shall bind each of the Finance Parties (save in the case of manifest error or the wilful misconduct or gross negligence of the Security Trustee).

21.5             Use of agents

The Security Trustee may, in the conduct of any trusts constituted by this Agreement and in the conduct of its obligations under and in respect of the Trust Documents or any of them (otherwise than in relation to its right to make any declaration, determination or decision), instead of acting personally, employ and pay any agent (whether being a lawyer, chartered accountant or any other person) to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Trustee (including the receipt and payment of money). Any such agent shall be reputable and experienced and, unless at the time of appointment a Lease Termination Event shall have occurred and be continuing, not a competitor of debis as an aircraft operating lessor and, if engaged in any profession or business, such agent shall be entitled to be paid all usual professional and other charges for business transacted and acts done by him or any partner or employee of his in connection with such trusts. The Security Trustee shall not be bound to supervise, or be responsible for any loss incurred by reason of any act or omission of, any such agent if the Security Trustee shall have exercised reasonable care in the selection of that agent.

21.6                         Effect of Agreement

It is agreed between all parties to this Agreement that in relation to any jurisdiction the courts of which would not recognise or give effect to the trusts expressed to be constituted by this Agreement, the relationship of the Secured Parties to the Security Trustee shall in the case of each of the trusts constituted hereby be construed simply as one of principal and agent but, to the fullest extent permissible under the laws of each and every such jurisdiction, this Agreement shall have full force and effect as between the parties.

22                       Restrictions and limitations on and exclusions of the duties and responsibilities of the Security Trustee

22.1             No obligation to act

The Security Trustee shall not be obliged:

22.1.1                           to request any certificate or opinion under any Transaction Document unless so required in writing by an Agent or, if the Secured Loan Obligations have been paid and discharged in full, the relevant Lessee, in which case the Security Trustee shall as soon as reasonably practicable make the appropriate request of the relevant party; or

22.1.2                           to make any enquiry as to any default by any party in the performance or observance of any provision of any of the Trust Documents or as to whether any event or circumstance has occurred as a result of which the security constituted by any of the Trust Documents shall have or may become enforceable.

22.2             No responsibility to provide information

The Security Trustee shall not have any duty or responsibility, either initially or on a continuing basis:

22.2.1                        subject to clause 22.7, to provide any of the Secured Parties with any information with respect to any Borrower, any Lessee, debis or any other person whenever coming into its possession; or

22.2.2                        to investigate or make any enquiry into the title of any party to the Trust Property or any part thereof.

22.3             No responsibility for other parties

The Security Trustee shall not have any responsibility to any of the Secured Parties (a) on account of the failure of any party to perform any of its or their obligations under any of the Transaction Documents, (b) for the financial condition of any Obligor, the Manufacturer, the Engine Manufacturer, any Sub-Lessee, any Sub-Sub-Lessee, any Insurer or any other person, (c) for the completeness or accuracy of any statements, representations or warranties in any of the Transaction Documents or any document delivered under any of the Transaction Documents, (d) for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Agreement or any of the other Transaction Documents, of any certificate, report or other document executed or delivered under this Agreement or any of the Transaction Documents and/or of all or any part of the ownership, leasing, security and/or financing structure contemplated by the Transaction Documents (or any of them), (e) to investigate or make any enquiry into the title of any party to the Trust Property or any part thereof, (f) for the failure to register any of the Transaction Documents on any register with any Government Entity, (g) for the failure to take or require any Obligor, the Manufacturer, the Engine Manufacturer, any Sub-Lessee, any Sub-Sub-Lessee, any Insurer or any other person to take any steps to render any of the Trust Property effective or to secure the creation of any ancillary charge under the laws of the jurisdiction concerned, or (h) otherwise in connection with the Transaction Documents or their negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the directions of any of the Secured Parties given pursuant to clause 13 or in reliance upon information provided by any of the Secured Parties pursuant to clause 13 or otherwise other than to the extent of its own wilful misconduct or gross negligence.

22.4             Reliance on communications

The Security Trustee shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it.

22.5             Safekeeping of Trust Documents

The Security Trustee shall be entitled to place all deeds, certificates and other documents relating to the Trust Property deposited with it under or pursuant to the Trust Documents or any of them in any safe deposit, safe or receptacle selected by the Security Trustee or with any solicitor or firm of solicitors and may make any such arrangements as it thinks fit for allowing each Secured Party access to, or its solicitors or auditors possession of, such documents when necessary or convenient, and the Security Trustee shall not be responsible for any Loss incurred in connection with any such deposit, access or possession.

22.6             No obligation to act in breach of Applicable Law

The Security Trustee may refrain from doing anything which would, or might in its opinion, be contrary to any Applicable Law or which would or might render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive, regulation or regulatory requirement.

22.7             Communications

The Security Trustee shall, as soon as practicable, notify the National Agents and each Agent of the contents of any communication received by it from any Obligor, any Sub-Lessee or any Sub-Sub-Lessee pursuant to any Transaction Document.

23                       No restriction on or liability to account for other transactions

23.1             No restriction on other business

The Security Trustee may, without any liability to account to any of the Finance Parties or any Lessee, accept deposits from, lend money to, and generally engage in any kind of trust or banking business with, or be the owner or holder of any shares or other securities of, any Obligor, any Sub-Lessee, any Sub-Sub-Lessee or any debis Group Company or any Subsidiary or Affiliate of any Obligor, any Sub-Lessee, any Sub-Sub-Lessee or any debis Group Company or any of the Finance Parties or any other person as if it were not the Security Trustee.

23.2             Rights of Security Trustee

With respect to its own participation in the Transaction Documents, the Security Trustee shall have the same rights and powers thereunder and under the Trust Documents as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement.

24                       Common Agent and Security Trustee

Notwithstanding that the ECA Agent, the Mismatch Agent, the Security Trustee, the British National Agent and the French National Agent may from time to time be the same entity, the ECA Agent, the Mismatch Agent, the Security Trustee, the British National Agent and the French National Agent have entered into this Agreement in their separate capacities as agent for the ECA Lenders, as agent for the Mismatch Lenders, as security agent and trustee for the Secured Parties, as agent for the British Lenders and as agent for the French Lenders under and pursuant to the Transaction Documents, provided that where this Agreement provides for the ECA Agent, the Mismatch Agent, the Security Trustee, the British National Agent or the French National Agent to communicate with or provide instructions to any of the ECA Agent, the Mismatch Agent, the Security Trustee, the British National Agent or the French National Agent, while the ECA Agent, the Mismatch Agent, the Security Trustee, the British National Agent or the French National Agent are the same entity, it will not be necessary for there to be any such formal communication or instructions notwithstanding that this Agreement provides in certain cases for the same to be in writing.

25                       Change of Security Trustee

25.1             Retirement of Security Trustee

The Security Trustee may retire from its appointment as Security Trustee under this Agreement and the other Transaction Documents without giving any reason and without being responsible for any costs occasioned by that retirement having given to the Finance Parties, each Borrower, each Lessee and debis not less than thirty (30) days’ notice of its intention to do so, provided that no such retirement shall take effect unless there has been appointed as a successor security agent and trustee by instrument in writing signed by the Security Trustee and accepted in writing by the successor:

25.1.1                           a bank or financial institution (or other person approved by debis) nominated by the Majority Lenders and, for so long as no Lease Termination Event has occurred and is, consented to in writing by debis (such consent not be unreasonably withheld or delayed); or

25.1.2                           failing such a nomination and for so long as no Lease Termination Event has occurred and is continuing, a bank or financial institution (or other person approved by debis) nominated by debis and consented to in writing by the Majority Lenders (such consent not be unreasonably withheld or delayed); or

25.1.3                           failing such a nomination, any bank or financial institution (or other person approved by debis) nominated by the Security Trustee after consultation with the Secured Parties, and, in either case, that successor security trustee shall have duly accepted that appointment by delivering to each Agent written confirmation (in a form acceptable to each Agent) of that acceptance agreeing to be bound by this Agreement in the capacity of Security Trustee as if it had been an original party to this Agreement and the other Transaction Documents.

25.2             Removal of Security Trustee

The Majority Lenders (or, if the Secured Loan Obligations have been paid and discharged in full, the Lessees) may at any time require the Security Trustee to retire from its appointment as Security Trustee with respect to the Trust Property under this Agreement and the other Transaction Documents without giving any reason upon giving to the Security Trustee, each Borrower, each Lessee and debis not less than thirty (30) days’ prior written notice to that effect. The Security Trustee agrees to co-operate in giving effect to that retirement in accordance with any such notice duly received by it and, in that connection, shall execute all such deeds and documents as either Agent may reasonably require in order to provide for:

(a)                        that resignation;

(b)                       the appointment of a successor security agent and trustee in compliance with clause 25.1 but so that, for this purpose, the reference in clause 25.1.3 to the Security Trustee shall be deemed to be a reference to the Majority Lenders; and

(c)                        the transfer of the rights and obligations of the Security Trustee under this Agreement to that successor,

in each case, in a legal, valid and binding manner. The retiring Security Trustee shall not be responsible for any costs occasioned by that retirement (including in relation to any such deeds or documents referred to in this clause 25.2).

25.3             Discharge of retiring Security Trustee

Upon any successor to the Security Trustee being appointed pursuant to clause 25.1 or 25.2, the retiring Security Trustee shall be discharged from any further obligation under this Agreement and the other Trust Documents with respect to the Trust Property and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if that successor had been a party to this Agreement and the other Trust Documents in place of the retiring Security Trustee.  If the Security Trustee should retire pursuant to clause 25.1 or be removed pursuant to clause 25.2, the Finance Parties and the Lessees agree to consult in good faith in selecting and appointing a new Security Trustee.

25.4             Retirement after discharge of Secured Loan Obligations

Notwithstanding clauses 25.1 and 25.2, the Security Trustee shall be entitled to retire from its appointment as Security Trustee under this Agreement upon giving five (5) days’ written notice to debis at any time when the Secured Loan Obligations have been fully repaid and discharged.  A Lessee selected by debis shall, at its own cost, at that time assume the role of Security Trustee under this Agreement and the other Trust Documents.

25.5             Cost of change in Security Trustee

In relation to any change of Security Trustee, other than a change at the request or direction of any Export Credit Agency, the costs and expenses thereby incurred by each of the other parties hereto shall be for the account of the retiring Security Trustee and the incoming Security

Trustee (as they may agree between themselves), in the case of a resignation, or the Lenders (as they may agree between themselves), in the case of a removal.  If that change is at the request or direction of any Export Credit Agency, the costs and expenses thereby incurred by each of the other parties hereto shall be for the account of the Borrowers.

26                       Limited recourse obligations of Borrowers

26.1

26.1.1                           Subject to clause 26.2 but otherwise notwithstanding the provisions of this Agreement or any of the other Transaction Documents to the contrary, all amounts payable or expressed to be payable by any Borrower for, in respect of or in connection with its obligations, covenants, representations, warranties, indemnities or other contractual assurances which are owed to the Security Trustee, the Agents, the National Agents, the Lenders, debis, any other debis Obligor or any other person under, pursuant to or in connection with this Agreement and the other Transaction Documents, together with any liability of any Borrower for any breach by that Borrower of its obligations, covenants, representations, warranties, indemnities or other contractual assurances which are owed to the Security Trustee, the Agents, the Lenders, debis, any other debis Obligor or any other person under, pursuant to or in connection with this Agreement and the other Transaction Documents, shall be limited to and only be made or payable from:

26.1.2                           the recovery from that Borrower of all sums that are paid to or recovered by that Borrower (or any person lawfully claiming through or on behalf of that Borrower to the extent that that Borrower recovers the same from that person) pursuant to any provision of any Transaction Document, any Sub-Lease, any Sub-Lessee Security or any Sub-Sub-Lease or any sale or disposal of the relevant Aircraft or any part thereof or as a result of the enforcement of the Security Documents and/or in respect of Proceeds and/or in respect of any proceeds from Insurances (other than third party liability insurance proceeds); and

26.1.3                           the realisation of any proceeds from the enforcement of any security granted to the Security Trustee, the Agents and/or any of the Lenders under the Security Documents (except to the extent that the Borrower is not entitled to retain such sums as against any third party by virtue of Applicable Law), and each of the Security Trustee, the Agents, the National Agents, Lenders, debis and the other debis Obligors irrevocably and unconditionally agrees that it shall look solely to such rights and sums for payments to be made by that Borrower under this Agreement and the other Transaction Documents and that it shall not otherwise take or pursue any judicial or other steps or proceedings or exercise any other right or remedy that it might otherwise have against that Borrower or any of its other assets except:

(a)                        to the extent that judgment or similar order is a necessary procedural step to enable the realisation of the full benefit of the security and rights granted by and under the Transaction Documents to obtain (but not enforce) a declaratory judgment or similar order as to the obligations of that Borrower expressed to be assumed under this Agreement or under any other Transaction Documents; or

(b)                       to the extent that claim or proof is a necessary procedural step to enable the realisation of the full benefit of the security and rights granted by and under the Transaction Documents, to make or file a claim or proof in any Insolvency Event in relation to that Borrower, but not to take proceedings to instigate that Insolvency Event.

26.2                Clause 26.1 shall be of no application in respect of a Borrower and that Borrower shall be fully liable and the Secured Parties shall be at liberty to prove all their respective rights and remedies against that Borrower and its assets for any Loss (including, without limitation, legal fees and expenses) sustained or incurred by any Secured Party as a consequence of:

26.2.1                           the wilful misconduct or gross negligence of that Borrower; or

26.2.2                           a representation or warranty as to a matter of fact (and not, for the avoidance of doubt, as to a matter of law) made by that Borrower in any Transaction Document being untrue, incorrect or misleading; or

26.2.3                           fraud on the part of that Borrower.

26.3                The provisions of this clause 26 shall only limit the personal liability of each Borrower for the discharge of its obligations under this Agreement and the other Transaction Documents and shall not:

26.3.1                           limit or restrict in any way the accrual of interest on any unpaid amount (although the limitations as to the personal liabilities of each Borrower shall apply to the actual payment of that interest); or

26.3.2                           derogate from or otherwise limit the right of recovery, realisation or application by the Secured Parties under or pursuant to any of the Security Documents or anything assigned, mortgaged, charged, pledged or secured under or pursuant to any of the Security Documents.

26.4

26.4.1                           debis and each other debis Obligor each hereby agrees that it shall not petition for any Insolvency Event in relation to any Borrower until after all of the Secured Loan Obligations have been paid and discharged in full.

26.4.2                           Each of the Finance Parties hereby agrees that it shall not petition for any Insolvency Event in relation to any Borrower, unless failure to do so would or might reasonably be expected to result in the rights, title and interests of the Finance Parties and the Borrowers (or any of them) in and to the Aircraft and/or under any Transaction Document being materially adversely affected, based on advice received by the Security Trustee and shared with debis from reputable legal counsel in the relevant jurisdictions.

26.5                Each of the Security Trustee, the Agents, the National Agents, the Lenders, debis and the other debis Obligors agrees not to seek before any court or governmental agency to have any shareholder, director or officer of any Borrower held liable for any actions or inactions of that Borrower or any obligations of that Borrower under the Transaction Documents, except if such actions or inactions are the result of the fraud or wilful default of that shareholder, director or officer.

27                       Set-off

27.1             Set-off

27.1.1                           Subject to clause 27.1.4, at any time during the continuance of a Lease Termination Event:

(a)              each Borrower may set off from any sum payable by it to any one or more of the debis Obligors any sum due and unpaid by the relevant debis Obligor to that Borrower, in each case, under or in relation to any of the Transaction Documents; and

(b)             each Finance Party may set off from any sum payable by it to any one or more of the Obligors any sum due and unpaid by the relevant Obligor to that Finance Party, in each case, under or in relation to any of the Transaction Documents.

27.1.2                           No Obligor shall be entitled to deduct any sum which may be due to it from the Finance Parties and the Borrowers (or any of them) howsoever arising from any sum payable by that Obligor under or in connection with any of the Transaction Documents.

27.1.3                           No Obligor shall be entitled to refuse or postpone performance of any payment or other obligation under any of the Transaction Documents by reason of any claim which it may have or may consider that it has against;

(a)            the Finance Parties and the Borrowers (or any of them) under or in connection with any of the Transaction Documents or any other agreement with any of the Finance Parties and/or any of the Borrowers; and/or

(b)           any other party under or in connection with any of the Transaction Documents.

27.1.4                           Each Finance Party irrevocably and unconditionally waives any rights of set off that it may have at law or under clause 27.1.1 in relation to any amount due to any Sub-Lessee or Lessee under clause 8.6.8.

27.2             Set-off not mandatory

No Finance Party shall be obliged to exercise any of its rights under clause 27.1.

28                       Notices

28.1                Unless otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto in connection with this Agreement shall:

28.1.1                           in order to be valid be in English and in writing;

28.1.2                           be deemed to have been duly served on, given to or made in relation to a party if it is:

(a)            left at the address of that party set out herein or at such other address as that party has specified by fifteen (15) days’ written notice to the other parties hereto;

(b)           posted by first class airmail postage prepaid or sent with an internationally recognised courier service in each case in an envelope addressed to that party at that address; or

(c)            sent by facsimile to the facsimile number of that party set out herein or to such other facsimile number as that party has specified by fifteen (15) days’ written notice to the other parties hereto;

28.1.3                           be sufficient if:

(a)            executed under the seal of the party giving, serving or making the same; or

(b)           signed or sent on behalf of the party giving, serving or making the same by any attorney, director, secretary, agent or other duly authorised officer or representative of that party;

28.1.4                           be effective:

(a)              in the case of a letter, when left at the address referred to in clause 28.1.2(a) after being deposited in the post first class airmail postage prepaid or deposited with an internationally recognised courier service and in each case in an envelope addressed to the addressee at the address referred to in clause 28.1.2 (a); and

(b)             in the case of a facsimile transmission, upon receipt of a facsimile transmission slip indicating that the correct number of pages have been sent to the correct facsimile number.

28.2                For the purposes of this clause 28, all notices, requests, demands or other communications shall be given or made by being addressed as follows:

28.2.1	if to an Initial Borrower, to:

c/o Walkers SPV Limited
Walker House
Mary Street
PO Box 908 GT
George Town
Grand Cayman
Cayman Islands

	Facsimile No:	+1 345 945 4757
	Attention:	The Directors

with copies to debis and each Agent at the addresses detailed below;

28.2.2	if to any debis Obligor, to:

debis AirFinance B.V.
Evert van de Beekstraat 312
CX Schiphol Airport
The Netherlands

	Facsimile:	+3120 655 9100
	Attention:	Managing Director

with a copy to each Agent at the address detailed below;

28.2.3	if to an Agent or the Security Trustee, to:

Crédit Lyonnais
1, rue des Italiens
75009 Paris
France

	Facsimile:	+33 1 42 95 11 81
	Attention:	DGRE/Head of Transportation Group

with, except in relation to notices from one Finance Party to another Finance Party, a copy to debis at the address detailed above;

28.2.4                           if to a Lender, to that Lender care of the relevant Agent; and

28.2.5                           if to a National Agent, to the address and/or facsimile number set out opposite the name of that National Agent (in its capacity as an ECA Lender in the relevant National Syndicate) in the relevant section of schedule 2.

29                       Confidentiality

At all times during the Security Period and after the termination thereof, each party hereto shall and shall procure that each of its respective officers, directors, employees and agents shall keep secret and confidential and not, without the prior written consent of debis, the Agents and the Security Trustee, disclose to any third party the terms of any of the Transaction Documents, any Sub-Lease, any Sub-Sub-Lease, the Insurances or any Purchase Document or any of the information, reports, invoices or documents supplied by or on behalf of any of the other parties hereto, save that any such party shall be entitled to disclose any such terms, information, reports or documents:

29.1.1                           in connection with any proceedings arising out of or in connection with any of the Transaction Documents to the extent that that party may consider necessary to protect its interest; or

29.1.2                           to any potential permitted assignee or transferee of all or any of that party’s rights under any of the Transaction Documents or any other permitted person proposing to enter into contractual arrangements with that party in relation to or in connection with the transactions contemplated by any of the Transaction Documents, subject to it obtaining an undertaking from that potential permitted assignee or permitted other person in the terms similar to this clause 29; or

29.1.3                           if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise; or

29.1.4                           pursuant to any Applicable Law; or

29.1.5                           to any fiscal, monetary, Tax, governmental or other competent authority; or

29.1.6                           to its auditors, bankers, legal or other professional advisers (which are under an ethical obligation to or agree to hold that information confidential); or

29.1.7                           to any of the Export Credit Agencies; or

29.1.8                           in any manner contemplated by any of the Transaction Documents; or

29.1.9                           to debis or any other debis Group Company.

30                       Joint and several liability

For the purpose of any provision of the Transaction Documents, it is hereby acknowledged and agreed that:

30.1                where the same obligations are expressed as being owed by more than one Lessee, each of such Lessees shall be jointly and severally liable for such obligations;

30.2                where the same obligations are expressed as being owed by more than one debis Obligor, each of such debis Obligors shall be jointly and severally liable for such obligations; and

30.3                where the same obligations are expressed as being owed by more than one Borrower, each each of such Borrowers shall be jointly and severally liable for such obligations (but without prejudice to, and subject to, clause 26).

31                       Consents and related matters

31.1                Each Lessee and debis shall be entitled to deal exclusively with the Security Trustee and rely on communications that it receives from the Security Trustee in relation to any request for approval, consent, waiver, agreement or exercise of another discretion that the Lessees or debis may, from time to time, make under or in connection with any Transaction Document or the transactions contemplated thereby.

31.2                Where any approval, consent, waiver, agreement or exercise of other discretion is requested by any Lessee or debis from the Security Trustee pursuant to this Agreement or any other Transaction Document, the Security Trustee and the relevant Finance Parties at whose direction the Security Trustee is required (pursuant to the terms of the Transaction Documents) to act in relation to the particular matter each agree to consider the same and respond to the relevant Lessee or debis in a timely manner.

32                       Subordination

32.1                Each of the Finance Parties and the Lessees hereby agrees to regulate their claims, as to subordination and priority, in respect of any Proceeds in the manner set out in this clause 32.

32.2                The Finance Parties and the Lessees hereby agree that the Secured Loan Obligations shall for all purposes whatsoever rank in priority to the Subordinated Secured Obligations and that such Subordinated Secured Obligations shall at all times be subject and subordinate to such Secured Loan Obligations.

32.3                Without prejudice to the provisions of clause 32.2, if, for any reason, a Lessee claims or is required to claim in the liquidation, winding-up, dissolution or analogous proceedings in relation to any Borrower, then that Lessee shall direct that all dividends and other distributions in respect of its claim be paid to the Security Trustee for application in accordance with the provisions of clause 15 and, to the extent that any such dividend or other distribution is actually paid to that Lessee, that Lessee shall hold any amount received by it on trust for the Secured Parties and shall pay that amount over to the Security Trustee as soon as it is received.

32.4                For so long as any of the Secured Loan Obligations remain outstanding, each Lessee hereby agrees that it shall have no rights whatsoever, save in respect of the express obligations of the Security Trustee as set out in this Agreement and the other Transaction Documents, to instruct, or give directions to, the Security Trustee, to require that the Security Trustee take any action or exercise any right, remedy or power or to determine any question or doubt, in each case in relation to any matter including, without limitation, the Trust, the Trust Property and/or the Trust Documents.

32.5                For so long as any of the Secured Loan Obligations remain outstanding, each Lessee hereby agrees that the Security Trustee shall not, other than as expressly required by the terms of the Transaction Documents, be required to consult with, or have regard to the interests of, any Lessee when taking any action (including, without limitation, any enforcement action) or when exercising any right, remedy or power, in each case in relation to any matter including, without limitation, the Trust, the Trust Property and/or the Trust Documents.

32.6                For so long as any of the Secured Loan Obligations remain outstanding, each Lessee hereby agrees that it shall not appoint any receiver in respect of any of the Trust Property.

32.7                Each Lessee shall be entitled, at any time following the full and final discharge of the Secured Loan Obligations:

32.7.1                 to require that the relevant Borrower discharge the Subordinated Secured Obligations by transferring title to any Aircraft to such person as is nominated by that Lessee (who shall not be a Borrower or a Lessee); and

32.7.2                 to exercise all of the rights of the Finance Parties under the Trust.

32.8                To the extent required under Dutch law, the subordination set forth in this clause 32 is being accepted by the Security Trustee as agent (zaakwaarnemer) on behalf of the Finance Parties.

33                       Miscellaneous

33.1             Cumulative rights

The respective rights of the Finance Parties and the Borrowers pursuant to this Agreement and the other Transaction Documents:

33.1.1                   are cumulative, may be exercised as often as they consider appropriate and are in addition to their respective rights under Applicable Law; and

33.1.2                   shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing.

33.2             Waivers

Any failure to exercise, or any delay in exercising, on the part of any Finance Party or any Borrower any right under any Transaction Document shall not operate as a waiver or variation of that or any other right and any defective or partial exercise of any such right shall not preclude any other or further exercise of that or any other right, and no act or course of conduct or negotiation shall in any way preclude any party hereto from exercising any such right or constitute a suspension or any variation of any such right.

33.3             Severability

If at any time any provision of any Transaction Document is or becomes illegal, invalid or unenforceable in any respect under any Applicable Law, neither the legality, validity nor the enforceability of the remaining provisions hereof nor the legality, validity or enforceability of that provision under the law of any other jurisdiction shall in any way be affected or impaired.

33.4             Further assurance

Except to the extent inconsistent with the express terms of the Transaction Documents:

33.4.1                           each Obligor shall from time to time and at its own cost, to the extent that it is permitted to do so under Applicable Law, as soon as reasonably practicable sign, seal, execute, acknowledge, deliver, file and register all such additional documents, instruments, agreements, certificates, consents and assurances and do all such other acts and things as may be required by Applicable Law or reasonably requested by any Representative from time to time in order to give full effect to each Transaction Document or to establish, maintain, protect or preserve the rights of the Finance Parties and the Borrowers under the Transaction Documents or to enable any of them to obtain the full benefit of each Transaction Document and to exercise and enforce their respective rights and remedies under the Transaction Documents; and

33.4.2                           without prejudice to the generality of clause 33.4.1, each Obligor which has a State of Incorporation in The Netherlands agrees from time to time when a Cross Collateralisation Event has occurred and is continuing to provide or procure that there is provided, to each beneficiary of the security constituted by the Security Documents to which that Obligor is or becomes a party, Dutch law security over the Collateral (as defined in the Security Assignment or, as the case may be, Lease Assignments(s) to which it is a party as assignor) in such form and in such manner as may be necessary to ensure that that beneficiary has Dutch law security rights equivalent to those contemplated by those Security Documents.

33.5             Certificates

A certificate given by any Finance Party as to the amount of any sum required to be paid to it under any provisions of any of the Transaction Documents shall, save in the case of manifest error, be prima facie evidence of the amounts therein stated for all purposes of the Transaction Documents.

33.6             Amendments

Each of the parties hereto agrees that no amendments, variations, supplements or modifications may be made to any Transaction Document other than by an instrument in writing executed by each of the parties hereto.

33.7             Counterparts

This Agreement may be executed in any number of counterparts and by different parties thereto on separate counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes but all counterparts shall constitute but one and the same instrument.

33.8             Other security

Nothing contained in this Agreement shall prejudice or affect the rights of any of the Finance Parties under any guarantee, lien, bill, note, charge or other security from any party, other than those comprised in or contemplated by the Transaction Documents now or hereafter held by it in respect of any moneys, obligations or liabilities thereby secured and so that (without limitation) each and any such person may apply any moneys recovered under any such guarantee, lien, bill, note, charge or other security in or towards payment of any money, obligation or liability, actual or contingent, now or hereafter due, owing or incurred to it by any person or may hold such moneys on a suspense account for such period as it may in its absolute discretion think fit.

33.9             Obligations several

The obligations of each of the Finance Parties under this Agreement are several; the failure of any of the Finance Parties to perform such obligations shall not relieve any other of the Finance Parties or any Obligor of any of their respective obligations or liabilities under any of the Transaction Documents nor shall any Agent, any National Agent or the Security Trustee be responsible for the obligations of the other Finance Parties nor shall any of the Finance Parties be responsible for the obligations of any other of the Finance Parties under this Agreement.

33.10      No partnership

This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

33.11      Information from debis

debis shall upon request of any National Agent deliver to the Export Credit Agencies (via that National Agent) or upon request of any Agent deliver to that Agent all such information concerning any debis Group Company which is a party to any of the Transaction Documents and their respective affairs and the Aircraft as shall be available to debis or another debis Group Company (and subject to any confidentiality restrictions) and any such National Agent or Agent shall reasonably require in the context of the Transaction Documents and the transactions contemplated thereby.

33.12      Determination of LIBOR

In relation to the Transaction Documents for an Aircraft generally, it is hereby agreed amongst the relevant parties thereto that, in respect of any period, a determination of LIBOR under one Transaction Document for that Aircraft must be the same rate as is determined in respect of LIBOR under another Transaction Document for that Aircraft pursuant to which LIBOR falls to be determined for the same period and, in the event of any discrepancy, the determination of LIBOR under the ECA Loan Agreement for that Aircraft shall prevail.

33.13      Determination of EURIBOR

In relation to the Transaction Documents for an Aircraft generally, it is hereby agreed amongst the relevant parties thereto that, in respect of any period, a determination of EURIBOR under one Transaction Document for that Aircraft must be the same rate as is determined in respect of EURIBOR under another Transaction Document for that Aircraft pursuant to which EURIBOR falls to be determined for the same period and, in the event of any discrepancy, the determination of EURIBOR under the ECA Loan Agreement for that Aircraft shall prevail.

33.14      Mismatch Advances

Upon drawdown of a Mismatch Advance the proceeds of that Mismatch Advance shall be applied in the manner required by the Mismatch Loan Agreement under which it is drawn down and to the extent so applied:

33.14.1                     the amount of Rent (as defined in the relevant Lease) payable by the relevant Lessee on the relevant Rental Payment Date (as defined therein) under that Lease shall be deemed for the purposes of that Lease to have been reduced by an amount equal to the amount of that Mismatch Advance; and

33.14.2                     the relevant Borrower shall be deemed for the purposes of the corresponding ECA Loan Agreement to have made payment of an amount of the relevant ECA Repayment Instalment equal to the amount of that Mismatch Advance to the ECA Agent on the relevant ECA

Repayment Date and the relevant Borrower’s obligation shall be deemed correspondingly discharged under that ECA Loan Agreement to the extent of that amount.

33.15      Notices to Agents

Each Agent agrees that if it receives any notice pursuant to the Transaction Documents it shall as soon as reasonably practicable forward a copy of that notice to the other Agent (if the other Agent is not an addressee of that notice), unless that notice relates solely to one or more of the Loan Agreements in respect of which that Agent is acting as agent for the relevant Lenders.

34                       Transfers

34.1             Transfers by Obligors

Without prejudice to the provisions of clause 9, no Obligor shall assign any rights or transfer any obligations under any Transaction Document without the prior written consent of the ECA Agent (acting on the instructions of the National Agents and the German Parallel Lender) and the Mismatch Agent.

34.2             Transfers by Lenders

Any Lender may transfer all or any of its rights, benefits and obligations under the Transaction Documents or change its Lending Office (whether in the same or a different jurisdiction), provided always that:

34.2.1                           prior to the transfer or change in Lending Office becoming effective, the relevant Lender gives notice to debis (with a copy to each Agent) of the identity of the Transferee or (as the case may be) the new Lending Office and the jurisdiction of tax residence of the Transferee or (as the case may be) the new Lending Office;

34.2.2                           the Transferee (i) is an Export Credit Agency, or (ii) is eligible for support from the relevant Export Credit Agency and (unless the Transferee is or has been a Lender) has been approved as a Transferee by debis (such approval not to be unreasonably withheld or delayed), or (iii) is designated as a Transferee by the relevant Export Credit Agency; and

34.2.3                           with the exception of transfers occurring as a result of sub-paragraphs (i) or (iii) of clause 34.2.2, no Obligor shall be under any obligation to pay any greater amount or suffer any other increase in liabilities or diminution in right or benefit under the Transaction Documents following and as a consequence of any such transfer or change in Lending Office, except where the same arises as a consequence of a Change in Law which occurs after the date of that transfer or change in Lending Office (but excluding any Change in Law which is officially announced or proposed before the date of that transfer or change in Lending Office).

provided further that the provisos set out above shall not apply to the extent that any Lender has effected a transfer or changed its Lending Office pursuant to, and in accordance with, clause 10.1.

34.3             Transfer Certificates

34.3.1                           If any Lender (the “Transferor”) transfers all or any part of its rights, benefits and/or obligations under this Agreement in respect of any ECA Loan or Mismatch Loan for an Aircraft to another bank or financial institution (or other person approved by debis) (the “Transferee”) in accordance with clause 34.2, that transfer shall be effected by way of a novation by the delivery to, and the execution by, the Security Trustee of a duly completed Transfer Certificate or in such other manner as the relevant National Agent or, as applicable, the Mismatch Agent and debis may agree.

34.3.2                           On the date specified in the Transfer Certificate:

(a)            to the extent that in the Transfer Certificate the Transferor seeks to transfer its rights and obligations under the Transaction Documents, each of the Transferor and the other parties hereto shall be released from further obligations to each other under the Transaction Documents and their respective rights against each other under the Transaction Documents shall be cancelled (such rights and obligations being referred to in this clause 34.3 as “Discharged Rights and Obligations”);

(b)           the parties hereto (other than the Transferor) and the Transferee shall each assume obligations towards each other and/or acquire rights against each other which, subject to clause 34.2, differ from the Discharged Rights and Obligations only insofar as each of the parties hereto (other than the Transferor) and the Transferee have assumed and/or acquired the same in place of each of the parties hereto (other than the Transferor) and the Transferor; and

(c)            each of the parties hereto (other than the Transferor) and the Transferee shall acquire the same rights and assume the same obligations among themselves as they would have acquired and assumed had the Transferee originally been a party to the Transaction Documents as a Lender with the rights and/or the obligations acquired or assumed by it as a result of the transfer.

34.3.3                           The Security Trustee shall as soon as reasonably practicable complete a Transfer Certificate on written request by a Transferor and upon payment by the Transferee (other than in the case of an Export Credit Agency (or a Transferee nominated thereby) being a Transferee) of a fee of one thousand Dollars ($1,000) to the Security Trustee for each Transfer Certificate.

34.3.4                           Each party hereto (other than the Security Trustee, the Transferor and the Transferee) hereby confirms that the execution of any Transfer Certificate by the Security Trustee on its behalf shall be binding upon and enforceable against it as if it had executed the Transfer Certificate itself.  Each party hereto (other than the Security Trustee, the Transferor and the Transferee) hereby irrevocably authorises the Security Trustee to execute any duly completed Transfer Certificate on its behalf.

34.4             Costs and expenses

In relation to any transfer contemplated by this clause 34 which is not a transfer pursuant to clause 10.1 or a transfer to a Transferee referred to in sub-paragraphs (i) or (iii) of clause 34.2.2, the costs and expenses thereby incurred by each of the other parties hereto shall be for the account of the Transferee or the Transferor (as they may agree between themselves). In relation to any transfer contemplated by this clause 34 which is a transfer pursuant to clause 10.1 or a transfer to a Transferee referred to in sub-paragraphs (i) or (iii) of clause 34.2.2, the costs and expenses thereby incurred by each of the other parties hereto shall be for the account of the Borrowers.

35                       Governing law and jurisdiction

35.1             Governing law

This Agreement shall be governed by and construed in accordance with English law.

35.2             Jurisdiction

Each of the parties hereto agrees, for the benefit of each of the other parties hereto, that any legal action or proceedings arising out of or in connection with this Agreement may be brought in the courts of England, irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers:

(a)              in the case of each Lessee and debis, Freshfields Bruckhaus Deringer whose current address is at 65 Fleet Street, London EC4Y 1HS, England (Ref: DMP Litigation/RFM);

(b)             in the case of each Borrower, Norose Notices Limited whose current address is at Kempson House, Camomile Street, London EC3A 7AN (marked for the attention of the Director of Administration, reference AJBD/AA51491); and

(c)              in the case of each of the Finance Parties, the address from time to time of the relevant Finance Party’s branch in London, England (or, if any Finance Party does not have or ceases to have a branch in London, it shall appoint an agent for receipt of service of process in England and shall provide the other parties to this Agreement with a copy of a letter from that agent accepting its appointment), in each case, to receive for it and on its behalf service of process issued out of the courts of England in any such legal action or proceedings.  The submission to that jurisdiction shall not (and shall not be construed so as to) limit the right of any of the parties hereto to take proceedings against the other parties hereto (or any of them) in the courts of any other competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.  The parties further agree that only the courts of England and not those of any other state shall have jurisdiction to determine any claim arising out of or in connection with this Agreement.

35.3             No immunity

Each of the parties hereto agrees that in any legal action or proceedings against it or its assets in connection with this Agreement no immunity from such legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of it or with respect to its assets, irrevocably waives any such right of immunity which it or its assets now have or may hereafter acquire or which may be attributed to it or its assets and consents generally in respect of any legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceedings.

36                       Contracts (Rights of Third Parties) Act 1999

36.1.1                           Each of the Obligors which is a party to this Agreement agrees that any of its obligations in this Agreement or any other Transaction Document which is expressly owed to any Finance Party and/or any Export Credit Agency shall be enforceable by that Finance Party, or, as the case may be, Export Credit Agency subject always to any relevant restriction contained in any Transaction Document.  The provisions of the Contracts (Rights of Third Parties) Act 1999 shall apply for the benefit of each of the Finance Parties and the Export Credit Agencies.

36.1.2                           Subject to clause 36.1, it is not intended by any of the parties hereto that any term of this Agreement shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party hereto.  The parties hereto shall not require the consent of any person who is not a party in order to rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Agreement.

37                       Export Credit Agencies

Each of the Obligors hereby acknowledges and accepts that, under the Support Agreement, the Export Credit Agencies have certain rights to require the ECA Finance Parties to act, or to omit to act, in accordance with the instructions of the Export Credit Agencies.  Accordingly, each of the Obligors hereby acknowledges and accepts that if any of the ECA Finance Parties is required to exercise a right, discretion or power under any of the Transaction Documents “reasonably”, “in good faith” or “bona fide” or with any other restriction of whatsoever nature, then that ECA Finance Party will be deemed to be acting “reasonably”, “in good faith” or “bona fide” or in accordance with such other restrictions (as the case may be) if that ECA Finance

Party exercises, or refrains from exercising, that right, discretion or power in accordance with the instructions of the relevant Export Credit Agency.

38                       Parallel debt

38.1                Each debis Obligor which is a party hereto and has a State of Incorporation in The Netherlands (“Relevant Obligor”) hereby irrevocably and unconditionally undertakes, as far as necessary in advance, to pay to the Security Trustee an amount equal to the aggregate of all of its Principal Obligations owed to all of the Finance Parties from time to time, as and when the same become due in accordance with the terms and conditions of its Principal Obligations (that payment undertaking and the obligations and liabilities which are the result thereof, the “Parallel Debt”).

38.2                Each of the parties hereby acknowledges that:

38.2.1                           for this purpose the Parallel Debt constitutes undertakings, obligations and liabilities of the Relevant Obligor to the Security Trustee which are separate and independent from, and without prejudice to, the Principal Obligations which the Relevant Obligor owes to any Finance Party; and

38.2.2                           the Parallel Debt represents the Security Trustee’s own claim (vordering) to receive payment of the Parallel Debt by the Relevant Obligor, provided that the total amount which may become due in respect of the Parallel Debt under this clause 38 shall never exceed the amount which may become due in respect of all of its Principal Obligations owed to all of the Finance Parties.

38.3                                    The total amount due by the Relevant Obligor as the Parallel Debt under this clause 38 shall be decreased to the extent that the Relevant Obligor shall have paid any amounts to the Finance Parties or any of them to reduce its outstanding Principal Obligations or any Finance Party otherwise receives any amount in discharge of those Principal Obligations (other than by virtue of clause 38.4).

38.4                To the extent that the Relevant Obligor shall have paid any amounts to the Security Trustee in respect of the Parallel Debt or the Security Trustee shall have otherwise received monies in discharge of the Parallel Debt, the total amount due in respect of its Principal Obligations shall be decreased accordingly.

IN WITNESS WHEREOF the parties to this Agreement have caused this Agreement to be duly executed as a deed and delivered on the date first above written.

Schedule 1

Definitions

“2003 Aircraft” means the first five (5) Aircraft identified in Part 1 of schedule 3;

“Acceptance Certificate” means, in respect of an Aircraft, the certificate (in substantially the form of schedule 2 to the relevant Lease) signed by the relevant Lessee and given by that Lessee to the relevant Borrower pursuant to clause 5.1 of the relevant Lease;

“Accession Deed” means a deed of accession to be entered into by an Alternative Obligor in the form from time to time agreed between debis and the Security Trustee;

“Additional Insureds” has the meaning specified in paragraph 10(e)(i) of schedule 7;

“Administration Agreements” means together the Initial Administration Agreement and each Alternative Borrower Administration Agreement, and “Administration Agreement” means any of them;

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

“Agents” means each of the ECA Agent and the Mismatch Agent, and “Agent” means either of them;

“Agreed British Rate” means, in respect of an ECA Loan and an ECA Interest Period, the sum of (i) the Applicable Rate for that ECA Loan and ECA Interest Period, and (ii) the British Margin;

“Agreed ECA Rate” means, in respect of an ECA Loan and an ECA Interest Period (i) for the purposes of the British Credits forming part thereof, the Agreed British Rate, (ii) for the purposes of the French Credits forming part thereof, the Agreed French Rate, and (iii) for the purposes of the German Credits forming part thereof, the Agreed German Rate, in each case referable thereto;

“agreed form” means, in relation to any document, the form of such document from time to time certified as the agreed form thereof by or at the direction of debis and the Security Trustee;

“Agreed French Rate” means, in respect of an ECA Loan and an ECA Interest Period, the sum of (i) the Applicable Rate for that ECA Loan and ECA Interest Period, and (ii) the French Margin;

“Agreed German Rate” means, in respect of an ECA Loan and an ECA Interest Period, the sum of (i) the Applicable Rate for that ECA Loan and ECA Interest Period, and (ii) the German Margin;

“Agreed Mismatch Rate” means, in respect of a Mismatch Loan and a Mismatch Interest Period, the sum of (i) the Applicable Rate for that Mismatch Loan and Mismatch Interest Period, and (ii) the Mismatch Margin.

“Airbus” means (as the context may require) Airbus G.I.E. or AVSA S.A.R.L.;

“Airbus Bill of Sale” means, in relation to any Aircraft, the bill of sale, dated the Purchase Date for that Aircraft, executed or to be executed by Airbus in favour of the Seller or, as applicable, the Borrower in relation to that Aircraft pursuant to the Airbus Purchase Agreement;

“Airbus Purchase Agreement” means, in respect of an Aircraft, the Airbus A320 family purchase agreement dated 1 June 1999, together with the exhibits thereto, made between the Manufacturer and debis or such other purchase agreement with the Manufacturer which relates to that Aircraft;

“Aircraft” means, subject to clause 2.2.2 and as the context may require, any or all of the twenty (20) Airbus aircraft listed in Part 1 of schedule 3 (and, save where the context otherwise requires, includes any or all of the Replacement Aircraft) and/or such alternative aircraft as may from time to time be agreed in writing by all of the National Agents and the Mismatch Agent at the request of debits, comprising, with respect to each individual aircraft, the relevant Airframe together with the relevant Engines (whether or not any of the relevant Engines may from time to time be installed on the relevant Airframe) together with the relevant Technical Records;

“Aircraft Purchase Price” means:

(a)                        in respect of an Aircraft other than the Initial Aircraft, the aggregate amount which is equal to:

(i)                           the final contract price for that Aircraft on delivery thereof from the Manufacturer, after deduction of all applicable credit memoranda and exclusive of any capitalised interest, but disregarding for this purpose any Buyer Furnished Equipment for that Aircraft (“Final Aircraft Price”); plus

(ii)                        if there is any Buyer Furnished Equipment for that Aircraft, the lesser of (i) the final contract price for that Buyer Furnished Equipment for that Aircraft, after deduction of all applicable credit memoranda and exclusive of any capitalised interest, and (ii) an amount equal to five per cent. (5%) of the Final Aircraft Price, in each case, as approved by all of the National Agents and (if that Aircraft is a Mismatch Aircraft) the Mismatch Agent; or

(b)                       in respect of an Initial Aircraft, the amount set out opposite that Initial Aircraft in Part 1 of schedule 3;

“Airframe” means, in respect of an Aircraft, the airframe (except for the Engines) more particularly identified in schedule 1 to the Lease for that Aircraft, including all Parts installed in or on the airframe at the Purchase Date (or which, having been removed therefrom, remain the property of the relevant Borrower) and all Replacement Parts from time to time installed in or on the said airframe and all Parts which are for the time being detached from the airframe but remain the property of the relevant Borrower;

“Airframe Warranties Agreement” means, in respect of an Aircraft, the airframe warranties agreement relating to that Aircraft from time to time entered into between, amongst others, the Manufacturer, debis, the relevant Borrower, the relevant Lessee, the relevant Sub-Lessee and the Security Trustee which shall be in the agreed form or otherwise in form and substance reasonably satisfactory to the Security Trustee;

“Alternative Borrower” means a company, approved by all of the National Agents, the German Parallel Lender and (if any of the Aircraft owned or to be owned by that company are Mismatch Aircraft) the Mismatch Agent and incorporated in a jurisdiction approved by all of the National Agents, the German Parallel Lender and the Mismatch Agent, in each case, in accordance with clause 9, which accedes to this Agreement as a Borrower pursuant to clause 9;

“Alternative Borrower Administration Agreements” means any administration agreements or corporate services agreements to be entered into by an Alternative Borrower Manager, the Security Trustee, an Alternative Borrower and debis on terms approved by the Security Trustee (acting on the instructions of all of the Lenders) and debis in accordance with this Agreement, and “Alternative Borrower Administration Agreement” means any of them;

“Alternative Borrower Comfort Letters” means each comfort letter to be issued in respect of an Alternative Borrower Manager to the Security Trustee and debis, in form and substance reasonably satisfactory to the Security Trustee (acting on the instructions of all of the Lenders) and debis, and “Alternative Borrower Comfort Letter” means any of them;

“Alternative Borrower Floating Charge” means each floating charge to be granted by an Alternative Borrower to the Security Trustee which shall be in form and substance reasonably satisfactory to the Security Trustee (acting on the instructions of all of the Lenders) and debis;

“Alternative Borrower Manager” means the manager, if any, of an Alternative Borrower as approved by the Security Trustee (acting on the instructions of all of the Lenders) and debis in accordance with this Agreement;

“Alternative Borrower Share Charge” means each pledge or charge to be granted by the holder or holders of the entire issued share capital of an Alternative Borrower to the Security Trustee over all the shares of that Alternative Borrower, which pledge or charge shall be in form and substance reasonably satisfactory to the Security Trustee (acting on the instructions of all of the Lenders) and debis;

“Alternative Borrower Trustees” means the legal owners of an Alternative Borrower as approved by the Security Trustee (acting on the instructions of all of the Lenders) and debis in accordance with this Agreement, and “Alternative Borrower Trustee” means any of them;

“Alternative Declaration of Trust” means each declaration of trust to be entered into by an Alternative Borrower Trustee or the Trustee in relation to the shares that Alternative Borrower Trustee or the Trustee (as applicable) owns in an Alternative Borrower, in form and substance reasonably satisfactory to the Security Trustee (acting on the instructions of all of the Lenders) and debis;

“Alternative Lessee” means a company, approved by all of the National Agents, the German Parallel Lender and the Mismatch Agent and incorporated in a jurisdiction approved by all of the National Agents, the German Parallel Lender and the Mismatch Agent, in each case, in accordance with clause 9, which accedes to this Agreement as a Lessee pursuant to clause 9;

“Alternative Lessee Share Charge” means each pledge or charge to be granted by the relevant Lessee Parent to the Principal Borrower over all the shares of that Alternative Lessee, which pledge or charge shall be in form and substance reasonably satisfactory to the Security Trustee (acting on the instructions of all of the Lenders) and debis;

“Alternative Obligor” means an Alternative Borrower or an Alternative Lessee;

“Applicable Currency” means, in respect of an Aircraft, if the ECA Loan for that Aircraft is denominated in Dollars, Dollars, or if the ECA Loan for that Aircraft is denominated in Euro, Euro;

“Applicable Directive” means (exclusively) each of the Own Funds Directive (89/299/EEC of 17 April 1989) and the Solvency Ratio Directive (89/647/EEC of 18 December 1989);

“Applicable Law” includes, without limitation, all applicable (i) laws, bye-laws, statutes, decrees, acts, codes, legislation, treaties, conventions and similar instruments and, in respect of any of the foregoing, any instrument passed in substitution therefor or re-enactment thereof or for the purposes of consolidation thereof with any other instrument or instruments, (ii) final judgments, orders, determinations or awards of any court from which there is no right of appeal or if there is a right of appeal that appeal is not prosecuted within the allowable time, and (iii) rules and regulation of any Government Entity;

“Applicable Rate” means, in respect of any Loan and any Interest Period, the LIBOR (where the Loan is denominated in Dollars) or EURIBOR (where the Loan is denominated in Euro) rate for that Loan and Interest Period on the relevant Quotation Date. Notwithstanding the foregoing:

(a)                        in respect of the first ECA Interest Period for an ECA Loan and the last Interest Period for a Loan which ends on a Final ECA Repayment Date, unless that Interest Period commences or terminates, as the case may be, on a Reference Date, the Applicable Rate for that Interest Period shall (subject to the proviso to this definition) be determined by interpolating (on a linear basis) between:

(i)                           LIBOR or EURIBOR (as applicable) for the complete period for which that rate is publicity quoted having the next shorter duration than that Interest Period, and

(ii)                        LIBOR or EURIBOR (as applicable) for the complete period for which said rate is publicity quoted having the next longer duration than that Interest Period; and

(b)                       in respect of the first Interest Period for a Loan, if the Drawdown Notice in relation thereto is not received by the relevant Agent by the latest time required by the terms of the relevant Loan Agreement, the Applicable Rate for that Interest Period shall be calculated by reference to each relevant Lender’s cost of funding its participation in that Loan for that Interest Period, in each case, expressed as a percentage rate per annum and rounded up to four decimal places, as notified and reasonably substantiated by the relevant Agent to the relevant Borrower, the relevant Lessee and debis on the relevant Quotation Date, provided however that if that Interest Period is of less that one week’s duration and relates to a Loan denominated in Euro, the Applicable Rate shall instead be EONIA for that Interest Period;

“Assignment of Insurances” means, in respect of an Aircraft, any assignment of insurances entered or to be entered into between the relevant Sub-Lessee (as assignor) and the relevant Lessee (as assignee);

“Aviation Authority” means, in respect of an Aircraft, any Government Entity which under the laws of the State of Registration for that Aircraft has from time to time:

(a)                        control or supervision of civil aviation in the State of Registration; and/or

(b)                       jurisdiction over the registration, airworthiness or operation of, or other similar matters relating to, that Aircraft;

“Banking Day” means a day (other than a Saturday or Sunday or holiday scheduled by law) on which banks are open for the transaction of domestic and foreign exchange business in Dublin, London, Paris, Amsterdam, Frankfurt, New York City, Luxembourg and Munich provided that:

(a)                            in relation to a day on which a payment is to be made by an Obligor in Dollars, that day need only be a day (other than a Saturday or Sunday) on which banks are open for the transaction of domestic and foreign exchange business in New York City, London and Paris;

(b)                           in relation to a day on which LIBOR is to be calculated, that day need only be a day (other than a Saturday or Sunday) on which banks are open for the transaction of domestic and foreign exchange business in London and Paris; and

(c)                            in relation to a day on which EURIBOR is to be calculated or a payment is to be made by an Obligor in Euro, that day need only be a day which is a TARGET Day and a day (other than a Saturday or Sunday) on which banks are open for the transaction of domestic and foreign exchange business in London and Paris;

“Bankruptcy Law” has the meaning specified in paragraph (g) of the definition of Insolvency Event;

“Basle Paper” means the paper entitled “International Convergence of Capital Measurement and Capital Standards” dated July 1988 and prepared by the Basle Committee on Banking Regulations and Supervision, as amended, modified, varied, supplemented or replaced;

“BFE Bill of Sale” means, in respect of an Aircraft to which any Buyer Finished Equipment relates, the bill of sale executed or to be executed in favour of the Seller pursuant to which title to that Buyer Furnished Equipment is transferred to the Seller;

“Bill of Sale” means, in respect of an Aircraft where debis is the Seller, the bill of sale executed or to be executed by the Seller in favour of the relevant Borrower pursuant to which title to that Aircraft is transferred to that Borrower;

“Borrower Event” means any event which, with any one or more of the lapse of time, the giving of notice, or the making of a determination, would become a Borrower Termination Event;

“Borrower Floating Charges” means together each Initial Borrower Floating Charge and each Alternative Borrower Floating Charge, and “Borrower Floating Charge” means any of them;

“Borrower Novation” means a borrower novation agreement entered into in connection with a Lease for an Aircraft and/or either or both of the Loan Agreements for that Aircraft, in form and substance acceptable to debis and the Security Trustee (each acting reasonably);

“Borrower Share Charges” means together each Initial Borrower Share Charge and each Alternative Borrower Share Charge, and “Borrower Share Charge” means any of them;

“Borrower Termination Event” means, in respect of an Aircraft, any of the following events and circumstances:

(a)                        any Borrower fails to pay any amount due from it and for which (as a result of the application of clause 26) it is personally liable under any Transaction Document for that Aircraft in the currency and in the manner stipulated in that Transaction Document within three (3) Banking Days of the due date therefor (if that amount is a scheduled amount) or within five (5) Banking Days of the due date in all other circumstances;

(b)                       any Borrower knowingly creates (or consents to the creation of) any Lien, other than any Permitted Lien, over or with respect to that Aircraft, or sells, transfers or otherwise disposes of, or purports to sell, transfer or otherwise dispose of, that Aircraft, other than, in each case, as expressly permitted by the terms of the Transaction Documents;

(c)                        any Borrower fails to observe or perform in any material respect any of its obligations under any of the Transaction Documents for that Aircraft (other than the obligations mentioned in the other paragraphs of this definition) for a period of thirty (30) days after notice thereof from the Security Trustee;

(d)                       any representation or warranty made by any Borrower in any of the Transaction Documents for that Aircraft or in any certificate provided by a Borrower under schedule 10 or clause 9 is or proves to have been incorrect in any material respect when made and the circumstances giving rise to that incorrectness are not remedied within thirty (30) days after that Borrower receives notice of that incorrectness from the Security Trustee;

(e)                        any Insolvency Event occurs in relation to any Borrower which is a party to a Transaction Document for that Aircraft;

(f)                          any Borrower which is a party to a Transaction Document for that Aircraft repudiates or disclaims all or any of their respective obligations and liabilities under any Transaction Document for that Aircraft or evidences in writing an intention to do the same;

“Borrower Trustees” means together the Trustee and each Alternative Borrower Trustee, and “Borrower Trustee” means any of them;

“Borrower’s Lien” means, in respect of an Aircraft, any Lien created by or through the Borrower which is the owner of that Aircraft over that Aircraft, any of its Engines or any of its Parts or exercised, asserted or claimed against that Aircraft, any of its Engines or any of its Parts in respect of a debt, liability or other obligation (whether financial or otherwise) of the Borrower, other than

(a)                        a debt, liability or other obligation imposed on the Borrower as purchaser of that Aircraft pursuant to the Purchase Documents for that Aircraft or arising from the operation, maintenance, insurance, repair and storage of that Aircraft, any of its Engines or any of its Parts by any Lessee, any Sub-Lessee or any Sub-Sub-Lessee;

(b)                       any Lien over that Aircraft created pursuant to any of the Transaction Documents; or

(c)                        any Lien over that Aircraft arising by Applicable Law where that Lien does not arise as a result of an act or omission of the Borrower unless that act or omission is permitted or required by the Transaction Documents or arises as a result of a breach by either (i) any debis Obligor of its obligations under the Transaction Documents, or (ii) any Sub-Lessee or Sub-Sub-Lessee of its obligations under any Sub-Lease or Sub-Sub-Lease;

“Borrowers” means together the Initial Borrowers and each Alternative Borrower, and “Borrower” means any of them;

“British Credits” in respect of an ECA Loan, has the meaning given to that term in clause 2.2.1 of the ECA Loan Agreement in respect of that ECA Loan;

“British ECA Portion” means, in respect of any Aircraft, the percentage determined in accordance with paragraph (c) of Part 2 of schedule 3;

“British Lenders” means:

(a)                        in relation to an Aircraft, together the banks and financial institutions listed in Part I of schedule 2, together with their successors, permitted assigns and permitted transferees in relation to that Aircraft; and

(b)                       generally, together the banks and financial institutions listed in Part I of schedule 2, together with their successors, permitted assigns and permitted transferees,

and a “British Lender” shall mean any of them;

“British Margin” means, in respect of an ECA Loan for an Aircraft:

(a)                        if that Aircraft is a Mismatch Aircraft, zero point three zero per cent. (0.30%) per annum; or

(b)                       if that Aircraft is an ECA Aircraft, zero point two five per cent. (0.25%) per annum;

“British National Agent” means Crédit Lyonnais, a banking institution established under the laws of France acting through its office in England at Broadwalk House, 5 Appold Street, London EC2A 2JP, England, in its capacity as national agent for the British Lenders, together with its successors, permitted assignees and permitted transferees;

“Buyer Furnished Equipment” means, in respect of an Aircraft, the buyer furnished equipment relating to that Aircraft supplied to the Seller or Airbus (if not the Seller) on or prior to the Purchase Date for that Aircraft;

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment (the “Convention”) and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on the 16 November 2001, together with any protocols, regulations, rules, orders, agreements, instruments, amendments, supplements, revisions or otherwise that have or will be subsequently made in connection with the Convention and/or the Protocol by the “Supervisory Authority” (as defined in the Protocol), the “International Registry” or “Registrar” (as defined in the Convention) or an appropriate “registry authority” (as defined in the Protocol) or any other international or national body or authority;

“Capital Adequacy Requirement” means the introduction of, change in, or change in the interpretation of, any law or regulation relating to capital adequacy, liquidity and/or reserve assets applicable to a Lender, including one which makes any change to, or is based on any alteration in, the interpretation of the Basle Paper or which increases the amounts of capital required thereunder, other than, with respect to any Lender, a request or requirement made by way of implementation of the Basle Paper and/or any Applicable Directive and/or any other law or regulation relating to capital adequacy, liquidity and/or reserve assets in the manner in which it is being implemented as at the Signing Date by the applicable regulatory authority or authorities;

“Certified Copy” means, in relation to a document, a copy of that document bearing the endorsement “Certified a true, complete and accurate copy of the original, which has not been amended otherwise than by a document, a Certified Copy of which is attached hereto”, which has been signed and dated by a person duly authorised by the relevant entity and which complies with that endorsement;

“CFO Certificate” means a certificate issued by the chief financial officer for the time being of debis which confirms, by reference to the relevant financial ratios and components thereof, whether or not a Trigger Event had occurred and was continuing as at the immediately preceding Testing Date;

“Change in Law” means, in each case after the Signing Date:

(a)                        the introduction, abolition, withdrawal or variation of any Applicable Law, regulation, practice or concession or official directive, ruling, request, notice, guideline, statement of policy or practice statement by the Bank of England, the Banque de France, the Deutsche Bundesbank, the United States Federal Reserve, the European Union, the European Central Bank or any central bank, tax, fiscal, governmental, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is generally considered to be mandatory or, in the case of the German Parallel Lender, compliance by it with which is customary); or

(b)                       any change in any interpretation after the Signing Date of any Applicable Law by any Government Entity, tribunal, revenue, international, national, fiscal or other competent authority;

“COFACE” means the Export Credit Agency of the French Republic, represented by Compagnie Française d’Assurance pour le Commerce Extérieur;

“Comfort Letters” means together the Initial Comfort Letter and each Alternative Borrower Comfort Letter, and “Comfort Letter” means any of them;

“Compulsory Acquisition” means, in respect of an Aircraft or an Engine, requisition of title or other compulsory acquisition of title (but excluding requisition for use or hire) of that Aircraft or Engine (as the case may be) by a Government Entity;

“Consent and Agreement” in respect of an Aircraft, has the meaning given to it in the Purchase Agreement Assignment (if any) in relation to that Aircraft;

“Contribution” means (i) in relation to an ECA Lender and an ECA Loan, the principal amount of that ECA Loan owing to that ECA Lender at any relevant time, and (ii) in relation to a Mismatch Lender and a Mismatch Loan, the principal amount of that Mismatch Loan owing to that Mismatch Lender at any time;

“Cross Collaterialisation Event” means:

(a)                        any Lease Termination Event;

(b)                       any event or circumstance referred to in paragraphs (a) and (e) of the definition of Lease Termination Event which, with any one or more of the lapse of time, the giving of notice, or the making of a determination, would become a Lease Termination Event;

“Damage Notification Threshold” means, in respect of an Aircraft, two million Dollars ($2,000,000), escalated to two million five hundred thousand Dollars ($2,500,000) on the fifth anniversary and to three million two hundred thousand Dollars ($3,200,000) on the tenth anniversary of the Signing Date. Notwithstanding the foregoing, debis and the Security Trustee agree that if they are aware of prolonged periods of double digit year-on-year inflation in Dollars, both acting in good faith, they may agree to the escalation of such amount more frequently to the extent reasonably practicable but in no event for periods shorter than one year;

“debis” means debis AirFinance B.V., a company organised and existing under the laws of The Netherlands whose registered office is at Evert van de Beekstraat 312, 1118 CX Schiphol Airport, Amsterdam, The Netherlands;

“debis Group” means debis and its Subsidiaries from time to time;

“debis Group Company” means any member of the debis Group;

“debis Ireland” means debis AirFinance Ireland plc;

“debis Obligors” means together each Lessee, debis and each Lessee Parent, and “ debis Obligor” means any of them;

“Declarations of Trust” means together the Principal Declaration of Trust and each Alternative Declaration of Trust, and “Declaration of Trust” means any of them;

“Default Interest Period” means, in respect of an Unpaid Amount, each period (not exceeding six (6) months) as the relevant Agent or, in the case of clause 8.3 of any Lease, the relevant Borrower selects in its absolute discretion, the first such period commencing on the date on which the Unpaid Amount was due and each subsequent period commencing on the last day of the preceding period for so long as the relevant default continues;

“Default Rate” means, in respect of an Unpaid Amount and any relevant period, the rate equal to the aggregate of (i) two per cent. (2%) per annum, (ii) the applicable Margin, and (iii) (if that Unpaid Amount is due in Dollars) LIBOR for that period or (if that Unpaid Amount is due in Euro) EURIBOR for that period or (if that Unpaid Amount is due in another currency) the cost of funds of the relevant unpaid Finance Party for that period in the Relevant Interbank Market;

“Delivery Date” means, in respect of an Aircraft, the Aircraft Delivery Date as defined in the Lease for that Aircraft;

“Deregistration Power of Attorney” means, in respect of an Aircraft, each deregistration power of attorney issued by the relevant Sub-Lessee or Sub-Sub-Lessee in favour of the Lessee of that Aircraft in a form approved by the Security Trustee acting reasonably;

“Dollars” and “$” means the lawful currency for the time being of the United States of America.

“Drawdown Notice” means an ECA Drawdown Notice or a Mismatch Drawdown Notice;

“Dutch Documents” means together each Dutch Supplemental Pledge (Lessee Assignment) and each Dutch Supplemental Pledge (Security Assignment);

“Dutch Supplemental Pledge (Lessee Assignment)” means, in relation to any Lessee, the Dutch supplemental pledge to Lessee Assignment entered or to be entered into between that Lessee as pledgor and the relevant Borrower as pledgee;

“Dutch Supplemental Pledge (Security Assignment)” means, in relation to any Borrower, the Dutch supplemental pledge to Security Assignment entered or to be entered into between that Borrower as pledgor and repledgor and the Security Trustee as pledgee and repledgee;

“EC Treaty” means the Treaty establishing the European Community (signed in Rome on 25 March, 1957), as amended by the Treaty on European Union (signed in Maastricht on 7 February, 1992) and as amended by the Treaty of Amsterdam (signed in Amsterdam on 2 October 1997);

“ECA Acceleration Notice”, in respect of an ECA Loan, has the meaning ascribed to it in clause 7 of the ECA Loan Agreement in respect of that ECA Loan;

“ECA Agent” means Crédit Lyonnais, a banking institution established under the laws of France acting through its office at 1-3 rue des Italiens, 75009 Paris, France in its capacity as agent for the ECA Lenders, together with its successors, permitted assignees and permitted transferees;

“ECA Aircraft” means, at any time, each Aircraft for which there is at that time no Mismatch Loan;

“ECA Availability Period” means the period from the Signing Date up to and including 31 December 2005 or such later date as the parties hereto may agree, subject to earlier termination as provided for herein;

“ECA Broken Funding Gains” in respect of an ECA Loan, shall have the meaning given to that term in clause 9.2.3 of the ECA Loan Agreement in respect of that ECA Loan;

“ECA Commitment” means, in relation to an Aircraft at any time prior to the drawdown of the ECA Loan for that Aircraft:

(a)                        in the case of a British Lender, that British Lender’s ECA Portion of (i) the British ECA Portion for that Aircraft of the Maximum ECA Aircraft Amount for that Aircraft, plus (ii) the Qualifying ECA Premium referred to in paragraph (a) of the definition thereof for that ECA Loan;

(b)                       in the case of a French Lender, that French Lender’s ECA Portion of (i) the French ECA Portion for that Aircraft of the Maximum ECA Aircraft Amount for that Aircraft, plus (ii) the Qualifying ECA Premium referred to in paragraph (b) of the definition thereof for that ECA Loan;

(c)                        in the case of a German Lender, that German Lender’s ECA Portion of (i) the German ECA Portion for that Aircraft of the Maximum ECA Aircraft Amount for that Aircraft, plus (ii) the Qualifying ECA Premium referred to in paragraph (c) of the definition thereof for that ECA Loan, in each case, as specified in schedule 2 to the ECA Loan Agreement for that Aircraft and/or any Transfer Certificate, in each case, as the same may be reduced or increased pursuant to any Transfer Certificate and/or further reduced or cancelled pursuant to the terms of the Transaction Documents;

“ECA Drawdown Date” means, in respect of an ECA Loan, the date specified as such in the ECA Drawdown Notice issued pursuant to clause 3.1 of the relevant ECA Loan Agreement or such other date as the parties may agree;

“ECA Drawdown Notice” means, in respect of an ECA Loan, a notice in the form of schedule 3 to the ECA Loan Agreement for that ECA Loan;

“ECA Facility” means the term loan facility made available by the ECA Lenders to the Borrowers pursuant to clause 2.1;

“ECA Facility Amount” means eight hundred and forty million Dollars ($840,000,000);

“ECA Finance Parties” means together the ECA Lenders and the ECA Representatives, and “ECA Finance Party” means any of them;

“ECA Indemnitee” means each of the ECA Agent, the National Agents, the Security Trustee and each ECA Lender, together with their respective officers, directors, agents, employees, successors and permitted assignees and transferees;

“ECA Interest Period” means, in respect of an ECA Loan, each period commencing from (and including) the ECA Drawdown Date in respect of that ECA Loan or (as the case may be) an ECA Repayment Date in respect of that ECA Loan to (but excluding) the next succeeding ECA Repayment Date in respect of that ECA Loan;

“ECA Lenders” means:

(a)                        in relation to an Aircraft, together the British Lenders for that Aircraft, the French Lenders for that Aircraft and the German Lenders for that Aircraft; and

(b)                       generally, together the British Lenders, the French Lenders and the German Lenders,

and an “ECA Lender” shall mean any of them;

“ECA Loan” means the principal amount of the borrowing under an ECA Loan Agreement or, as the context may require, the principal amount of that borrowing for the time being outstanding, being the aggregate principal amount of the British Credits, the French Credits and the German Credits owing to the ECA Lenders under that ECA Loan Agreement from time to time;

“ECA Loan Agreement” means, in respect of an Aircraft or an ECA Loan, the ECA loan agreement relating thereto entered or to be entered into between the relevant Borrower, the ECA Agent (for itself and as agent for the ECA Lenders) and the Security Trustee, substantially in the form set out in schedule 6 but, in the case of an ECA Loan denominated in Euro, amended as necessary to reflect the fact that that ECA Loan is denominated in Euro;

“ECA Loan Amount” in respect of an ECA Loan, shall have the meaning given to that term in clause 2.1 of the ECA Loan Agreement for that ECA Loan;

“ECA Margin” means (i) for the purposes of the British Credits, the British Margin, (ii) for the purposes of the French Credits, the French Margin and (iii) for the purposes of the German Credits, the German Margin;

“ECA Portion” means, in respect of any ECA Lender and any Aircraft, that percentage of the British ECA Portion, the French ECA Portion or, as applicable, the German ECA Portion specified opposite that ECA Lender in the relevant part of schedule 2 or, in the case of any of the German Lenders referred to in paragraph (b) of the definition thereof, agreed pursuant to clause 4.2.2(d)(ii), in each case, as specified in schedule 2 to the ECA Loan Agreement for that Aircraft and/or any Transfer Certificate, in each case, as the same may be reduced or increased pursuant to any Transfer Certificate and/or further reduced or cancelled pursuant to the terms of the Transaction Documents;

“ECA Premium” means, in respect of any Export Credit Agency and any ECA Loan, the fee which is payable to that Export Credit Agency in consideration for that Export Credit Agency guaranteeing, insuring or otherwise covering the relevant participation of the British Lenders, the French Lenders and the German Lenders respectively in that ECA Loan;

“ECA Repayment Date” means, in respect of an ECA Loan:

(a)                        the third Reference Date occurring after the ECA Drawdown Date in respect of that ECA Loan or, in respect of an ECA Loan for the Initial Aircraft, such other date as debis and the ECA Agent may agree;

(b)                       each subsequent Reference Date occurring at three (3) monthly intervals thereafter prior to the Final ECA Repayment Date in respect of that ECA Loan; and

(c)                        the Final ECA Repayment Date in respect of that ECA Loan,

in each case, as or to be (as the case may be) set forth in column (1) of schedule 1 to the ECA Loan Agreement in respect of that ECA Loan, provided that if any such date is not a Banking Day, the relevant ECA Repayment Date shall instead be the next succeeding Banking Day, unless that next succeeding Banking Day falls in the next calendar month, in which case, it shall be the immediately preceding Banking Day;

“ECA Repayment Instalment” means, in respect of an ECA Loan and an ECA Repayment Date, the principal amount due and payable on that ECA Repayment Date, as determined in accordance with clause 4.2 of the ECA Loan Agreement in respect of that ECA Loan and as set out in schedule 1 to that ECA Loan Agreement, together with interest thereon payable pursuant to clause 4.1 of that ECA Loan Agreement;

“ECA Representatives” means together the ECA Agent, the Security Trustee and each of the National Agents, and “ECA Representative” means any of them;

“ECA Termination Amount” means, in respect of an ECA Loan, the amount required to be paid on the prepayment or acceleration of that ECA Loan being the aggregate of:

(a)                        the unpaid principal balance of that ECA Loan at the relevant time;

(b)                       all interest which has accrued in respect of that ECA Loan to the date of that prepayment or acceleration and remains unpaid;

(c)                        all (if any) amounts due pursuant to clauses 9.2 and 9.3 of the ECA Loan Agreement in respect of that ECA Loan; and

(d)                       any other amounts due and payable with respect to that ECA Loan by any relevant Obligor under any Transaction Document which shall remain unpaid;

“ECA Utilisation Block Event” means any event described as such which debis and the ECA Agent have agreed in writing may, if the same has occurred and is continuing, result in the relevant Borrower being unable to borrow an ECA Loan;

“ECA Utilisation Documentation” means, in respect of an Aircraft and its ECA Loan:

(a)                        the ECA Loan Agreement for that Aircraft;

(b)                       the ECA Utilisation Notice for that Aircraft;

(c)                        the Purchase Documents for that Aircraft;

(d)                       the Lease for that Aircraft;

(e)                        the Lessee Assignment for that Aircraft;

(f)                          the Acceptance Certificate for that Aircraft;

(g)                       the Mortgage (if any) for that Aircraft;

(h)                       the English Law Mortgage for that Aircraft and (if applicable) the related English Law Mortgage Letter;

(i)                           the Airframe Warranties Agreement for that Aircraft;

(j)                           the Engine Warranties Agreement for that Aircraft;

(k)                        where an Alternative Obligor is involved in the ownership and/or leasing structure for that Aircraft, all documents required in relation thereto pursuant to clause 9;

“ECA Utilisation Notice” means any notice given by debis pursuant to clause 4.1 and substantially in the form of schedule 4;

“ECGD” means Her Britannic Majesty’s Secretary of State acting by the Export Credits Guarantee Department;

“Engine” or “Engines” means, in respect of an Aircraft:

(a)                        each of the engines identified in schedule 1 to the Lease for that Aircraft whether or not from time to time installed on the Airframe or any other airframe unless and until title thereto is transferred to the relevant Lessee or its designee pursuant to clause 11.5.3 of that Lease; or

(b)                       any replacement Engine substituted therefor which becomes the property of the relevant Borrower including, if applicable, any other Engine which may from time to time be installed upon or attached to the Airframe and which becomes the property of the relevant Borrower; or

(c)                        insofar as the same belong to the relevant Borrower, any and all Parts and Replacement Parts of whatever nature from time to time relating to an engine referred to in (a) and (b) above, whether or not installed on or attached to that engine;

“Engine Manufacturer” means either CFM International, S.A. or IAE International Aero Engines AG and, in each case, its successors and permitted assigns;

“Engine Warranties” means, in respect of the Engines relating to an Aircraft, the warranties granted by the applicable Engine Manufacturer under the Engine Warranties Agreement for that Aircraft;

“Engine Warranties Agreement” means, in respect of an Aircraft, the engines warranties agreement relating to that Aircraft entered or to be entered into on or prior to the Delivery Date for that Aircraft between, amongst others, the relevant Engine Manufacturer, debis, the relevant Borrower, the relevant Sub-Lessee and the Security Trustee which shall be in the agreed form or otherwise in form and substance reasonably satisfactory to the Security Trustee;

“English Law Mortgage” means, in respect of an Aircraft, the mortgage subject to English law for that Aircraft to be entered into between the relevant Borrower and the Security Trustee which shall be in the agreed form or otherwise in form and substance reasonably satisfactory to the Security Trustee;

“English Law Mortgage Letter” means, in respect of any English Law Mortgage, a letter in the form of schedule 12 duly executed by the Borrower which owns the Aircraft to which that English Law Mortgage relates and the Lessee of that Aircraft;

“EONIA” means the weighted average overnight rate calculated by the European Central Bank on all overnight unsecured lending transactions carried out in the Euro area interbank money market and reported by the panel of reference banks selected for the calculation of the EONIA, as published on page 247 of the Bridge/Telerate server or any other page as may replace such page, by the Banking Federation of the European Union, prior to the start of operations on the TARGET Day following its reporting to the European Central Bank (D+1) by those reference banks;

“Equity” means, at any time, the sum of debis’ share capital plus retained earnings (or, as applicable, accumulated deficit) minus debis’ OCL or, as applicable, plus debis’ OCI, in each case, as shown in the accounts most recently provided to the Security Trustee pursuant to clause 7.2.3;

“EURIBOR” means in relation to any amount denominated in Euro and for any period:

(a)                        the percentage rate per annum which is sponsored by the European Banking Federation and which appears on Telerate page 248 or such other page as may replace that page 248 on that system or on any other system of the information vendor for the time being designated by the European Banking Federation to be the official collector, calculator and distributor of the Euro interbank offered rate at or about 11.00 a.m. Brussels time on the second TARGET Day before the first day of that period; or

(b)                       if (a) does not apply, the arithmetic mean (rounded upwards, if necessary, to the nearest four decimal places) of the rates, as supplied to the relevant Agent at its request, quoted by the Reference Banks to leading banks in the European interbank market at or about 11.00 a.m. Brussels time on the second TARGET Day before the first day of that period for the offering of deposits in Euro and in an amount comparable with that amount and for a period comparable to that period;

“Euros” and “Euro” mean the lawful currency from time to time of the member states of the European Union that adopt the single currency in accordance with the EC Treaty;

“Euro Equivalent” shall have such meaning, in terms of both the method of calculation and the timing for calculation, as the ECA Agent and debis may from time to time agree;

“Excluded Taxes” means:

(a)                        any Tax, other than any Tax which is imposed by way of deduction or withholding from a payment, which is imposed on or suffered by the affected Finance Party or payable to the affected Finance Party with respect to, or measured by, the income or capital gain of the affected Finance Party imposed by:

(i)                           the jurisdiction of its Lending Office, unless it is imposed or suffered in consequence of any failure by any other party to any Transaction Document to perform any of its obligations thereunder; or

(ii)                        any other jurisdiction, other than the Cayman Islands, the Netherlands, Ireland and any other jurisdiction in which any Obligor has its State of Incorporation from time to time, unless such Tax is imposed or suffered in consequence of (A) a failure by any party to the Transaction Documents to perform its obligations thereunder, (B) any of the matters referred to in clause 9.1.1 of any Loan Agreement, (C) any other connection between any Obligor and such jurisdiction, and/or (D) any payment by any Obligor under the Transaction Documents being made from, within or through such jurisdiction; or

(b)                       any Tax which would not have arisen but for the existence of any Finance Party Lien created by or through the affected Finance Party; or

(c)                        any Tax to the extent that that Tax would not have been imposed or suffered, or otherwise would not have arisen, but for any breach by the affected Finance Party of any of its express obligations under any of the Transaction Documents (but excluding any breach in consequence of a failure by any other party to a Transaction Document to perform any of its obligations thereunder); or

(d)                       any Tax to the extent that that Tax would not have been imposed or suffered but for any misrepresentation made by the affected Finance Party under any of the Transaction Documents to which it is a party (but excluding any breach in consequence of a failure by any other party to a Transaction Document to perform any of its obligations thereunder); or

(e)                        any Tax which would not have been imposed or suffered but for a reasonably avoidable delay or failure by the affected Finance Party in filing tax computations or returns, or in paying any Tax, which:

(i)                           it is required by Applicable Law of the jurisdiction of its Lending Office to file or, as applicable, pay; or

(ii)                        it is required by any other Applicable Law to file or, as applicable, pay and:

(A)                   debis (acting reasonably) has requested the affected Finance Party to make that filing or, as applicable, pay that Tax, and

(B)                     in the case of the payment of a Tax, other than a Tax which is an Excluded Tax pursuant to the other provisions of this definition, there has been advanced to the affected Finance Party sufficient funds to enable it to pay the Tax in full; or

(f)                          any Tax which arises solely from an act or omission which constitutes gross negligence or wilful default by the affected Finance Party; or

(g)                       in relation to clause 9.1 of any Loan Agreement, a Tax attributable to an act, matter, circumstance or thing done, arising or occurring after the date on which title to the relevant Aircraft shall have been transferred to the relevant Lessee under the Lease for that Aircraft (such date being herein referred to as the “Compliance Date”), but only to the extent not attributable, in whole or in part, to circumstances, acts, omissions, incidents or events occurring on or before the Compliance Date;

“Existing Aircraft” shall have the meaning given to that term in clause 12.7.1;

“Expenses” means all and any fees, costs and expenses (and, in the case of the expenses of the Representatives under paragraphs (c), (d) and (h) below, including (but otherwise excluding) all reasonable expenses referable to the cost of management time), reasonably and properly incurred:

(a)                        by the Security Trustee and every agent or other person appointed by the Security Trustee in connection with its appointment under this Agreement in the execution or exercise or bona fide purported execution or exercise of the trusts, rights, powers, authorities and duties created or conferred by or pursuant to the Transaction Documents or in respect of any action taken or omitted by the Security Trustee or any such agent or other person under the Transaction Documents or otherwise in relation to the Trust Property, in each case, in a manner consistent with the rights and interests of the Finance Parties under the Transaction Documents, unless they result from the Security Trustee’s or (as applicable) such other agent’s or person’s own gross negligence or wilful misconduct;

(b)                       by any Agent in the execution or exercise or bona fide purported execution or exercise of the rights, powers, authorities and duties created or conferred by or pursuant to the Transaction Documents or in respect of any action taken or omitted by any Agent under the Transaction Documents, in each case, in a manner consistent with the rights and interests of the Finance Parties under the Transaction Documents, including (without limitation) as a result of investigating any event which it reasonably believes is a Termination Event or Relevant Event or acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised, unless they result from that Agent’s own gross negligence or wilful misconduct;

(c)                        by any of the Finance Parties or the Export Credit Agencies in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or the preservation or attempted preservation of any rights under, any of the Transaction Documents after the occurrence of a Lease Termination Event which is then continuing;

(d)                       by any of the Finance Parties or the Export Credit Agencies in preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of any of the Aircraft or in securing the release of any of the Aircraft from arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention;

(e)                        by any of the Finance Parties or the Export Credit Agencies in connection with the negotiation, preparation and execution of each of the Transaction Documents and the delivery of the Aircraft, subject to (where applicable) agreed caps;

(f)                          by any of the Finance Parties or the Export Credit Agencies in connection with the consideration, review and implementation of any new ownership and leasing structure or the accession of any Alternative Obligor pursuant to clause 9;

(g)                       by any of the Finance Parties or the Export Credit Agencies in connection with the implementation of any Sub-Lease and/or Sub-Sub-Lease in accordance with the requirements of this Agreement;

(h)                       by any of the Finance Parties or the Export Credit Agencies in connection with any other variation, amendment, supplement, restructuring or novation of, or the granting of any release, waiver or consent in connection with, any of the Transaction Documents, in each case, if requested by a debis Obligor, together with, in each case, any applicable Value Added Tax thereon, and provided always that, if no Lease Termination Event has at the relevant time occurred and is then continuing, or to do so would or might reasonably be expected to result in the rights, title and interests of the Finance Parties and the Borrowers (or any of them) in and to the Aircraft and/or under any Transaction Document being materially adversely affected, based on advice received by the Security Trustee and shared with debis from reputable legal counsel in the relevant jurisdictions, the person incurring the fee, cost or expense shall first consult in good faith with debis in relation thereto and provide an estimate of the amount of the relevant fee, cost or expense;

“Export Credit Agencies” means together COFACE, ECGD and HERMES, and “Export Credit Agency” means any of them;

“FAA” means the Federal Aviation Administration (or its successor) of the United States of America;

“Fees Letters” means together:

(a)                        the various letters dated on or about the Signing Date between, inter alia, debis and Crédit Lyonnais in relation to fees; and

(b)                       the various letters dated on or about the Signing Date between, inter alia, debis and the German Parallel Lender in relation to fees;

“Final Disposition” means, in respect of an Aircraft and following the enforcement of rights under the Security Documents:

(a)                        the sale against immediate payment in cash or for other consideration, whether through an agent on or otherwise, of any right, title and interest in and to that Aircraft (including, without limitation, a sale to the relevant Lessee, debis and/or any other person other than to a Borrower and whether pursuant to the terms of the relevant Lease or otherwise howsoever); or

(b)                       completion by delivery of that Aircraft to the purchaser or lessee (as the case may be) of a sale, lease or other disposition, pursuant to a conditional sale, hire purchase, full pay-out finance lease or other arrangement providing for the payment in full of the purchase price of that Aircraft over an agreed period of time and involving the retention of title to, or a security or similar interest in, that Aircraft;

“Final Disposition Proceeds” means, in respect of an Aircraft, the aggregate amount of:

(a)                            all consideration (whether cash or otherwise) received and retained by or on behalf of any Obligor or any Secured Party as a result of the Final Disposition of that Aircraft;

(b)                           any cash (including any non-refundable deposits) received and retained as a result of the sale or proposed sale by any Obligor or any Secured Party of any right, title and interest in and to any agreement for the Final Disposition of that Aircraft in a manner contemplated by paragraph (b) of the definition of Final Disposition or any non-cash consideration received by any of them as a result of the Final Disposition of that Aircraft or, where the Final Disposition provides for the payment in full of the purchase price of that Aircraft over an agreed period of time, all cash receipts in respect of that Final Disposition;

“Final ECA Repayment Date” means in respect of any ECA Loan, the twelfth (12th) or tenth (10th) anniversary of the Purchase Date for the Aircraft to which that ECA Loan relates or such earlier date as may be agreed between debis and the ECA Agent, as specified in the ECA Loan Agreement for that ECA Loan, provided that if such date is not a Banking Day, the Final ECA Repayment Date shall instead be the next succeeding Banking Day, unless that next succeeding Banking Day falls in the next calendar month, in which case, it shall be the immediately preceding Banking Day;

“Finance Parties” means the ECA Finance Parties and the Mismatch Finance Parties, and “Finance Party” means any of them;

“Finance Party Lien” means any Lien over an Aircraft or any part thereof:

(a)                        created by an act or omission of a Finance Party, in each case, in breach of its express obligations under the terms of the Transaction Documents; or

(b)                       exercised against that Aircraft or any part thereof as a direct result of a debt, liability or other obligation (financial or otherwise) owed by a Finance Party other than:

(i)                           a debt, liability or obligation arising from the possession, use or operation of the Aircraft by a Lessee, any Sub-Lessee or any Sub-Sub-Lessee; or

(ii)                        for which the Finance Party is entitled to be indemnified pursuant to the terms of the Transaction Documents and the Finance Party shall not have received the corresponding amount;

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                        moneys borrowed;

(b)                       any amount raised by acceptance under any acceptance credit facility;

(c)                        any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                       the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)                        receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)                          any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)                       any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any individual derivative transaction, only the marked to market value of that derivative transaction shall be taken into account);

(h)                       any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)                           the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to and including (h) above,

but excluding (in each case):

(i)                           Subordinated Debt; and

(ii)                        any counter-indemnity obligation of the nature referred to in paragraph (h) above and/or any derivative transaction referred to in paragraph (g) above, in each case, where all obligations and liabilities under the corresponding instrument are fully cash-collateralised;

“First Aircraft” means the first Aircraft identified in Part 1 of schedule 3;

“First Aircraft Borrower” means Sundance Leasing Limited, a company incorporated under the laws of the Cayman Islands and having its registered office at Walkers SPV Limited, Walker House, Mary Street, PO Box 908GT, George Town, Grand Cayman, Cayman Islands;

“First Mismatch Advance Date” means, in respect of a Mismatch Loan:

(a)                        in the case of a Mismatch Loan for an Aircraft other than the 2003 Aircraft, the ECA Drawdown Date under the ECA Loan Agreement for that Aircraft; or

(b)                       in the case of a Mismatch Loan for the 2003 Aircraft, the first ECA Repayment Date under the ECA Loan Agreement for that Aircraft which falls after the date on which the Mismatch Loan Agreement for that Mismatch Loan is entered into by the parties thereto;

“Fourth Aircraft” means the fourth Aircraft identified in Part 1 of schedule 3;

“Fourth Aircraft Borrower” means Sunglow Leasing Limited, a company incorporated under the laws of the Cayman Islands and having its registered office at Walkers SPV Limited, Walker House, Mary Street, PO Box 908GT, George Town, Grand Cayman, Cayman Islands,

“French ECA Portion” means, in respect of any Aircraft, the percentage determined in accordance with paragraph (c) of Part 2 of schedule 3;

“French Credits” in respect of an ECA Loan, has the meaning given to that term in clause 2.2.2 of the ECA Loan Agreement in respect of that ECA Loan;

“French Lenders” means:

(a)                        in relation to an Aircraft, together the banks and financial institutions listed in Part II of schedule 2, together with their successors, permitted assigns and permitted transferees in relation to that Aircraft; and

(b)                       generally, together the banks and financial institutions listed in Part II of schedule 2, together with their successors, permitted assigns and permitted transferees,

and a “French Lender” shall mean any of them;

“French Margin” means, in respect of an ECA Loan for an Aircraft:

(a)                        if that Aircraft is a Mismatch Aircraft, zero point three zero per cent. (0.30%) per annum; or

(b)                       if that Aircraft is an ECA Aircraft, zero point two five per cent. (0.25%) per annum;

“French National Agent” means Crédit Lyonnais a banking institution established under the laws of France acting through its office at 1-3 rue des Italiens, 75009 Paris, France, in its capacity as national agent for the French Lenders, together with its successors, permitted assignees and permitted transferees;

“German Credits” in respect of an ECA Loan, has the meaning given to that term in clause 2.2.3 of the ECA Loan Agreement in respect of that ECA Loan;

“German ECA Portion” means, in respect of any Aircraft, the percentage determined in accordance with paragraph (c) of Part 2 of schedule 3;

“German Lenders” means:

(a)                        in respect of any of the Initial Aircraft, together the banks and financial institutions listed in Part III of schedule 2, together with their successors, permitted assigns and permitted transferees in relation to that Initial Aircraft;

(b)                       in respect of each other Aircraft, such persons as may be agreed and (if applicable) accede to this Agreement pursuant to clause 4.2.2(d)(ii) , together with their successors, permitted assigns and permitted transferees in relation to that Aircraft; and

(c)                        generally, together all of the foregoing,

and a “German Lender” shall mean any of them;

“German Margin” means:

(a)                        in respect of the ECA Loans for the 2003 Aircraft, zero point three zero per cent. (0.30%) per annum;

(b)                       in respect of the ECA Loans for the other Aircraft, zero point three zero per cent. (0.30%) per annum or such other amount as the German National Agent may from time to time notify the ECA Agent and debis in writing;

“German National Agent” means:

(a)                        in respect of the Initial Aircraft, Kreditanstalt für Wiederaufbau, a public corporation established under the laws of Germany and having its principal place of business at Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Federal Republic of Germany;

(b)                       in respect of each other Aircraft, the German Lender agreed between debis and that German Lender as the person who will act as national agent for the German Lenders in respect of that Aircraft, in each case, together with its successors, permitted assignees and permitted transferees;

“German Parallel Lender” means Kreditanstalt für Wiederaufbau, a public corporation established under the laws of Germany and having its principal place of business at Palmengartenstrasse 5-9, 60325 Frankfurt am Main, Federal Republic of Germany, together with its successors, permitted assigns and permitted transferees;

“Government Entity” means (i) any national, state or local government, (ii) any board, commission, department, division, courts or agency or political sub-division thereof, howsoever constituted, and (iii) any association, organisation or institution (international or otherwise) of which any entity mentioned in (i) or (ii) above is a member or to whose jurisdiction it is subject or in whose activities it is a participant;

“Guarantee” means the guarantee dated the Signing Date between debis and the Borrowers pursuant to which debis guarantees the performance of the obligations and liabilities of the Lessees;

“Habitual Base” means each country in which the Aircraft is based from time to time in accordance with paragraph 1 of schedule 7;

“Heavy Maintenance Check” means a “4C/5Y check” or “8C/10Y check”, as the case may be, or equivalent zonal/structural checks;

“HERMES” means the Export Credit Agency of Germany, represented by Hermes Kreditversicherungsaktiengesellschaft;

“Holding Company” means, in relation to any person, any other person in respect of which it is a Subsidiary;

“Home Countries” means the United Kingdom, the French Republic and Germany, and “Home Country” shall mean any of them;

“Home Country Aircraft” means any Aircraft which is leased, on the Delivery Date for that Aircraft or at any time during the first two years following that Delivery Date, to an Operator Lessee incorporated in a Home Country. For the avoidance of doubt, once an Aircraft has become a Home Country Aircraft in accordance the above test, it shall remain a Home Country Aircraft for the purposes of the calculation referred to in clause 8.3.1 until the second anniversary of the Delivery Date for that Aircraft;

“Hull Additional Insureds” has the meaning specified in 16(c)(i) of schedule 7;

“IATA” means the International Air Transport Association;

“Indemnitees” means the ECA Indemnitees, the Mismatch Indemnitees and the Borrowers, and “Indemnitee” means any of them;

“Initial Administration Agreement” means, in respect of the Initial Borrowers and any Alternative Borrower managed by the Initial Manager, the agreement entitled “Corporate Services Agreement” dated on or about the Signing Date and made between the Initial Manager, each Initial Borrower, the Security Trustee and debis;

“Initial Aircraft” means, as the context may require, any or all of the First Aircraft, the Second Aircraft, the Third Aircraft and the Fourth Aircraft;

“Initial Borrower Floating Charge” means, in relation to an Initial Borrower, the floating charge dated on or about the Signing Date and granted by that Initial Borrower in favour of the Security Trustee;

“Initial Borrower Share Charge” means, in relation to an Initial Borrower,  the charge over shares dated on or about the Signing Date and made between the Trustee (in the case of the Principal Borrower) or the Principal Borrower (in the case of each of the other Initial Borrowers) and the Security Trustee in respect of the entire issued share capital of that Initial Borrower;

“Initial Borrowers” means together the Principal Borrower, the First Aircraft Borrower, the Second Aircraft Borrower, the Third Aircraft Borrower and the Fourth Aircraft Borrower, and “Initial Borrower” means any of them;

“Initial Comfort Letter” means, in respect of the Initial Manager, the letter dated on or about the Signing Date and issued by Walkers in favour of the Security Trustee and debis;

“Initial Sub-Leases” means:

(a)                        in respect of the First Aircraft, the aircraft lease agreement dated 20 December 2001 and made between debis and the Initial Sub-Lessee, as amended and novated by debis to the Principal Dutch Lessee pursuant to an aircraft lease novation and amendment agreement dated on or about the Signing Date and made between debis, the Principal Dutch Lessee, the Initial Sub-Lessee and MyTravel Group plc (formerly known as Airtours Plc);

(b)                       in respect of the Second Aircraft, the aircraft lease agreement dated 20 December 2001 and made between debis and the Initial Sub-Lessee, as amended and novated by debis to the Principal Dutch Lessee pursuant to an aircraft lease novation and amendment agreement dated on or about the Signing Date and made between debis, the Principal Dutch Lessee, the Initial Sub-Lessee and MyTravel Group plc (formerly known as Airtours Plc);

(c)                        in respect of the Third Aircraft, the aircraft lease agreement dated 20 December 2001 and made between debis and the Initial Sub-Lessee, as amended and novated by debis to the Principal Dutch Lessee pursuant to an aircraft lease novation and amendment agreement dated on or about the Signing Date and made between debis, the Principal Dutch Lessee, the Initial Sub-Lessee and MyTravel Group Plc (formerly known as Airtours plc);

(d)                       in respect of the Fourth Aircraft, the aircraft lease agreement dated 20 December 2001 and made between debis and the Initial Sub-Lessee, as amended and novated by debis to the Principal Dutch Lessee pursuant to an aircraft lease novation and amendment agreement dated on or about the Signing Date and made between debis, the Principal Dutch Lessee, the Initial Sub-Lessee and MyTravel Group Plc (formerly known as Airtours plc), and “Initial Sub-Lease” means each or any of them (as the context may require);

“Initial Sub-Lessee” means My Travel Airways A/S (formerly known as Premiair A/S);

“Initial Manager” means Walkers SPV Limited, in its capacity as manager of the each Initial Borrower;

“Insolvency Event” means, in relation to any person, any of the following (whether or not on a temporary basis):

(a)                        any encumbrancer takes possession of, or a trustee, examiner, liquidator, administrator, receiver, custodian or similar officer is appointed in respect of, that person or all or substantially all of the business or assets of that person unless that person shall have obtained a stay of execution in respect thereof and the release of any property subjected thereto (i) within thirty (30) days, or (ii) if in the meantime an appeal is being presented in good faith (and for the payment of which adequate funds are available, or, when required in order to pursue such proceedings, an adequate bond has been provided), sixty (60) days, so long as there are no reasonably grounds to believe that that possession or appointment involves any material likelihood of the sale, forfeiture or loss of the Airframe, any Engine or any Part or any interest therein;

(b)                       all or substantially all of the business or assets of that person is attached, sequestered, levied upon or subjected to any form of distraint or execution, unless:

(i)                           that attachment, sequestration, levy, distraint or execution is being contested in good faith by that person in appropriate proceedings; and

(ii)                        that person shall have obtained a stay of that attachment, sequestration, levy, distraint or execution and the release of any property subjected thereto (i) within thirty (30) days, or (ii) if in the meantime an appeal is being presented in good faith (and for the payment of which adequate funds are available, or, when required in order to pursue such proceedings, an adequate bond has been provided), sixty (60) days, so long as there are no reasonable grounds to believe that that attachment, sequestration, levy, distraint or execution involves any material likelihood of the sale, forfeiture or loss of the Airframe, any Engine or any Part or any interest therein; and

(iii)                     that attachment, sequestration, levy, distraint or execution, whether or not stayed or released, shall not, in the opinion of the Security Trustee (acting reasonably), have a material adverse effect on that person’s ability to perform its obligations under any of the Transaction Documents;

(c)                        that person is or becomes, or shall be deemed for the purpose of any law to be, insolvent or unable to pay its debts as they fall due, or shall admit in writing its inability to pay its debts as they fall due;

(d)                       that person suspends or threatens in writing to suspend making payments (whether of principal or interest or rentals or otherwise) with respect to all or substantially all of its debts, or a moratorium is declared in respect of all or substantially all of its debts;

(e)                        that person convenes a meeting for the purpose of considering, or makes, a resolution for the liquidation, or other relief under any bankruptcy, compromise, arrangement, insolvency, readjustment of debt, suspension of payments, dissolution, liquidation, administration, examination or similar law, whether now or hereafter in effect (herein called a “Bankruptcy Law”) or any scheme or arrangement or composition with, or any assignment for the benefit of, its creditors;

(f)                          a petition for liquidation, reorganisation or other relief under any Bankruptcy Law is filed by any person other than that person and that petition shall remain undismissed and unstayed for a period of sixty (60) days, or a decree or order for relief shall be entered against that person under any Bankruptcy Law, provided that this paragraph (f) shall not apply to any such petition issued in any state or jurisdiction where that person does not have or hold substantial or material assets if that petition is demonstrated by that person to the reasonable satisfaction of the Security Trustee (acting reasonably) to be of a frivolous, vexatious or non-meritorious nature;

(g)                       pursuant to an order, judgment or decree of any court or tribunal or authority of competent jurisdiction (whether under or in relation to any Bankruptcy Law or otherwise), that person is declared or adjudged to be wound-up, dissolved, placed in administration, in suspension of payments, liquidated, insolvent, bankrupt, subject to reorganisation or subject to any other similar relief, provided that this paragraph (g) shall not apply to any such order, judgment or decree of a court, tribunal or authority of any state or jurisdiction where that person does not have or hold substantial or material assets if the proceedings in relation to which that order, judgment or decree is given are demonstrated by that person to the reasonable satisfaction of the Security Trustee (acting reasonably) to be of a frivolous, vexatious or non-meritorious nature;

(h)                       that person shall commence a voluntary case or other proceeding seeking liquidation, reorganisation or other similar relief with respect to itself or its debts under any Bankruptcy Law or seeking the appointment of a trustee, examiner, liquidator, administrator, receiver, custodian or similar official of that person or all or substantially all of its business or assets, or shall consent to any such relief or to the appointment of or taking possession by any such official, or shall take any corporate action to authorise any of the foregoing;

(i)                           an involuntary case or other proceeding shall be commenced against that person seeking liquidation, reorganisation or other relief with respect to that person or its debts under any Bankruptcy Law or seeking the appointment of a trustee, examiner, liquidator, administrator, receiver, custodian or similar official of that person or all or substantially all of its business or assets, and that involuntary case or other proceeding shall remain undismissed and unstayed for a period of (i) thirty (30) days, or (ii) with respect to which an appeal is being presented in good faith and with respect to which there shall have been secured a stay of execution pending the determination of that appeal (and for the payment of which adequate funds are available, or, when required in order to pursue such proceedings, an adequate bond has been provided) sixty

(60) days, so long as there are no reasonable grounds to believe that that judgment or award involves any material likelihood of the sale, forfeiture or loss of the Airframe, any Engine or any Part or any Part or any interest therein, provided that this paragraph (i) shall not apply to any such involuntary case or other proceeding commenced in any state or jurisdiction where that person does not have or hold substantial or material assets if that involuntary case or other proceeding is demonstrated by that person to the satisfaction of the Security Trustee (acting reasonably) to be of a frivolous, vexatious or non-meritorious nature;

(j)                           any event occurs, circumstance arises or proceeding is taken with respect to that person or its assets in any jurisdiction to which that person or its assets is subject (including, without limitation, the loss, in whole or in part, by that person of the free management and/or disposal of its property in any other manner (whether or not irrevocable)) to the extent that it has a purpose or an effect equivalent or similar to any of the events mentioned in any of the foregoing paragraphs;

“Insurance Acknowledgement” means an acknowledgement (if any) in the form and terms of schedule 1 to the relevant Assignment of Insurances;

“Insurance Notice” means a notice in the form and terms of schedule 1 to the relevant Assignment of Insurances;

“Insurances” means, in relation to an Aircraft, any and all contracts or policies of insurance taken out in respect of that Aircraft (or an indemnity from a Government Entity if the consent thereto from the Export Credit Agencies and the Security Trustee in accordance with the terms hereof has been obtained) and required to be effected and maintained in accordance with this Agreement;

“Insurer” means each insurer and broker with whom the contracts and policies of insurance in relation to an Aircraft, or any part thereof, are placed from time to time;

“Interest Periods” means each ECA Interest Period and each Mismatch Interest Period, and “Interest Period” means any of them;

“Intermediate Lease” means, in respect of an Aircraft financed under a structure where a Lessee leases that Aircraft to another Lessee, a subject and subordinate lease agreement entered into between the first Lessee as lessor and the second Lessee as lessee in form and substance reasonably satisfactory to the Security Trustee;

“Intermediate Lessee Assignment” means each Lessee Assignment entered or to be entered into between a Lessee which is a lessee under an Intermediate Lease and the Lessee which is the lessor under that Intermediate Lease;

“JAA” means the Joint Aviation Authorities established by the Members of the European Civil Aviation Conference or any successor thereto including the European Aviation Safety Agency (“EASA”), the parties hereto acknowledging that, in respect of any jurisdiction with the European economic community, EASA will act as such a successor and, in respect of any jurisdiction outside the European economic community, EASA will not so act but its rules will nevertheless be promulgated by the Joint Aviation Authorities;

“Lease” means, in respect of an Aircraft, an export lease agreement entered or to be entered into between the relevant Borrower, as lessor, and the relevant Lessee, as lessee which shall be in form and substance reasonably satisfactory to the Security Trustee;

“Lease Event” means any event which, with any one or more of the lapse of time, the giving of notice, or the making of a determination, would become a Lease Termination Event;

“Lease Termination Event” means, in respect of an Aircraft, any of the following events and circumstances:

(a)                        any debis Obligor fails to pay any amount due from it under any Transaction Document for that Aircraft in the currency and in the manner stipulated in that Transaction Document within three (3) Banking Days of the due date therefor (if that amount is a scheduled amount) or within five (5) Banking Days of the due date (in all other circumstances);

(b)                       any debis Obligor knowingly creates (or consents to the creation of) any Lien, other than any Permitted Lien, over or with respect to that Aircraft, or sells, transfers title to or otherwise disposes of title to or purports to sell, transfer title to or otherwise dispose of title to, that Aircraft, other than, in each case, as expressly permitted by the terms of the Transaction Documents;

(c)                        any debis Obligor fails to observe or perform in any material respect any of its obligations under any of the Transaction Documents for that Aircraft (other than the obligations mentioned in the other paragraphs of this definition) for a period of thirty (30) days after notice thereof from the Security Trustee. It is hereby further agreed that if any debis Obligor fails to give a notice to any other party which it is required to give pursuant to any Transaction Document then no Lease Termination Event shall occur as a result of such failure if such debis Obligor or debis issues the relevant notice within five (5) Banking Days of being requested to do so by the Security Trustee;

(d)                       any representation or warranty made by any debis Obligor in any of the Transaction Documents for that Aircraft or in any certificate provided by a debis Obligor under schedule 10 or clause 9 is or proves to have been incorrect in any material respect when made and the circumstances giving rise to that incorrectness are not remedied within thirty (30) days after that debis Obligor receives notice of that incorrectness from the Security Trustee;

(e)                        any Insolvency Event occurs and is continuing in relation to any debis Obligor which is a party to a Transaction Document for that Aircraft;

(f)                          any debis Obligor which is a party to a Transaction Document for that Aircraft repudiates or disclaims all or any of their respective obligations and liabilities under any Transaction Document for that Aircraft or evidences in writing an intention to do the same;

(g)

(i)                           the Lessee of that Aircraft suspends or ceases to carry on any part of its business or disposes, threatens to dispose or takes any action to dispose of any of its assets, whether by one or a series of transactions, related to or not, otherwise than as expressly permitted by the Transaction Documents;

(ii)                        debis suspends or ceases to carry on all or substantially all of its business as an operating lessor of aircraft, or debis disposes, threatens to dispose or takes any action to dispose of all or substantially all of its assets, whether by one or a series of transactions, related or not, and that disposal or action has or will have a material adverse effect on its ability to perform its obligations under any of the Transaction Documents for that Aircraft, but excluding for the purposes of a solvent reconstruction, reorganisation, merger, amalgamation or securitisation which does not adversely affect the creditworthiness of debis;

(h)                       any Financial Indebtedness of debis in excess of ten million Dollars ($10,000,000) in aggregate is not paid when due after the expiry of any originally agreed grace periods but excluding:

(1)                        Financial Indebtedness in respect of which the person to whom that Financial Indebtedness is owed has agreed to limit its recourse to particular assets and otherwise has no recourse to any other assets of debis; and

(2)                        Financial Indebtedness which debis is disputing or contesting in good faith, including by appropriate proceedings, and in respect of which debis has provided reasonable details of the basis of such dispute or contest to the Security Trustee;

(i)                           any Financial Indebtedness of debis for which debis is personally liable which is supported by any of the Export Credit Agencies or by the United States Eximbank (i) is not paid when due (after expiry of any applicable grace periods relating thereto); or (ii) is declared to be due and payable or otherwise becomes due and payable before its stated maturity by reason of a default by debis or an event of default (howsoever described) under the document relating to that Financial Indebtedness;

(j)                           the Lessee of that Aircraft ceases to be a wholly-owned direct or indirect Subsidiary of debis; or

(k)                        any other event which debis and either Agent may agree in writing from time to time is a Lease Termination Event,

and means, generally, any of the foregoing in relation to any of the Aircraft;

“Lenders” means together the ECA Lenders and the Mismatch Lenders, and “Lender” means any of them;

“Lending Office” means, in relation to a Lender, its branch or office at the address specified against its name in schedule 2 or specified in the Transfer Certificate whereby that Lender becomes a party to this Agreement or such other branch or office determined in accordance with the provisions of this Agreement;

“Lessee Assignment” means, in respect of any Aircraft, the lessee assignment(s) entered or to be entered into between the Lessee of that Aircraft, as assignor, and:

(a)                        where that Lessee is party (as lessee) to an Intermediate Lease for that Aircraft, the Lessee which is lessor under that Intermediate Lease, as assignee; and/or

(b)                       where that Lessee is party (as lessee) to the Lease for that Aircraft, the Borrower which is lessor under that Lease, as assignee,

which shall be in substantially the form of the Lessee Assignments entered or to be entered into by the Principal Dutch Lessee on or about the Signing Date and otherwise in form and substance reasonably satisfactory to the Security Trustee;

“Lessee Insolvency Event” means any Insolvency Event in relation to a Sub-Lessee or Sub-Sub Lessee of the nature referred to in paragraphs (b) or (g) of the definition thereof;

“Lessee Novation” means a Lessee novation agreement entered into in connection with a Lease which shall be in form and substance reasonably satisfactory to the Security Trustee;

“Lessee Parent” means:

(a)                        in respect of the Principal Irish Lessee, debis Ireland;

(b)                       in respect of the Principal Dutch Lessee, debis; and

(c)                        in respect of any other Lessee, the company, being debis or a direct or indirect wholly-owned Subsidiary of debis, which owns the entire issued share capital of that Lessee;

“Lessee Share Charges” means each Principal Lessee Share Charge and each Alternative Lessee Share Charge, and “Lessee Share Charge” means any of them;

“Lessees” means the Principal Lessees and each Alternative Lessee which accedes to this Agreement pursuant to clause 9, and “Lessee” means any of them;

“Liability” means, at any time:

(a)                        in respect of a Lender, the proportion which that Lender’s Contribution bears to the amount of all of the Loans as at that time;

(b)                       in respect of a British Lender, the proportion which that British Lender’s Contribution bears to the amount of the Contributions of all of the British Lenders as at that time;

(c)                        in respect of a French Lender, the proportion which that French Lender’s Contribution bears to the amount of the Contributions of all of the French Lenders as at that time;

(d)                       in respect of a German Lender, the proportion which that German Lender’s Contribution bears to the amount of the Contributions of all of the German Lenders as at that time;

(e)                        in respect of a Mismatch Lender, the proportion which that Mismatch Lender’s Contribution bears to the amount of all of the Mismatch Loans as at that time,

and “Liabilities” shall be construed accordingly;

“Liability Additional Insureds” has the meaning specified in 16(d)(ii)(A) of schedule 7;

“LIBOR” means, in relation to any amount denominated in Dollars and for any period, the rate for deposits in Dollars for that amount and for that period which is:

(a)                            appearing on page 3750 (or similar page, if the Telerate page 3750 is not or no longer available) for Dollars on the Bridge/Telerate screen at or about 11:00 a.m. (London time) on the Quotation Date relating to that period; or

(b)                           if (a) does not apply, the arithmetic mean (rounded to the nearest four decimal places) of the rates, as supplied to the relevant Agent at its request, quoted by the Reference Banks to leading banks in the European interbank market, at or about 11:00 a.m. (London time) on the Quotation Date relating to that period, for the offering of deposits in Dollars in an amount comparable with that amount and for a period comparable to that period;

“Lien” means any encumbrance or security interest whatsoever, howsoever created or arising, including any right of ownership, security, mortgage, pledge, assignment by way of security, charge, lease, lien, statutory right in rem, hypothecation, title retention arrangement, attachment, levy, claim, right of detention or security interest whatsoever, howsoever created or arising, or any right or arrangement having a similar effect to any of the above;

“Loan Agreements” means, in respect of any Aircraft, the ECA Loan Agreement for that Aircraft and the Mismatch Loan Agreement for that Aircraft, and “Loan Agreement” means either of them;

“Loans” means together the ECA Loans and the Mismatch Loans, and “Loan” means any of them;

“Losses” means any losses, demands, liabilities, obligations, claims, actions, proceedings, penalties, fines, damages, adverse judgments, orders or other sanctions, fees, out-of-pocket costs and expenses (including, without limitation, the fees, out-of-pocket costs and expenses of any legal counsel, but excluding, in all cases, Taxes), and “Loss” shall be construed accordingly;

“Maintenance Programme” means, in relation to any Aircraft, a maintenance programme for that Aircraft in accordance with the Manufacturer’s maintenance planning document and approved by the Aviation Authority, including, but not limited to, servicing, testing, preventive maintenance, repairs, structural inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, Airworthiness Directives, corrosion control, inspections and treatments;

“Maintenance Reserves” means, in respect of an Aircraft, the maintenance reserves or any letter(s) of credit or other security in respect thereof, if any, which have been paid and/or issued and which are payable and/or to be issued from time to time by the relevant Sub-Lessee pursuant to a Sub-Lease for that Aircraft or any amounts which that Sub-Lessee has agreed to make available to the relevant Lessee in connection with the maintenance of that Aircraft in accordance with the terms of that Sub-Lease (“maintenance credits”), less, in the case of maintenance reserves and maintenance credits, any amount paid to that Sub-Lessee or any relevant maintenance facility in reimbursement out of a maintenance reserve account or out of the maintenance credits, as the case may be, for maintenance of that Aircraft in accordance with the terms of that Sub-Lessee;

“Majority Lenders” means, in relation to any Aircraft:

(a)                        until such time as all amounts outstanding under the Transaction Documents for that Aircraft to the ECA Finance Parties have been repaid in full (i) in relation to any decision, discretion, action or inaction under any of the Transaction Documents for that Aircraft in respect of which any National Agent either must follow the instructions of the relevant Export Credit Agency under the relevant Support Agreement or, in its good faith opinion, believes the consent of the relevant Export Credit Agency to be necessary, the relevant National Agent(s), and (ii) in relation to any other decision, discretion, action or inaction under any of the Transaction Documents for that Aircraft that is provided to be made by the Majority Lenders, the ECA Lenders the aggregate of whose Contributions in relation to the ECA Loan for that Aircraft is equal to or exceeds sixty-six and two thirds per cent. (66 2/3%) of the amount of that ECA Loan; and

(b)                       at all times after all amounts outstanding to the ECA Finance Parties under the Transaction Documents for that Aircraft have been repaid in full, the Majority Mismatch Lenders for that Aircraft;

“Majority Mismatch Lenders” means, in relation to any Aircraft, the Mismatch Lenders the aggregate of whose Contributions in relation to the Mismatch Loan for that Aircraft is equal to or exceeds sixty-six and two thirds per cent. (66 2/3%) of the amount of that Mismatch Loans;

“Managers” means the Initial Manager and each Alternative Borrower Manager, and “Manager” means any of them;

“Mandatory Prepayment Event” means, in respect of an Aircraft:

(a)                        if any conditions precedent which the ECA Agent has agreed in writing may be satisfied after the ECA Loan for that Aircraft has been made or any conditions precedent which the Mismatch Agent has agreed in writing may be satisfied after the first Mismatch Advance for that Aircraft has been made have not been so satisfied within the period so agreed between the ECA Agent or, as the case may be, the Mismatch Agent and debis; or

(b)                       if that Aircraft is not delivered to a Sub-Lessee pursuant to a Sub-Lease within one hundred and eighty (180) days after the Delivery Date for that Aircraft or such longer period as the ECA Agent (acting on the instructions of the National Agents) and (if there is a Mismatch Loan for that Aircraft) the Mismatch Agent may agree in writing; or

(c)                        a Borrower Termination Event occurs in respect of that Aircraft and is continuing at the end of any period of consultation pursuant to clause 10.1; or

(d)                       clause 10.1.2 applies in relation to any Security Document for that Aircraft and continues to apply at the end of any period of consultation pursuant to clause 10.1; or

(e)                        any of the Insurances for that Aircraft are not obtained and/or maintained in accordance with the requirements of this Agreement and/or that Aircraft is operated in a place excluded from the insurance coverage unless, immediately upon any debis Obligor becoming aware of the same, that Aircraft is grounded in a jurisdiction with no actual or imminent war or hostilities and, for so long as any of those Insurances are not obtained and/or maintained in accordance with the requirements of this Agreement, remains grounded in such a jurisdiction, safely stored and fully covered by a “ground risk only” insurance policy which complies with the requirements of this Agreement; or

(f)                          that Aircraft is flown to or within a Prohibited Country unless, immediately upon any debis Obligor becoming aware of the same, that Aircraft is removed from that Prohibited Jurisdiction; or

(g)                       a notice of prepayment is issued pursuant to 8.3.2 in respect of that Aircraft; or

(h)                       the Final Date occurs under (and as defined in) clause 7.3.3; or

(i)                           such other circumstances as debis, the ECA Agent and/or (if there is a Mismatch Loan for that Aircraft) the Mismatch Agent may agree in writing from time to time; or

(j)                           if, at any time when that Aircraft is subject to a Sub-Lease:

(i)                           any debis Obligor becomes aware of the relevant Sub-Lessee or any other person selling, transferring title to or otherwise disposing of title to, or purporting to sell, transfer title to or otherwise dispose of title to, that Aircraft and, if and for so long as the Security Trustee determines that there is no material likelihood that the security over that Aircraft created by the Security Documents and/or the relevant Borrower’s ownership interest in that Aircraft will, by effluxion of the thirty (30) day period referred to below, be materially prejudiced, materially limited or otherwise materially adversely affected, the relevant Lessee fails to have that sale, transfer, other disposal or purported sale, transfer or other disposal set aside or annulled within a period of thirty (30) days;

(ii)                        any debis Obligor is or becomes aware of any Lien, other than a Permitted Lien, over or with respect to the Aircraft and that Lien is not discharged in full within one hundred and twenty (120) days; or

(k)                        the Recapitalisation is not concluded on or prior to 30 June 2003; or

(l)                           unless the relevant deviation is approved by the Security Trustee pursuant to clause 8.7, a Lessee enters into a Sub-Lease for that Aircraft which does not comply with the Sub-Lease Requirements in breach of clause 8.2 and that breach is not remedied within thirty (30) days after notice thereof from the Security Trustee; or

(m)                     the Security Trustee shall have declared a Mandatory Prepayment Event in respect of that Aircraft pursuant to clause 9.6.1(ii),

and means, generally, any of the foregoing in relation to any of the Aircraft;

“Manufacturer” means Airbus;

“Margin” means the relevant ECA Margin or the Mismatch Margin (as applicable);

“Maximum ECA Aircraft Amount” means, in respect of any Aircraft, the lesser of:

(a)                        eighty-five per cent (85%) of the Aircraft Purchase Price for that Aircraft; and

(b)                       the amount determined in accordance with paragraph (a) of Part 2 of schedule 3;

“Maximum ECA Amount” means, in respect of any Aircraft, the lesser of:

(a)            the sum of the Maximum ECA Aircraft Amount for that Aircraft plus the Qualifying ECA Premium for the ECA Loan for that Aircraft; and

(b)             the Unutilised ECA Facility for that Aircraft;

“Maximum Mismatch Aircraft Amount” means, in respect of any Aircraft, the lesser of:

(a)

(1)                        where the Final ECA Repayment Date for the ECA Loan for that Aircraft is on or about twelve (12) years after the Purchase Date for that Aircraft (A) if that Aircraft is not a 2003 Aircraft, twenty five per cent. (25%) of the Aircraft Purchase Price for that Aircraft, or (B) if that Aircraft is a 2003 Aircraft, such percentage of the Aircraft Purchase Price for that Aircraft as debis and the Mismatch Agent may agree in the context of the procedure set out in clause 3.10; or

(2)                        where the Final ECA Repayment Date for the ECA Loan for that Aircraft is on or about ten (10) years after the Purchase Date for that Aircraft (A) if that Aircraft is not a 2003 Aircraft, thirty per cent. (30%) of the Aircraft Purchase Price for that Aircraft, or (B) if that Aircraft is a 2003 Aircraft, such percentage of the Aircraft Purchase Price for that Aircraft as debis and the Mismatch Agent may agree in the context of the procedure set out in clause 3.10; and

(b)                       the amount determined in accordance with paragraph (b) of Part 2 of schedule 3;

“Maximum Mismatch Amount” means, in respect of any Aircraft and subject always to clause 3.10, the lesser of:

(a)            the Maximum Mismatch Aircraft Amount for that Aircraft; and

(b)           the sum of:

(i)                           the Mismatch Facility Amount, minus

(ii)                        the aggregate amount of all Mismatch Loans for Aircraft other than that Aircraft;

“Mismatch Acceleration Notice” has the meaning ascribed to it in clause 7 of each Mismatch Loan Agreement;

“Mismatch Advances” means, in respect of an Aircraft, the advances made or to be made by each of the Mismatch Lenders to the relevant Borrower in accordance with the provisions of the Mismatch Loan Agreement for that Aircraft, and “Mismatch Advance” means any such advance;

“Mismatch Agent” means Crédit Lyonnais, a banking institution established under the laws of France acting through its office at 1-3 rue des Italiens, 75009 Paris, France in its capacity as agent for the Mismatch Lenders, together with its successors, permitted assignees and permitted transferees;

“Mismatch Aircraft” means, at any time, each Aircraft for which there is, at that time, a Mismatch Loan;

“Mismatch Availability Period” means, in respect of an Aircraft and a Mismatch Loan and subject always to clause 3.10, the period commencing on and including (i) in the case of an Aircraft other than the 2003 Aircraft, the ECA Drawdown Date for that Aircraft, or (ii) in the case of a 2003 Aircraft, the First Mismatch Advance Date for that Mismatch Loan, and ending on and including the earlier of:

(a)                        the date upon which the ECA Loan for that Aircraft becomes due and payable in full in accordance with the ECA Loan Agreement for that Aircraft;

(b)                       the Final ECA Repayment Date for that ECA Loan; and

(c)                        the first Banking Day on which the Unutilised Mismatch Facility for that Aircraft is nil,

subject to earlier termination as provided for in this Agreement;

“Mismatch Broken Funding Gains” shall have the meaning given to that term in clause 9.2.3 of each Mismatch Loan Agreement;

“Mismatch Commitment” means, in relation to a Mismatch Lender and an Aircraft at any time and subject always to clause 3.10, that Mismatch Lender’s Mismatch Portion of the Maximum Mismatch Amount for that Aircraft, as specified in schedule 2 to the Mismatch Loan Agreement for that Aircraft and/or any Transfer Certificate, or, in the case of clause 3.9, that Mismatch Lender’s Mismatch Portion of the Unutilised Mismatch Facility for that Aircraft, in each case, as the same may be reduced or increased pursuant to any Transfer Certificate and/or further reduced or cancelled pursuant to the terms of the Transaction Documents;

“Mismatch Commitment Period” means, in respect of an Aircraft and subject always to clause 3.10, the period commencing at the time determined in accordance with clause 3.10 and ending on the last day of the Mismatch Availability Period for that Aircraft;

“Mismatch Drawdown Notice” means, in respect of a Mismatch Loan, a notice in the form of schedule 3 to the Mismatch Loan Agreement for that Mismatch Loan;

“Mismatch Facility” means the mismatch loan facility made available by the Mismatch Lenders to the Borrowers pursuant to this Agreement;

“Mismatch Facility Amount” means two hundred and eighty five million Dollars ($285,000,000);

“Mismatch Finance Parties” means the Mismatch Lenders, the Mismatch Agent, and the Security Trustee, and “Mismatch Finance Party” means any of them;

“Mismatch Indemnitees” means each of the Mismatch Agent, the Security Trustee and each Mismatch Lender, together with their respective officers, directors, agents, employees, successors and permitted assignees and transferees;

“Mismatch Interest Payment Date “ means, in respect of a Mismatch Loan:

(a)                        the first ECA Repayment Date for the corresponding ECA Loan occurring after the First Mismatch Advance Date for that Mismatch Loan;

(b)                       each subsequent ECA Repayment Date for the corresponding ECA Loan occurring prior to the Mismatch Repayment Date in respect of that Mismatch Loan; and

(c)                        the Mismatch Repayment Date in respect of that Mismatch Loan,

in each case, as or to be (as the case may be) set forth in column (1) of schedule 1 to the Mismatch Loan Agreement in respect of that Mismatch Loan, provided that if any such date is not a Banking Day, the relevant Mismatch Interest Payment Date shall instead be the next succeeding Banking Day, unless that next succeeding Banking Day falls in the next calendar month, in which case, it shall be the immediately preceding Banking Day;

“Mismatch Interest Period” means, in respect of a Mismatch Loan, each period commencing from (and including) the First Mismatch Advance Date in respect of that Mismatch Loan or (as the case may be) a Mismatch Interest Payment Date in respect of that Mismatch Loan to (but excluding) the next Mismatch Interest Payment Date in respect of that Mismatch Loan;

“Mismatch Lenders” means:

(a)                        in relation to an Aircraft and subject always to clause 3.10, together the banks and financial institutions listed in Part IV of schedule 2 and such other persons as may be agreed and (if applicable) accede to this Agreement pursuant to clause 3.10 in relation to that Aircraft, together with their successors, permitted assigns and permitted transferees in relation to that Aircraft; and

(b)                       generally, together all of the foregoing,

and a “Mismatch Lender” shall mean any of them;

“Mismatch Loan” means the principal amount of the borrowing under a Mismatch Loan Agreement or, as the context may require, the principal amount of that borrowing for the time being outstanding, being the aggregate principal amount of the Mismatch Advances under that Mismatch Loan Agreement from time to time;

“Mismatch Loan Agreement” means, in respect of an Aircraft or a Mismatch Loan, the mismatch loan agreement relating thereto entered or to be entered into between the relevant Borrower, the Mismatch Agent, the Mismatch Lenders and the Security Trustee, substantially in the form of the corresponding

ECA Loan Agreement but revised to reflect the fact that it relates to a Mismatch Loan, such form to be agreed between debis, the Mismatch Agent, the Mismatch Lenders and the Security Trustee in the context of the procedure set forth in clause 3.10;

“Mismatch Loan Amount” in respect of a Mismatch Loan, shall have the meaning given to that term in clause 2.1 of the Mismatch Loan Agreement for that Mismatch Loan;

“Mismatch Margin” means zero point nine zero per cent. (0.90%) per annum;

“Mismatch Portion” means, in respect of any Mismatch Lender and any Aircraft, the percentage specified opposite that Mismatch Lender in the relevant part of schedule 2 or, as the case may be, agreed pursuant to clause 3.10, in each case, as specified in schedule 2 to the Mismatch Loan Agreement for that Aircraft and/or any Transfer Certificate, in each case, as the same may be reduced or increased pursuant to any Transfer Certificate and/or further reduced or cancelled pursuant to the terms of the Transaction Documents;

“Mismatch Repayment Date” means, in respect of any Mismatch Loan, the Final ECA Repayment Date for the ECA Loan relating to the Aircraft to which that Mismatch Loan relates;

“Mismatch Representatives” means the Mismatch Agent and the Security Trustee, and “Mismatch Representative” means any of them;

“Mismatch Termination Amount” means, in respect of any Mismatch Loan, the amount required to be paid on the prepayment or acceleration of that Mismatch Loan being the aggregate of:

(a)                        the unpaid principal balance of that Mismatch Loan at the relevant time;

(b)                       all interest which has accrued in respect of that Mismatch Loan to the date of that prepayment or acceleration and remains unpaid;

(c)                        all other amounts due pursuant to clauses 9.2 and 9.3 of the Mismatch Loan Agreement for that Mismatch Loan as a result of that prepayment or acceleration not being made on a Mismatch Interest Payment Date; and

(d)                       any other amounts due and payable with respect to that Mismatch Loan by any relevant Obligor under any Transaction Document at that date as shall remain unpaid;

“Mismatch Utilisation Block Event” means any event described as such which debis and the Mismatch Agent have agreed in writing may, if the same has occurred and is continuing, result in the relevant Borrower being unable to draw a Mismatch Advance and/or borrow a Mismatch Loan;

“Mismatch Utilisation Documentation” means, in respect of an Aircraft and its ECA Loan:

(a)                        the Mismatch Loan Agreement for that Aircraft;

(b)                       the Mismatch Utilisation Notice for that Aircraft;

(c)                        the Purchase Documents for that Aircraft;

(d)                       the Lease for that Aircraft;

(e)                        the Lessee Assignment for that Aircraft;

(f)                          the Acceptance Certificate for that Aircraft;

(g)                       the Mortgage (if any) for that Aircraft;

(h)                       the English Law Mortgage for that Aircraft and the related English Law Mortgage Letter;

(i)                           the Airframe Warranties Agreement for that Aircraft;

(j)                           the Engine Warranties Agreement for that Aircraft;

(k)                        where an Alternative Obligor is involved in the ownership and/or leasing structure for that Aircraft, all documents required in relation thereto pursuant to clause 9;

“Mismatch Utilisation Notice” means any notice given by debis pursuant to clause 5.1 and substantially in the form of schedule 5;

“Mortgage” means, in respect of an Aircraft and subject always to paragraph 1(c) of schedule 7, the first priority mortgage for that Aircraft (but excluding, for the avoidance of doubt, any English Law Mortgage where the relevant State of Registration is not the United Kingdom) to be entered into (where required pursuant to paragraph 1 of schedule 7) between the relevant Borrower and the Security Trustee in a form approved by the Security Trustee acting reasonably;

“National Agents” means together the British National Agent, the French National Agent and the German National Agent, and “National Agent” means any of them;

“National Syndicate” means, with respect to the British National Agent, the British Lenders, with respect to the French National Agent, the French Lenders, and with respect to the German National Agent, the German Lenders;

“Net Worth” means, at any time, the sum of debis’ Shareholder Funds at that time;

“Notice of Demand” has the meaning given to that term in clause 2.2.1 of the Guarantee;

“Notifiable Sub-Lease Event of Default” means, in relation to a Sub-Lease, any event of default thereunder which relates to:

(a)                        a Lessee Insolvency Event in respect of the relevant Sub-Lessee; or

(b)

(i)                           at any time when a Trigger Event has not occurred and is continuing, the insurance provisions of the Sub-Lease or Sub-Sub-Lease (as applicable); and

(ii)                        at any time when clause 8.6.8(b) applies and for so long as the relevant Trigger Event has occurred and is continuing, the provisions of the Sub-Lease which are equivalent to the Operational Undertakings;

“Obligors” means each debis Obligor and each Borrower (and includes, for the avoidance of doubt, each Alternative Obligor), and “Obligor” means any of them;

“OCI” means, at any time, debis’ accumulated other income, as shown in the accounts most recently provided to the Security Trustee pursuant to clause 7.2.3;

“OCL” means, at any time, debis’ accumulated other loss, as shown in the accounts most recently provided to the Security Trustee pursuant to clause 7.2.3;

“Off-Lease Period” means, in respect of an Aircraft, any period within the Lease Period (as defined in the Lease for that Aircraft) during which no Sub-Lease or Sub-Sub-Lease for that Aircraft is in effect;

“Operational Undertakings” means the covenants and undertakings set out in schedule 7;

“Operator Lessee” shall have the meaning given thereto in clause 8.3.1;

“Parallel Debt”, in relation to this Agreement or any Loan Agreement, has the meaning ascribed thereto in clause 38 of this Agreement or, as the case may be, clause 15 of that Loan Agreement;

“Part” means, in respect of an Aircraft, each module, appliance, part, accessory, instrument, furnishing and other item of equipment of whatsoever nature (including the Buyer Furnished Equipment), other than a complete Engine or engine, which at any time of determination is incorporated or installed in or attached to the relevant Airframe or any relevant Engine, in each case, title to which is vested in the relevant Borrower, or, having been removed therefrom, title to which remains vested in the relevant Borrower;

“Permitted Finance Party Lien” means, in relation to any Finance Party:

(a)                        any Lien created by the Transaction Documents; or

(b)                       any other Lien created at the written request of or with the prior written consent of any debis Obligor;

“Permitted Lien” means, in relation to an Aircraft:

(a)                        any Borrower’s Lien or Finance Party Lien; or

(b)                       any Lien for Taxes or other governmental or statutory charges or levies not yet assessed or, if assessed, not yet due and payable or, if due and payable, which the Lessee or, where relevant, the Sub-Lessee or Sub-Sub-Lessee is disputing or contesting in good faith by appropriate proceedings (and for the payment of which adequate funds are available, or, when required in order to pursue such proceedings, an adequate bond has been provided), so long as, at the time of entering into such proceedings, there are no reasonable grounds to believe that the outcome of such proceedings, or the continued existence of that Lien, involves any material likelihood of the sale, forfeiture or loss of that Aircraft or any part thereof or any interest therein; or

(c)                        any Lien for the fees or charges of any airport or air navigation authority arising in the ordinary course of business, by statute or by operation of law, in each case, for amounts the payment of which either is not yet due and payable or, if due and payable (i) the late payment reflects the normal procedure agreed between the payer and the relevant airport or Eurocontrol or any other relevant air navigation authority and no action is being taken by the relevant airport or air navigation authority in connection therewith to enforce its rights in respect of any amount owed to it, or (ii) which is being disputed or contested in good faith by appropriate proceedings (and for the payment of which adequate funds are available, or, when required in order to pursue such proceedings, an adequate bond has been provided), so long as (in the case of each of (i) and (ii)) there are no reasonable grounds to believe that the continued existence of that Lien involves any material likelihood of the sale, forfeiture or loss of that Aircraft or any part thereof or any interest therein; or

(d)                       any Lien for the fees or charges of any supplier, hangar keeper, mechanic, workman, repairer or employee arising in the ordinary course of business, by statute or by operation of law, in each case, for amounts  the payment of which either is not yet due and payable, or, if due and payable, is being disputed or contested in good faith by appropriate proceedings (and for the payment of which adequate funds are available, or, when required in order to pursue such proceedings, an adequate bond has been provided), so long as, at the time of entering into such proceedings, there are no reasonable grounds to believe that the outcome of such proceedings, or the continued existence of that Lien, involves any material likelihood of the sale, forfeiture or loss of that Aircraft or any part thereof or any interest therein; or

(e)                        Liens (other than Liens in respect of or resulting from Taxes) arising out of judgments or awards against any Lessee, any Sub-Lessee or any Sub-Sub-Lessee (i) so long as that judgment or award is discharged, vacated or reversed within thirty (30) days, or (ii) with respect to which an appeal is being presented in good faith and with respect to which there shall have been secured a stay of execution pending the determination of that appeal (and for the payment of which adequate funds are available, or, when required in order to pursue such proceedings, an adequate bond has been provided), or (iii) if that judgment or award is discharged, vacated or revised within thirty (30) days after the expiration of the stay referred to in (ii) above, in each case, so long as there are no reasonable grounds to believe that that judgment or award, or the continued existence of that Lien, involves any material likelihood of the sale, forfeiture or loss of that Aircraft or any part thereof or any interest therein; or

(f)                          any Lien created by or expressly permitted by the terms of the Transaction Documents; or

(g)                       any Sub-Lease and any Sub-Sub-Lease; or

(h)                       any other Lien created at the written request of or with the prior written consent of the Security Trustee;

“Principal Borrower” means Sunrise Leasing Limited, a company incorporated under the laws of the Cayman Islands and having its registered office at Walkers SPV Limited, Walker House, Mary Street, PO Box 908GT, George Town, Grand Cayman, Cayman Islands;

“Principal Declaration of Trust” means the declaration of trust entered into by the Trustee on or about the Signing Date in respect of the entire issued share capital of the Principal Borrower;

“Principal Dutch Lessee” means debis Aircraft Leasing XXX B.V., a company incorporated under the laws of The Netherlands and having its registered office at Evert van de Beekstraat 312, 1118 CX Schiphol Airport, Amsterdam, The Netherlands;

“Principal Irish Lessee” means Sunflower Aircraft Leasing Limited, a company incorporated under the laws of Ireland and having its registered office at debis AirFinance House, Shannon, Co. Clare, Ireland;

“Principal Lessee Share Charge” means:

(a)                        in the case of the Principal Dutch Lessee, the share pledge dated on or about the Signing Date and made between debis and the Principal Borrower in respect of the entire issued share capital of the Principal Dutch Lessee, together with the related share pledge; and

(b)                       in the case of the Principal Irish Lessee, the charge over shares dated on or about the Signing Date and made between debis Ireland and the Principal Borrower in respect of the entire issued share capital of the Principal Irish Lessee;

“Principal Lessees” means together the Principal Dutch Lessee and the Principal Irish Lessee, and “Principal Lessee” means each or either of them (as the context may require);

“Principal Obligations” means, in relation to this Agreement or any Loan Agreement and a particular Obligor, all monetary obligations (other than the Parallel Debt in relation to this Agreement or, as the case may be, that Loan Agreement) which now or at any time hereafter may be or become due, owing or incurred by that Obligor to any Finance Party, whether due or not, whether contingent or not and whether alone or jointly with others, as principal, guarantor, surety or otherwise, under or in connection with the Transaction Documents, as such obligations may be extended, restated, prolonged, amended, renewed or novated from time to time;

“Proceeds” means, in relation to an Aircraft or any Loan for that Aircraft:

(a)                            any and all amounts received or recovered under the Loan Agreements for that Aircraft (other than (i) prior to the occurrence of a Lease Termination Event which is continuing, scheduled payments of principal and interest, (ii) prior to the occurrence of a Lease Termination Event which is continuing, any indemnity payments, or (iii) any amounts received by application of clause 15);

(b)                           any Final Disposition Proceeds for that Aircraft;

(c)                            any and all other proceeds of enforcement of the Security Documents for that Aircraft;

(d)                           any Total Loss Proceeds for that Aircraft;

(e)                       any Requisition Proceeds for that Aircraft;

(f)                          any and all amounts received or recovered from debis upon enforcement of the Guarantee if and to the extent that it relates to an amount referred to in (a) above;

(g)                       any and all other amounts received by any Agent, the Security Trustee or any Lender from any of the Obligors (whether directly or through a Borrower) pursuant to the Transaction Documents for that Aircraft;

“Proceeds Account” means, in respect of an Aircraft, the account of the Security Trustee with Crédit Lyonnais designated as such by the Security Trustee pursuant to clause 14.1 or such other account as the Security Trustee may designate as such from time to time by notice to the other parties hereto;

“Prohibited Country” means, in respect of any Aircraft, any state, country or jurisdiction which is subject from time to time to sanctions pursuant to any United Sanctions Order, European Union imposed sanction, US Export Controls, the United Kingdom Export of Goods (Control) Order 1992, the Dual-Use and Related Goods (Export Control) (Amendment) Regulations 1997 pursuant to the European Communities Act 1972 or any statutory modification or re-enactment thereof or successor or similar or corresponding legislation than in effect in the United Kingdom, the French Republic or Germany, the effect of which, unless any applicable consents or licences have been obtained in relation to such Aircraft, prohibits debis or the relevant Lessee from exporting to and/or consigning for use of that Aircraft in that country,

“Purchase Agreement Assignment” means, in respect of any Aircraft, the Purchase Agreement Assignment entered or to be entered into between debis and the relevant Borrower in respect of the right to take title to that Aircraft under the Airbus Purchase Agreement;

“Purchase Date” means, in respect of any Aircraft, the date on which that Aircraft is delivered by the Manufacturer;

“Purchase Documents” means, in respect of any Aircraft:

(a)                        where the Aircraft is to be purchased by the relevant Borrower on the Purchase Date from the Manufacturer pursuant to a Purchase Agreement Assignment and the Airbus Purchase Agreement, that Purchase Agreement Assignment, the Airbus Bill of Sale for the Aircraft and the BFE Bill of Sale for the Aircraft;

(b)                       otherwise, the Bill of Sale for the Aircraft, the BFE Bill of Sale for the Aircraft, the Sale Agreement for the Aircraft, the Sale Acceptance Certificate for the Aircraft and the Airbus Bill of Sale for the Aircraft;

“Qualifying ECA Premium” means:

(a)                        in relation to ECGD and any ECA Loan, one hundred per cent. (100%) of the ECA Premium payable to ECGD for that ECA Loan;

(b)                       in relation to COFACE and any ECA Loan, one hundred per cent. (100%) of the ECA Premium payable to COFACE for that ECA Loan; and

(c)                        in relation to HERMES and any ECA Loan, eighty five per cent. (85%) (or such higher percentage as the German National Agent may from time to time notify debis, the ECA Agent and the Mismatch Agent) of the ECA Premium payable to HERMES for that ECA Loan;

“Qualifying Expenses” means Expenses of the nature referred to in paragraphs (a), (b), (c) and (d) of the definition thereof (but excluding Expenses referable to the cost of management time) which are incurred:

(a)                        in the case of clause 15.4, in connection with the collection of the relevant Total Loss Proceeds;

(b)                       in the case of clause 15.6, in connection with the collection of the relevant ECA Prepayment Proceeds;

(c)                        in the case of clause 15.7, in connection with the relevant Lease Termination Event and/or the collection of the relevant Proceeds; and

(d)                       in the case of clause 15.8, in connection with the collection of the relevant ECA Guarantee Proceeds;

“Quiet Enjoyment Undertaking” means, in respect of a Sub-Lease, a quiet enjoyment undertaking from the Security Trustee and the relevant Borrower to the relevant Sub-Lessee in the form set out in schedule 9 or in such other form as the Security Trustee may agree from time to time, acting reasonably;

“Quotation Date” means, in relation to any period for which an interest rate is to be determined, the second Banking Day before the first day of such period;

“Recapitalisation” means, in relation to debis, the actual injection, on an irrevocable and unconditional basis, by debis’ shareholders of Shareholder Funds in such amounts as are necessary to ensure that the ratio of debis’ Shareholder Funds to debis’ Total Assets is at least fifteen per cent. (15%);

“Receiver” means any receiver or receiver and manager appointed after the occurrence of a Termination Event by either Agent, the Security Trustee or the Majority Lenders pursuant to any Security Document;

“Reference Banks” means:

(a)                        in relation to any calculation of LIBOR, Crédit Lyonnais and the principal London offices of Citibank, N.A. and Bayerische Landesbank; and

(b)                       in relation to any calculation of EURIBOR, Crédit Lyonnais, the principal Frankfurt office of Dresdner Bank AG and the principal Brussels office of Fortis Bank (Nederland) N.V.;

“Reference Dates” means the tenth (10th) day of each calendar month of each year, and “Reference Date” means any of them, provided that if any such date is not a Banking Day, the relevant Reference Date shall instead be the next succeeding Banking Day, unless that next succeeding Banking Day falls in the next calendar month, in which case, it shall be the immediately preceding Banking Day;

“Reinsurances” has the meaning ascribed thereto in paragraph 10(a)(ii) of schedule 7;

“Relevant Event” means any event which, with any one or more of the lapse of time, the giving of notice, or the making of a determination, would become a Termination Event;

“Relevant Interbank Market” means the London interbank market or, if the applicable currency is not available in that market, the European interbank market;

“Relevant Rate” means, in relation to any ECA Loan, the ten (10) or twelve (12) year (determined by reference to the Final ECA Repayment Date for that ECA Loan) Dollar or (as applicable) Euro swap rate as shown in the Financial Times five (5) Banking Days prior to the proposed ECA Drawdown Date for that ECA Loan;

“Replacement Aircraft” means any Aircraft approved by the Security Trustee as a Replacement Aircraft and substituted for an Aircraft pursuant to clause 12.7;

“Replacement Part” means, in respect of an Aircraft or Engine, any part installed on, incorporated in or attached to that Aircraft or Engine as a replacement part pursuant to the Operational Undertakings or the provisions of any relevant Sub-Lease and where title to that part has vested in the relevant Borrower in accordance with the Operational Undertakings or the provisions of any relevant Sub-Lease;

“Representatives” means the ECA Representatives and the Mismatch Representatives, and “Representative” means any of them;

“Required Insurance Value” means, in respect of an Aircraft and at any time of determination, one hundred and fifteen per cent. (115%) of the principal amount outstanding at that time in respect of the Loans for that Aircraft,

“Requisition Proceeds” means, in respect of an Aircraft, any monies and/or other compensation received by any Obligor or any Secured Party from any Government Entity (whether de jure or de facto) in relation to that Aircraft in the event of that Aircraft’s confiscation, restraint, detention, forfeiture, compulsory acquisition, seizure, requisition for title or requisition for hire by or under the order of any such Government Entity;

“Sale Acceptance Certificate”, in respect of an Aircraft, has the meaning ascribed to the term “Acceptance Certificate” in the Sale Agreement (if any) in relation to that Aircraft;

“Sale Agreement” means, in respect of an Aircraft, the aircraft sale and purchase agreement (if any) in respect of that Aircraft entered or to be entered into between the Seller in relation to that Aircraft and the relevant Borrower as buyer;

“Scheduled Delivery Date” means, in respect of an Aircraft, the date nominated in the relevant ECA Utilisation Notice for the delivery of that Aircraft from the Seller to the relevant Borrower;

“Scheduled Delivery Month” means, in respect of any Aircraft and subject to clause 2.2.2, the month specified opposite such Aircraft in Part 1 of schedule 3;

“Second Aircraft” means the second Aircraft identified in Part 1 of schedule 3;

“Second Aircraft Borrower” means Sunray Leasing Limited, a company incorporated under the laws of the Cayman Islands and having its registered office at Walkers SPV Limited, Walker House, Mary Street, PO Box 908GT, George Town, Grand Cayman, Cayman Islands

“Secured Loan Obligations” means the Secured Obligations excluding the Subordinated Secured Obligations;

“Secured Obligations” means any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including any obligation or liability to pay damages and including any interest which, but for the application of any Bankruptcy Law, would have accrued on the amounts in question) which are now or which may at any time and from time to time hereafter be due, owing, payable or incurred or expressed to be due, owing, payable or incurred from or by any Obligor to any Secured Party or any Borrower under or in connection with any of the Transaction Documents (notwithstanding, in the case of each Borrower, that recourse against the Borrowers is limited pursuant to and in accordance with clause 26), and references to Secured Obligations includes references to any part thereof;

“Secured Parties” means together the Finance Parties and the Lessees, and “Secured Party” means any of them;

“Security Assignment” means, in respect of any Borrower, the security assignment entered or to be entered into between that Borrower, as assignor, and the Security Trustee, as assignee, which shall be in substantially the form of the Security Assignments entered or to be entered into by the Initial Borrowers on or about the Signing Date in the agreed form or otherwise in form and substance reasonably satisfactory to the Security Trustee;

“Security Documents” means, in respect of an Aircraft, together:

(a)                            the Borrower Floating Charge, the Borrower Share Charge, the Administration Agreement, the Declaration of Trust (if any) and the Comfort Letter, in each case, entered into by the Borrower which is the owner of that Aircraft and to the extent that it relates to that Aircraft;

(b)                           each Lessee Assignment (including for the avoidance of doubt any Intermediate Lessee Assignment) and each Lessee Share Charge, in each case, entered into by or in respect of a Lessee which is party to a Lease for that Aircraft and to the extent that it relates to that Aircraft;

(c)                            where a Lessee which is party to a Lease for that Aircraft has its State of Incorporation in The Netherlands, the Dutch Documents for that Lessee, to the extent that they relate to that Aircraft;

(d)                           the Mortgage for that Aircraft (if any) and the English Law Mortgage for that Aircraft and the related English Law Mortgage Letter;

(e)                            the Airframe Warranties Agreement for that Aircraft and the Engine Warranties Agreement for that Aircraft;

(f)                              the Purchase Documents for that Aircraft;

(g)                           any assignment of reinsurances for that Aircraft referred to in paragraph 10(m) of schedule 7;

(h)                           the Guarantee, to the extent that it relates to that Aircraft;

(i)                               where that Aircraft is subject to a Sub-Lease, the Assignment of Insurances for that Aircraft, the Deregistration Power of Attorney for that Aircraft (if any) and the Sub-Lease Account Charge for that Aircraft (if any);

(j)                               where that Aircraft is subject to a Sub-Sub-Lease, the Subordination Acknowledgement for that Aircraft;

(k)                            any other instrument, document or memorandum annexed to any of the documents referred to above or delivered pursuant thereto, to the extent that it relates to that Aircraft;

(l)                               any notice or acknowledgement required pursuant to the terms of any of the documents referred to above, to the extent that it relates to that Aircraft;

(m)                         any document, instrument or memorandum which (i) is executed and delivered in connection with a restructuring of all or any part of any of the documents referred to in this definition (including this part (m)) and is requested or consented to by debis, (ii) debis agrees constitutes a Security Document, or (iii) is entered into in substitution for or which amends, supplements, varies or novates all or any part of any of the documents referred to in this definition (including this part (m)) and is requested or consented to by debis, and means, generally, all of the foregoing in relation to all of the Aircraft, and “Security Document” shall be construed accordingly;

“Security Period” means the period commencing on the Signing Date and ending on the date upon which the Secured Obligations shall have been satisfied in full;

“Security Trustee” means Crédit Lyonnais a banking institution established under the laws of France acting through its office at 1-3 rue des Italiens, 75009 Paris, France, together with its successors, permitted assignees and permitted transferees;

“Seller” means, in respect of an Aircraft, the Manufacturer or debis (as applicable), being the person who sells that Aircraft to the relevant Borrower;

“Share Charges” means together each of the Borrower Share Charges and each of the Lessee Share Charges, and “Share Charge” means any of them;

“Share Pledge” means the document so entitled dated on or about the Signing Date and entered into between debis, the Principal Borrower and the Principal Dutch Lessee in respect of the shares in the Principal Dutch Lessee;

“Share Repledge” means the document so entitled dated on or about the Signing Date and entered into between debis, the Principal Borrower, the Principal Dutch Lessee and the Security Trustee in respect of the shares in the Principal Dutch Lessee

“Shareholder Funds” means, in relation to debis at any time, the sum of Equity and debis’ Subordinated Debt;

“Signing Date” means the date of this Agreement;

“Specified Date” has the meaning ascribed thereto in clause 8.6.8(b);

“Standard” means, in relation to any particular issue or matter, the standard which a reputable international aircraft operating lessor would apply in the applicable circumstances having regard, where relevant, to:

(a)                        the credit standing of the relevant or proposed Sub-Lessee or Sub-Sub-Lessee;

(b)                       the economic terms of the relevant or proposed Sub-Lease or Sub-Sub-Lease;

(c)                        the negotiating position of the relevant or proposed Sub-Lessee or Sub-Sub-Lessee and the debis Group and taking into account prevailing market conditions; and

(d)                       the rights and interests of the Export Credit Agencies and the Lenders in and to the Aircraft and under the Transaction Documents;

“State of Incorporation” means, in respect of any person, the state or country in which that person is incorporated and under whose laws it is existing and, if different, the state or country in which it has its principal place of business;

“State of Registration” means, in respect of any Aircraft, the state or country in which the Aircraft is registered from time to time pursuant to paragraph 1 of schedule 7;

“Sub-Lease” means each sub-lease of an Aircraft entered into by a Lessee in accordance with clause 8.2;

“Sub-Lease Account” means, in respect of an Aircraft or a Sub-Lease, the Dollar or Euro account so designated held by the Lessee which is the lessor under that Sub-Lease with the Sub-Lease Account Bank for that Aircraft, and includes any redesignation and sub-accounts thereof;

“Sub-Lease Account Bank” means, in respect of an Aircraft and a Sub-Lease, such bank or financial institution as may be nominated by debis and approved by the Security Trustee (acting on the instructions of all of the National Agents, the German Parallel Lender and, if there is a Mismatch Loan for that Aircraft, the Mismatch Agent), and includes its successors in title;

“Sub-Lease Account Charge” means, in respect of an Aircraft or a Sub-Lease, the charge, pledge or other Lien over the Sub-Lease Account for that Aircraft in form and substance reasonably satisfactory to the Security Trustee granted (where required by the terms of this Agreement) by the Lessee which is the lessor under that Sub-Lease in favour of:

(a)                        where that Lessee is the lessee under the Intermediate Lease for that Aircraft, the other Lessee which is the lessor under that Intermediate Lease; or

(b)                       otherwise, the Borrower which is the lessor under the Lease for that Aircraft,

together with an acknowledgment of the Sub-Lease Account Bank thereto which shall confirm (without limitation) that only the Security Trustee shall be entitled to withdraw or transfer monies from that Sub-Lease Account (or direct the same) and that it waives all rights of set off in relation to monies from time to time standing to the credit of that Sub-Lease Account;

“Sub-Lease Credit Document” means, in relation to any Sub-Lease, each letter of credit, guarantee or other similar credit enhancement document provided by any person to support or guarantee any of the obligations of the relevant Sub-Lessee under that Sub-Lease;

“Sub-Lease Requirements” means the requirements set out in schedule 8;

“Sub-Lessee” has the meaning ascribed thereto in paragraph 1 of schedule 8;

“Sub-Lessee Notice and Acknowledgement” means a notice in the form and terms of schedule 1 to a Security Assignment together with an acknowledgement (if any) in the form and terms of schedule 2 to that Security Assignment;

“Sub-Lessee Security” means, in respect of an Aircraft (i) any security deposit which has been paid or which is payable in cash by the relevant Sub-Lessee pursuant to any Sub-Lease for that Aircraft, and/or (ii) any letter of credit which any Lessee has procured the issue of in lieu of that security deposit, in each case, in accordance with the terms of that Sub-Lease;

“Subordinated Debt” means, in relation to debis at any time, debis’ indebtedness under all subordinated loan agreements entered into by debis, as shown in the accounts most recently provided to the Security Trustee pursuant to clause 7.2.3;

“Subordinated Secured Obligations” means the Secured Obligations to the extent owed to a Lessee;

“Subordination Acknowledgement” means each acknowledgement issued or to be issued by a Sub-Sub-Lessee to a Lessee as contemplated and required pursuant to paragraph 3.1.2 of schedule 8;

“Subsidiary” means, in relation to any person, any other person:

(a)                            which is controlled, directly or indirectly, by the first mentioned person (and, for this purpose, a person shall be treated as being controlled by another if that other person is able to direct its affairs and/or control the composition of its board of directors or equivalent body);

(b)                           more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first mentioned person;

(c)                            which is a Subsidiary of another Subsidiary of the first mentioned person; or

(d)                           where the beneficial interest of such other person, if it is a trust, association or other unincorporated organisation, is more than fifty per cent (50%) owned, directly or indirectly, by the first mentioned person;

“Sub-Sub-Lease” means a sub-sub-lease of the Aircraft entered into by a Sub-Lessee in accordance with clause 8.2;

“Sub-Sub-Lessee” has the meaning ascribed thereto in paragraph 1 of schedule 8;

“Sub-Sub-Lessee Notice” means a notice in the form and terms of schedule 7 to a Security Assignment;

“Support Agreements” means, in relation to an ECA Loan, together (i) the Guarantee Agreement to be entered into between ECGD and the British Lenders, and (ii) the Promesse de Garantie and the Police d’Assurance Crédit to be entered into between COFACE and the French National Agent for and on behalf of the French Lenders, and (iii) the Finanzkreditgarantie-Erklärung to be entered into between HERMES and the German Lenders;

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system;

“TARGET Day” means any day on which TARGET is open for the settlement of payments in Euro;

“Taxes” and “taxes” means all present and future taxes, levies, imposts, duties (including, without limitation, customs duties), withholdings, assessments, fees or charges of any nature whatsoever, and wheresoever and by whomsoever imposed, together with any penalties, additions to tax, fines or interest with respect to any of the foregoing, and “Tax”, “tax”, “Taxation” and “taxation” shall be construed accordingly;

“Technical Records” means, in respect of an Aircraft, all technical data, manuals, computer records, logbooks and other records required to be maintained pursuant to any law or regulation or any requirement for the time being of the applicable Aviation Authority and relating to that Aircraft or any of its Engines or any of its Parts;

“Termination Amount” means any ECA Termination Amount or any Mismatch Termination Amount;

“Termination Event” means, in respect of an Aircraft, any Lease Termination Event in respect of that Aircraft and any Borrower Termination Event in respect of that Aircraft, and means generally any of the foregoing in relation to any of the Aircraft;

“Testing Date” means:

(a)                        the last day of each semi-annual accounting period of debis;

(b)                       if clause 7.2.3(d) applies or in order to enable debis to establish that a Trigger Event is no long continuing, the last day of each relevant calendar month; and

(c)                        the date of each Drawdown Notice;

“Third Aircraft” means the third Aircraft identified in Part 1 of schedule 3;

“Third Aircraft Borrower” means Sunshine Leasing Limited, a company incorporated under the laws of the Cayman Islands and having its registered office at Walkers SPV Limited, Walker House, Mary Street, PO Box 908GT, George Town, Grand Cayman, Cayman Islands

“Total Assets” means, in relation to debis at any time, the total of debis’ assets, as shown in the accounts most recently provided to the Security Trustee pursuant to clause 7.2.3;

“Total Loss” with respect to any Aircraft, any Airframe or any Engine means:

(a)                        its actual, constructive, compromised, arranged or agreed total loss (including any damage thereto or requisition for use or hire which results in an insurance settlement on the basis of a total loss); or

(b)                       its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever; or

(c)                        the requisition of title or other compulsory acquisition of that Aircraft, Airframe or Engine by any Government Entity (whether de jure or de facto), but excluding requisition for use or hire not involving requisition of title; or

(d)                       the hi-jacking, theft, disappearance, confiscation, detention, seizure, deprivation or requisition for use or hire of that Aircraft, Airframe or Engine which deprives any person permitted by this Agreement to have possession and/or use of the Aircraft, the Airframe or any Engine of its possession and/or use for more than one hundred and twenty (120) consecutive days, and a Total Loss of the Aircraft shall be deemed to have occurred if a Total Loss occurs with respect to the Airframe;

“Total Loss Payment Date” means, in respect of any Total Loss, the earlier of (a) one hundred and eighty (180) days after that Total Loss occurs or, in the case of a Total Loss resulting from any of the circumstances referred to in paragraph (d) of the definition of Total Loss, sixty (60) days after that Total Loss occurs, and (b) the date of receipt of the relevant Total Loss Proceeds;

“Total Loss Proceeds” means the proceeds of the hull Insurances in respect of an Aircraft or any compensation for a Compulsory Acquisition of an Aircraft, in each case, with respect to a Total Loss;

“Transaction Documents” means, in respect of an Aircraft, together:

(a)                        this Agreement, each Accession Deed, each Transfer Certificate and the Fees Letters, in each case, to the extent that it relates to that Aircraft;

(b)                       the Lease for that Aircraft, any Intermediate Lease for that Aircraft, any Lessee Novation entered into by a Lessee which is a party to that Lease and/or Intermediate Lease and any Borrower Novation entered into by a Borrower which is a party to that Lease;

(c)                        the Security Documents for that Aircraft;

(d)                       the ECA Utilisation Documentation and the ECA Drawdown Notice for the ECA Loan in respect of that Aircraft;

(e)                        (if any) the Mismatch Utilisation Documentation and the Mismatch Drawdown Notice for the Mismatch Loan in respect of that Aircraft;

(f)                          any document, instrument or memorandum which (i) is executed and delivered in connection with a restructuring of all or any part of any of the documents referred to in this definition (including this part (f)) and is requested or consented to by debis, (ii) debis agrees constitutes a Transaction Document, or (iii) is entered into in substitution for or which amends, supplements, varies or novates all or any part of any of the documents referred to in this definition (including this part (f)) and is requested or consented to by debis, and means, generally, all of the foregoing in relation to all of the Aircraft, and “Transaction Document” shall be construed accordingly;

“Transfer Certificate” means a certificate in the form set out in schedule 11 or, if an Export Credit Agency is to become an ECA Lender, in such other form as shall be agreed by the ECA Agent and debis;

“Transferee” shall have the meaning given thereto in clause 34.3.1;

“Transferor” shall have the meaning given thereto in clause 34.3.1;

“Trigger Event” means the occurrence of either of the following events and circumstances:

(a)                        the Net Worth of debis is, as at any Testing Date, less than three hundred million Dollars ($300,000,000);

(b)                       the ratio of the Shareholder Funds of debis to the Total Assets of debis is, as at any Testing Date, less than ten per cent. (10%);

“Trust Documents” means, in respect of an Aircraft, each Transaction Document for that Aircraft to which the Security Trustee is or becomes a party, other than this Agreements and the Loan Agreement for that Aircraft, and means generally all of the foregoing, and “Trust Document” means each or any of them (as the context may require);

“Trustee” means Walkers SPV Limited, in its capacity as trustee of the trusts created pursuant to the Principal Declaration of Trust;

“Trust Property” means (i) the Trust Documents and the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Security Trustee under or pursuant to the Trust Documents or the other Transaction Documents, and (ii) all Proceeds and any other moneys, property or other assets paid or transferred to or vested in the Security Trustee or received or recovered by the Security Trustee pursuant to, or in connection with, any of the Trust Documents or the other Transaction Documents;

“Unpaid Amount” has the meaning given to that term in clause 4.6.1 of the relevant ECA Loan Agreement, clause 4.6.1 of the relevant Mismatch Loan Agreement and/or clause 8.3.1 of the relevant Lease, as applicable;

“Unutilised ECA Facility” means, at any time, the ECA Facility Amount, as that amount may have been reduced by the amount of each ECA Loan made before that time;

“Unutilised Mismatch Facility” means, at any time in relation to an Aircraft:

(a)                        if that time occurs before the date on which a Mismatch Loan Agreement for that Aircraft is entered into by the parties thereto, the amount for that Aircraft determined in accordance with paragraph (b) of the definition of Maximum Mismatch Aircraft Amount;

(b)                       if that time occurs on or after the date on which a Mismatch Loan Agreement for that Aircraft is entered into by the parties thereto, the total of all of the Mismatch Commitments for that Aircraft of all of the Mismatch Lenders for that Aircraft, as that amount may have been reduced by the amount of each Mismatch Advance for that Aircraft made before that time;

“US GAAP” means the accounting principles, practices and policies generally adopted and accepted in the United States of America; and

“Value Added Tax” means value added tax as provided for in the United Kingdom Value Added Tax Act 1994 and legislation (whether delegated or otherwise) supplemental thereto or in any primary or subordinate legislation promulgated by the European Union or any body or agency thereof and any Tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover tax replacing or introduced in addition to any of the same.

Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

Construction of certain terms

In this Agreement, unless the context otherwise requires:

(a)                        references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules;

(b)                       references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as from time to time amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties and (where that consent is, by the terms of this Agreement or the Transaction Document, required to be obtained as a condition to that amendment being permitted) the prior written consent of the Security Trustee;

(c)                        references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

(d)                       words importing the plural shall include the singular and vice versa;

(e)                        references to a time of day are to Paris time;

(f)                          references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any state or any agency thereof;

(g)                       references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly;

(h)                       references to any enactment shall be deemed to include references to that enactment as re-enacted, amended or extended; and

(i)                           the eiusdem generis rule shall not apply and accordingly the interpretation of general words shall not be restricted by being preceded by words including a particular class of acts, matters or things or by being followed by particular examples.

Schedule 2

The Lenders

Part I - The British Lenders

Lender	Lending Office	ECA Portion expressed as a percentage of the British ECA Portion and by Aircraft

Crédit Lyonnais	Broadwalk House 5 Appold Street London EC2A 2JP United Kingdom	All Aircraft: 100%

Part II - The French Lenders

Lender	Lending Office	ECA Portion expressed as a percentage of the French ECA Portion and by Aircraft

Crédit Lyonnais	1-3 rue des Italiens 75009 Paris France	All Aircraft: 100%

Part III - The German Lenders

Lender	Lending Office	ECA Portion expressed as a percentage of the German ECA Portion and by Aircraft

Kreditanstalt für Wiederaufbau	Palmengartenstrasse 5-9, 60325 Frankfurt am Main Germany	Initial Aircraft: 100% Other Aircraft: 0%

Part IV - The Mismatch Lenders

Lender	Lending Office	Mismatch Portion expressed as a percentage and by Aircraft

Crédit Lyonnais	Broadwalk House 5 Appold Street London EC2A 2JP United Kingdom	All Aircraft: Such percentage as may be agreed for the relevant Aircraft pursuant to clause 3.10

Schedule 3
The Aircraft

Part 1

Aircraft number	Scheduled Delivery Month	Aircraft Purchase Price ($)
1.	February 2003	49,114,154
2.	March 2003	49,291,722
3.	April 2003	48,756,347
4.	April 2003	49,424,277
5.	June 2003
6.	February 2004
7.	February 2004
8.	February 2004
9.	March 2004
10.	June 2004
11.	July 2004
12.	November 2004
13.	January 2005
14.	January 2005
15.	March 2005
16.	March 2005
17.	April 2005
18.	August 2005
19.	September 2005
20.	October 2005

Part 2

(a)                        Maximum ECA Aircraft Amount

In respect of any Aircraft, the amount referred to in paragraph (b) of the definition of Maximum ECA Aircraft Amount shall be determined by reference to the following table:

Aircraft type	2003	2004	2005

A319	31 983 673	33 263 019	34 593 540

A320	37 416 516	38 913 176	40 469 703

A321	43 375 118	45 829 201	47 082 895

(b)                       Maximum Mismatch Aircraft Amount

In respect of any Aircraft, the amount referred to in paragraph (b) of the definition of Maximum Mismatch Aircraft Amount shall be determined by reference to the following table:

Aircraft type	2003	2004	2005

A319	To be agreed in the context of the procedure under clause 3.10	11 232 000	11 681 280

A320	To be agreed in the context of the procedure under clause 3.10	13 322 400	13 855 296

A321	To be agreed in the context of the procedure under clause 3.10	15 690 185	16 119 403

(c)                        British ECA Portion, French ECA Portion and German ECA Portion

In respect of any Aircraft, the British ECA Portion, the French ECA Portion and the German ECA Portion respectively shall be determined by reference to the following table:

Aircraft and Engine type	British ECA Portion	French ECA Portion	German ECA Portion

A319-CFM	18%	51%	31%

A319-IAE	28%	39%	33%

A320-CFM	20%	49%	31%

A320-IAE	32%	32%	36%

A321-CFM	17%	52%	31%

A321-IAE	33%	32%	35%

Schedule 4
ECA Utilisation Notice

To:	Crédit Lyonnais
1 rue des Italiens
75009 Paris
France

	Facsimile No:	+33 1 42 95 11 81
	Attention:	DGRE/Head of Transportation Group

From:	debis AirFinance B.V. (“debis”)

Facility Agreement dated [   ] April 2003 and made between, amongst others, you and debis, as amended, supplemented or acceded to from time to time (the “Agreement”)

debis hereby gives notice in accordance with clause 4.1.1 of the Agreement that it wishes to utilise an ECA Loan and that:

(a)                        the proposed ECA Drawdown Date for that ECA Loan is [                        ];

(b)                       the proposed Final ECA Repayment Date for that ECA Loan is [                              ];

(c)                        the amount and currency of the proposed ECA Loan is [                                  ];

(d)                       the details of the relevant Aircraft are: [type], [manufacturer’s serial number], [proposed registration mark], [Engine Manufacturer], [Engine type], [Engine manufacturer’s serial numbers];

(e)                        [the proposed Sub-Lessee of that Aircraft is [                      ] and its principal place of business is [                     ] [and the proposed Sub-Sub-Lessee of that Aircraft is [                      ] and its principal place of business is [                       ]];

(f)                          that Aircraft will initially be registered in [                          ] and it is [not] proposed that there will be a Mortgage over that Aircraft;

(g)                       the anticipated Aircraft Purchase Price for that Aircraft is [        ];

(h)                       the identity of each Borrower and Lessee to be party to the Transaction Documents for that Aircraft are [name and jurisdiction and any other relevant information]; and

(i)                           [we attach hereto a Certified Copy of the [latest draft]/[executed version] of the proposed Sub-Lease for that Aircraft].

Terms used herein defined in the Agreement have the same meanings herein.

DEBIS AIRFINANCE B.V.

By:

Name:

Title:

Schedule 5
Mismatch Utilisation Notice

To:	Crédit Lyonnais
1 rue des Italiens
75009 Paris
France
	Facsimile No:	+33 1 42 95 11 81
	Attention:	DGRE/Head of Transportation Group

From:	debis AirFinance B.V. (“debis”)

Facility Agreement dated [   ] April 2003 and made between, amongst others, you and debis, as amended, supplemented or acceded to from time to time (the “Agreement”)

debis hereby gives notice in accordance with clause 5.1.1 of the Agreement that it wishes to utilise a Mismatch Loan and that:

(a)                        the proposed [ECA Drawdown Date for the ECA Loan for the relevant Aircraft]/[First Mismatch Advance Date] is [              ] and the amount of that ECA Loan is $[                     ];

(b)                       the [proposed]/[actual] Final ECA Repayment Date for that ECA Loan is [            ];

(c)                        the amount of the proposed Mismatch Loan is $[            ];

(d)                       the details of the relevant Aircraft are: [type], [manufacturer’s serial number], [proposed registration mark], [Engine Manufacturer], [Engine type], [Engine manufacturer’s serial numbers];

(e)                        [the proposed Sub-Lessee of that Aircraft is [            ] and its principal place of business is [            ] [and the proposed Sub-Sub-Lessee of that Aircraft is [            ] and its principal place of business is [            ]];

(f)                          that Aircraft will initially be registered in [            ] and it is [not] proposed that there will be a Mortgage over that Aircraft;

(g)                       the anticipated Aircraft Purchase Price for that Aircraft is [            ];

(h)                       the identity of each Borrower and Lessee to be party to the Transaction Documents for that Aircraft are [name and jurisdiction and any other relevant information]; and

(i)                           [we attach hereto a Certified Copy of the [latest draft]/[executed version] of the proposed Sub-Lease for that Aircraft].

Terms used herein defined in the Agreement have the same meanings herein.

DEBIS AIRFINANCE B.V.

By:

Name:

Title:

Schedule 6
ECA Loan Agreement

Schedule 7
Operational Undertakings

1          Registration, title and nameplates

(a)              The Lessee shall:

(i)                           ensure that Aircraft is registered with the Aviation Authority in a country which is not, at the time of that registration, a Prohibited Country;

(ii)                        ensure that the relevant Borrower’s ownership interest in the Aircraft is registered, recorded and noted in the register maintained by the Aviation Authority to the fullest extent possible in accordance with Applicable Laws of the State of Registration;

(iii)                     subject to paragraph 1(c) below, ensure that a Mortgage is executed and that that Mortgage is registered and/or the interest of the Security Trustee in the Aircraft is registered, in each case, in the register (if any) maintained by the Aviation Authority and, in each case, to the fullest extent possible in accordance with Applicable Laws of the State of Registration, and the Borrower agrees, as soon as reasonably practicable following a written request by the Lessee, to execute that Mortgage; and

(iv)                    ensure that the Aircraft is habitually based in a Habitual Base which is not, at the time of entering into the related Sub-Lease, a Prohibited Country.

(b)             There shall be no change in the State of Registration of the Aircraft unless and until the Lessee provides an opinion of counsel acceptable to the Security Trustee (acting reasonably), in form and substance reasonably satisfactory to the Security Trustee, addressed to the Security Trustee, with respect to the laws of the new State of Registration, subject to customary qualifications and assumptions.

(c)              If:

(i)                           the Taxes, fees, costs and expenses referred to in clauses 16.4 and 16.5 would, in relation to any individual Mortgage for an Aircraft and/or any registration contemplated by paragraph 1(h) below, exceed ten thousand Dollars ($10,000); and

(ii)                        the Security Trustee has received (in a reasonably satisfactory form) a legal opinion from counsel acceptable to the Security Trustee (acting reasonably) in the State of Incorporation of the relevant Sub-Lessee and (if applicable) Sub-Sub-Lessee and, if different, the Habitual Base for that Aircraft demonstrating that the rights of the Security Trustee to terminate the relevant Sub-Lease and (if applicable) Sub-Sub-Lease and repossess that Aircraft pursuant to the Security Documents for that Aircraft give at least equivalent protection as the rights the Security Trustee would have enjoyed if (A) in the case of a Mortgage, a Mortgage had been executed and registered, and/or (as applicable) (B) in the case of any registration contemplated by paragraph 1(h) below, that registration had been effected (in each case, subject to customary exclusions and qualifications), then, unless any of the Finance Parties elect to pay the amount by which such Taxes, fees, costs and expenses exceed ten thousand Dollars ($10,000), the Lessee shall not be required to procure the execution and/or registration of a Mortgage for that Aircraft and/or (as applicable) the relevant registration contemplated by paragraph 1(h) below.

(d)             The Lessee shall not do or knowingly permit to be done anything that would jeopardise the rights of the relevant Borrower as owner of the Aircraft (or of the Security Trustee as mortgagee) or that would prejudice or cancel any registration required by this Agreement and shall cause to be taken all actions necessary or reasonably requested by the Security Trustee to prevent the rights of the relevant Borrower as owner of the Aircraft (or of the Security Trustee as mortgagee) from being jeopardised, and shall not do or permit to be done anything which, or omit to do anything the omission of which, would or would be likely to prejudice any material right that the relevant Borrower or the Security Trustee may have against the Manufacturer, the relevant Engine Manufacturer, any maintenance provider or any supplier or manufacturer of the Aircraft or any part thereof under the Purchase Documents, the documents constituting the Engine Warranties (as defined in the relevant Engine Warranties Agreement) or any other agreement in respect of the Aircraft or any part thereof.  Subject always to clause 16.6, at the reasonable request of the Security Trustee, the Lessee will do all acts and things (including making any filing, registration or recording with the Aviation Authority or any other Government Entity or as required to comply with any Applicable Law) and execute, notarise, file, register and record all documents as may be required by the Security Trustee and which it is possible for the Lessee to do under Applicable Laws of the State of Registration to establish, maintain, perfect, protect and preserve the rights and interests of the relevant Borrower or of the Security Trustee as mortgagee and in the Aircraft.

(e)              The Lessee shall affix, maintain and shall not cover up (or permit to be covered up) a fireproof plate (having dimensions of not less than 10 cm. x 7 cm.) in a prominent position on the flight-deck or cockpit of the Aircraft and in a prominent position on each of its Engines stating:

“THIS AIRCRAFT IS OWNED BY [  ], IS LEASED TO [  ], IS SUBLEASED TO [INSERT NAME OF SUB-LESSEE] AND IS MORTGAGED TO CREDIT LYONNAIS.”

(f)                The Lessee shall not hold itself out to any third party as owner of the Aircraft or any part of it, and when any third party inquires as to the ownership of the Aircraft or any part thereof, it will make clear to that third party that title to the same is held by the relevant Borrower subject to the Mortgage for the Aircraft (if any) and the English Law Mortgage for the Aircraft.  The Lessee shall not at any time represent or hold out any Indemnitee as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation of carriage (whether for hire or reward, or gratuitously) that may be undertaken by the Lessee, any Sub-Lessee or any Sub-Sub-Lessee.

(g)             The Lessee has no authority to pledge, and shall not pledge, the credit of any Indemnitee for any fees, costs or expenses connected with any maintenance, overhaul, repairs, replacements or modifications to the Aircraft or any part thereof or otherwise connected with the use or operation of the Aircraft or any part thereof.

(h)             Subject to paragraph 1(c) above, at any time the Geneva Convention and/or the Cape Town Convention is or becomes ratified by, or recognised or made applicable in, the State of Registration for the Aircraft and/or the Habitual Base for the Aircraft, the Lessee shall, at its own cost, do all such acts and things, and provide, execute and deliver any documents, requested by the Security Trustee and which are necessary or advisable in order to register any interest under the Transaction Documents or any interest in the Aircraft or any part thereof permitted by the Geneva Convention and/or the Cape Town Convention.

2          Liens

The Lessee shall not create or permit to arise or subsist any Lien (other than Permitted Liens) over or with respect to the Aircraft or any part thereof and shall as soon as reasonably practicable, at its own expense, discharge or procure the discharge of any such Lien if the same shall exist at any time. The Lessee shall not attempt or hold itself out as having any power to sell, charge, lease or otherwise dispose of or encumber the Aircraft or any of its Engines or Parts other than as permitted under this Agreement or any other Transaction Document.

3          Information and records

(a)              The Lessee shall keep, or procure that there are kept, the Technical Records and shall keep as part thereof accurate, complete and current records of all flights made by the Aircraft, each of its Engines and each of its Parts, and of all maintenance and repairs carried out on the Aircraft, each of its Engines and each of its Parts, in accordance with the Standard.  During any Off-Lease Period, the Technical Records shall be kept and maintained in English.  In addition, if, upon the expiry or other termination of any Sub-Lease, the Technical Records are then not wholly in English, the Lessee shall procure that they are as soon as reasonably practicable translated into English.  Except as required by Applicable Law, the Technical Records shall be the property of the relevant Borrower and shall be subject to the Mortgage (if any) for the Aircraft and the English Law Mortgage for the Aircraft.

(b)             The Lessee shall as soon as reasonably practicable on becoming aware of the same notify the Security Trustee of:

(i)                           any Total Loss with respect to the Aircraft, its Airframe or any of its Engines;

(ii)                        any loss, theft, damage or destruction of or to the Aircraft or any part thereof if the potential cost of repairs or replacement could reasonably be expected to exceed the Damage Notification Threshold or its equivalent in any other currency; and

(iii)                     any loss, arrest, hijacking, confiscation, seizure, requisition, impound, taking in execution, detention or forfeiture of the Aircraft.

4          Lawful and safe operation

The Lessee will:

(a)              ensure that each Sub-Lease contains provisions in relation to the lawful and safe operation of the Aircraft that are consistent with the Standard; and

(b)             not permit the Aircraft to be operated or used at any time for any illegal purpose or in an illegal manner, or operated or located in an area excluded from coverage by the Insurances.

5          Inspections

(a)              During the course of formulating a Sub-Lease, the Lessee, based on its knowledge and experience, will define intervals at which it will inspect the Aircraft.  At the commencement of any Sub-Lease, the Lessee shall inform the Security Trustee of such inspection interval.  In the event that there is any change in the inspection intervals during the term of such Sub-Lease, the Lessee shall as soon as reasonably practicable inform the Security Trustee of such change.  Upon completion of such inspections, the Lessee shall provide a copy of the inspection report to the Security Trustee, together with any conclusions that might (i) impact on or indicate a change to the Lessee’s ability to repossess the Aircraft; or (ii) result in non-compliance with the terms of the Sub-Lease; or (iii) in the Lessee’s sole opinion have a substantive effect on the market value or marketability of the Aircraft.

(b)             Where the inspection report indicates any of the above, the Lessee shall inform the Security Trustee of what action the Lessee is taking to rectify the situation and shall continue to inform the Security Trustee of any actions until the Lessee, in its sole opinion, is satisfied that such conclusions are no longer relevant.

(c)              If the Security Trustee (acting reasonably) wishes to inspect the Aircraft (i) at any time when a Trigger Event has occurred and is continuing, outside the intervals referred to in paragraph (a) above, and/or (ii) because it is not satisfied with any information provided to it pursuant to paragraph (a) and/or paragraph (b) above, the Lessee shall procure that the Security Trustee or its duly authorised agent is provided with access to the Aircraft for such purpose.

(d)             The Lessee shall ensure that it is entitled under the terms of the relevant Sub-Lease, on receiving notice from the Security Trustee, to require that the relevant Sub-Lessee permits the Security Trustee or its duly authorised agent to inspect the relevant Aircraft, its Technical Records and/or its Engines whenever the Security Trustee is entitled to do so pursuant to paragraph (c) above but subject to reasonable notice and no interruption of the operation of the Aircraft.  To the extent practicable, any such inspection shall be co-ordinated so as to take place at the same time as the Lessee is conducting its inspection.  The Security Trustee shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection.

(e)              All inspections undertaken by the Security Trustee or its duly authorised agent as contemplated by this paragraph 5 shall be at the cost of the Borrowers.

6          Prevention of arrest

The Lessee will not do, and will use all reasonable endeavours to prevent, any act which could reasonably be expected to result in the Aircraft or any of its Engines being arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory Lien or other claim or otherwise taken from the possession of the Lessee, any Sub-Lessee or any Sub-Sub-Lessee and, if any such arrest, confiscation, seizure, taking, impounding, forfeiture or detention occurs, the Lessee will give the Security Trustee written notice thereof as soon as reasonably practicable, and will make all reasonable efforts to procure the prompt release of the Aircraft and each of its Engines.

7          Maintenance and repair - general

The Lessee shall procure that the Aircraft is not operated in any manner whatsoever other than by (a) a Sub-Lessee or Sub-Sub-Lessee in possession of a valid, current and up to date Air Operator’s Certificate for aircraft of the same type as the Aircraft, or (b) during any Off-Lease Period, duly qualified pilots and crew employed by the Lessee and possessing all certificates and licenses required by Applicable Law.  The Lessee shall perform or cause to be performed all service, inspection, maintenance, modification, storage, repair and overhaul in accordance with the Maintenance Programme and in a maintenance facility approved by debis in accordance with the Standard.

8          Parts; Engines; modifications and related matters

The Lessee shall be entitled to, and may permit any Sub-Lessee or Sub-Sub-Lessee to:

(a)              substitute and/or replace Parts, on a temporary or permanent basis;

(b)             pool Parts;

(c)              make modifications to the Aircraft; and

(d)             remove, interchange, pool, install, substitute and/or replace any Engine, on a temporary or permanent basis,

provided, in each case, that:

(i)                           such action is consistent with the Standard; and

(ii)                        title to any Engine or Part is retained by the Borrower and subject to the Mortgage (if any) and the English Law Mortgage, unless the Borrower has obtained title to a replacement Engine or Part having the same or higher standard in terms of serviceability, airworthiness and fitness for use as the Engines or Part that it replaced.  Upon such a transfer, such replaced Engine or Part shall, without further act, become subject to the Mortgage (if any) and the English Law Mortgage, and title to the replaced Engine or Part shall vest in the Lessee free from Borrower’s Liens, Finance Party Liens and the Liens constituted by the Security Documents.

9          Title

From the time when the relevant Borrower acquires title to the Aircraft from the Seller pursuant to the Purchase Documents, title to the Aircraft shall remain vested in the relevant Borrower subject to the Mortgage and Permitted Liens and any assignment, charge, transfer of title, sale or disposal the relevant Borrower may make in accordance with this Agreement.  Save as aforesaid, the relevant Borrower gives no condition, warranty or representation in respect of title to or its interest in the Aircraft, and all such conditions, warranties or representations, expressed or implied, statutory or otherwise, are hereby expressly excluded.

10        Insurances - obligation to insure

(a)              General

The Lessee shall effect and maintain or cause to be effected and maintained in full force and effect insurances on and with respect to the Aircraft that comply with the provisions of this Agreement. The Lessee further agrees that such insurances shall reflect prudent industry practice in the international aviation insurance market for air carriers comparable to the relevant operator operating the same type of aircraft as the Aircraft on similar routes and shall be effected and maintained with insurers and reinsurers and/or through brokers, in each case, of recognised standing in the London, Paris or New York market or otherwise reasonably satisfactory in all respects to the Security Trustee.

The insurances will be effected either:

(i)                           on a direct basis with insurers of recognised standing who normally participate in aviation insurances in the leading international insurance markets and led by internationally recognised and reputable underwriter(s); or

(ii)                        with a single internationally recognised and reputable insurer or group of internationally recognised and reputable insurers who does not retain the risk but effects substantial reinsurance with reinsurers in the leading international insurance markets and through brokers each of internationally recognised standing in the international aviation insurance markets for a percentage which is consistent with prudent market practice (the “Reinsurances”).

(b)             Hull insurance with respect to the Aircraft

The Lessee shall obtain and maintain, or cause to be obtained and maintained, with respect to the Aircraft the following insurance coverage:

(i)                           “Hull All-Risks” of loss or damage while flying and on the ground with respect to the Aircraft on an “agreed value” basis for an amount not less than the Required Insurance Value;

(ii)                        “All-Risks” (including “War and Allied Risk” except when on the ground or in transit other than by air) property insurance on all Engines and Parts when not installed on the Aircraft on an “agreed value” basis for their full replacement value and including engine test and running risks; and

(iii)                     “Hull War and Allied Perils” as per and as wide as LSW555B including if generally available at a commercially reasonable rate and otherwise permitted confiscation and requisition by the State of Registration on an “agreed value” basis for an amount not less than the Required Insurance Value, and all such insurance coverage shall be in Dollars or, if the relevant ECA Loan is denominated in Euro, Euro or Dollars (unless otherwise agreed by the Security Trustee, such agreement not to be unreasonably withheld).

(c)              Terms specific to hull insurance

The Insurances required under paragraph 10(b) above shall be provided on an agreed value basis and the policies shall, to the extent not in conflict with AVN 67B or any replacement or equivalent thereof:

(i)                           include the relevant Borrower, the relevant Lessee(s) and the Security Trustee acting on behalf of the Finance Parties as additional insureds for their respective rights and interests (the “Hull Additional Insureds”);

(ii)                        include a loss payable section that provides that all insurance proceeds in respect of a Total Loss shall be settled in Dollars or Euro (as applicable) and paid to the Security Trustee or its designee;

(iii)                     be subject to such exclusions and deductibles as are consistent with prudent market practice;

(iv)                    not contain any right on the part of the insurers to replace the Aircraft,

and the certificate of insurance will show all aggregate or overall limits applicable to war risks and spares insurance.

In the event that separate insurances are arranged to cover the “Hull All-Risks” insurance and the “Hull War-Risks” and related insurances, the underwriters subscribing to that insurance agree that, in the event of any dispute as to whether a claim is covered by the “Hull All-Risks” or “Hull War-Risks” policies, that claim be settled on a 50/50 claim funding basis in accordance with AVS103 (or similar).

(d)             Liability insurance with respect to the Aircraft

(i)                           The Lessee shall obtain and maintain or cause to be obtained and maintained a policy or policies of comprehensive insurance covering third party legal liability, bodily injury and property damage, passenger legal liability, baggage, cargo and mail for a combined single limit of not less than $500,000,000 (or the equivalent amount expressed in Euro, if expressly approved by the Security Trustee), for any one accident, that policy or policies to cover war risks and allied perils in accordance with extended coverage endorsement AVN.52(D) with an extended aggregate coverage limit of not less than $750,000,000 any one occurrence and in the annual aggregate.

(ii)                        The policies evidencing the Insurance required under paragraph 10(d)(i) above shall, to the extent not in conflict with AVN 67B or any replacement or equivalent thereof:

(A)                    include each of the Indemnitees as additional insureds (the “Liability Additional Insureds”) for their respective rights and interests;

(B)                      provide that all the provisions thereof, except the limits of liability, shall operate to give each of the Liability Additional Insureds the same protection as if there were a separate policy issued to, and covering, each of the Liability Additional Insureds; and

(C)                      be primary and without right of contribution from other insurance that may be available to any of the other Liability Additional Insureds.

(e)              Provisions relating to all Insurances

The policies evidencing any of the Insurances required under this Agreement shall, to the extent not in conflict with AVN 67B or any replacement or equivalent thereof:

(i)                           provide that the Insurances shall not be invalidated, so far as concerns any of the Hull Additional Insureds and the Liability Additional Insureds (collectively the “Additional Insureds” and each an “Additional Insured”), by any action or inaction or omission (including misrepresentation and nondisclosure) by the Lessee, any Sub-Lessee or any other person that results in a breach of any term, condition or warranty of that policy, provided that the Additional Insured so protected has not caused, contributed to or knowingly condoned the action, inaction or omission, as the case may be;

(ii)                        specifically reference this Agreement and the other relevant Transaction Documents;

(iii)                     provide for worldwide coverage (subject only to such exceptions as are customary in insurance coverage carried by the relevant operator);

(iv)                    provide that, upon payment of any loss or claim to or on behalf of any Additional Insured, the respective insurer shall to the extent and in respect of that payment be thereupon subrogated to all legal and equitable rights of that Additional Insured indemnified hereby (but not against any other Additional Insured), provided that that insurer shall not exercise such rights without the consent of the indemnified Additional Insured;

(v)                       provide that none of the Additional Insureds shall be liable for any premiums in respect thereof and that the insurers shall waive any right of set-off or counterclaim against the Additional Insureds except in respect of unpaid premiums in respect of the Aircraft;

(vi)                    provide that the insurers shall as soon as reasonably practicable notify the Security Trustee in the event of cancellation of, or any material change in, the Insurances or any act, omission or event that might invalidate or render unenforceable the Insurances, or in the event that any premium or instalment of premium shall not have been paid when due, and that the Insurances shall continue unaltered for the benefit of each Additional Insured for at least thirty (30) days after written notice by registered mail of that cancellation, change, act, omission, event or non-payment of premium or instalment thereof shall have been sent by the Insurer to the Security Trustee except in the case of War Risks for which seven (7) days notice (or such period as may be customarily available in respect of War Risks or Allied Perils) will be given; and

(vii)                 provide coverage with respect to losses and claims in connection with any change of year, date or time to the fullest extent as customary in the worldwide aviation insurance market, including date recognition limited coverage clauses AVN 2001 and AVN 2002.

(f)                Information

On or before the Delivery Date for the Aircraft and as soon as reasonably practicable after each renewal of the Insurances, the Lessee shall provide the Security Trustee with (in each case, in English or accompanied by a certified translation into English) certificates of insurance and a broker’s or insurer’s letter of undertaking that (i) evidence to the satisfaction of the Security Trustee that the insurances are and will continue in full force after the Delivery Date or the renewal date (as the case may be) for such period as shall then be stipulated, and (ii) contain such other certifications and undertakings as are customarily provided to lessors and secured financiers by the relevant insurance brokers.

(g)             Other insurance; no Lien

(i)                           The Lessee shall not, and shall procure that no Sub-Lessee or other person shall, without the prior written consent of the Security Trustee, maintain insurances with respect to the Aircraft or any of its Engines other than as required under this Agreement if the maintenance thereof would adversely affect any Indemnitee’s interests hereunder or under any of the Insurances in any material respect.

(ii)                        The Lessee shall not, and shall procure that no Sub-Lessee or other person shall, sell, assign, dispose of or create or permit to exist any Lien over the Insurances, or its interest therein, save as may be constituted by this Agreement and the other Transaction Documents.

(h)             Failure to insure

If at any time insurances are not in full force and effect in compliance with all provisions of this Agreement, the Security Trustee shall be entitled but not bound (without prejudice to any other rights that it may have or acquire under this Agreement by reason of that failure):

(i)                           to pay any premiums due or to effect or maintain insurances satisfactory to the Security Trustee, or otherwise remedy that failure in such manner as the Security Trustee consider appropriate, and the Lessee shall as soon as reasonably practicable reimburse the Security Trustee in full for any amount so expended by the Security Trustee; and/or

(ii)                        at any time while that failure is continuing, to require the Aircraft to remain at any airport, or to proceed to and remain at any airport, designated by the Security Trustee until that failure is remedied.

(i)                 Settlement of claims

Where AVN67B or any replacement or equivalent thereof does not apply, the Lessee will not settle or permit settlement of any claims arising under any of the Insurances in excess of an amount in any currency equal to $10,000,000 or make or permit any payment in connection therewith without the prior written consent of the Security Trustee.  Subject to AVN67B or any replacement or equivalent thereof, the proceeds of insurances in respect of a Total Loss of the Aircraft or the Airframe shall be paid to the Security Trustee for application in accordance with this Agreement.  The proceeds of insurances in respect of any loss other than a Total Loss of the Aircraft or the Airframe shall (a) if that loss is less than $10,000,000 be paid to such parties as may be necessary to repair the Aircraft or to the Lessee in reimbursement of the cost of repair of the Aircraft, or (b) if that loss is greater than $10,000,000 be paid to such parties as may be necessary to repair the Aircraft or to the Security Trustee for application in accordance with clause 15.3.

(j)                 Self-insurance

The Lessee and any Sub-Lessee or Sub-Sub-Lessee shall be entitled to self-insure the amount of any deductible under the Insurances.

(k)              Post-termination

With effect from the expiry or termination of the leasing of the Aircraft under the relevant Lease, for a period ending on the earlier of (i) the second anniversary of the date of that expiry or termination, and (ii) the date of completion of the first Heavy Maintenance Check for the Aircraft after the date of that expiry or termination, the Lessee shall effect and maintain (or procure) for the benefit of the relevant Borrower, each Finance Party and any other Indemnitee requested by the Security Trustee, as additional named insureds, the Insurance required by this Agreement. The obligation of the Lessee to effect and maintain (or procure) that Insurance shall continue notwithstanding the Lessee ceasing to be a user, operator and/or owner of the Aircraft.

(l)                 Reinsurance

If and for so long as the Insurances required by this Agreement are effected through reinsurances, such reinsurances will be on the same terms as the original insurances.

(m)           Cut-through clause

If and for so long as the Insurances required by this Agreement are effected through reinsurances, such reinsurances shall, if available, contain a “cut-through” clause in a form consistent with prudent market practice and, if the same is customarily required and/or obtained by the debis Group from the relevant Insurer, debis shall procure that that Insurer shall execute, for the ultimate benefit of the Security Trustee, an assignment of reinsurances for the Aircraft in form and substance satisfactory to the Security Trustee.

(n)             Change in insurance practice

(i)                           If there is a material change in the generally accepted industry-wide practice with regard to the insurance of aircraft or any material change with respect to the insurance of aircraft based or operated in any jurisdiction in which the Aircraft may then be based or operated such that the Security Trustee shall be of the reasonable opinion (based upon the advice (the “Advice”) of reputable international insurance advisers of good standing and repute, experienced in the field of commercial aviation insurances and (as applicable) experienced and reputable legal advisers qualified in the relevant jurisdictions to opine on matters related to commercial aviation, in each case as appointed by the Security Trustee with the Borrowers being responsible for the cost of that Advice) that the Insurances required pursuant to this Agreement are insufficient (bearing in mind the interests of the Additional Insureds and generally adopted practice in the aviation industry), the insurance requirements set forth in this Agreement shall be amended so as to include such additional or varied requirements as may be agreed between the Lessee and the Security Trustee, each acting reasonably.

(ii)                        If, at any time, the Insurances required under this Agreement in relation to third party war and allied perils liability risks cease, or will cease, to be available in the leading aviation insurance market on a per occurrence basis, then if there occurs any event that gives rise to a claim under such Insurances in relation to the Aircraft or any other aircraft operated by the Lessee which reduces the remaining aggregate cover applicable to such Insurances below the required liability coverage amount of not less than $500,000,000 the Lessee shall, if requested by the Security Trustee, either (a) cause to be reinstated in an amount at least equal to the required liability coverage amount of not less than $500,000,000 the coverage in relation to such Insurances, or (b) take steps available to it to ground the Aircraft and ensure that the Aircraft is covered by such ground risk coverage as is customary in accordance with normal industry practice in an amount at least equal to that required under this Agreement.

(iii)                     If, at any time, any of the Insurances required by this Agreement cease, or will cease, to be available on commercially reasonable terms in the leading aviation insurance market, the Security Trustee and the Lessee agree to hold good faith discussions at that time for a period of up to seven (7) Banking Days (or such longer period as the parties may agree) to ascertain what alternatives (if any) to such Insurances exist which can be obtained by the Lessee on commercially reasonable terms and which protect the respective interests of the relevant Borrower and the Finance Parties having regard to market practice at the relevant time.  Neither the relevant Borrower nor any Finance Party shall be under any obligation to take any action, grant consents or waivers or take other steps if to do so (a) would or would be likely to involve it in any unlawful activity or would involve it in any Loss or Tax disadvantage unless indemnified to its satisfaction by the Borrowers, who shall have been counter-indemnified by the Lessees with such counter-indemnity being guaranteed by debis under the Guarantee, or (b) would or might reasonably be expected to result in the rights, title and interests of the Finance Parties and the Borrowers (or any of them) in and to the Aircraft and/or under any Transaction Document being materially adversely affected.

Schedule 8
Sub-Lease requirements

1          Sub-Lessee or Sub-Sub-Lessee

Each sub-lessee (“Sub-Lessee”) and each sub-sub-lessee (“Sub-Sub-Lessee”) shall be a person:

1.1                      holding all relevant certificates and consents for the operation of the Aircraft whose State of Incorporation is not located in a Prohibited Country and which is not subject to any Lessee Insolvency Event, in each case, as at the time of entering into such Sub-Lease or Sub-Sub-Lease; or

1.2                      otherwise approved in writing by the ECA Agent (acting on the instructions of all of the National Agents, the German Parallel Lender and (if the Aircraft is a Mismatch Aircraft) the Mismatch Agent).

2          Sub-Lease terms

2.1       Payments

Each Sub-Lease shall require the payment of rent in Dollars or Euros in such amounts which are either:

(a)             sufficient (assuming no change in prevailing interest and/or exchange rates from the date on which the determination of that sufficiency is made) to enable the relevant Borrower to pay to the Agent in aggregate (x) on each ECA Repayment Date for the ECA Loan for the Aircraft an amount equal to not less than seventy five per cent. (75%) of the relevant ECA Repayment Instalment payable on that ECA Repayment Date and (y) on each Mismatch Interest Payment Date for the Mismatch Loan (if any) for the Aircraft an amount equal to not less than seventy five per cent. (75%) of the amount of interest payable pursuant to clause 4.1 of the Mismatch Loan Agreement for the Aircraft on that Mismatch Interest Payment Date; or

(b)            provided that the term of the Sub-Lease does not exceed three (3) years and no Trigger Event has occurred and is continuing, reflective of rents generally available in the operating lease market for new leases of the same type and age of aircraft as the Aircraft for the same or a similar term and to operators of the same or a similar standing to the relevant Sub-Lessee.

2.2       Operational Undertakings

Each Sub-Lease shall contain provisions corresponding in all material respects with (or imposing more onerous obligations on the Sub-Lessee than) the Operational Undertakings, other than:

(a)                        any covenants or undertakings which relate to the execution, registration, perfection, filing, notarising, recording or the taking of any other action in respect of any Mortgage, any English Law Mortgage, any Security Document or the rights and interests of the Security Trustee or any Finance Party under any Transaction Document; or

(b)                       any covenants or undertakings which relate to the reimbursement or indemnification of the Security Trustee in respect of any costs or expenses of the type referred to in the Operational Undertakings or to the giving of any notice to the Security Trustee; or

(c)                        any provisions which contain references to the exercise by the Security Trustee of any discretion or which refer or relate to any act, matter or thing being acceptable to, consented to, by or approved by the Security Trustee.

In addition, the definition of Permitted Lien (or the equivalent thereof) in any Sub-Lease may include any Liens created or arising by or through, or as a result of any act or omission of, any person other than the Sub-Lessee, except any such Liens which are created or arise as a result of matters for which the Sub-Lessee is responsible under the terms of the Sub-Lease, by way of any formulation thereof which is consistent with the Standard.

2.3       Governing law

The relevant Lessee shall use all reasonable efforts to procure that the governing law of the Sub-Lease shall be English law or New York law. However, the governing law may be the law of another country if the legal opinion (of counsel qualified in that country) states that the Sub-Lease constitutes binding and enforceable obligations of the Sub-Lessee under that law (that opinion may be subject to qualifications acceptable to the Lessee, acting in accordance with the Standard).

2.4       Additional documents

Any ancillary documents or letter agreements entered into by the relevant Lessee with the Sub-Lessee shall not contain any provisions which conflict with or qualify the provisions of this schedule 8.

2.5       Language

Each Sub-Lease shall be in English.

2.6       No sale

No Sub-Lease shall confer any ownership right, title or interest to or in the Aircraft, including, without limitation, by means of a purchase option at a nominal price unless any purchase option is expressly subject to the Lessee obtaining title to the Aircraft under the Lease.

3          Sub-Sub-Leases

The following conditions shall be satisfied in relation to any Sub-Sub-Lease which is not a wet lease which satisfies the requirements of paragraph 5 below:

3.1                The Sub-Sub-Lease shall provide that:

3.1.1                                 the Sub-Sub-Lease is subject and subordinate to the then current Sub-Lease in all respects and the rights of the Sub-Sub-Lessee under the Sub-Sub-Lease are subject and subordinate in all respects to the rights of the relevant Lessee under then current Sub-Lease; and

3.1.2                                 prior to delivery of the Aircraft to the Sub-Sub-Lessee (as a condition precedent thereto), the Sub-Sub-Lessee shall provide an acknowledgement to the relevant Lessee (in a form satisfactory to the Security Trustee, acting reasonably) confirming its agreement to this provision and confirming that its rights to possession of the Aircraft under the Sub-Sub-Lease will terminate immediately upon the termination of the then current Sub-Lease, and that it will redeliver the Aircraft to the relevant Lessee upon notification from that Lessee that an event of default (howsoever described) under the then current Sub-Lease has occurred and that it has, as a result thereof, terminated the Sub-Lessee’s right to possession of the Aircraft under the then current Sub-Lease (the “Subordination Acknowledgement”), and, in each case, the same shall be valid and enforceable as a matter of all Applicable Laws, subject to customary exclusions and qualifications.

3.2                      Notwithstanding the Sub-Sub-Lease, the relevant Sub-Lessee shall remain fully liable and responsible for performing, and procuring observance of and compliance with, all of its obligations under the relevant Sub-Lease.

3.3                      The relevant Lessee shall or shall procure that the relevant Sub-Lessee shall deliver a Sub-Sub-Lessee Notice forthwith to the Sub-Sub-Lessee and evidence to the reasonable satisfaction of the Security Trustee that:

3.3.1                             that Sub-Sub-Lessee Notice has been served on and received by the Sub-Sub-Lessee; and

3.3.2                             if the assignments contemplated by the Lessee Assignment(s) which relates to the Aircraft and/or the Security Assignment which relates to the Aircraft respectively would otherwise not be permitted, the Sub-Sub-Lessee shall have consented to such assignments.

3.4                      As soon as reasonably practicable after its execution, the Lessee shall provide the Security Trustee with a copy of the signed Sub-Sub-Lease.

4                              Additional Sub-Lease requirements

The following conditions shall be satisfied in relation to any Sub-Lease:

4.1                      There is executed and delivered by the relevant Lessee and the Sub-Lessee an Assignment of Insurances and, where the same is available and advisable under Applicable Law, a Deregistration Power of Attorney, together with such other documents and/or authorisations as may be necessary or advisable as a matter of Applicable Law of the State of Registration of the Aircraft to ensure that the Security Trustee is able to exercise that Lessee’s rights thereunder at all times when a Lease Termination Event has occurred and is continuing.

4.2                      The relevant Lessee shall execute and deliver a Sub-Lessee Notice and Acknowledgement forthwith to the Sub-Lessee and shall:

4.2.1                                 evidence to the reasonable satisfaction of the Security Trustee that:

(a)              that Sub-Lessee Notice and Acknowledgement has been served on and received by the Sub-Lessee; and

(b)             if the assignments contemplated by the Lessee Assignment(s) which relates to the Aircraft and/or the Security Assignment which relates to the Aircraft respectively would otherwise not be permitted, the Sub-Lessee shall have consented to such assignments; and

4.2.2                                 use all reasonable endeavours to procure that the Sub-Lessee issues the Sub-Lessee Notice and Acknowledgement to, amongst others, the Security Trustee in return for the issue to the Sub-Lessee of the Quiet Enjoyment Undertaking.

4.3                      The Lessee shall execute and deliver an Insurance Notice forthwith to the Insurer and shall:

4.3.1                                 evidence to the reasonable satisfaction of the Security Trustee that:

(a)              that Insurance Notice has been served on and received by the Insurer; and

(b)             if the assignments contemplated by the Lessee Assignment(s) which relates to the Aircraft and/or the Security Assignment which relates to the Aircraft respectively would otherwise not be permitted, the Insurer shall have consented to such assignments; and

4.3.2                                 use all reasonable endeavours to procure that the Insurer issues an Insurance Acknowledgement to, amongst others, the Security Trustee.

4.4                      The Lessee provides opinions of counsel satisfactory to the Security Trustee (acting reasonably), in form and substance reasonably satisfactory to the Security Trustee, addressed to the Security Trustee, with respect to the laws of the State of Incorporation of the Sub-Lessee, subject to customary qualifications and assumptions.

4.5                      The Lessee shall put, or shall permit the Security Trustee to put, to such legal counsel such further questions, including by way of a jurisdictional questionnaire, as the Security Trustee may, acting reasonably and after having consulted with in-house counsel of debis, wish to have answered in connection with the proposed leasing of the Aircraft into such jurisdictions and the rights and interests of the Finance Parties and the Borrowers in connection therewith.

4.6                      As soon as reasonably practicable after its execution, the relevant Lessee shall provide the Security Trustee with a copy of the signed Sub-Lease.

5                              Wet Leases

A Sub-Sub-Lease of the Aircraft which is a wet lease shall satisfy the following conditions:

5.1                      The Aircraft shall be operated solely by regular employees of the relevant Sub-Lessee possessing all certificates and licenses that are required by Applicable Law.

5.2                      The Aircraft shall be subject to insurance coverage which complies with the requirements of this Agreement and the relevant Sub-Lease.

5.3                      The Aircraft shall be maintained by the relevant Sub-Lessee in accordance with requirements of the relevant Sub-Lease.

5.4                      The Aircraft shall not be subject to any change in the State of Registration.

Schedule 9
Quiet Enjoyment Undertaking

[Insert name and address of Sub-Lessee]

Dated: [   ]

Dear Sirs

One (1) Airbus [   ] Aircraft msn [   ] (the “Aircraft”)

Reference is made to:

1                                an aircraft lease agreement dated [   ] between you, as lessee, and [   ], as lessor (the “Operating Lessor”), in respect of the Aircraft (the “Lease Agreement”);

2                                [a lease agreement dated [   ] between the Operating Lessor, as lessee, and [   ], as lessor (the “Intermediate Lessor”) in respect of the Aircraft (the “Intermediate Lease Agreement”);]

3                                a lease agreement dated [   ] between the [Operating Lessor]/[Intermediate Lessor], as lessee, and [   ], as lessor (the “Lessor”) in respect of the Aircraft (the “Head Lease Agreement”);

4                                [the lessee assignment dated of even date herewith between the Operating Lessor, as assignor, and the Intermediate Lessor, as assignee, pursuant to which the Operating Lessor has assigned absolutely by way of security to the Intermediate Lessor all its right, title and interest in and to, inter alia, the Lease Agreement (the “Intermediate Lessee Assignment”);]

5                                the lessee assignment dated of even date herewith between the [Operating Lessor]/[Intermediate Lessor], as assignor, and the Lessor, as assignee, pursuant to which the [Operating Lessor]/[Intermediate Lessor] has assigned absolutely by way of security to the Lessor all its right, title and interest in and to, inter alia, [the Lease Agreement]/[the Intermediate Lease Agreement and the Intermediate Lessee Assignment] (the “Lessee Assignment”); and

6                                the security assignment dated [   ] between the Lessor, as assignor, and Crédit Lyonnais as security trustee (the “Security Trustee”), as assignee, pursuant to which the Lessor has assigned absolutely by way of security to the Security Trustee all its right, title and interest in and to, inter alia, the Head Lease Agreement and the Lessee Assignment.

[The Intermediate Lessor hereby undertakes that, subject to no [Event of Default] (as that term is defined in the Lease Agreement) having occurred and being continuing, neither the Intermediate Lessor, nor any person lawfully claiming through the Intermediate Lessor, will disturb your lawful use, possession and quiet enjoyment of the Aircraft during the [Term] (as that term is defined in the Lease Agreement).]

The Lessor hereby undertakes that, subject to no [Event of Default] (as that term is defined in the Lease Agreement) having occurred and being continuing, neither the Lessor, nor any person lawfully claiming through the Lessor, will disturb your lawful use, possession and quiet enjoyment of the Aircraft during the [Term] (as that term is defined in the Lease Agreement).

The Security Trustee hereby undertakes that, subject to no [Event of Default] (as that term is defined in the Lease Agreement) having occurred and being continuing, neither the Security Trustee, nor any person lawfully claiming through the Security Trustee, will disturb your lawful use, possession and quiet enjoyment of the Aircraft during the [Term] (as that term is defined in the Lease Agreement).

This letter will be governed by and construed in accordance with English law.

Please countersign this letter in order to confirm your agreement to the arrangements contained herein.

Yours faithfully

[For and on behalf of

[ • ]

as Intermediate Lessor

Name:

Title:]

For and on behalf of

[ • ]

as Lessor

Name:

Title:

For and on behalf of

CRÉDIT LYONNAIS

as Security Trustee

Name:

Title:

Agreed and accepted.

For and on behalf of

[•]

Name:

Title

Schedule 10

Part I : Conditions precedent - initial

1.              Principal documents

(a)                        An original of this Agreement duly executed by the parties thereto;

(b)                       a duly executed original of the Guarantee;

(c)                        a duly executed original of each of the Fees Letters;

(d)                       a duly executed original of each Principal Lessee Share Charge, together with originals of the share certificates of each Principal Lessee, as referred to therein, and duly executed originals of the letters of resignation, irrevocable proxy, undated share transfer forms and other ancillary documents referred to therein;

(e)                        a duly executed original of each Principal Borrower Share Charge, together with originals of the share certificates of each Initial Borrower, as referred to therein, and duly executed originals of the letters of resignation, irrevocable proxy, undated share transfer forms and other ancillary documents referred to therein;

(f)                          a duly executed original of each Initial Borrower Floating Charge, together with duly executed originals of the notices and acknowledgements referred to therein;

(g)                       a duly executed original of the Initial Administration Agreement;

(h)                       a duly executed original of each of the Principal Declaration of Trust;

(i)                           a duly executed original of the Initial Comfort Letter;

(j)                           a duly executed original of a Security Assignment for each initial Borrower, together with duly executed originals of the notices and acknowledgements referred to therein.

2.              Corporate documents

For each debis Obligor and each Borrower, a certificate signed by a director or the company secretary setting out the specimen signature of those persons authorised to sign the Transaction Documents to which it is or is to be a party and attaching, and certifying as true copies of the originals, copies of:

(a)            its certificate of incorporation and constitutional documents;

(b)           the resolutions of its board of directors approving the execution and performance of each Transaction Document to which it is or is to be a party;

(c)            if required, the resolutions of its shareholders approving the execution and performance of each Transaction Document to which it is or is to be a party;

(d)           a power of attorney appointing those persons authorised to sign on its behalf each Transaction Document to which it is or is to be a party.

3.              Cayman Islands Tax exemption

A certificate of tax exemption in respect of each Initial Borrower from the appropriate Cayman Islands authorities.*

4.              Process agent letters

(a)                        Letters from Freshfields Bruckhaus Deringer accepting its appointment as agent for service of process in England for each Principal Lessee and debis; and

(b)                       letters from Norose Notices Limited accepting its appointment as agent for service of process in England for each Initial Borrower.

5.              Legal opinions

Legal opinions from:

(a)                        Norton Rose, English, French and Dutch counsel to the Lenders;

(b)                       Walkers, Cayman Islands counsel, in relation to each Initial Borrower and the Initial Manager;

(c)                        McCann FitzGerald, Irish counsel, in relation to the Principal Irish Lessee;

(d)                       Freshfields Bruckhaus Deringer, with respect to the governing law of the Engine Warranties Agreements.

Part II: Conditions precedent to each Loan

1.              Representations and warranties

All representations and warranties made (or deemed repeated) by or on behalf of the relevant Borrower and each relevant Lessee in clause 6, by debis in the Guarantee and by any Alternative Obligor under the relevant Accession Deed shall be true and accurate on the ECA Drawdown Date with reference to the circumstances and facts existing on the ECA Drawdown Date.

2.              Principal documents

Duly executed originals of all ECA Utilisation Documentation for the relevant Aircraft and, if that Aircraft is to be a Mismatch Aircraft, duly executed originals of all Mismatch Utilisation Documentation for that Aircraft.

3.              Support Agreements

The Support Agreements of each of ECGD, COFACE and HERMES each of which shall be in full force and effect.

4.              Corporate documents

The documents referred to in paragraph 2 of Part I, in relation to each Obligor which is a party to any ECA Utilisation Documentation and/or Mismatch Utilisation Documentation for the Aircraft.

5.              Process agent letters

The documents referred to in paragraph 4 of Part I, in relation to each Obligor which is a party to any ECA Utilisation Documentation and/or Mismatch Utilisation Documentation for the Aircraft.

6.              Insurances

A certificate of the applicable Insurer in respect of the Insurances together with a letter of undertaking to the extent that the Insurances are placed through an insurance broker, and, if the Aircraft is reinsured, a reinsurance broker’s letter of undertaking and a certificate of reinsurance, evidencing compliance with the requirement of this Agreement or otherwise in form and substance reasonably acceptable to the Security Trustee.

7.              Aircraft registration documents

Evidence of registration of the Aircraft with the applicable Aviation Authority.

8.              Documents and evidence relating to the purchase and delivery of the Aircraft

(a)                        Evidence that the Aircraft has not suffered a Total Loss;

(b)                       a commercial invoice for the Aircraft (including the installed Buyer Furnished Equipment and, if applicable, lessee furnished equipment) issued by the Seller specifying the net final contract price for the Aircraft and, if the Seller is not Airbus, from Airbus respectively;

(c)                        confirmation that a letter from the applicable Engine Manufacturer has been sent to the Export Credit Agencies setting out the credit memoranda deductible from the purchase price of the Aircraft in respect of the relevant Engines;

(d)                       written confirmation from the Seller that the Purchase Documents are in full force and effect;

(e)                        written confirmation from Airbus that the Airbus Purchase Agreement is in full force and effect;

(f)                          a certificate from the Seller addressed to the Security Trustee confirming that the identification plates required to be affixed on the Aircraft and the relevant Engines pursuant to this Agreement have been affixed;*

(g)                       a certificate from Airbus or, in the case of the Initial Aircraft, the Initial Sub-Lessee confirming that the Buyer Furnished Equipment has been installed on the Aircraft.

9.              Payments

(a)                        Evidence that the initial rental payment due on the Delivery Date by the relevant Lessee under the relevant Lease has been paid; and

(b)                       the receipt by the relevant payees of all fees referred to in the Fees Letters which are payable on or prior to the ECA Drawdown Date.

10.       Legal opinions

The legal opinions referred to in paragraph 5 of Part I (other than the opinion referred to in paragraph (d) thereof), together with legal opinions from:

(a)                        the Manufacturer;

(b)                       the Engine Manufacturer;*

(c)                        independent counsel acceptable to the Finance Parties and the Export Credit Agencies with respect to the lex situs of the Aircraft at the time at which title to the Aircraft is transferred to the relevant Borrower and at the time at which the English Law Mortgage and (if any) Mortgage respectively become effective.

*                               The conditions precedent marked with an asterisk in this schedule 10 have been waived by the Finance Parties in respect of the Initial Aircraft only on terms that they will be fulfilled to the satisfaction of the ECA Agent by no later than the date falling sixty (60) days after the relevant ECA Drawdown Date, failing which paragraph (a) of the definition of Mandatory Prepayment Event shall forthwith apply.

Schedule 11

Transfer Certificate

To:      [Security Trustee]

Transfer Certificate - Airbus [                   ] Aircraft msn [            ] (the “Aircraft”) - [ECA]/[Mismatch] Loan

This transfer certificate (“Transfer Certificate”) relates to a Facility Agreement dated [   ] April 2003 between (1) the banks and financial institutions referred to therein as ECA Lenders; (2) the banks and financial institutions referred to therein as the Mismatch Lenders; (3) Crédit Lyonnais and (4) Kreditanstalt für Wiederaufbau as the National Agents; (5) Kreditanstalt für Wiederaufbau as the German Parallel Lender; (6) Crédit Lyonnais as the ECA Agent, (7) Crédit Lyonnais as the Mismatch Agent; (8) Crédit Lyonnais as the Security Trustee; (9) Sunrise Leasing Limited as Principal Borrower; (10) Sundance Leasing Limited as First Aircraft Borrower; (11) Sunglow Leasing Limited as Second Aircraft Borrower; (12) Sunray Leasing Limited as Third Aircraft Borrower; (13) Sunshine Leasing Limited as Fourth Aircraft Borrower; (14) Sunflower Aircraft Leasing Limited as Principal Irish Lessee; (15) debis Aircraft Leasing XXX B.V. as Principal Dutch Lessee and (16) debis AirFinance B.V. (the “Agreement” which term shall include any amendments or supplements thereto).

Terms defined or incorporated by reference in the Agreement shall, unless otherwise defined, have the same meanings when used in this Transfer Certificate.

1                                [Details of the Transferor] (the “Transferor”):

(a)                        confirms that the details in Part 1 of the schedule to this Transfer Certificate in respect of the Aircraft are accurate;

(b)                       requests [Details of Transferee] (the “Transferee”) to accept and procure, in accordance with clause 34.3 of the Agreement, the substitution of the Transferor by the Transferee in respect of the amounts and percentages in respect of the Aircraft specified in Part 2 of the schedule hereto by signing this Transfer Certificate.

2                                The Transferee hereby requests each of the Obligors and each of the Finance Parties to accept this executed Transfer Certificate as being delivered under and for the purposes of clause 34.3 of the Agreement so as to take effect in accordance with the terms thereof on the transfer date specified in Part 3 of the schedule hereto or such later date as may be determined in accordance with the terms thereof.

3                                The Transferee:

(a)                        represents that it has received a copy of the Agreement and each relevant Loan Agreement together with such other documents and information as it has requested in connection with this transaction;

(b)                       represents that it has not relied and will not rely on the Transferor or any of the other Finance Parties to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information;

(c)                        agrees that it has not relied and will not rely on the Transferor or any of the other Finance Parties to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any party to any of the Transaction Documents or the legality, validity, priority, adequacy, effectiveness or enforceability of any of the Transaction Documents; and

(d)                       agrees that it will be bound by the provisions of the Agreement and the other Transaction Documents and will perform in accordance with the terms of the Agreement and the other Transaction Documents the obligations which by their terms are required to be performed by a [British Lender][French Lender][German Lender][ECA Lender][Mismatch Lender] for the Aircraft.

4                                With effect from the transfer date specified in Part 3 of the schedule hereto, the parties to the Agreement (including in particular but without limitation the Transferee) agree that, in relation to the Aircraft and to the extent of the amounts and percentages in respect of the Aircraft specified in Part 2 of the schedule hereto, the rights, benefits and obligations of the Transferor shall be transferred by way of novation to the Transferee in accordance with clause 34.3 of the Agreement.

5                                The Transferee confirms that its Lending Office and address for notices for the purposes of the Agreement are as set out in Part 4 of the schedule hereto.

6                                The Transferor agrees that nothing herein or in any Transaction Document shall oblige the Transferee to (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by any other party to the Transaction Documents of its obligations under any Transaction Document.  The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

7                                This Transfer Certificate shall be governed by and construed in accordance with English law.

[Transferee]
By:

[Transferor]
By:

The Security Trustee on behalf of itself and all other parties to the Agreement (other than the Transferor).

By:

Dated:[ ]

SCHEDULE

Part 1

[Transferor’s [ECA]/[Mismatch] Commitment for the Aircraft	$[ ]

Transferor’s [ECA]/[Mismatch] Portion for the Aircraft	[ ]%

Transferor’s [ECA]/[Mismatch] Contribution for the [ECA]/[Mismatch] Loan for the Aircraft	$[ ]]

Part 2

[Amount of Transferor’s [ECA]/[Mismatch] Commitment for the Aircraft to be transferred to Transferee	$[ ]

Amount of Transferor’s [ECA]/[Mismatch] Portion for the Aircraft to be transferred to Transferee	[ ]%

Amount of Transferor’s [ECA]/[Mismatch] Contribution for the [ECA]/[Mismatch] Loan for the Aircraft to be transferred to Transferee	$[ ]]

Part 3

Transfer date	[ ]

Part 4

Lending Office of Transferee:	Notice details:

[ ]	[ ]

Schedule 12
English Law Mortgage Letter

To:	Norton Rose
Washington Plaza
42, rue Washington
75408 Paris Cedex 08
France

and:	Crédit Lyonnais
1, rue des Italiens
75009 Paris
France

[                               ]

Dear Sirs

Financing of one Airbus [               ] Aircraft msn [               ] (the “Aircraft”)

We refer to the Facility Agreement relating to the Aircraft dated [               ] April 2003 between, inter alia, [Borrower] (the “Relevant Borrower”), [Lessee] (the “Relevant Lessee”) and Crédit Lyonnais as Security Trustee (the “Facility Agreement”).

In this letter, unless otherwise defined herein, words and expressions defined in the Facility Agreement (whether expressly or by reference to another document) shall bear the same respective meanings when used herein.

In order to secure the Borrowers’ obligations under the Transaction Documents, the Relevant Borrower has agreed to grant in favour of Crédit Lyonnais in its capacity as Security Trustee for and on behalf of the Secured Parties an English Law Mortgage over the Aircraft (the “English Law Mortgage”).

The Relevant Borrower hereby irrevocably authorises Norton Rose to date and deliver the English Law Mortgage as a deed as from the time that the Relevant Lessee notifies Norton Rose, pursuant to the following paragraph, that the English Law Mortgage should be so dated and delivered.

The Relevant Lessee hereby undertakes to Crédit Lyonnais in its capacity as Security Trustee to procure that the Aircraft enters England or English airspace or another location the laws of which in all respects recognise the English Law Mortgage as creating a first priority English law mortgage over the Aircraft whilst the Aircraft is located in that jurisdiction no later than the date falling sixty (60) days after [the Delivery Date for the Aircraft]/[the time at which the Mortgage over the Aircraft ceases to be registered on the register of mortgages maintained by the aviation auhority in the State of Registration for the Aircraft] and to notify each of Crédit Lyonnais and Norton Rose in writing promptly thereupon.

This letter is to be treated as a Transaction Document for the purposes of the Facility Agreement and the other Transaction Documents.

This letter shall be governed by, and construed in accordance with, English law.

duly authorised, for and on behalf of	duly authorised, for and on behalf of
[Relevant Borrower]	[Relevant Lessee]

EXECUTION PAGES

THE SECURITY TRUSTEE
EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
CRÉDIT LYONNAIS	)
(acting through its Paris head office))
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE ECA AGENT
EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
CRÉDIT LYONNAIS	)
(acting through its Paris head office))
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE MISMATCH AGENT
EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
CRÉDIT LYONNAIS	)
(acting through its Paris head office))
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE NATIONAL AGENTS
EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
CRÉDIT LYONNAIS	)
(acting through its London branch))
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
CRÉDIT LYONNAIS	)
(acting through its Paris head office))
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
KREDITANSTALT FÜRWIEDERAUFBAU	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE FRENCH LENDERS
EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
CRÉDIT LYONNAIS	)
(acting through its Paris head office))
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE BRITISH LENDERS
EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
CRÉDIT LYONNAIS	)
(acting through its London branch))
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE GERMAN LENDERS
EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
KREDITANSTALT FÜRWIEDERAUFBAU	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE MISMATCH LENDERS
EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
CRÉDIT LYONNAIS	)
(acting through its London branch))
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

DEBIS
EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
DEBIS AIRFINANCE B.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE PRINCIPAL BORROWER
EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
SUNRISE LEASING LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE FIRST AIRCRAFT BORROWER
EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
SUNDANCE LEASING LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE SECOND AIRCRAFT BORROWER
EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
SUNRAY LEASING LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE THIRD AIRCRAFT BORROWER
EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
SUNSHINE LEASING LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE FOURTH AIRCRAFT BORROWER
EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
SUNGLOW LEASING LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE PRINCIPAL DUTCH LESSEE
EXECUTED as a DEED and DELIVERED	)
for and on behalf of	)
DEBIS AIRCRAFT LEASING XXX B.V.	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)

THE PRINCIPAL IRISH LESSEE
SIGNED, SEALED and DELIVERED	)
as a DEED	)
for and on behalf of	)
SUNFLOWER AIRCRAFT LEASING LIMITED	)
by	)
its duly authorised attorney-in-fact	)
in the presence of	)